UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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MARLIN BUSINESS SERVICES CORP.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Marlin Business Services Corp.
300 Fellowship Road
Mount Laurel, New Jersey 08054

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
To our Shareholders:
On April 18, 2021, Marlin Business Services Corp., a Pennsylvania corporation (which we refer to as the “Company,” “we,” or “us”), entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”) by and among the Company, Madeira Holdings, LLC, a Delaware limited liability company (which we refer to as “Parent”), and Madeira Merger Subsidiary, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”). Parent and Merger Sub are subsidiaries of funds managed by HPS Investment Partners, LLC (which we refer to as “HPS”). Upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub will be merged with and into the Company (which we refer to as the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent.
At the effective time of the merger (which we refer to as the “effective time”), each issued and outstanding share of common stock, par value $0.01 per share, of the Company (which we refer to as the “Company common stock” and holders of which we refer to as “Company shareholders”) (other than (i) shares that immediately prior to the effective time are owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent or owned by the Company or any wholly owned subsidiary of the Company (including as treasury stock) and (ii) shares that are held by any record holder who is entitled to demand and properly demands payment of the fair value of such shares as a dissenting shareholder pursuant to, and who complies in all respects with, the provisions of Subchapter 15D of the Pennsylvania Business Corporation Law of 1988) will be cancelled and converted into the right to receive $23.50 per share in cash, without interest, and subject to the adjustment described below (which we refer to as the “merger consideration”).
The merger consideration is subject to potential downward adjustment equal to (a) the amount, if any, by which “Covered Costs” exceed $8.0 million divided by (b) the number of “Fully Diluted Shares.” For purposes of the merger agreement, “Covered Costs” means (i) the fees and expenses of legal and other third party advisors and (ii) any costs and expenses associated with the payoff or settlement of a deposit of Marlin Business Bank (which we refer to as “MBB”) to the extent in excess of the par value of such deposit or solely attributable to accrued interest with respect to such deposit, in each case, incurred by the Company after the date of the merger agreement solely in connection with the De-Banking (as defined in the accompanying proxy statement). “Fully Diluted Shares” means all issued and outstanding shares of Company common stock, together with all such shares that the Company would be required to issue assuming the conversion or exchange of any then-outstanding warrants, options, benefit plans or obligations, securities or instruments convertible or exchangeable into, or rights exercisable for, such securities, but only to the extent so exercisable, convertible or exchangeable prior to consummation of the merger or exercisable, convertible or exchangeable as a result of the consummation of the merger. As a result, the merger consideration may be less than $23.50 per share. The merger consideration represents a premium of 65% over the closing price of the Company’s common stock of $14.24 on April 16, 2021, the last trading day prior to public announcement of the merger agreement, on the Nasdaq Global Select Market.
On June 29, 2021, the most recent practicable date before this proxy statement was mailed to the Company shareholders, the closing price for the Company common stock on the Nasdaq Global Select Market was $22.73 per share. We urge you to obtain current market quotations for Marlin Business Services Corp. (trading symbol “MRLN”).
The Company will hold a special meeting of the Company shareholders (which we refer to as the “special meeting”) in connection with the merger. Company shareholders will be asked to vote to adopt the merger agreement and approve related matters, as described in the accompanying notice of special meeting of shareholders and proxy statement. Adoption of the merger agreement requires the affirmative vote at the special meeting or by proxy of holders of at least a majority of the votes cast by all holders of the shares of Company common stock entitled to vote thereon at the special meeting (which we refer to as the “Company requisite vote”).
The special meeting will be completely virtual and conducted via live audio webcast because of the public health impact of the COVID-19 pandemic. The matters to be acted upon are described in the accompanying notice of special meeting of shareholders and proxy statement.
You will be able to attend the special meeting by first registering at www.virtualshareholdermeeting.com/MRLN2021SM. To participate in the special meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. Shareholders will be able to listen, vote, and submit questions during the virtual meeting. Regardless of whether you plan to attend the special meeting, we encourage you to vote your shares by mail, by telephone or through the internet following the procedures described in the accompanying proxy statement.
The board of directors of the Company has unanimously (a) determined and declared that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to the shareholders of the Company and are in the best interests of the Company and the shareholders of the Company, (b) declared advisable and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger and the De-Banking, and the execution, delivery and performance of the merger agreement and (c) recommended that the shareholders of the Company vote for the adoption of the merger agreement. The board of directors of the Company recommends that the Company shareholders vote “FOR” the adoption of the merger agreement and “FOR” the other matters to be considered at the special meeting.
The accompanying proxy statement provides detailed information about the special meeting, the merger, the merger agreement, the documents related to the merger and other related matters. Please carefully read the entire proxy statement, including its annexes, and any documents incorporated in the proxy statement by reference. In particular, you should read the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in the accompanying proxy statement for a description of the risks related to the proposed merger and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the other reports filed by the Company with the Securities and Exchange Commission and incorporated by reference into the proxy statement, for a description of the risks related to the Company’s business.
On behalf of the board of directors of the Company, thank you for your cooperation and continued support of the Company.
Sincerely,

Jeffrey A. Hilzinger
President and Chief Executive Officer, Director
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The date of this proxy statement is June 30, 2021 and it is first being mailed or otherwise delivered to the Company shareholders on or about July 2, 2021.

Marlin Business Services Corp.
300 Fellowship Road
Mount Laurel, New Jersey 08054
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held on August 4, 2021
NOTICE IS HEREBY GIVEN that Marlin Business Services Corp., a Pennsylvania corporation (which we refer to as the “Company,” “we” or “us”), will hold a special meeting (which we refer to as the “special meeting”) of holders of shares of common stock, par value $0.01 per share, of the Company (which we refer to as “Company common stock” and holders of which we refer to as “Company shareholders”) on August 4, 2021, at 9:00 a.m., Eastern Time. You will be able to attend the special meeting by first registering at www.virtualshareholdermeeting.com/MRLN2021SM. To participate in the special meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. Company shareholders will be able to listen, vote and submit questions during the virtual meeting. Please be sure to check in 15 minutes prior to the start of the meeting by 8:45 a.m., Eastern Time, so that any technical difficulties may be addressed before the special meeting live audio webcast begins. Please note that you will not be able to attend the virtual special meeting in person. We are holding the special meeting to consider and vote upon the following matters:
1.
A proposal to adopt the Agreement and Plan of Merger, dated as of April 18, 2021, by and among the Company, Madeira Holdings, LLC, a Delaware limited liability company (which we refer to as “Parent”), and Madeira Merger Subsidiary, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), as such agreement may be amended from time to time (which we refer to as the “merger agreement”), a copy of which is attached as Annex A to the accompanying proxy statement, which provides that, upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub will merge with and into the Company (which we refer to as the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent (which we refer to as the “merger proposal”). Parent and Merger Sub are subsidiaries of funds managed by HPS Investment Partners, LLC (which we refer to as “HPS”). At the effective time of the merger (which we refer to as the “effective time”), each issued and outstanding share of Company common stock (other than (i) shares that immediately prior to the effective time are owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent or owned by the Company or any wholly owned subsidiary of the Company (including as treasury stock) and (ii) shares that are held by any record holder who is entitled to demand and properly demands payment of the fair value of such shares as a dissenting shareholder pursuant to, and who complies in all respects with, the provisions of Subchapter 15D of the Pennsylvania Business Corporation Law of 1988) will be cancelled and converted into the right to receive $23.50 per share of Company common stock in cash, without interest, and subject to the adjustment as described in the accompanying proxy statement (which we refer to as the “merger consideration”). For a discussion of the treatment of awards outstanding under the Marlin 2003 Equity Compensation Plan, the Marlin 2014 Equity Compensation Plan, and the Marlin 2019 Equity Compensation Plan (which we refer to as the “Company stock plans”) as of the effective time, see the section entitled “The Merger Agreement—Treatment of Company Equity Awards” in the accompanying proxy statement;

2.
A proposal to approve, on a non-binding, advisory basis, the compensation that certain executive officers of the Company may receive in connection with the merger pursuant to agreements or arrangements with the Company (which we refer to as the “compensation proposal”); and

3.
A proposal to approve one or more adjournments of the special meeting, if necessary or advisable, including adjournments to permit further solicitation of proxies in favor of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal (which we refer to as the “adjournment proposal”).

The board of directors of the Company has fixed the close of business on June 25, 2021 as the record date for the special meeting. Only Company shareholders of record at that time are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. Adoption of the merger agreement requires the affirmative vote at the special meeting or by proxy of holders of at least a majority of the votes cast by all holders of the shares of Company common stock entitled to vote thereon at the special meeting. Approval of the compensation proposal and the adjournment proposal also require the affirmative vote at the special meeting or by proxy of holders of at least a majority of the votes cast by all holders of the shares of Company common stock entitled to vote thereon at the special meeting.
The board of directors of the Company has unanimously (a) determined and declared that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to the shareholders of the Company and are in the best interests of the Company and the shareholders of the Company, (b) declared advisable and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger and the De-Banking, and the execution, delivery and performance of the merger agreement and (c) recommended that the shareholders of the Company vote for the adoption of the merger agreement. The board of directors of the Company recommends that the Company shareholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.
Your vote is very important. We cannot complete the merger unless the Company shareholders approve the merger proposal.
If you have any questions about the merger or the accompanying proxy statement, would like additional copies of the proxy statement or need assistance voting your shares of Company common stock, please contact the Company’s Corporate Secretary at 300 Fellowship Road, Mount Laurel, New Jersey 08054, or by telephone at 888-479-9111. If you hold your shares in “street name” through a bank, broker or other holder of record, please also contact your bank, broker or other holder of record for additional information.
Each copy of the proxy statement mailed to the Company shareholders is accompanied by a form of proxy card with instructions for voting. Regardless of whether you plan to attend the special meeting, please vote as soon as possible by accessing the Internet site listed on the proxy card, voting telephonically using the phone number listed on the proxy card or submitting your proxy card by mail. If you hold shares of Company common stock in your name as a shareholder of record and are voting by mail, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. This will not prevent you from voting at the special meeting, but it will help to secure a quorum and avoid added solicitation costs. Any holder of record of shares of Company common stock who is present at the special meeting may vote at the special meeting instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked at any time before the special meeting in the manner described in the accompanying proxy statement. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions. If you hold your stock in “street name” through a bank, broker or other holder of record, please follow the instructions on the voting instruction card furnished by the record holder.
Under Pennsylvania law, Company shareholders who do not vote in favor of or consent to the adoption of the merger agreement will have dissenters’ rights to seek the fair value of their shares of Company common stock, but only if they submit a written demand to the Company for such fair value before the vote on the merger proposal and comply with the other Pennsylvania law procedures explained in the accompanying proxy statement. Company shareholders who do not vote in favor of the merger proposal and who submit a written demand for payment of the fair value of their shares of Company common stock before the vote on the merger proposal and comply with the other Pennsylvania law procedures will not receive the merger consideration.
The accompanying proxy statement provides a detailed description of the special meeting, the merger, the merger agreement, the documents related to the merger and other related matters. Please carefully read the entire proxy statement, including its annexes and any documents incorporated in the proxy statement by reference.
BY ORDER OF THE BOARD OF DIRECTORS

Ryan S. Melcher
Corporate Secretary
Date: June 30, 2021

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement incorporates important business and financial information about the Company from documents filed with the Securities and Exchange Commission (which we refer to as the “SEC”) that are not included in or delivered with this proxy statement. You can obtain any of the documents filed with or furnished to the SEC by the Company at no cost from the SEC’s website at https://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference into this proxy statement, at no cost by contacting the Company at the following address:
Marlin Business Services Corp.
Attention: Corporate Secretary
300 Fellowship Road
Mount Laurel, New Jersey 08054
You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting. This means that Company shareholders requesting documents must do so by July 28, 2021 in order to receive them before the special meeting.
For additional questions about the merger, assistance in submitting proxies or voting shares of Company common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact:
Marlin Business Services Corp.
Attention: Corporate Secretary
300 Fellowship Road
Mount Laurel, New Jersey 08054
Telephone: 888-479-9111
If you hold your shares in “street name” through a bank, broker or other holder of record, please also contact your bank, broker or other holder of record for additional information.
You should rely only on the information contained in, or incorporated by reference into, the accompanying proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated June 30, 2021 and you should assume that the information in this proxy statement is accurate only as of such date.
This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.
See “Where You Can Find More Information” beginning on page 92 for more details.

i

(continued)
Annex A	MERGER AGREEMENT
Annex B	OPINION OF J.P. MORGAN SECURITIES LLC
Annex C	SUBCHAPTER 15D OF THE PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988
Annex D	VOTING AGREEMENT
ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE
SPECIAL MEETING
The following questions and answers are intended to address briefly some commonly asked questions that you may have about the merger, the merger agreement and the special meeting. The information in this section does not provide all of the information that might be important to you with respect to the merger or the special meeting. We urge you to read carefully the remainder of this proxy statement, the annexes attached hereto and the other documents referred to or incorporated by reference herein, which contain additional important information. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in “Where You Can Find More Information.”
Q:	What is the merger?
A:
Marlin Business Services Corp., a Pennsylvania corporation (which we refer to as the “Company,” “we” or “us”), Madeira Holdings, LLC, a Delaware limited liability company (which we refer to as “Parent”), and Madeira Merger Subsidiary, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), entered into an Agreement and Plan of Merger, dated as of April 18, 2021, as such agreement may be amended from time to time (which we refer to as the “merger agreement”), which provides that, upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub will merge with and into the Company (which we refer to as the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are subsidiaries of funds managed by HPS Investment Partners, LLC (which we refer to as “HPS”). A copy of the merger agreement is attached as Annex A to this proxy statement.

The merger cannot be consummated unless, among other things, holders of at least a majority of the votes cast by all holders of the shares of common stock, par value $0.01 per share, of the Company (which we refer to as “Company common stock” and holders of which we refer to as “Company shareholders”) entitled to vote thereon at the special meeting to the Company has called to adopt the merger agreement and approve related matters (which special meeting we refer to as the “special meeting” and which vote we refer to as the “Company requisite vote”).
Q:	What is the merger consideration?
A:
If the merger is consummated, at the effective time of the merger (which we refer to as the “effective time”), each issued and outstanding share of Company common stock (other than (i) shares that immediately prior to the effective time are owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent or owned by the Company or any wholly owned subsidiary of the Company (including as treasury stock) and (ii) shares that are held by any record holder who is entitled to demand and properly demands payment of the fair value of such shares as a dissenting shareholder pursuant to, and who complies in all respects with, the provisions of Subchapter 15D of the Pennsylvania Business Corporation Law of 1988 (which we refer to as the “PBCL”)) will be cancelled and converted into the right to receive $23.50 per share of Company common stock in cash, without interest, less any applicable withholding taxes, and subject to the adjustment as summarized below (which we refer to as the “merger consideration”).

The merger consideration is subject to potential downward adjustment (which we refer to as the “De-Banking adjustment”) equal to (a) the amount, if any, by which “Covered Costs” exceed $8.0 million divided by (b) the number of “Fully Diluted Shares.” For purposes of the merger agreement, “Covered Costs” means (i) the fees and expenses of legal and other third party advisors and (ii) any costs and expenses associated with the payoff or settlement of a deposit of Marlin Business Bank (which we refer to as “MBB”) to the extent in excess of the par value of such deposit or solely attributable to accrued interest with respect to such deposit, in each case, incurred by the Company after the date of the merger agreement solely in connection with the De-Banking (as defined in the accompanying proxy statement). “Fully Diluted Shares” means all issued and outstanding shares of Company common stock, together with all such shares that the Company would be required to issue assuming the conversion or exchange of any then-outstanding warrants, options, benefit plans or obligations, securities or instruments convertible or exchangeable into, or rights exercisable for, such securities, but only to the extent so exercisable, convertible or exchangeable prior to consummation of the merger or exercisable, convertible or exchangeable as a result of the consummation of the merger. As a result, the merger consideration may be less than $23.50 per share.

Q:	What will happen to my outstanding Company equity awards in the merger?
A:
Your outstanding Company restricted shares, Company RSUs, Company PSUs, and Company options (which we collectively refer to as the “Company equity awards”) will be automatically cancelled in exchange for the applicable merger consideration. For additional information regarding the treatment of outstanding Company equity awards, see the section entitled “The Merger Agreement—Treatment of Company Equity Awards,” beginning on page 57.

Q:	When and where is the special meeting?
A:
The special meeting will be held on August 4, 2021, at 9:00 a.m., Eastern Time. The special meeting will be completely virtual and conducted via live audio webcast because of the public health impact of the COVID-19 pandemic. You will be able to attend the special meeting by first registering at www.virtualshareholdermeeting.com/MRLN2021SM. To participate in the special meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. Company shareholders will be able to listen, vote, and submit questions during the virtual meeting.

Q:	Why am I receiving this proxy statement?
A:
We are delivering this document to you because you were a Company shareholder as of June 25, 2021, the record date for the special meeting. This proxy statement is being used by the board of directors of the Company (which we refer to as the “Company board”) to solicit, on behalf of the Company, proxies of the Company shareholders in connection with the adoption of the merger agreement and related matters and describes the proposals to be presented at the special meeting.

This proxy statement contains important information about the merger and the other proposals being voted on at the special meeting. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares of Company common stock voted by proxy without attending the special meeting. Your vote is important and we encourage you to submit your proxy as soon as possible.
Q:	What are the Company shareholders being asked to vote on at the special meeting?
A:	The Company is soliciting proxies from its shareholders with respect to the following proposals:
1.	A proposal to adopt the merger agreement (which we refer to as the “merger proposal”);
2.
A proposal to approve, on a non-binding, advisory basis, the compensation that certain executive officers of the Company may receive in connection with the merger pursuant to agreements or arrangements with the Company, as described in “Proposal 2—Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers” (which we refer to as the “compensation proposal”); and

3.
A proposal to approve one or more adjournments of the special meeting, if necessary or advisable, including adjournments to permit further solicitation of proxies in favor of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal (which we refer to as the “adjournment proposal”).

Q:	Why am I being asked to consider and vote on, by non-binding, advisory vote, the compensation proposal?
A:
The SEC rules require the Company to seek a non-binding, advisory vote to approve compensation that will or may become payable by the Company to its named executive officers in connection with the merger. The approval of this proposal is not a condition to the consummation of the merger and will not be binding on the Company or Parent. If the merger agreement is approved by Company shareholders and the merger is consummated, the merger-related compensation may be paid to the Company’s named executive officers even if the Company shareholders do not approve the compensation proposal.

Q:	What do I need to do now?
A:
After you have carefully read this proxy statement including its annexes and the documents incorporated by reference herein and have decided how you wish to vote your shares of Company common stock, please vote your shares promptly so that your shares are represented and voted at the special meeting.

If you hold your shares in your name as a shareholder of record, you can complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope, and we request that you do this as soon as possible. Alternatively, you may vote through the Internet or by telephone. Information and applicable deadlines for voting by mail, through the Internet or by telephone are set forth in the enclosed proxy card instructions.
If you hold your shares in “street name” through a bank, broker or other holder of record, please refer to the instructions for voting your shares provided by such bank, broker or other holder of record.
Q:	If my shares of Company common stock are held in “street name” by my broker, will my broker automatically vote my shares for me?
A:
No. Your broker cannot vote your shares without instructions from you. If your shares are held in “street name” through a broker, you must provide your broker with instructions on how to vote your shares. Please follow the voting instructions provided by such broker. You may not vote shares held in “street name” by returning a proxy card directly to the Company, or by voting at the virtual special meeting, unless you provide a legal proxy, which you must obtain from your broker. “Broker non-votes” are shares held in “street name” by brokers that are present virtually or represented by proxy at the special meeting, but for which the beneficial owner has not provided the broker with instructions on how to vote on a particular proposal that such broker does not have discretionary voting power on. Brokers holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement.

Q:	Why is my vote important?
A:
If you do not submit a proxy card or vote virtually at the special meeting, or if you fail to instruct your broker as to how to vote, it will be more difficult for the Company to obtain the necessary quorum to hold the special meeting.

Q:	Are the Company shareholders entitled to dissenters’ rights?
A:	Yes. Company shareholders are entitled to dissenters’ rights under Subchapter 15D of the PBCL. For further information, see “Dissenters’ Rights.”
Q:	If I am a Company shareholder, should I send in my stock certificate(s) now?
A:
No. If the merger proposal is approved, shortly after the consummation of the merger, you will receive a letter of transmittal describing how you may exchange your stock certificate(s) or book-entry shares of Company common stock for the merger consideration. If your shares of Company common stock are held in “street name” through a bank, broker or other holder of record, you should contact the record holder of your shares for instructions as to how to effect the surrender of your “street name” shares of Company common stock in exchange for the merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q:	What should I do if I receive more than one set of voting materials?
A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold shares of Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold your shares. If you are a shareholder of record of shares of Company common stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement to ensure that you vote every share of Company common stock that you own.

Q:	What will happen to the Company generally as a result of the merger?
A:
If the merger is consummated, the Company common stock will be delisted from The Nasdaq Stock Market (which we refer to as “Nasdaq”) and deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and the Company will no longer file periodic reports with the SEC on account of Company common stock. The Company will cease to be an independent public company and will become a wholly owned subsidiary of Parent. You will no longer have any ownership interest in the Company.

Q:	When do you expect the merger to be consummated?
A:
The Company currently expects to consummate the merger in the first calendar quarter of 2022. However, the Company cannot assure you of when or if the merger will be consummated. The closing of the merger is subject to the satisfaction of various conditions that are not within the Company’s control. The Company must obtain the approval of the Company shareholders to adopt the merger agreement at the special meeting. The Company and Parent must also obtain necessary regulatory approvals and satisfy certain other closing conditions.

Q:	What happens if the merger is not consummated?
A:
If the merger is not consummated for any reason, the Company shareholders will not receive any consideration for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent, public company and Company common stock will continue to be listed and traded on Nasdaq. In addition, under certain circumstances specified in the merger agreement, the Company may be required to pay a termination fee. See “The Merger Agreement—Termination Fee” for a complete discussion of the circumstances under which a termination fee would be required to be paid.

Q:	What happens if I sell my shares of Company common stock before the special meeting?
A:
The record date for Company shareholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of Company common stock after June 25, 2021, the record date for the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the transferee of your shares.

Q:	Whom should I call with questions?
A:
If you have any questions about the merger or this proxy statement, would like additional copies of this proxy statement, or need assistance voting your shares of Company common stock, please contact Marlin Business Services, Attn: Corporate Secretary, 300 Fellowship Road, Mount Laurel, New Jersey 08054, or by telephone at 888-479-9111.

If your Company common stock is held in “street name” through your bank, broker or other holder of record, please also contact your bank, broker or other holder of record for additional information.

SUMMARY
The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, including the more detailed information contained elsewhere in this proxy statement, its annexes and the documents incorporated by reference into or otherwise referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in “Where You Can Find More Information.”
Parties to the Merger (Page 16)
Marlin Business Services Corp., a Pennsylvania corporation, is a nationwide provider of credit products and services to small businesses. In 2008, we opened Marlin Business Bank (which we refer to as “MBB”), a commercial bank chartered by the State of Utah and a member of the Federal Reserve System, which serves as the Company’s primary funding source through its issuance of Federal Deposit Insurance Corporation insured deposits. In 2009, the Company became a bank holding company subject to the Bank Holding Company Act and in 2010, the Federal Reserve Bank of Philadelphia confirmed the effectiveness of Marlin Business Services Corp.’s election to become a financial holding company (while remaining a bank holding company) pursuant to Sections 4(k) and (l) of the Bank Holding Company Act and Section 225.82 of the Federal Reserve Board's Regulation Y. Such election permits the Company to engage in activities that are financial in nature or incidental to a financial activity, including the maintenance and expansion of our reinsurance activities conducted through our wholly-owned subsidiary, AssuranceOne, Ltd. The products and services we provide to our customers include loans and leases for the acquisition of commercial equipment and working capital loans.
Madeira Holdings, LLC, a Delaware limited liability company and a subsidiary of funds managed by HPS Investment Partners, LLC (which we refer to as “HPS”), was formed solely for the purpose of entering into the merger agreement and consummating the merger. Parent has not carried on any activities on or prior to the date of this proxy statement except for activities incidental to its formation and activities in connection with Parent’s acquisition of the Company.
Madeira Merger Subsidiary, Inc., a Pennsylvania corporation and direct wholly owned subsidiary of Parent, was formed solely for the purpose of entering into the merger agreement and consummating the merger. Merger Sub has not carried on any activities on or prior to the date of this proxy statement except for activities incidental to its formation and activities in connection with Parent’s acquisition of the Company. Upon completion of the merger, Merger Sub will merge with and into the Company and Merger Sub will cease to exist.
The Special Meeting (Page 17)
Date, Time and Place of the Special Meeting (Page 17)
The special meeting will be held on August 4, 2021, at 9:00 a.m., Eastern Time. The special meeting will be completely virtual and conducted via live audio webcast because of the public health impact of the COVID-19 pandemic. You will be able to attend the special meeting by first registering at www.virtualshareholdermeeting.com/MRLN2021SM. To participate in the special meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. Shareholders will be able to listen, vote, and submit questions during the virtual meeting.
Record Date and Quorum (Page 17)
The Company board has fixed the close of business on June 25, 2021 as the record date for the determination of the Company shareholders entitled to notice of, and to vote at, the special meeting. As of the close of business on the record date, there were 12,030,269 shares of Company common stock outstanding and entitled to vote, held by approximately 113 holders of record. You will have one vote on each matter properly coming before the special meeting for each share of Company common stock that you owned on the record date.
The presence at the virtual special meeting or by proxy of the holders of record of a majority of the outstanding voting shares of the Company as of the record date is necessary to constitute a quorum at the special meeting. All shares of Company common stock present at the virtual special meeting or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the special meeting. If a beneficial owner of Company common stock held by a broker in “street name” does not give voting instructions to the broker, then those shares will not be counted as present at the virtual special meeting or by proxy at the special meeting.
Vote Required (Page 18)
Merger Proposal:
•
Standard: Approval of the merger proposal requires the affirmative vote of holders of at least a majority of the votes cast by all holders of the shares of Company common stock entitled to vote thereon at the special meeting (which we refer to as the “Company requisite vote”).

•
Effect of abstentions and broker non-votes: If you fail to submit a proxy card or vote at the virtual special meeting, mark “ABSTAIN” on your proxy or fail to instruct your broker how to vote with respect to the merger proposal, your shares will not be treated as votes cast and therefore will not affect the outcome on the vote on the merger proposal.

Compensation Proposal:
•
Standard: Approval, on a non-binding, advisory basis, of the compensation proposal requires the affirmative vote of holders of at least a majority of the votes cast by all holders of the shares of Company common stock entitled to vote thereon at the special meeting.

•
Effect of abstentions and broker non-votes: If you fail to submit a proxy card or vote at the virtual special meeting, mark “ABSTAIN” on your proxy or fail to instruct your broker how to vote with respect to the merger proposal, your shares will not be treated as votes cast and therefore will not affect the outcome on the vote on the compensation proposal.

Adjournment Proposal:
•
Standard: Whether or not a quorum is present, approval of the adjournment proposal requires the affirmative vote of holders of at least a majority of the votes cast by all holders of the shares of Company common stock entitled to vote thereon at the special meeting.

•
Effect of abstentions and broker non-votes: If you fail to submit a proxy card or vote at the virtual special meeting, mark “ABSTAIN” on your proxy or fail to instruct your broker how to vote with respect to the merger proposal, your shares will not be treated as votes cast and therefore will not affect the outcome on the vote on the adjournment proposal.

Voting, Proxies and Revocation (Page 18)
Company shareholders of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the enclosed postage-paid return envelope, or may vote by appearing virtually at the special meeting. Company shareholders entitled to vote at the special meeting that hold shares in “street name” through a bank, broker or other holder of record may submit a proxy by following the voting instructions provided by such record holder.
If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted in accordance with the recommendations of the Company board, which, as of the date of this proxy statement, are “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.
If you are a shareholder of record of shares of Company common stock, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised. Proxies may be revoked by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to the Company’s Corporate Secretary, which must be filed with the Corporate Secretary by 5:00 p.m., Eastern Time, on the business day immediately prior to the date of the special meeting, or by attending the special meeting and voting virtually. Attending the special meeting alone, without voting at the special meeting, will not be sufficient to revoke your proxy. Written notice of revocation should be mailed to: Marlin Business Services Corp., Attn: Corporate Secretary, 300 Fellowship Road, Mount Laurel, New Jersey 08054.

If you are a “street name” holder of the Company’s common stock, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record. You must contact the record holder of your shares to obtain instructions as to how to change your proxy vote.
The Merger (Page 22)
Upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. Upon the consummation of the merger, the separate corporate existence of Merger Sub will cease.
Recommendation of the Company Board of Directors; Reasons for the Merger (Page 34)
After careful consideration of various factors described in “The Merger—Recommendation of the Company Board of Directors; Reasons for the Merger,” the Company board has unanimously (a) determined and declared that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to the shareholders of the Company and are in the best interests of the Company and the shareholders of the Company, (b) declared advisable and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger and the De-Banking, and the execution, delivery and performance of the merger agreement and (c) recommended that the shareholders of the Company vote for the adoption of the merger agreement. The Company board made its determination after consultation with its legal and financial advisors and consideration of numerous factors.
The Company board unanimously recommends that you vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.
Opinion of J.P. Morgan Securities LLC (Page 40 and Annex B)
Pursuant to an engagement letter, the Company retained J.P. Morgan as its financial advisor in connection with the proposed Merger.
At the meeting of the board of directors of the Company on April 18, 2021, J.P. Morgan rendered its oral opinion, subsequently confirmed in J.P. Morgan’s written opinion dated as of April 18, 2021, to the board of directors of the Company that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration of $23.50 per share in cash (which we refer to as the “Consideration”) to be paid to the holders of the Company Common Stock in the proposed merger was fair, from a financial point of view, to such stockholders.
The full text of the written opinion of J.P. Morgan dated April 18, 2021, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the board of directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the consideration to be paid to holders of the Company common stock in the merger and did not address any other aspect of the merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any shareholder of the Company as to how such stockholder should vote with respect to the proposed merger or any other matter.
For more information, see “The Merger— Opinion of J.P. Morgan Securities LLC” beginning on page 40 of this proxy statement and Annex B to this proxy statement.
Financing of the Merger (Page 45)
The obligations of Parent and Merger Sub to complete the merger are not contingent upon the receipt of any financing.
European Asset Value Offshore Fund II, L.P., European Asset Value Offshore Fund (USD) II, L.P., European Asset Valued Fund (USD) II, L.P. and European Asset Value Irish Fund II, funds managed by HPS (which we refer to as the “Guarantors”), Parent and Merger Sub have entered into an equity commitment letter, dated as of April 18, 2021 (which we refer to as the “equity commitment letter”), pursuant to which the Guarantors (severally and not jointly) committed to purchase securities of Parent for $250 million in cash substantially contemporaneously with the consummation of the merger, subject to the terms and conditions of the equity commitment letter. Under certain circumstances, the Company is a third party beneficiary to the equity commitment letter.
Parent also plans to finance a portion of the amounts required to complete the merger through a debt financing in the amount of $700 million (which we refer to as the “debt financing”). Subject to customary terms, the Company has agreed to, and to cause its subsidiaries to, to use commercially reasonable efforts to provide Parent with customary cooperation as reasonably requested by Parent or Merger Sub to assist them in arranging such debt financing.
In the merger agreement, Parent and Merger Sub have represented that the equity financing and debt financing will provide Parent with funds sufficient to satisfy, or cause to be satisfied, the merger consideration and all fees and expenses of Parent, Merger Sub and the Company, as the surviving corporation, in connection with the merger.
For more information, see “The Merger—Financing of the Merger—Financing.”
Limited Guarantee (Page 46)
Pursuant to the limited guarantee delivered by the Guarantors in favor of the Company, dated as of April 18, 2021 (which we refer to as the “limited guarantee”), the Guarantors (severally and not jointly) have guaranteed the due and punctual payment of certain monetary obligations that may be owed by Parent pursuant to the merger agreement for payment by Parent of the termination fee provided for in the merger agreement or the Parent’s indemnification obligations under the merger agreement, subject to a maximum liability equal to $21.7 million. For more information, see “The Merger—Financing of the Merger—Limited Guarantee.”
Interests of the Company’s Executive Officers and Directors in the Merger (Page 47)
The interests of the Company’s executive officers and directors in the merger that are different from, or in addition to, those of the Company shareholders generally are described in the section entitled “The Merger—Interests of the Company’s Executive Officers and Directors in the Merger.” The Company board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the Company shareholders. Examples of such interests include, among others: (i) the right to receive payments in respect of Company RSUs, which will, subject to the limitations described herein, be cashed-out based on the merger consideration; (ii) the receipt of cash severance payments and vested benefits upon a qualifying termination of employment pursuant to the terms of each executive officer’s respective employment agreement; and (iii) entitlement to continued indemnification, expense advancement and insurance coverage under the merger agreement.
If the proposal to approve the adoption of the merger agreement is adopted, the Company equity awards held by the Company’s directors and executive officers will be treated in the same manner as all other outstanding Company equity awards.
Material U.S. Federal Income Tax Consequences of the Merger (Page 52)
The exchange of shares of Company common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. A Company shareholder who is a U.S. holder and who exchanges shares of Company common stock for cash in the merger will, for U.S. federal income tax purposes, generally recognize gain or loss in an amount equal to the difference, if any, between the amount of such cash received by such Company shareholder in the merger and the Company shareholder’s adjusted tax basis in the Company shareholder’s shares of Company common stock. Backup withholding may also apply to the cash payments made pursuant to the merger unless the recipient provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. Company shareholders should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed discussion of the U.S. federal income tax consequences of the merger. Company shareholders should also consult their tax advisors for a complete analysis of the effect of the merger on the Company shareholders’ federal, state, local and foreign taxes.

Regulatory Approvals Required for the Merger (Page 54)
The consummation of the merger is subject to the expiration or early termination of the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”). On June 16, 2021, the Company and HPS each filed a premerger notification and report form under the HSR Act, and the waiting period is scheduled to expire on July 16, 2021. The parties requested early termination of the 30-day waiting period under the HSR Act.
Furthermore, the consummation of the merger is conditioned on the Company having effected the “De-Banking”, which requires that the Company effect a transaction or a series of transactions which results in (i) (A) the Company having divested its entire ownership interest in MBB or (B) (1) the Company having submitted a letter to the Commissioner of the Utah Department of Financial Institutions (which we refer to as the “Utah DFI”) surrendering the license and authority to conduct the business of banking held by MBB, (2) the Federal Deposit Insurance Corporation (which we refer to as the “FDIC”) having issued an order terminating MBB’s deposit insurance from the FDIC and (3) MBB having no remaining deposits and (ii) if the merger were consummated, none of Parent, Merger Sub, or their respective affiliates, directors, officers, principals or limited partners being subject to any burdensome condition or burdensome requirement imposed by any banking regulator or banking law. In order for the Company to execute the De-Banking, the Company must file a plan of liquidation with the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of San Francisco, the Utah DFI and the FDIC, each of which must approve such plan of liquidation before the De-Banking may be consummated. The Company made the applicable filings on June 2, 2021. On June 25, 2021, the Company received the requisite non-objections to the Company’s plan of liquidation and has begun implementing the plan.
Subject to the terms and conditions of the merger agreement, the parties have agreed to cooperate and use their reasonable best efforts to prepare and file as promptly as practicable all necessary documentation and to obtain as promptly as practicable all regulatory approvals necessary or advisable to consummate the merger or any of the other transactions contemplated by the merger agreement.
The Merger Agreement (Page 56 and Annex A)
Merger Consideration (Page 57)
In the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (which we refer to as the “effective time”) (other than (i) shares that are owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent or owned by the Company or any wholly owned subsidiary of the Company and (ii) shares that are held by any record holder who has not voted in favor of the adoption of the merger agreement or consented thereto in writing and who has properly exercised dissenters’ rights with respect to such shares in accordance with Subchapter 15D of the Pennsylvania Business Corporation Law of 1988) will be converted into the right to receive $23.50 in cash, without interest, subject to adjustment as described below (which we refer to as the “merger consideration”).
The merger consideration is subject to potential downward adjustment equal to (a) the amount, if any, by which “Covered Costs” exceed $8.0 million divided by (b) the number of “Fully Diluted Shares.” For purposes of the merger agreement, “Covered Costs” means (i) the fees and expenses of legal and other third party advisors and (ii) any costs and expenses associated with the payoff or settlement of a deposit of Marlin Business Bank (which we refer to as “MBB”) to the extent in excess of the par value of such deposit or solely attributable to accrued interest with respect to such deposit, in each case, incurred by the Company after the date of the merger agreement solely in connection with the De-Banking (as defined in the accompanying proxy statement). “Fully Diluted Shares” means all issued and outstanding shares of Company common stock, together with all such shares that the Company would be required to issue assuming the conversion or exchange of any then-outstanding warrants, options, benefit plans or obligations, securities or instruments convertible or exchangeable into, or rights exercisable for, such securities, but only to the extent so exercisable, convertible or exchangeable prior to consummation of the merger or exercisable, convertible or exchangeable as a result of the consummation of the merger.

Treatment of Company Equity Awards (Page 57)
Restricted Shares. At the effective time, with respect to each outstanding Company restricted share, the vesting, forfeiture, repurchase or other lapse restriction will lapse and such restricted share will be fully vested and will be converted into the right to receive the merger consideration.
Restricted Stock Units. At the effective time, each outstanding Company RSU will fully vest and will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the merger consideration in respect of each share of Company common stock underlying such Company RSU.
Performance Stock Units. At the effective time, each outstanding Company PSU (i) will, if it was awarded during December 2020, vest and be deemed satisfied based on actual performance determined as of the effective time in accordance with the terms of the Company PSU, and (ii) will, if it was awarded other than during December 2020, fully vest and be deemed satisfied at the target level of one hundred percent (100%). Each Company PSU will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the merger consideration in respect of each share of Company common stock underlying such Company PSU.
Stock Options. At the effective time, each outstanding Company option, whether vested or unvested, that has an exercise price per share that is less than the merger consideration will fully vest and will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the amount by which the merger consideration exceeds the exercise price per share of such stock option and (ii) the total number of shares of Company common stock subject to such stock option. Any stock option that has an exercise price per share that is greater than or equal to the merger consideration will be cancelled at the effective time for no consideration or payment.
Non-Solicitation of Acquisition Proposals (Page 65)
The merger agreement provides that none of the Company, its subsidiaries nor any of the officers, directors and management-level employees of it or its subsidiaries shall, and it shall instruct and use its reasonable best efforts to cause its and its subsidiaries’ other employees, investment bankers, attorneys, accountants and other advisors or representatives not to, directly or indirectly:
•
initiate, solicit or knowingly take any action to facilitate, solicit or encourage any acquisition proposal (as defined in “The Merger Agreement—Non-Solicitation of Acquisition Proposals”) or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

•
participate in any discussions or negotiations regarding, or furnish or provide any non-public information to any person in connection with, any acquisition proposal or afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort relating to an acquisition proposal by, any person that is seeking to make, or has made, an acquisition proposal;

•
except as required by applicable law, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries; or

•	enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal.
Notwithstanding these restrictions, under certain circumstances, and to the extent that the Company board concludes in good faith, after consultation with its financial advisors and outside legal counsel, that an acquisition proposal is, or is reasonably likely to lead to, a superior proposal (as defined in “The Merger Agreement—Non-Solicitation of Acquisition Proposals”), the Company may, prior to the time the merger agreement is adopted by the Company shareholders, furnish or provide information to the person making the acquisition proposal and its representatives pursuant to a confidentiality agreement having provisions as to the confidential treatment of the Company’s information that are no less favorable than those in the confidentiality agreement between HPS and the Company, with respect to certain unsolicited bona fide written acquisition proposals that did not result from a breach of the merger agreement.

No Change in Board Recommendation; No Entry into Alternative Transactions (Page 67)
Prior to the time the merger agreement is adopted by the Company shareholders, the Company board may make a change in its recommendation, provided that:
•
(i) the Company has received an acquisition proposal that did not result from its breach of the merger agreement and the Company board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal, or (ii) an intervening event, which was unknown, or if known the consequences of which were not known or reasonably foreseeable, to the Company board as of the date of signing the merger agreement, shall have occurred and the Company board determines in good faith, after consultation with its financial advisor and outside legal counsel, that continuing to recommend the merger agreement would be inconsistent with the directors’ fiduciary duties under applicable law;

•
the Company gives Parent at least four business days’ prior written notice of its intention to take such action and such notice (i) in the case of an acquisition proposal, specifies the material terms of, and the identity of the third party making, such acquisition proposal and includes an unredacted copy of any relevant proposed transaction agreements relating to such acquisition proposal, and (ii) in the case of an intervening event, includes a description of the intervening event in reasonable detail, and during such four-day period, Parent may propose revisions to the merger agreement; and

•
at the end of such notice period, the Company board discusses and negotiates in good faith any amendment or modification to the merger agreement proposed by Parent and, after consultation with its financial advisor and outside legal counsel, determines in good faith that it would nevertheless be inconsistent with the directors’ fiduciary duties under applicable law to continue to recommend the merger agreement or not terminate the merger agreement.

Company Shareholders Meeting (Page 69)
The Company has agreed to hold a special meeting as promptly as practicable for the purpose of voting upon the adoption of the merger agreement and upon other related matters. The Company board has agreed to recommend that the Company shareholders adopt the merger agreement in this proxy statement and to solicit the adoption of the merger agreement at the special meeting.
Conditions to the Merger (Page 77)
The respective obligations of the Company, Parent and Merger Sub to effect the merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the merger agreement by the Company shareholders, the absence of any legal prohibitions, the accuracy of the representations and warranties (subject to customary materiality qualifiers), compliance by the other party with its obligations under the merger agreement (subject to customary materiality qualifiers) and the expiration or early termination of the waiting period with respect to the merger under the HSR Act.
In addition, the respective obligations of the Company, Parent and Merger Sub to effect the merger are subject to the satisfaction or waiver of the condition that the Company effect the De-Banking.
Neither the Company nor Parent can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be effected.
Termination (Page 79)
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time (whether before or after the adoption of the merger agreement by the Company shareholders (unless otherwise specified below)) under the following circumstances:
•	by mutual written consent of the Company and Parent;
•	by either the Company or Parent if:
•
the merger is not consummated by July 18, 2022, subject to certain permitted extensions as described in “The Merger Agreement—Termination,” and unless the failure of the merger to be consummated by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

•	the proposal to adopt the merger agreement is not approved by the Company shareholders at the special meeting; or
•
any law, executive order, ruling, injunction or other order permanently restraining, enjoining or otherwise prohibiting consummation of the merger becomes final and non-appealable, unless the party seeking termination has not observed in all material respects its covenants under the merger agreement with respect to obtaining regulatory approvals;

•	by the Company if:
•
prior to obtaining the approval of the Company shareholders of the merger proposal, in order to enter into a definitive agreement with respect to a superior proposal concurrently with the termination, so long as the Company has complied with its obligation not to solicit other offers and pays the termination fee described below to Parent;

•
there is an uncured breach of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of Parent or Merger Sub, which, in each case, would constitute the failure of certain closing conditions set forth in the merger agreement; or

•
if the mutual conditions to closing and Parent and Merger Sub’s conditions to closing have been satisfied or waived in accordance with the merger agreement and Parent and Merger Sub fail to consummate the merger on the date that the closing should have occurred pursuant to the merger agreement; and

•	by Parent if:
•
prior to obtaining the approval of the Company shareholders of the merger proposal, the Company board effected a change of recommendation (as defined in “The Merger Agreement—No Change in Board Recommendation; No Entry into Alternative Transactions”); or

•
there is an uncured breach of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of the Company, which, in each case, would constitute the failure of certain closing conditions set forth in the merger agreement.

Termination Fee (Page 80)
The Company must pay a termination fee in the amount of $10,325,000 if the merger agreement is terminated in the following circumstances:
•	In the event that the Company terminates the merger agreement to enter into a definitive agreement with respect to a superior proposal.
•	In the event that:
•
after the date of signing the merger agreement and prior to the date of the special meeting, an acquisition proposal has been publicly announced or otherwise publicly disclosed and not withdrawn prior to the date of the special meeting; and

•
thereafter the Company or Parent terminates the merger agreement because the merger proposal is not approved at the special meeting and within one year of the date of termination of the merger agreement, the Company enters into a definitive agreement with respect to such acquisition proposal.

•	In the event that Parent terminates the merger agreement prior to Company shareholder approval of the merger proposal as a result of the Company board effecting a change of recommendation.
Parent must pay a Parent termination fee in the amount of $20,650,000 to the Company if the merger agreement is terminated in the following circumstances:
•	the Company terminates the merger agreement due to a material breach of the merger agreement by Parent or Merger Sub;

•
if the certain conditions to closing set forth in the merger agreement have been satisfied or waived, and Parent and Merger Sub fail to consummate the merger on the date on which the closing should have occurred pursuant to the merger agreement; or

•
either the Company or Parent terminates the merger agreement due to the passing of the outside date, and as of the time of such termination the Company was entitled to terminate the merger agreement as described in either of the two immediately preceding bullets.

Remedies (Page 80)
The parties are entitled to seek an injunction, specific performance or other equitable remedies to prevent breaches of the merger agreement and to enforce specifically its terms. Furthermore, the Company is entitled to seek specific performance, injunctive relief or other equitable remedies to cause Parent to obtain the financing under the equity commitment letter (which we refer to as the “equity financing”) in order to consummate the closing so long as (i) the mutual conditions to closing and Parent and Merger Sub’s conditions to closing have been satisfied or waived in accordance with the merger agreement, (ii) Parent and Merger Sub have failed to complete the closing of the merger as required under the merger agreement, (iii) the Company irrevocably confirms to Parent that if specific performance is granted and each of the debt financing and equity financing is funded, it would take such actions required of it by the merger agreement to cause the closing of the merger to occur, and (iv) the debt financing has been funded.
The Company is not entitled to receive both a grant of specific performance to cause the equity financing to be funded and the closing to be consummated, and Parent is not entitled to receive both a grant of specific performance to cause the closing to be consummated and payment of the Company termination fee.
Aside from the equitable relief described above, the Company’s sole and exclusive remedy under the merger agreement is the right to receive the Parent termination fee. If the Company has received the Parent termination fee, then none of Parent, Merger Sub or any of their affiliates shall have any liability or obligation with respect to any losses or damages suffered by the Company or any of its affiliates in connection with the merger or the merger agreement.
Aside from the equitable relief described above, Parent’s sole and exclusive remedy under the merger agreement is the right to receive the Company termination fee. If Parent has received the Company termination fee, then none of the Company or any of its affiliates shall have any liability or obligation with respect to any losses or damages suffered by Parent, Merger Sub or any of their respective affiliates in connection with the merger or the merger agreement.
Dissenters’ Rights (Page 86 and Annex C)
Company shareholders are entitled to dissenters’ rights under Subchapter 15D of the PBCL. For further information, see “Dissenters’ Rights.”
See the text of Subchapter 15D of the PBCL attached as Annex C to this proxy statement for specific information on the procedures to be followed in exercising dissenters’ rights. Any Company shareholder wishing to exercise dissenters’ rights is encouraged to consult legal counsel before attempting to exercise those rights due to the complexity of the process.
Voting Agreement (Page 82 and Annex D)
On April 18, 2021, in connection with the merger agreement, Parent entered into a voting agreement (which we refer to as the “voting agreement”) with Red Mountain Partners, L.P. and Red Mountain Investors I LLC – Series A (which we refer to as, collectively, the “RM Parties”) pursuant to which the RM Parties have agreed, among other things, to vote all shares of Company common stock they beneficially own or will beneficially own in favor of adopting the merger agreement and any other actions contemplated by the merger agreement in respect of which the approval of the Company shareholders is requested. A copy of the voting agreement is attached as Annex D to this proxy statement.
Based solely on a Schedule 13D/A jointly filed on April 21, 2021 by the RM Parties and certain of its related persons, the RM Parties beneficially owned 2,956,925 shares of Company common stock, representing approximately 24.57% of the total outstanding shares of Company common stock as of the June 25, 2021 record date for the special meeting.

Delisting and Deregistration of Company Common Stock (Page 91)
If the merger is consummated, Company common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and the Company will no longer file periodic reports with the SEC on account of Company common stock. The Company will cease to be an independent public company and will become a wholly owned subsidiary of Parent. You will no longer have any ownership interest in the Company.
Litigation Relating to the Merger (page 55)
As of the date of this proxy statement, three complaints have been filed by purported holders of Company common stock. On June 18, 2021, a purported holder of Company common stock filed a complaint against the Company and the members of the Company board in the United States District Court for the Southern District of New York captioned Stein v. Marlin Business Services Corp. et al, No. 1:21-cv-05384 (which we refer to as the “Stein Complaint”). On June 28, 2021, a purported holder of Company common stock filed a complaint against the Company and the members of the Company board in the United States District Court for the Eastern District of New York captioned Gibson v. Marlin Business Services Corp. et al, No. 1:21-cv-03626 (which we refer to as the “Gibson Complaint”). On June 28, 2021, a purported holder of Company common stock filed a complaint against the Company and the members of the Company board in the United States District Court for the Southern District of New York captioned Ciccotelli v. Marlin Business Services Corp. et al, No. 1:21-cv-05608 (which we refer to as the “Ciccotelli Complaint,” and collectively with the Stein Complaint and the Gibson Complaint, the “Complaints”).
The Complaints assert, among other things, claims under Section 14(a) and Section 20(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder, for allegedly causing a materially incomplete and misleading preliminary proxy statement to be filed with the SEC and disseminated to the Company’s shareholders. Among other remedies, the Complaints seek to enjoin the defendants from proceeding with, consummating or closing the merger unless and until the allegedly materially incomplete and misleading information is disclosed to Company shareholders.
The Company believes that the Complaints are without merit. If these cases are not resolved, the lawsuit(s) could prevent or delay completion of the merger and result in costs to the Company. There can be no assurances that additional complaints or demands will not be filed or made with respect to the merger. If additional similar complaints or demands are filed or made, absent new or different allegations that are material, the Company will not necessarily publicly disclose them.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to be protected by the safe harbor provided therein. We generally identify forward-looking statements, particularly those statements regarding the benefits of the proposed merger between Merger Sub and the Company, the anticipated timing of the transaction and the business of each company, by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “strategy,” “future,” “opportunity,” “will likely result” or the negative version of those words or other comparable words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.
A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this proxy statement, including, but not limited to:
•	the risk that the merger may not be consummated in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company common stock;
•	the risk that required approvals of the merger may not be obtained, or that the De-Banking may not be consummated, on the terms expected or on the anticipated schedule or at all;
•	the risk that the Company shareholders may fail to adopt the merger agreement;
•	the risk that the parties to the merger agreement may fail to satisfy other conditions to the consummation of the merger or meet expectations regarding the timing and consummation of the merger;
•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;
•	the effect of the announcement or pendency of the merger on the Company’s business relationships, operating results, employees and business generally;
•	the risk that the proposed merger disrupts current plans and operations of the Company and potential difficulties in the Company’s employee retention as a result of the merger;
•	risks related to diverting management’s attention from the Company’s ongoing business operations;
•	the outcome of legal proceedings that may be instituted against the Company related to the merger agreement or the merger;
•	the amount of unexpected costs, fees, expenses and other charges related to the merger; and
•	political instability.
For additional factors that could materially affect our financial results and our business generally, please refer to the Company’s filings with the SEC, including but not limited to, the factors, uncertainties and risks described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (which we refer to as the “2020 Annual Report”) and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and the other reports filed by the Company with the SEC. See “Where You Can Find More Information.” The Company undertakes no obligation to revise these statements following the date of this communication, except as required by law.

PARTIES TO THE MERGER
The Company
Marlin Business Services Corp.
300 Fellowship Road
Mount Laurel, New Jersey 08054
Telephone: (888) 479-9111
The Company, a Pennsylvania corporation, is a nationwide provider of credit products and services to small businesses. In 2008, we opened Marlin Business Bank (which we refer to as “MBB”), a commercial bank chartered by the State of Utah and a member of the Federal Reserve System, which serves as the Company’s primary funding source through its issuance of Federal Deposit Insurance Corporation insured deposits. In 2009, the Company became a bank holding company subject to the Bank Holding Company Act and in 2010, the Federal Reserve Bank of Philadelphia confirmed the effectiveness of Marlin Business Services Corp.’s election to become a financial holding company (while remaining a bank holding company) pursuant to Sections 4(k) and (l) of the Bank Holding Company Act and Section 225.82 of the Federal Reserve Board's Regulation Y. Such election permits the Company to engage in activities that are financial in nature or incidental to a financial activity, including the maintenance and expansion of our reinsurance activities conducted through our wholly owned subsidiary, AssuranceOne, Ltd. The products and services we provide to our customers include loans and leases for the acquisition of commercial equipment and working capital loans.
Company common stock is traded on Nasdaq under the symbol “MRLN.” Additional information about the Company and its subsidiaries is included in documents incorporated by reference into this proxy statement. See “Where You Can Find More Information.” The Company maintains a website at marlincapitalsolutions.com. The information provided on the Company’s website is not part of this proxy statement and is not incorporated by reference.
Parent
Madeira Holdings, LLC
c/o HPS Investment Partners, LLC
40 West 57th Street, 33rd Floor
New York, New York 10019
Telephone: (212) 287-6767
Parent is a Delaware limited liability company and a subsidiary of funds managed by HPS Investment Partners, LLC (which we refer to as “HPS”). Parent was formed solely for the purpose of entering into the merger agreement and consummating the merger. Parent has not carried on any activities on or prior to the date of this proxy statement except for activities incidental to its formation and activities in connection with Parent’s acquisition of the Company.
Merger Sub
Madeira Merger Subsidiary, Inc.
c/o HPS Investment Partners, LLC
40 West 57th Street, 33rd Floor
New York, New York 10019
Telephone: (212) 287-6767
Merger Sub is a Pennsylvania corporation and a direct, wholly owned subsidiary of Parent. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the merger. Merger Sub has not carried on any activities on or prior to the date of this proxy statement except for activities incidental to its formation and activities in connection with Parent’s acquisition of the Company. Upon completion of the merger, Merger Sub will merge with and into the Company and Merger Sub will cease to exist.

THE SPECIAL MEETING
This section contains information for the Company shareholders about the special meeting that the Company has called to allow the Company shareholders to consider and vote on the merger proposal and other matters. The Company is mailing this proxy statement to you, as a Company shareholder, on or about July 2, 2021. This proxy statement is accompanied by a notice of the special meeting and a form of proxy card that the Company board is soliciting for the Company at the special meeting and at any adjournments or postponements thereof.
Date, Time and Place of the Special Meeting
This proxy statement is being furnished to the Company shareholders as part of the solicitation of proxies by the Company board from the Company shareholders for use at the special meeting to be held on August 4, 2021, at 9:00 a.m., Eastern Time, or at any postponement or adjournment thereof. The special meeting will be completely virtual and conducted via live audio webcast because of the public health impact of the COVID-19 pandemic. You will be able to attend the special meeting by first registering at www.virtualshareholdermeeting.com/MRLN2021SM. To participate in the special meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. Company shareholders will be able to listen, vote, and submit questions during the virtual meeting.
Purpose of the Special Meeting
At the special meeting, you will be asked to consider and vote upon the following matters:
•	The merger proposal (Proposal 1 on your proxy card);
•	The compensation proposal (Proposal 2 on your proxy card); and
•	The adjournment proposal (Proposal 3 on your proxy card).
The Company shareholders must adopt the merger agreement by approving the merger proposal in order to consummate the merger. A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully in its entirety.
Recommendation of the Company Board of Directors
The Company board has unanimously (a) determined and declared that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to the shareholders of the Company and are in the best interests of the Company and the shareholders of the Company, (b) declared advisable and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger and the De-Banking (as defined in the section entitled “The Merger—Regulatory Approvals Required for the Merger—De-Banking”), and the execution, delivery and performance of the merger agreement and (c) recommended that the shareholders of the Company vote for the adoption of the merger agreement.
The Company board unanimously recommends that you vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal. See “The Merger—Recommendation of the Company Board of Directors; Reasons for the Merger” for a more detailed discussion of the Company board’s recommendation.
Record Date and Quorum
The Company board has fixed the close of business on June 25, 2021 as the record date for the determination of the Company shareholders entitled to notice of, and to vote at, the special meeting. As of the close of business on the record date, there were 12,030,269 shares of Company common stock outstanding and entitled to vote, held by approximately 113 holders of record. You will have one vote on each matter properly coming before the special meeting for each share of Company common stock that you owned on the record date.
The presence virtually at the special meeting or by proxy of the holders of record of a majority of the outstanding voting shares of the Company as of the record date is necessary to constitute a quorum at the special meeting. All shares of Company common stock present virtually at the special meeting or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the special meeting. If a beneficial owner of Company common stock held by a broker in “street name” does not give voting instructions to the broker, then those shares will not be counted as present virtually or by proxy at the special meeting.
Vote Required
Merger Proposal
•
Standard: Approval of the merger proposal requires the affirmative vote of holders of at least a majority of the votes cast by all holders of the shares of Company common stock entitled to vote thereon at the special meeting (which we refer to as the “Company requisite vote”).

•
Effect of abstentions and broker non-votes: If you fail to submit a proxy card or vote at the virtual special meeting, mark “ABSTAIN” on your proxy or fail to instruct your broker how to vote with respect to the merger proposal, your shares will not be treated as votes cast and therefore will not affect the outcome on the vote on the merger proposal.

Compensation Proposal
•
Standard: Approval, on a non-binding, advisory basis, of the compensation proposal requires the affirmative vote of holders of at least a majority of the votes cast by all holders of the shares of Company common stock entitled to vote thereon at the special meeting.

•
Effect of abstentions and broker non-votes: If you fail to submit a proxy card or vote at the virtual special meeting, mark “ABSTAIN” on your proxy or fail to instruct your broker how to vote with respect to the merger proposal, your shares will not be treated as votes cast and therefore will not affect the outcome on the vote on the compensation proposal.

Adjournment Proposal
•
Standard: Whether or not a quorum is present, approval of the adjournment proposal requires the affirmative vote of holders of at least a majority of the votes cast by all holders of the shares of Company common stock entitled to vote thereon at the special meeting.

•
Effect of abstentions and broker non-votes: If you fail to submit a proxy card or vote at the virtual special meeting, mark “ABSTAIN” on your proxy or fail to instruct your broker how to vote with respect to the merger proposal, your shares will not be treated as votes cast and therefore will not affect the outcome on the vote on the adjournment proposal.

Voting, Proxies and Revocation
Attending the Special Meeting
All Company shareholders, including shareholders of record and shareholders who hold their shares through banks, brokers or other holders of record, are invited to attend the virtual special meeting. Company shareholders of record can vote virtually at the special meeting.
Voting by Shareholders of Record
If you are a shareholder of record, you may vote your shares of Company common stock on matters presented at the special meeting in any of the following ways:
•	by proxy—shareholders of record have a choice of submitting a proxy:
•
by telephone or over the Internet, by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet. Please be aware that you may incur costs such as telephone and Internet access charges for which you will be responsible;

•	by signing, dating and returning the enclosed proxy card in the enclosed postage-paid return envelope; or
•	virtually—you may attend the special meeting virtually and cast your vote during the special meeting.

Voting of Shares Held in “Street Name”; Broker Non-Votes
If you are a beneficial owner of shares of Company common stock held in “street name,” you should receive instructions from your bank, broker or other holder of record that you must follow in order to have your shares of Company common stock voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your bank, broker or other holder of record. If your bank, broker or other holder of record holds your shares of Company common stock in “street name,” such record holder will vote your shares of Company common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by such record holder with this proxy statement. Please note that, if you are a beneficial owner of shares of Company common stock held in “street name” and wish to vote virtually at the special meeting, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual special meeting.
Under stock exchange rules, brokers who hold shares of Company common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, such record holders are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine.” “Broker non-votes” are shares held in “street name” by brokers that are present virtually or represented by proxy at the special meeting, but for which the beneficial owner has not provided the record holder with instructions on how to vote on a particular proposal and such record holder does not have discretionary voting power with respect to such proposal. Under applicable rules, brokers holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. If a beneficial owner of Company common stock held in “street name” does not give voting instructions to the applicable broker, then those shares will not be counted as present virtually or by proxy at the special meeting.
Voting of Proxies; Incomplete Proxies
If you submit a proxy, regardless of the method you choose to submit such proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Company common stock should be voted for or against, or abstain from voting, on all, some or none of the specific items of business to come before the special meeting.
All shares represented by valid proxies that the Company receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your proxy will be voted in accordance with the recommendations of the Company board, which, as of the date of this proxy statement, are “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.
Deadline to Vote by Proxy
Please refer to the instructions on your proxy card or voting instruction card to determine the deadlines for submitting your proxy over the Internet or by telephone. If you choose to submit a proxy by mailing a proxy card, your proxy card should be mailed in the enclosed postage-paid return envelope and must be received by our Corporate Secretary by 5:00 p.m., Eastern Time, on August 3, 2021.
Revocation of Proxy
If you are a shareholder of record of shares of Company common stock, you may revoke a proxy by:
(i)	signing and returning a proxy card with a later date;
(ii)	voting by telephone or the Internet at a later time;
(iii)
attending the special meeting virtually and voting during the special meeting. Attending the special meeting alone, without voting at the special meeting, will not be sufficient to revoke your proxy; or

(iv)
delivering written notice of revocation to the Company’s Corporate Secretary at 300 Fellowship Road, Mount Laurel, New Jersey 08054, which must be filed with the Corporate Secretary by 5:00 p.m., Eastern Time, on August 3, 2021.

If you are a “street name” holder of shares of Company common stock, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record or obtaining a legal proxy and voting in person at the special meeting. You must contact the record holder of your shares to obtain instructions as to how to change your proxy vote.
Adjournments
Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal. In the event that there is present, virtually or by proxy, sufficient favorable voting power to secure the vote of the Company shareholders necessary to approve the merger proposal, the Company does not anticipate that it will adjourn or postpone the special meeting, unless it is advised by counsel that such adjournment or postponement is necessary under applicable law to allow additional time for any disclosure. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.
Solicitation of Proxies
The Company is soliciting your proxy in conjunction with the merger. The Company will bear the cost of soliciting proxies from you. In addition to solicitation of proxies by mail, the Company will request that banks, brokers and other holders of record send proxies and proxy materials to the beneficial owners of Company common stock and secure their voting instructions.
Voting Agreement
On April 18, 2021, in connection with the merger agreement, Parent entered into a voting agreement (which we refer to as the “voting agreement”) with Red Mountain Partners, L.P. and Red Mountain Investors I LLC – Series A (which we refer to as, collectively, the “RM Parties”) pursuant to which the RM Parties have agreed, among other things, that with respect to all shares of Company common stock they beneficially own or that they may acquire beneficial ownership of after the date of the voting agreement (which we refer to as the “subject shares”): (a) when a meeting of the Company shareholders is held, they will appear at such meeting or otherwise cause their subject shares to be counted as present for the purpose of establishing a quorum and (b) they will vote or cause to be voted at any such meeting all of their subject shares (i) in favor of adopting the merger agreement and any other actions contemplated by the merger agreement in respect of which the approval of the Company shareholders is requested, (ii) in favor of adopting of any proposal in respect of which the Company board has (A) determined is reasonably necessary to facilitate any of the transactions contemplated by the merger agreement, (B) disclosed the determination described in the foregoing clause (A) in the proxy statement or other written materials disseminated to the holders of shares of Company common stock and (C) recommended to be adopted or approved by the holders of shares of Company common stock, and (iii) against (A) any acquisition proposal (as defined in “The Merger Agreement—Non-Solicitation of Acquisition Proposals”), whether or not constituting a superior proposal (as defined in “The Merger Agreement—Non-Solicitation of Acquisition Proposals”), and (B) any action, proposal, transaction or agreement that would reasonably be expected to prevent, impair, delay or otherwise interfere with the consummation of the merger or the other transactions contemplated by the merger agreement.
In addition, the RM Parties have agreed to not to, directly or indirectly (a) (i) transfer, or enter into any contract, option or other arrangement or understanding with respect to the transfer of, any subject shares to any person or entity, or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, or grant a proxy or power of attorney with respect to any subject shares, or deposit any subject shares into a voting trust, or (b) (i) initiate, solicit or knowingly take any action to facilitate, solicit or encourage any acquisition proposal or the making of any proposal that would reasonably be expected to lead to an acquisition proposal or (ii) participate in any discussions or negotiations regarding, or furnish or provide any non-public information to any person or entity in connection with, any acquisition proposal; provided, that in the event a person or entity submits an acquisition proposal to the Company, such holder and its representatives may hold discussions with such person or entity solely with respect to the terms of a proposed voting agreement with respect to the transaction contemplated by such acquisition proposal following such time as the Company determines that the Company board may take any of the actions permitted under the relevant provisions of the merger agreement.
Based solely on a Schedule 13D/A jointly filed on April 21, 2021 by the RM Parties and certain of its related persons, the RM Parties beneficially owned 2,956,925 shares of Company common stock, representing approximately 24.57% of the total outstanding shares of Company common stock as of the June 25, 2021 record date for the special meeting.
For further detail regarding the voting agreement, please refer to the section entitled “The Voting Agreement” and Annex D to this proxy statement.
Questions and Additional Information
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact: Marlin Business Services Corp., Attn: Corporate Secretary, 300 Fellowship Road, Mount Laurel, New Jersey 08054, or by telephone at 888-479-9111.
If you hold your shares in “street name” through a bank, broker or other holder of record, please also contact your bank, broker or other holder of record for additional information.

THE MERGER
This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.
Terms of the Merger
The Company board has unanimously (a) determined and declared that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to the shareholders of the Company and are in the best interests of the Company and the shareholders of the Company, (b) declared advisable and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger and the De-Banking, and the execution, delivery and performance of the merger agreement and (c) recommended that the shareholders of the Company vote for the adoption of the merger agreement. Upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. Upon the consummation of the merger, the separate corporate existence of Merger Sub will cease.
At the effective time, each share of Company common stock issued and outstanding immediately prior to the effective time (except for excluded shares) will be converted into the right to receive the merger consideration. For a discussion of the treatment of awards outstanding under the Company stock plans as of the effective time, see “The Merger Agreement—Treatment of Company Equity Awards.”
The Company shareholders are being asked to adopt the merger agreement. See “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about conditions to the consummation of the merger and provisions for terminating or amending the merger agreement.
Background of the Merger
Set forth below is a description of what we believe are the material aspects of the background and history of the merger. This description may not contain all the information that is important to you. The Company encourages you to read carefully the entire proxy statement, including the merger agreement attached as Annex A to this proxy statement, for a more complete understanding of the merger.
Senior management and the Company board periodically review and discuss the Company’s business strategy and prospects with the goal of maximizing shareholder value. In the course of these discussions, Company management and the Company board have periodically considered various strategic alternatives, including a possible sale of the Company. As the Company board evaluated these strategic alternatives, it considered various factors, including, but not limited to, the Company’s public valuation, liquidity for the Company’s shares in the public market, opportunities to take advantage of public capital markets and the Company’s underlying business performance. On various occasions in the past, the Company has received overtures from, and/or engaged in discussions with, various third parties related to a possible strategic transaction involving the Company. While some of these discussions were well-advanced, none of these discussions resulted in the Company entering into a definitive agreement with respect to, or otherwise consummating, a strategic transaction.
In June and July 2019, Jeffrey Hilzinger, the Company’s President and Chief Executive Officer, and the Company board discussed and considered various restructuring activities designed to improve the performance of the Company which were being explored by Company management, as well as other strategic alternatives, including a possible sale of the Company. As part of such discussions, the Company board determined that it was appropriate to explore a possible sale of the Company and to engage an investment banker to assist the Company in exploring such a potential transaction. In August 2019, the Company board determined to interview certain investment banks in connection with a potential sale of the Company, and directed Company management to arrange for meetings with such investment banks so that the Company board and Company management could conduct such interviews.
In September 2019, certain members of Company management, together with certain members of the Company board, met with representatives of J.P. Morgan and another investment bank to discuss the possibility of retaining a financial advisor in order to explore a possible sale of the Company.

On October 6, 2019, a meeting of the Company board was held at which the Company board unanimously approved (i) the commencement of a process designed to explore a potential sale of the Company and (ii) the engagement of J.P. Morgan as the Company’s financial advisor in connection with the exploration of a possible sale of the Company.
On October 18, 2019, the Company entered into an engagement letter with J.P. Morgan, which was subsequently ratified by the Company board on October 20, 2019.
In the fourth quarter of 2019, after J.P. Morgan was engaged as the Company’s financial advisor, J.P. Morgan and Company management started initial preparations for launching a sale process at the beginning of 2020. These initial preparations included contacting certain potential bidders who, in J.P. Morgan’s experience, would likely require additional time in order to participate in the sale process.
In early January 2020, J.P. Morgan, at the Company board’s direction, launched the sale process. J.P. Morgan contacted 38 parties about their interest in participating in the sale process. By the end of January 2020, 16 parties had indicated a willingness to participate in the sale process and executed a confidentiality agreement with the Company. Each of the confidentiality agreements signed by such parties contained customary provisions, including standstill provisions that, for a period of twelve to eighteen months, prohibit the counterparty, without the prior written consent of the Company board, from participating in a proposal for the Company either publicly or privately or from asking the Company to amend or waive such standstill provisions (often referred to as a “don’t ask, don’t waive” provision), except that, among other things, the counterparty may make proposals to the Company board on a confidential basis.
On February 13, 2020, five parties, including HPS, submitted first round bids. The first round bids indicated a non-binding purchase price range from $23.00 per share to $28.50 per share.
On February 18, 2020, a meeting of the Company board was held at which the Company board discussed the bids that had been received. The Company board determined to invite all five parties who had submitted first round bids to participate in the second round of the sale process.
By mid-March 2020, the COVID-19 pandemic was taking hold and impacting virtually all aspects of daily life, including the financial and lending markets. As it became clear that it would be difficult to successfully conclude a sale transaction under those circumstances without any adverse impact to price, on March 17, 2020, a decision was made to proactively suspend the sale process.
In the spring and summer of 2020, the Company faced unprecedented operating challenges and macro-economic uncertainty as a result of the COVID-19 pandemic. The Company’s initial focus was on working with existing customers to protect the value of its portfolio and limit the erosion of shareholder capital. The Company also temporarily tightened underwriting standards for areas of elevated risk, and took a series of actions to preserve its capital and liquidity. These actions included: (i) temporary re-allocation of resources from front-end origination activities to portfolio servicing and collection activities, (ii) cost reduction initiatives that led to a permanent reduction of approximately 80 employees and (iii) a re-organization of origination and processing platforms to accelerate automation and digitization.
On April 24, 2020, the Company’s common stock traded as low as $5.50 per share.
In mid-September 2020, HPS contacted J.P. Morgan about potentially acquiring the Company for a purchase price equal to the Company’s per share book value, which at that time was equivalent to approximately $15.00 per share, reflecting a substantial premium to the price at which the Company’s common stock was trading at that time. J.P. Morgan reported this expression of interest to the Company.
On October 21, 2020, a meeting of the Company board was held at which representatives of Mayer Brown LLP, the Company’s outside legal counsel (which we refer to as “Mayer Brown”), and J.P. Morgan were present. At this meeting, Michael Bogansky, Senior Vice President and Chief Financial Officer of the Company, provided a detailed overview of the Company’s 2021-2023 business plan. Later in the meeting, representatives of J.P. Morgan discussed macro-economic conditions as well as J.P. Morgan’s views on the Company’s 2021-2023 business plan. With this information, the members of the Company board then engaged in an extensive discussion as to whether it was prudent to commence discussions with HPS with respect to a potential sale transaction based on HPS’s orally expressed interest in potentially acquiring the Company for a purchase price equal to the Company’s per share book value. Representatives of Mayer Brown then provided legal advice regarding the Company board’s duties and obligations in considering whether to engage further with HPS and, if the Company board chose to do so, its duties and obligations relating to that process. After further discussion, the Company board directed Company management to work with J.P. Morgan to engage on a limited basis with HPS to continue to inform them of the post-COVID plans the Company was undertaking.
On November 2, 2020, Willem Mesdag, Managing Partner of Red Mountain Capital Partners, LLC, the manager of funds owning approximately 25% of the outstanding shares of the Company (which funds we refer to collectively as “Red Mountain”), sent a letter to the Company board. J. Christopher Teets, a member of the Company board, is also a partner of Red Mountain. Prior to sending his letter, Mr. Mesdag had been informed by Mr. Hilzinger of HPS’s interest in a potential acquisition of the Company at book value. In his letter, Mr. Mesdag encouraged the Company board to pursue a possible transaction with HPS. In the letter Mr. Mesdag also stated that he was a Senior Advisor to HPS, but was not involved, either directly or indirectly, with HPS’s efforts to acquire the Company and had no interest in HPS’s potential acquisition of the Company other than Red Mountain’s interest as a shareholder of the Company. Mr. Mesdag also stated in his letter that Red Mountain would enthusiastically support a transaction with any buyer that was willing to pay a higher price than HPS for the Company.
On November 20, 2020, certain members of Company management provided a management presentation to HPS.
On December 4, 2020, Ryan Melcher, Senior Vice President and General Counsel of the Company, and a representative of Mayer Brown had a call with Mr. Mesdag regarding Mr. Mesdag’s relationship with HPS. Mr. Mesdag explained on the call that his relationship with HPS began in May 2019 and stemmed from his relationship with HPS’s Chief Executive Officer, who Mr. Mesdag knew professionally. Mr. Mesdag then said that he had no role in HPS’s interest in or evaluation of the Company. Mr. Mesdag also explained that his compensation from HPS was in no way tied to or affected by HPS’s pursuit or consummation of an acquisition of the Company.
On December 14, 2020, HPS delivered a non-binding written offer to purchase all of the Company’s issued and outstanding shares of common stock for $16.75 per share.
On December 24, 2020 a meeting of the Company board was held at which representatives of Mayer Brown and J.P. Morgan were present. As an initial matter, Mr. Melcher and a representative of Mayer Brown summarized to the Company board Mr. Mesdag’s relationship with HPS, based on the information they received on their call with Mr. Mesdag. After discussion, the Company board instructed Mr. Melcher and Mayer Brown to pursue, and authorized the Company to execute, a confidentiality agreement with Red Mountain and implement other appropriate mechanisms to ensure that neither Red Mountain nor Mr. Mesdag shared with HPS any information regarding any strategic process undertaken by the Company. Representatives of J.P. Morgan then provided the Company board with a presentation with respect to, among other things, the macro-economic environment, the state of the M&A market for banks, the terms and conditions of the HPS offer, the Company’s valuation, the universe of potential buyers for the Company, and a proposed timeline for a renewed sale process. Various directors asked various questions of J.P. Morgan. After discussion, the Company board determined that the Company should not pursue the HPS offer at this time. Rather, the Company board tentatively decided to renew the process designed to explore a potential sale of the Company after the Company released its fourth quarter 2020 earnings in late January 2021. The Company board noted that it had a regularly scheduled meeting in January 2021, at which time it could review the current state of the market and make a final determination as to whether to renew such a process.
In early January 2021, J.P. Morgan requested changes to the economic terms of J.P. Morgan’s engagement, including an increased contingent fee payable to J.P. Morgan based on the consideration paid in a sale of the Company which arose as a result of the steep reduction in the price of shares of Company common stock spurred by the COVID-19 pandemic since the parties entered into such engagement in October 2019. Company management and J.P. Morgan thereafter entered into discussions with respect to such requested changes. Company management periodically updated the Company board as to the status of such discussions.
On January 14, 2021, Mayer Brown delivered a draft of a confidentiality agreement with Red Mountain (which we refer to as the “Red Mountain NDA”) to Munger, Tolles & Olson LLP (which we refer to as “MTO”), counsel to Red Mountain. The Red Mountain NDA contemplated, among other things, (i) customary confidentiality and non-disclosure obligations of Red Mountain with respect to the proprietary information of the

Company and (ii) that Red Mountain would institute walling procedures (which we refer to as the “walling procedures”) within its organization to prevent the disclosure of information regarding the Company or the sale process to Mr. Mesdag and to prevent Mr. Mesdag from being given access to any such information.
From January 14, 2021 through February 25, 2021, Mayer Brown and MTO negotiated and finalized the terms of the Red Mountain NDA.
On January 20, 2021, a regularly scheduled meeting of the Company board was held at which representatives of Mayer Brown and J.P. Morgan were present. At such meeting, the representatives of J.P. Morgan provided the Company board a presentation regarding the performance of the Company’s stock price since the Company board’s December 24, 2020 meeting, industry developments and the potential impact of the recently announced economic stimulus package on the economy. The representatives of J.P. Morgan also discussed with the Company board the possible bidders in a renewed sale process, including HPS, and the proposed strategy on outreach to such possible bidders should the Company board determine to renew the sale process. After discussion and deliberation, the Company board determined to renew the process to explore a potential sale of the Company, authorized J.P. Morgan to contact potential bidders, 13 of which participated in the initial 2020 sale process (including HPS), and instructed J.P. Morgan to renew the sale process and commence the outreach to potential bidders. On February 1, 2021, J.P. Morgan commenced outreach to 17 potential bidders, including HPS, as authorized by the Company board.
Between February 3, 2021 and February 16, 2021, the Company negotiated and executed confidentiality agreements with Party A, Party B and Party C and amendments to the existing confidentiality agreements with HPS, Party D and Party E which were entered into in connection with the initial sale process, which amendment with respect to HPS’s confidentiality agreement, among other things, extended confidentiality, standstill and non-solicitation obligations under its existing confidentiality agreement with the Company entered into in the initial sale process for a period of two years, 18 months and one year, respectively, from the date the amendment was signed. The amendments to the confidentiality agreements with Party D and Party E were on substantially similar terms as the amendment executed by HPS. Each of the confidentiality agreements signed by such participants contained customary provisions, including standstill provisions that, for a period of twelve to eighteen months, prohibit the counterparty, without the prior written consent of the Company board, from participating in a proposal for the Company either publicly or privately or from asking the Company to amend or waive such standstill provisions (often referred to as a “don’t ask, don’t waive” provision), except that, among other things, the counterparty may make proposals to the Company board on a confidential basis. Each of Party B, Party D and Party A were bank holding companies subject to banking regulations, and each of HPS, Party C and Party E were financial sponsors not subject to banking regulations.
Between February 11, 2021 and February 16, 2021, J.P. Morgan, on behalf of the Company, (i) delivered to each of the six potential bidders participating in the sale process, including HPS, a confidential information memorandum with information regarding the Company and a process letter requesting that indications of interest to acquire the Company be submitted by the end of February 2021 and (ii) provided each of the participants in the sale process access to limited due diligence materials regarding the Company and its businesses via an online virtual data room.
On February 19, 2021, Party D informed J.P. Morgan that it was no longer interested in acquiring the Company or participating in the sale process.
On February 23, 2021, HPS submitted an indication of interest containing a proposal to acquire the Company for $22.50 per share in cash. HPS’s indication of interest also indicated that a transaction with HPS would require the Company to, as a condition to closing, effect the De-Banking.
On February 24, 2021, as a result of the prior discussions between Company management and J.P. Morgan and following prior presentations to the Company board by Company management regarding the terms of J.P. Morgan’s engagement, Mr. Bogansky provided the Company board an update via email regarding a proposed amendment to J.P. Morgan’s engagement letter which reflected changes to the economic terms of J.P. Morgan’s engagement, including an increased contingent fee payable to J.P. Morgan based on the consideration paid in a sale of the Company which arose as a result of the steep reduction in the price of shares of Company common stock spurred by the COVID-19 pandemic since the parties entered into such engagement in October 2019. After discussion and deliberation, the Company board approved such changed economic terms and authorized Company management to execute an amendment to J.P. Morgan’s engagement letter reflecting such terms.

On February 25, 2021, the Company and Red Mountain executed the Red Mountain NDA and Red Mountain implemented the walling procedures.
Also, on February 25, 2021, the Company and J.P. Morgan executed an amendment to J.P. Morgan’s engagement letter (which we refer to as the “JPM amendment”) which reflected changed economic terms consistent with those described to the Company board by Mr. Bogansky via e-mail on February 24, 2021.
Later on February 25, 2021, Party A submitted an indication of interest containing a proposal to acquire the Company for a price in the range of $16.10 to $18.12 per share in cash.
On February 26, 2021, given that HPS and the other financial sponsors included among the bidders were not bank holding companies or otherwise subject to bank regulation, the Company began to explore a potential De-Banking through a possible sale of MBB and, at the Company management’s instruction, J.P. Morgan preliminarily contacted Party F about its interest in potentially acquiring MBB.
By February 28, 2021, all potential bidders other than HPS, Party A and Party F had informed J.P. Morgan that they were no longer interested in acquiring the Company or otherwise participating in the sale process.
On March 1, 2021, the Company board held a meeting at which representatives of Mayer Brown were present. At the outset of the meeting, Messrs. Bogansky and Melcher summarized the terms of the JPM amendment for the Company board and the Company board ratified the execution of the amendment by Company management. Representatives of J.P. Morgan then joined the March 1, 2021 board meeting. During the meeting, representatives of J.P. Morgan updated the Company board on the status of the sale process, including the outreach to Party F, and provided a summary of the financial terms of the two indications of interest that had been received from HPS and Party A. As part of such discussion, the representatives of J.P. Morgan described the other terms of HPS’s indication of interest, which conditioned the potential transaction on the consummation of the De-Banking, and the representatives of J.P. Morgan provided a general description for the Company board of the steps required to effect the De-Banking. After a review and discussion with the assistance of representatives of J.P. Morgan, the Company board directed that the two potential buyers, including HPS, that had delivered indications of interest be invited to participate in the next stage of the sale process, which would include further management presentations, and instructed Company management to explore a possible sale of MBB to Party F in connection with the De-Banking required for a sale transaction with HPS.
Later on March 1, 2021, Party F executed a confidentiality agreement with the Company on terms substantially similar to those entered into by the other bidders in the sale process. The confidentiality agreement signed by Party F contained customary provisions, including standstill provisions that, for a period of two years, prohibit Party F, without the prior written consent of the Company board, from participating in a proposal for the Company either publicly or privately or from asking the Company to amend or waive such standstill provisions (often referred to as a “don’t ask, don’t waive” provision), except that, among other things, Party F may make proposals to the Company board on a confidential basis.
On March 8, 2021, Mr. Hilzinger and other members of Company management gave a further management presentation to representatives of HPS.
On March 9, 2021, J.P. Morgan delivered a process letter on behalf of the Company to the remaining bidders requesting that their final indications of interest to acquire the Company be submitted by March 29, 2021.
Later on March 9, 2021, Mr. Hilzinger and other members of Company management gave a management presentation to representatives of Party A.
On March 12, 2021, Party A informed J.P. Morgan that it was no longer interested in acquiring the Company or participating in the sale process.
Later on March 12, 2021, J.P. Morgan delivered the initial draft of the merger agreement, which had been prepared by Mayer Brown, to HPS on behalf of the Company.
On March 16, 2021, Mr. Teets received an unsolicited inquiry regarding a potential acquisition of the Company from a representative of a potential strategic acquirer on a no-names basis, which Mr. Teets relayed to Lawrence DeAngelo, the chairman of the Company board, and J.P. Morgan. The person who contacted Mr. Teets was an investment banker representing such strategic acquirer and an acquaintance of Mr. Teets who knew that Mr. Teets was a member of the Company board. Mr. Teets was not aware of the identity of such strategic acquirer and such investment banker did not disclose the identity of such strategic acquirer to Mr. Teets. In addition, there was no indication that such investment banker knew a process exploring a potential sale of the Company was under way. Later that day, at the direction of the Company, representatives of J.P. Morgan contacted the representative of such strategic acquirer, who indicated that, based on publicly available information, the strategic acquirer was interested in acquiring the Company for a price of $21.00 – $22.00 per share. The representatives of J.P. Morgan indicated that the Company may be interested in pursuing such a transaction, but that the Company would need to know the identity of the potential strategic acquirer before proceeding any further, and the representative of the strategic acquirer indicated they would get back to J.P. Morgan with that information. Following such discussion, the representative did not provide the identity of the potential strategic acquirer. It was later determined that the representative was contacting the Company on behalf of Party G.
On March 17, 2021, at the direction of the Company, representatives of J.P. Morgan and HPS had a conference call to discuss HPS’s anticipated approach and goals with respect to the De-Banking. On the call, HPS also confirmed that it was on track to deliver its final indication of interest on March 29, 2021.
Later on March 17, 2021, Party F informed J.P. Morgan that it was no longer interested in acquiring MBB.
On March 22, 2021, representatives of J.P. Morgan were contacted by representatives of Party G to inquire about exploring a potential acquisition of the Company by Party G. Party G was aware that J.P. Morgan was running an exploratory sale process on behalf of the Company, since J.P. Morgan had contacted Party G’s representative on March 16, 2021 in response to the inbound inquiry received by Mr. Teets. The representatives of J.P. Morgan indicated that Party G should deliver a non-binding indication of interest, based on publicly available information, to acquire the Company. Later that day, the representatives of J.P. Morgan provided Company management and Mr. DeAngelo an update regarding the outreach by the representatives of Party G regarding a potential acquisition of the Company.
On March 23, 2021, J.P. Morgan received an indication of interest from Party G which contained a proposal to acquire the Company for a price of $20.00 – $22.00 per share, consisting of 50% cash and 50% Party G stock, which indication of interest was based on publicly available information. Furthermore, unlike HPS’s proposal, which would require the De-Banking to be consummated as a condition to closing, Party G’s proposal would not require a dissolution of MBB’s bank charter, but rather would require that Party G obtain all regulatory approvals required for it to own and operate MBB.
On March 24, 2021, the Company board held a meeting at which representatives of Mayer Brown and J.P. Morgan were present. The representatives of J.P. Morgan summarized the terms of Party G’s indication of interest and provided a general description of the regulatory approvals and process that would be required for Party G to obtain all of the clearances required for it to own and operate a bank. The representatives of J.P. Morgan and Mr. Melcher then provided a general description of the De-Banking that would be required in connection with a transaction with HPS. The representatives of J.P. Morgan also discussed their views of Party G’s viability as a bidder. After discussion and deliberation, the Company board determined to allow Party G to participate in the sale process and be provided due diligence materials and information, and instructed J.P. Morgan to give Party G access to the virtual data room, in each case upon execution of a confidentiality agreement acceptable to the Company, and request that Party G provide a revised and improved bid by March 31, 2021 in light of the fact that HPS was expected to provide its final bid by March 29, 2021.
On March 25, 2021, Party G executed a confidentiality agreement with the Company on terms substantially similar to those entered into by the other bidders in the sale process and was provided access to due diligence materials in the online virtual data room. The confidentiality agreement signed by Party G contained customary provisions, including standstill provisions that, for a period of two years, prohibit Party G, without the prior written consent of the Company board, from participating in a proposal for the Company either publicly or privately or from asking the Company to amend or waive such standstill provisions (often referred to as a “don’t ask, don’t waive” provision), except that, among other things, Party G may make proposals to the Company board on a confidential basis.
On March 29, 2021, HPS submitted a revised indication of interest containing a proposal to acquire the Company for $22.50 per share in cash and requested that the Company provide it with exclusivity in order to proceed with the next stage of negotiations. HPS’s indication of interest proposed a Company termination fee equal to 4% of the equity value of the transaction and assumed that the Company’s fees and expenses in connection with the transaction, including in connection with consummating the De-Banking, would not exceed $5.0 million. In addition, HPS’s indication of interest included a markup of the draft merger agreement.
On March 31, 2021, Party G submitted a revised indication of interest containing a proposal to acquire the Company for $20.80 per share, consisting of 50% cash and 50% Party G stock.
Later on March 31, 2021, the Company board held a meeting at which representatives of Mayer Brown and J.P. Morgan were present to, among other things, consider the indications of interest received from HPS and Party G. Representatives of J.P. Morgan summarized the terms of each of the indications of interest received and provided a general description of the regulatory approvals necessary for and the steps needed to execute the De-Banking contemplated by HPS’s bid and obtaining the clearances and licenses necessary for Party G to own and operate a bank. A representative of Mayer Brown then summarized the changes proposed by HPS in its markup of the draft merger agreement, including the addition of closing conditions regarding the consummation of the De-Banking and obtaining state licenses to run the Company’s business following the closing, as well as HPS’s desire that Red Mountain execute a voting agreement with respect to the proposed transaction (which we refer to as the “voting agreement”). After discussion and deliberation, the Company board determined it was premature to provide HPS with exclusivity and that, in order for the Company to provide HPS the exclusivity it requested, HPS would need to increase its proposed purchase price and provide additional specificity with respect to what terms HPS was prepared to accept with respect to the De-Banking. The Company board instructed J.P. Morgan to request that each of HPS and Party G increase their purchase price and that Party G increase the percentage of cash consideration in its offer, and instructed Mayer Brown to prepare an issues list outlining, for purposes of discussion with HPS, the Company’s positions on certain material issues reflected in HPS’s markup of the draft merger agreement.
On April 1, 2021, Mayer Brown prepared and circulated to Company management and the Company board an issues list outlining the Company’s positions on certain material terms of HPS’s markup of the draft merger agreement, which issues list reflected, among other things, (i) that HPS’s purchase price would only be adjusted with respect to costs and expenses incurred by the Company solely in connection with the De-Banking and only to the extent that such costs and expenses were in excess of $15 million, (ii) the Company’s general proposal on a construct for a De-Banking covenant and (iii) that the Company termination fee should equal 3% of the equity value of the transaction.
Later on April 1, 2021, J.P. Morgan delivered the issues list to HPS.
On April 2, 2021, representatives of J.P. Morgan contacted HPS, on behalf of the Company, and requested that HPS increase its price above its proposed price of $22.50 per share and discussed the terms presented on the issues list. The representatives of J.P. Morgan indicated, at the instruction of the Company board, that the Company would not enter into exclusivity with HPS unless HPS increased its price and the Company and HPS came to terms on the issues described in the issues list.
Later on April 2, 2021, representatives of J.P. Morgan contacted Party G, on behalf of the Company, and requested that Party G increase its price above its proposed price of $20.80 per share and otherwise improve its bid, including to increase the portion of consideration constituting cash, given that Party G had lowered its proposed purchase price from the high end of the range indicated in its initial bid and was the only bidder offering stock as part of the mix of consideration.
On April 4, 2021, HPS delivered an updated issues list reflecting HPS’s positions on the terms of the draft merger agreement specified by the Company in its initial issues list, which updated issues list reflected, among other things, (i) HPS’s agreement, subject to certain conditions, to the purchase price adjustment concept and general De-Banking covenant proposed by the Company and (ii) that the Company termination fee should equal 3.5% of the equity value of the transaction. In addition, HPS confirmed to J.P. Morgan that it was unwilling to provide an increase to its proposed purchase price.
On April 5, 2021, Party G submitted a further revised indication of interest containing a proposal to acquire the Company for $22.00 per share, consisting of 70% cash and 30% Party G stock.
Also on April 5, 2021, representatives of J.P. Morgan had a conference call with Messrs. DeAngelo, Hilzinger, Bogansky and Melcher and representatives of Mayer Brown to discuss the status of discussions with each of HPS and Party G. After discussion, Messrs. DeAngelo and Hilzinger instructed (i) J.P. Morgan to contact Party G and indicate to them that if Party G wanted to continue in the sale process, it would need to submit a further improved bid prior to the Company board meeting scheduled for the afternoon of April 6, 2021 and (ii) Mayer Brown to prepare an exclusivity agreement for HPS’s consideration in the event the Company board determined to provide HPS with exclusivity.
Later on April 5, 2021, J.P. Morgan, as instructed by Messrs. DeAngelo and Hilzinger, indicated to representatives of Party G that Party G would need to submit a further improved bid prior to the Company board meeting scheduled for the afternoon of April 6, 2021 if it wanted to continue in the sale process. In such discussions, representatives of Party G noted to J.P. Morgan that Party G’s financial models were already at their limits with a 70:30 split of cash to stock.
Also on April 5, 2021, Mayer Brown prepared a draft of an exclusivity agreement with HPS and provided the draft to representatives of J.P. Morgan, who then provided it to HPS.
On April 6, 2021, representatives of HPS contacted J.P. Morgan and told them that HPS was prepared to increase its price to $23.00 per share if the Company signed an exclusivity agreement with HPS that day.
During the course of April 6, 2021, Mayer Brown and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to HPS (which we refer to as “Skadden”), negotiated and finalized the terms of the exclusivity agreement.
Party G did not contact J.P. Morgan regarding a further revised indication of interest at any point on April 5 or April 6, 2021.
Later on April 6, 2021, the Company board held a meeting at which representatives of Mayer Brown and J.P. Morgan were present to, among other things, consider the terms proposed by HPS and Party G and determine whether to provide exclusivity to HPS. Representatives of J.P. Morgan then provided the Company board an update on developments since the March 31, 2021 meeting and summarized the terms of each of the indications of interest received, including (i) the resolution of the matters specified on the issues list with HPS and HPS’s increase in price to $23.00 per share, and (ii) the fact that Party G had not returned with a revised proposal after having been asked to do so ahead of the Company board meeting. After discussion and deliberation and consideration of the proposals made by both HPS and Party G, the Company board determined to provide exclusivity to HPS and authorized and approved the Company’s entry into an exclusivity agreement with HPS.
In the evening of April 6, 2021, the Company and HPS executed the exclusivity agreement which contemplated that the Company would provide HPS exclusivity through April 19, 2021.
On April 7, 2021, a representative of Party G contacted J.P. Morgan via email requesting a call with J.P. Morgan. In accordance with the Company’s obligations under the exclusivity agreement with HPS, a representative of J.P. Morgan then called the representative of Party G and indicated that the Company and J.P. Morgan would not be able to engage or otherwise discuss any proposal regarding a sale of the Company with Party G or any of its representatives.
Later on April 7, 2021, Party G delivered to J.P. Morgan an unsolicited proposal to acquire the Company for $25.00 per share in cash (which we refer to as the “Party G proposal”).
On April 8, 2021, in accordance with the Company’s obligations under the exclusivity agreement with HPS, J.P. Morgan notified representatives of Party G by email that the Company and J.P. Morgan would not be able to engage with Party G or otherwise discuss the Party G proposal. Later that day, in accordance with the Company’s obligations under the exclusivity agreement with HPS, J.P. Morgan notified HPS of the existence of the Party G proposal and provided HPS a summary of the material terms of such proposal, including the price of $25.00 per share in cash.
Later on April 8, 2021, representatives of Mayer Brown and Skadden had a conference call to discuss, among other things, the parties’ anticipated approach with respect to and terms regarding the De-Banking in the merger agreement.
On April 9, 2021, the Company board held a meeting at which representatives of Mayer Brown and J.P. Morgan were present to, among other things, consider the Party G proposal. Representatives of J.P. Morgan provided the Company board an update on developments since the April 6, 2021 meeting and summarized the terms of the Party G proposal. The Company board then discussed, in consultation with its advisors, the likelihood and risk that a transaction with Party G would not be consummated, the timing in which such a transaction would likely be consummated, if at all, and the likelihood that Party G would have the ability or resources to support a $25.00 per share price in cash, including, among other things, that (i) the acquisition by Party G would require Party G to obtain prior approval of the Federal Reserve Board to become a bank holding company, which would involve a comprehensive and lengthy application process and review by the Federal Reserve Board of Party G, its financial and managerial resources, its future prospects, its record of compliance with applicable laws and regulations, and its stated objective to expand MBB into retail banking, (ii) Party G was at a relatively early stage in the development of its plans and preparedness to make such an application and become a bank holding company, (iii) applications by nonbanking organizations, such as fintech companies, to become bank holding companies tend to be time-consuming, complex and challenging, with uncertain prospects of approval, (iv) even if Party G were able to obtain such required regulatory approvals, the process to do so would likely take materially longer than executing the De-Banking, (v) based on Party G’s publicly available financial information and consultation with the Company’s financial advisors, the Company board believed there was a significant risk that Party G would not be able to finance a purchase price of $25.00 per share, (vi) representatives of Party G had previously stated on April 5, 2021 that Party G’s financial models were already at their limits at a $22.00 per share purchase price with a 70:30 split of cash to stock (we refer to the foregoing clause (v) and this clause (vi), together, as the “Party G financing risk factors”), (vii) Party G had not completed its due diligence of the Company to support its $25.00 per share price and that, after engaging in further due diligence of the Company, Party G may have decreased its proposed purchase price, and (viii) Party G’s due diligence review of and discussions with the Company were not as advanced as those of HPS and, as a result, pursuing a transaction with Party G would require substantially more time to reach signing than a transaction with HPS (we refer to the foregoing clauses (i) through (viii) as the “Party G risk factors”). After deliberation and discussion, the Company board determined to continue pursuing a transaction with HPS but instructed J.P. Morgan to request an increase in HPS’s purchase price in light of the Party G proposal.
Also on April 9, 2021, representatives of J.P. Morgan contacted HPS on behalf of the Company and requested that HPS increase its price above its proposed price of $23.00 per share.
Later on April 9, 2021, Mayer Brown sent a mark-up of the draft merger agreement to Skadden.
On April 12, 2021, Mayer Brown and Skadden sent a draft of the voting agreement to MTO. After receipt of the draft voting agreement, a representative of MTO noted to Mayer Brown that the walling procedures prevent Mr. Mesdag from being apprised of the terms of the draft voting agreement and that, since Mr. Mesdag was the appropriate person within Red Mountain to execute the voting agreement, the Company board would need to waive the terms of or otherwise terminate the walling procedures in order to allow Mr. Mesdag to review the terms of and execute the voting agreement concurrently with a potential signing of the merger agreement with HPS.
Later on April 12, 2021, (i) Skadden sent a mark-up of the draft merger agreement and voting agreement, and initial drafts of the equity commitment letter and limited guarantee to Mayer Brown and (ii) Mayer Brown sent an initial draft of the Company disclosure letter to Skadden.
On April 13, 2021, Mayer Brown sent a mark-up of the draft merger agreement to Skadden.
Later on April 13, 2021, representatives of HPS contacted J.P. Morgan and confirmed that HPS was prepared to increase its purchase price to $23.50 per share.
Also on April 13, 2021, representatives of J.P. Morgan had a conference call with Messrs. DeAngelo, Hilzinger, Bogansky and Melcher and representatives of Mayer Brown to discuss HPS’s increase of the purchase price to $23.50 per share. After discussion, Messrs. DeAngelo and Hilzinger instructed J.P. Morgan to request a further price increase of at least an additional $0.25 per share from HPS.
On April 14, 2021, representatives of J.P. Morgan contacted HPS and requested that HPS increase its price above its proposed price of $23.50 per share.
Later on April 14, 2021, MTO sent a mark-up of the voting agreement to Skadden.
On April 15, 2021, representatives of HPS contacted representatives of J.P. Morgan to inform them that HPS would not increase its price of $23.50 per share and that such price was its best and final offer.
Later on April 15, 2021, representatives of J.P. Morgan had a conference call with Messrs. DeAngelo, Hilzinger, Bogansky and Melcher and representatives of Mayer Brown to discuss HPS’s confirmation that it was not willing to increase its price above $23.50 per share. After discussion, Messrs. DeAngelo and Hilzinger instructed J.P. Morgan not to request any further price increases from HPS pending discussion and deliberation by the Company board with respect to the potential merger with HPS to be undertaken at a Board meeting scheduled for April 16, 2021.
Also on April 15, 2021, (i) Skadden and MTO finalized the terms of the voting agreement, (ii) Skadden sent a mark-up of the draft merger agreement to Mayer Brown and (iii) Mayer Brown sent mark-ups of the equity commitment letter and the limited guarantee to Skadden.
On April 16, 2021, Mayer Brown had a conference call with Skadden to negotiate terms of the merger agreement, the equity commitment letter and the limited guarantee. During the call, the representatives of Mayer Brown and Skadden discussed, among other things, (i) what would constitute a De-Banking for purposes of the merger agreement, (ii) the Company’s covenants with respect to the De-Banking and (iii) the Company’s obligations to cooperate with Parent in obtaining any necessary state licenses during the interim period between signing and closing needed to operate the Company’s businesses following the effective time and the consummation of the De-Banking.
From April 14, 2021 through April 16, 2021, the representatives of Mayer Brown and Skadden finalized the terms of the merger agreement, the Company disclosure letter, the Parent disclosure letter, the equity commitment letter and the limited guarantee.
Later on April 16, 2021, the Company board held a meeting at which representatives of Mayer Brown and Morgan, Lewis & Bockius LLP, the Company’s outside Pennsylvania counsel (which we refer to as “Morgan Lewis”), were initially present to, among other things, consider the proposed merger with HPS at a price of $23.50 per share. A representative of Morgan Lewis reviewed with the members of the Company board their fiduciary duties under Pennsylvania law. Representatives of J.P. Morgan and Chain Bridge Partners, LLC, bank regulatory advisor to the Company (which we refer to as “Chain Bridge”), then joined the meeting. A representative of Chain Bridge and Mr. Bogansky then provided the Company board an overview of the De-Banking process, including a description of the regulatory approvals required to execute the De-Banking and the steps that would need to be taken to pay off or otherwise liquidate MBB’s deposits as part of that process. Messrs. Hilzinger and Bogansky then provided the Company board an overview of the Company’s financial performance in the first quarter of 2021 and provided to the Company board an update on recent developments and trends in the Company’s business. Mr. Hilzinger then described Company management’s opinion of the transaction with HPS and noted that Company management, in light of their knowledge of the Company’s business, were in favor of pursuing the transaction with HPS. Thereafter, representatives of J.P. Morgan reviewed, with the Company board, the history of the first and second sale processes, including developments with respect to HPS and Party G. At the request of the Company board, representatives of J.P. Morgan then reviewed with the Company board their preliminary financial analyses with respect to the Company and the proposed merger. Mayer Brown provided the Company board with both a written and an oral summary of the key terms of the merger agreement, equity commitment letter and limited guarantee, noting any items in such documents that remained to be resolved. A representative of Mayer Brown then noted to the Company board that HPS was seeking to enter into the voting agreement with Red Mountain and summarized the key terms of the voting agreement. The representative of Mayer Brown then explained to the Company board that MTO had indicated that, in order for Red Mountain to execute the voting agreement concurrently with a potential signing of the merger agreement, the Company board would need to authorize the termination of the walling procedures in accordance with their terms to allow Mr. Mesdag the time and opportunity to consider the terms of the voting agreement prior to its execution. Following discussion and consideration of the transaction with HPS, the Company board authorized the termination of the walling procedures.
On April 17, 2021, representatives of Mayer Brown had various calls with representatives of Skadden to negotiate terms of the merger agreement. During such calls, Mayer Brown and Skadden discussed, among other things, what would constitute a De-Banking for purposes of the merger agreement.
On April 18, 2021, the Company board held a meeting at which representatives of Mayer Brown, J.P. Morgan and Morgan Lewis were present to, among other things, consider the proposed merger with HPS. A representative of Mayer Brown reviewed with the Company board the resolution of the issues in the merger agreement and other transaction documents that had been unresolved as of the time of the meeting of the Company board on April 16, 2021. At the request of the Company board, representatives of J.P. Morgan reviewed with the Company board J.P. Morgan’s financial analyses with respect to the Company and the proposed merger. Thereafter, at the request of the Company board, J.P. Morgan rendered its oral opinion to the Company board (which was subsequently confirmed in writing by delivery of J.P. Morgan’s written opinion dated April 18, 2021) to the effect that, as of April 18, 2021, and based upon and subject to certain assumptions, qualifications, limitations and other matters considered in connection with the preparation of the opinion, the merger consideration of $23.50 to be received by the holders of shares of the Company common stock in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders. The Company board then discussed and deliberated with respect to the transaction with HPS, including discussion of the Party G proposal. In discussing the Party G proposal, the Company board considered, among other things, each of the Party G risk factors and the likelihood and risk that the transaction with Party G would not be consummated, the timing in which such a transaction would be consummated, and determined, in consultation with the Company’s advisors and Company management, that proceeding with a transaction with HPS on the terms negotiated by the Company and HPS was preferable to a transaction with Party G because (i) proceeding with Party G entailed a greater deal of regulatory risk since Party G would need to obtain all of the requisite regulatory approvals to own and operate a bank in order to close on an acquisition of the Company whereas the transaction with HPS would only require the De-Banking, the achievement of which the Company board believed, in consultation with the Company’s legal, regulatory and financial advisors, to be much more certain and faster than obtaining the regulatory approvals Party G would require and (ii) proceeding with Party G entailed greater transaction execution risk since (x) Party G had not completed its due diligence of the Company to support its $25.00 per share price whereas HPS had conducted extensive due diligence on the Company to support its price and (y) in considering the Party G financial risk factors in consultation with the Company’s financial advisors, the Company board did not believe that Party G would be able to finance a purchase price of $25.00 per share whereas HPS had demonstrated and the Company board believed, after consultation with the Company’s financial advisors, that HPS had sufficient financial resources to consummate an acquisition of the Company at a purchase price of $23.50 per share. After such discussion and deliberation, the Company board then unanimously (a) determined and declared that the merger agreement and the transactions contemplated by the merger agreement, including the merger, were fair to the shareholders of the Company and were in the best interests of the Company and the shareholders of the Company, (b) declared advisable and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger and the De-Banking, and the execution, delivery and performance of the merger agreement and (c) recommended that the shareholders of the Company vote for the adoption of the merger agreement.
Later in the afternoon on April 18, 2021, the Company, Parent and Merger Sub executed the merger agreement and Parent and Red Mountain executed the voting agreement.
Prior to the opening of trading on Nasdaq on April 19, 2021, the Company issued a press release announcing entry into the merger agreement.
Later on April 19, 2021, representatives of Party G contacted representatives of J.P. Morgan to inquire about exploring a potential acquisition of MBB (which we refer to as the “potential post-signing Party G sale”).
Also on April 19, 2021, representatives of J.P. Morgan provided an update to Company management, certain members of the Company board and Mayer Brown regarding outreach by representatives of Party G and described Party G’s proposal regarding the potential post-signing Party G sale. After discussion, the previously referenced members of the Company board instructed Company management to discuss Party G’s proposal with HPS and the possibility of pursuing the potential post-signing Party G sale and, if HPS indicated it was open to pursuing the potential post-signing Party G sale, directed Company management and J.P. Morgan to engage in discussions with Party G regarding the potential post-signing Party G sale.
On April 21, 2021, Mr. Hilzinger discussed Party G’s proposal and the potential post-signing Party G sale with representatives of HPS, and the representatives of HPS indicated that HPS was open to exploring the potential post-signing Party G sale with Party G and the Company.
Between April 21, 2021 and April 27, 2021, representatives of the Company, HPS, Party G and J.P. Morgan engaged in various discussions regarding the potential post-signing Party G sale, including preliminary structuring and timing considerations, and the Company provided further due diligence materials regarding MBB to Party G.

On April 28, 2021, Party G submitted an indication of interest with respect to the potential post-signing Party G sale which reflected a proposal to acquire MBB from the Company for $70 million.
Between April 28, 2021 and May 24, 2021, representatives of the Company (including representatives of J.P. Morgan) and Party G engaged in various negotiations regarding the proposed terms of the potential post-signing Party G sale and preliminarily settled on the following terms for such sale, subject to the completion of due diligence and the negotiation and finalization of definitive transaction agreements: (a) Party G would pay $70 million for MBB and (b) the Company could, in parallel with Party G’s efforts to obtain the requisite regulatory approvals to acquire MBB, position itself to accelerate the De-Banking contemplated by the merger agreement should a definitive agreement to sell MBB to Party G be terminated prior to closing of the potential post-signing Party G sale, in which case Party G would reimburse the surviving corporation up to $8 million for expenses incurred in connection with such De-Banking. At the same time, representatives of the Company (including representatives of J.P. Morgan) and HPS engaged in various negotiations regarding the manner in which the consideration paid by Party G for MBB would be split between the Company’s shareholders, on the one hand, and HPS and the surviving corporation, on the other hand. During the course of these discussions, it was determined that the sale of MBB to Party G would be a taxable event, resulting in double taxation for Company shareholders. Ultimately, the Company and HPS had preliminarily settled on a split of the consideration such that, of the $70 million to be paid by Party G, 45% would be retained by HPS and the surviving corporation while 55% or $2.65 per share (on an after tax basis assuming a 25% tax rate) would be paid to Company shareholders by increasing the per share merger consideration from $23.50 to $26.15.
On May 20, 2021, HPS granted the Company an extension to the deadline under the merger agreement by which the Company must file this proxy statement from May 21, 2021 to June 15, 2021. Such extension was granted to allow the Company and HPS additional time to explore the potential post-signing Party G sale.
Between May 24, 2021 and June 4, 2021, the Company, in consultation with its advisors including Chain Bridge, and HPS engaged in reverse due diligence (which we refer to as the “reverse due diligence”) of the likelihood that Party G’s application to become a bank holding company would be approved by the applicable federal and state regulators and, if approved, the likely timing of when such approvals would be received. In particular, on June 1, 2021, Party G management provided a management presentation to certain members of Company management, J.P. Morgan, Chain Bridge, HPS and Skadden regarding the likelihood and timing of Party G obtaining the regulatory approvals necessary for it to consummate the potential post-signing Party G sale.
On June 2, 2021, the Company submitted its plan of liquidation with respect to the De-Banking to the Utah DFI, the Federal Reserve Bank of San Francisco, the Federal Reserve Bank of Philadelphia and the FDIC.
On June 4, 2021, Mr. Hilzinger communicated to representatives of HPS that Company management and the Company’s advisors were skeptical as to the likelihood that Party G could timely, if ever, obtain the regulatory approvals necessary for it consummate the potential post-signing Party G sale.
Later on June 4, 2021 and on June 7, 2021, representatives of HPS communicated with Mr. Hilzinger to confirm the importance to HPS that the merger be closed in a timely manner, and that HPS would not object if the Company board determined to terminate discussions with Party G regarding the potential post-signing Party G sale.
On June 8, 2021, the Company board held a meeting at which representatives of Mayer Brown, J.P. Morgan and Chain Bridge were present to, among other things, consider the terms of the potential post-signing Party G sale and the findings arising from the reverse due diligence. After discussion and deliberation, the Company board unanimously determined not to pursue the potential post-signing Party G sale. This decision was based on a variety of factors including the considerable uncertainty as to if and when Party G would receive the necessary regulatory approvals to consummate the purchase of MBB which, in the judgment of the Company board after consultation with its advisors, resulted in an unacceptable amount of risk with respect to the ultimate consummation of the proposed merger with HPS. The Company board then instructed Company management and J.P. Morgan to inform Party G that the Company would no longer be pursuing the potential post-signing Party G sale and to terminate further discussions with Party G regarding such matters and, prior to making such outreach to Party G, to relay the Company board’s determination with respect to such matters to HPS.

Later on June 8, 2021, Mr. Hilzinger contacted representatives of HPS to inform them that the Company board had determined that the Company would no longer be pursuing the potential post-signing Party G sale and of the Company board’s reasons for making such determination.
Later on June 8, 2021, representatives of J.P. Morgan informed representatives of Party G on behalf of the Company that the Company would no longer be pursuing the potential post-signing Party G sale and the Company board’s reasons for making such determination.
Recommendation of the Company Board of Directors; Reasons for the Merger
Recommendation of the Company Board of Directors
The Company board recommends that you vote “FOR” the merger proposal.
Reasons for the Merger
In reaching its decision to unanimously approve and recommend the adoption of the merger agreement and to recommend that the Company shareholders approve the merger proposal, the Company board consulted with Company management, as well as its legal and financial advisors, and considered numerous factors, including, but not limited to, the following material factors (which factors are not presented in any relative order of importance):
•	Premium to Market Price. The fact that the $23.50 per share merger consideration represented a premium of:
○	approximately 65% over the closing price of Company common stock on April 16, 2021, the last full trading day before the public announcement of the merger agreement;
○	approximately 66.7% over the 30-day volume weighted average price of Company common stock as of April 16, 2021;
○	approximately 68.6% over the 60-day volume weighted average price of Company common stock as of April 16, 2021;
○	approximately 130.9% over the 180-day volume weighted average price of Company common stock as of April 16, 2021;
○	approximately 32.9% over the 52-week closing high of Company common stock as of April 16, 2021; and
○	approximately 13.3% over the closing price of Company common stock on February 21, 2020, the date prior to the beginning of the general decline in market prices related to the COVID-19 crisis.
•
Low Likelihood and Potential Magnitude of De-Banking Adjustment to Merger Consideration. The fact that, while the $23.50 per share merger consideration is subject to the De-Banking adjustment, the Company board, in consultation with Company management, believes that the covered costs associated with the De-Banking are unlikely to exceed $8.0 million by a material amount, if at all, so that any De-Banking adjustment to the $23.50 per share merger consideration would likely not be material.

•
Opinion of J.P. Morgan Securities LLC. The opinion of J.P. Morgan, dated April 18, 2021, to the Company board that the $23.50 per share merger consideration to be paid to the holders of the Company common stock in the transaction is fair, from a financial point of view, to such holders, which opinion was based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations and qualifications as more fully described below in the section entitled “The Merger—Opinion of J.P. Morgan Securities LLC” beginning on page 40.

•
Fair Value. The Company board’s belief that the merger consideration represented fair value for the shares of Company common stock, taking into account the Company board’s familiarity with the Company’s current and historical financial condition, results of operations, business, competitive position and prospects, as well as the Company’s future business plan and potential long-term value.

•
Best Alternative for Maximizing Shareholder Value. The Company board’s belief that the present value of the merger consideration of $23.50 in cash per share, subject to the De-Banking adjustment, was more favorable to the Company shareholders than the potential value that might result from other alternatives reasonably available to the Company, which belief was informed by, among other things, the following:

○
That the Company had several times in the past received overtures from, and/or engaged in discussions with various third-parties related to a possible strategic transaction involving the Company and none of these overtures or discussions resulted in a strategic transaction being consummated;

○
That the Company had conducted a lengthy and thorough sale exploration process both prior to and after the effects of the COVID-19 crisis were felt in the economy generally and by the Company in particular, involving outreach in the renewed sale process to 17 potential financial and strategic acquirers and an unsolicited indication of interest by one potential strategic acquirer, of which six entered into non-disclosure agreements with the Company and received due diligence and three provided indications of interest for an acquisition of the Company;

○
That the Company board and Company management, in coordination with the Company’s legal and financial advisors, vigorously negotiated on an arms-length basis with HPS with respect to price and other terms and conditions of the merger agreement, including HPS’s stated position that the merger consideration was the highest price that HPS would agree to following the Company board’s rejection of HPS’s other proposals of $22.50 per share and $23.00 per share;

○
That the Company board had conducted extensive deliberations with respect to a potential sale of the Company over a period of seven months after receiving HPS’s renewed indication of interest in September 2020, including establishing regular calls attended by members of the Company board to discuss updates regarding such process, and holding ten board meetings at which a potential sale of the Company was discussed and/or at which the board evaluated, oversaw and provided direction to the process;

○
The Company board’s belief, after consultation with the Company’s advisors, that the Party G proposal of $25.00 per share of Company common stock in cash presented substantial value uncertainty and significant closing uncertainty because, among other things, (i) the acquisition by Party G would require Party G to obtain prior approval of the Federal Reserve Board to become a bank holding company, which would involve a comprehensive and lengthy application process and review by the Federal Reserve Board of Party G, its financial and managerial resources, its future prospects, its record of compliance with applicable laws and regulations, and its stated objective to expand MBB into retail banking, (ii) Party G was at a relatively early stage in the development of its plans and preparedness to make such an application and become a bank holding company, (iii) applications by nonbanking organizations, such as fintech companies, to become bank holding companies tend to be time-consuming, complex and challenging, with uncertain prospects of approval, (iv) even if Party G were able to obtain such required regulatory approvals, the process to do so would likely take materially longer than executing the De-Banking, (v) based on Party G’s publicly available financial information and consultation with the Company’s financial advisors, the Company board believed there was risk that Party G would not be able to finance a purchase price of $25.00 per share, (vi) representatives of Party G had previously stated on April 5, 2021 that Party G’s financial models were already at their limits at a $22.00 per share purchase price with a 70:30 split of cash to stock, (vii) Party G had not completed its due diligence of the Company to support its $25.00 per share price and that, after engaging in further due diligence of the Company, Party G may have decreased its proposed purchase price, and (viii) Party G’s due diligence review of and discussions with the Company were not as advanced as those of HPS and, as a result, pursuing a transaction with Party G would require substantially more time to reach signing than a transaction with HPS;

○
The Company board’s belief that, if it did pursue the Party G proposal despite the substantial value uncertainty and significant closing uncertainty, there was a significant risk of losing HPS’s well-advanced and highly certain offer of $23.50 per share; and

○	The Company board’s belief that there may not be another opportunity for Company shareholders to receive a comparably priced transaction as the one proposed by HPS.

•
Certainty of Value. The fact that the merger consideration is all cash, which provides holders of Company common stock certainty of value and liquidity for their shares of Company common stock while eliminating long term business and execution risks, which risks include the following:

○
The Company board’s belief, which was reinforced by concerns raised by Company management and a number of potential counterparties in the process, that the Company’s stand-alone strategic plan, which includes a currently ongoing transformation to a digital origination platform, involved significant risks in light of the industry and competitive pressures the Company was facing and the Company board’s concerns as to the risks of the Company’s ability to execute on its strategic plan, including the possibility that the strategic plan may not produce the intended results within the targeted timing or at all; and

○
The possibility that it could take a considerable period of time before the trading price of the Company shares would reach and sustain at least the per share merger consideration of $23.50, as it may be adjusted as a result of the De-Banking adjustment, as adjusted for present value, particularly given the above-described concerns regarding the execution risks around the Company’s strategic plan.

•	Likelihood of Completion. The Company board’s belief that the merger was likely to be completed, in light of the terms of the merger agreement and the closing conditions, including:
○
The commitment of Parent and Merger Sub in the merger agreement to use reasonable best efforts to complete the merger as soon as practicable, including taking any and all steps necessary to avoid, eliminate or resolve each and every impediment to and obtain all consents, approvals, clearances and authorizations under applicable laws that may be required by any governmental entity (except for with respect to the De-Banking);

○	The absence of a financing condition to closing;
○
The fact that Parent had obtained committed equity financing from the Guarantors of approximately 85% of the amount necessary to consummate the transactions contemplated by the merger agreement and committed debt financing for the transaction from reputable financial institutions, the limited number and nature of the conditions to the debt and equity financing, and the obligation of Parent and Merger to use reasonable best efforts to consummate the financing and that such financing provides funding of an amount sufficient (with available cash held by the Company and its subsidiaries) to cover the aggregate merger consideration, all amounts payable to holders of Company RSUs, Company PSUs and Company options, the repayment or refinancing of any indebtedness required to be repaid or refinanced and all fees and expenses payable by Parent, Merger Sub and the surviving corporation in connection with the transactions contemplated by the merger agreement and Parent’s financing;

○
The Company’s ability, under circumstances specified in the merger agreement, to specifically enforce Parent’s obligation to enforce the financing commitments and seek specific performance to cause the Guarantors to fund the equity financing as contemplated by the merger agreement and the equity commitment letter; and

○
The commitment of Parent in the merger agreement to pay the Company a termination fee in an amount equal to $20.65 million in certain circumstances in the event that the merger is not completed (see the section of this proxy statement entitled “The Merger Agreement — Parent Termination Fee” beginning on page 80).

•	Superior Proposals and Intervening Events. The terms of the merger agreement relating to the Company’s ability to respond to unsolicited acquisition proposals and to intervening events, including:
○	The Company’s ability, under certain circumstances, to furnish information to third parties making unsolicited acquisition proposals and to engage in discussions and negotiations with such parties;
○
The Company board’s ability, under certain circumstances, to terminate the merger agreement in order to enter into a definitive agreement with respect a superior proposal subject to the Company paying a termination fee of $10.325 million; and

○
The Company board’s ability, under certain circumstances, to make a change of recommendation in response to an intervening event or superior proposal subject to the Company paying a termination fee of $10.325 million in the event Parent terminates the merger agreement in accordance with its terms as a result of such change of recommendation.

•
Opportunity for the Company Shareholders to Vote. The fact that the merger would be subject to the approval of the Company shareholders, and the Company shareholders would be free to evaluate the merger and vote for or against the adoption of the merger agreement at the special meeting.

•	Recommendation of Company Management. The Company board considered the recommendation of Company management in favor of the merger.
The Company board also considered a variety of other factors in its deliberations concerning the merger agreement and the merger, including, but not limited to, the following material factors (which factors are not presented in any relative order of importance):
•
That the Company shareholders will not be entitled to any ongoing equity participation in the Company following the merger, and that the Company shareholders will therefore cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the Company common stock that may have occurred in the future absent the merger;

•
The proposal made by Party G, including the fact that the price of $25.00 per share of Company common stock in the Party G proposal was higher than the merger consideration; however, as noted above, the Company board ultimately concluded that such proposal involved substantial value uncertainty and significant closing uncertainty;

•
The provisions of the merger agreement that restrict the Company’s ability to solicit or participate in discussions or negotiations regarding acquisition proposals, subject to certain exceptions, and that restrict the Company from entering into alternative acquisition agreements;

•
The possibility that the merger and the De-Banking are not completed in a timely manner or at all for any reason, including the risk that the merger will not occur if the equity financing and debt financing are not obtained since Parent and Merger Sub do not on their own possess sufficient funds to consummate the merger, as well as the risks and costs to the Company if the merger is not completed or if there is uncertainty about the likelihood, timing or effects of completion of the merger, including uncertainty about the effect of the merger on the Company’s employees, customers, providers, partners and other third parties, which could impair the Company’s ability to attract, retain and motivate key personnel and could cause third parties to seek to terminate, change or not enter into business relationships with the Company, as well as the risk of management distraction from ongoing business operations as a result of the merger, and the effect on the trading price of the Company common stock if the merger agreement is terminated or the merger is not completed for any reason;

•
The fact that, under the terms of the merger agreement, the Company would be required to consummate the De-Banking prior to the effective time as a condition to the closing the transactions contemplated by the merger agreement, and that such De-Banking would require the Company to obtain financing independent of its bank deposit liabilities in order to maintain liquidity to meet maturing deposits and fund its ongoing operations and that, under the terms of the merger agreement, the Company would not be able to issue new deposit liabilities with a maturity date beyond December 18, 2021 and that, as part of the process of consummating the De-Banking, the Company would need to repay all of its insured deposits and surrender its banking charter to the relevant regulatory authorities.

•
The possibility that the Company would consummate the De-Banking and, thereafter, for any reason, the parties fail to consummate the merger as contemplated by the merger agreement, which would result in the Company becoming reliant on sources of financing other than bank deposits which the Company currently relies on to finance its business;

•
The merger agreement’s restrictions on the conduct of the Company’s business before completion of the merger, generally requiring the Company to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business and prohibiting the Company from taking specified actions, which could delay or prevent the Company from undertaking certain business opportunities that arise pending completion of the merger;
•
The possibility that the Company could be required under the terms of the merger agreement to pay a termination fee of $10.325 million under certain circumstances (see the section of this proxy statement entitled “The Merger Agreement — Company Termination Fee” beginning on page 80), and that such termination fee could discourage other potential bidders from making a proposal to acquire the Company;

•
The fact that the Company’s ability to seek specific performance to cause the closing to occur is limited to circumstances where the debt financing is funded, and that if the debt financing is not funded, the Company’s remedy is limited to the receipt of the $20.65 million Parent termination fee;

•
The fact that Parent and Merger Sub are newly formed entities with essentially no assets other than the equity commitment of the Guarantors and the debt commitments of the debt financing sources, and that the Company’s remedies in the event of breach of the merger agreement by Parent or Merger Sub are limited to receipt of the $20.65 million Parent termination fee;

•
The fact that completion of the merger would require antitrust clearance under the HSR Act, completion of the De-Banking would require the approval of the banking regulators and the satisfaction of certain other closing conditions, including that no material adverse effect on the Company has occurred, that are not entirely within the Company’s control;

•
That the receipt of cash by the Company shareholders in exchange for their shares of Company common stock pursuant to the merger agreement will generally be a taxable transaction to the Company shareholders for U.S. federal income tax purposes; and

•
That certain of the Company’s directors and executive officers may have interests that may be different from, or in addition to, the interests of the Company shareholders generally (see the section of this proxy statement entitled “The Merger – Interests of the Company’s Executive Officers and Directors in the Merger” beginning on page 47).

In view of, among other things, the variety of factors considered in connection with its evaluation of the merger, the Company board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Company board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination.
The Company board based its recommendation on the totality of the information presented to it.
Portions of this explanation of the reasons for the merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Unaudited Prospective Financial Information
The Company does not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the inherent uncertainty and unpredictability of the underlying assumptions and estimates. However, the Company is including in this proxy statement a summary of certain unaudited prospective financial information that was provided to the Company board for use in connection with its evaluation of the proposed merger and to the Company financial advisors, who were authorized to rely upon such projections, including for J.P. Morgan’s use in providing financial advice to the Company board. The inclusion of this information should not be regarded as an indication that any of the Company, Parent, Merger Sub, J.P. Morgan, their respective representatives or any other recipient of this information considered, or now considers, it necessarily to be predictive of actual future results (which may be significantly more or less favorable), or that it should be construed as financial guidance, and it should not be relied on as such. None of the Company, Parent, Merger Sub, J.P. Morgan or any other person assumes responsibility if future results are materially different from those discussed in this proxy statement. In addition, analyses relating to the value of the

Company’s business do not purport to be appraisals or reflect the prices at which the Company’s business may actually be sold. Company management directed J.P. Morgan to use the unaudited prospective financial information with respect to the Company that was provided by Company management in connection with the preparation of the financial analyses J.P. Morgan reviewed and discussed with the Company board at its meeting on April 18, 2021 and the preparation of J.P. Morgan’s opinion to the Company board rendered at that meeting.
While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The Company can give no assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Furthermore, the unaudited prospective financial information should not be construed as commentary by Company management as to how Company management expects the Company’s actual results to compare to Wall Street research analysts’ estimates, as to which the Company expresses no view.
Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to the Company’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in this proxy statement and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s 2020 Annual Report, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and the other reports filed by the Company with the SEC.
The unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. The Company can give no assurance that, had the unaudited prospective financial information been prepared as of the date of this proxy statement, similar estimates and assumptions would be used. The Company does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the assumptions underlying the unaudited prospective financial information are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on the Company of the merger and does not attempt to predict or suggest future results of the surviving corporation. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the combined company as a result of the merger or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on the Company of any possible failure of the merger to occur. None of the Company, J.P. Morgan or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Company shareholder or other person regarding the Company’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the forecasted results will be achieved. The summary of the unaudited prospective financial information included below is being provided solely because it was made available to the Company board, HPS, Parent, and J.P. Morgan and not to influence your decision as to whether to vote for the merger proposal.

The Company board, HPS, Parent and J.P. Morgan were provided with unaudited prospective financial information with respect to the Company prepared by Company management for the fiscal years 2021 through 2025 (in the case of HPS) and 2031 in the case of the Company board and J.P. Morgan. The following table summarizes selected unaudited prospective financial data for the fiscal years 2021 through 2031.
($ in millions, other than per share amounts)	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E
GAAP net income	$9	$17	$25	$34	$46	$48	$48	$48	$49	$51	$52
Growth	NM	88.3%	42.2%	38.8%	34.8%	5.0%	0.5%	(1.4%)	3.5%	2.5%	2.0%

Diluted earnings per share[1]	$0.73	$1.37	$1.95	$2.71	$3.66	$3.84	$3.86	$3.80	$3.94	$4.03	$4.11
Growth	NM	88.3%	42.2%	38.8%	34.8%	5.0%	0.5%	(1.4%)	3.5%	2.5%	2.0%

Dividends	$6.8	$6.8	$6.8	$6.7	$6.7	$6.7	$6.7	$6.7	$6.7	$6.7	$6.7
Dividend payout ratio	74%	40%	28%	20%	15%	14%	14%	14%	14%	13%	13%

Total assets	$1,031	$1,047	$1,282	$1,459	$1,657	$1,781	$1,870	$1,945	$2,003	$2,043	$2,084
Growth	NA	1.5%	22.5%	13.8%	13.6%	7.5%	5.0%	4.0%	3.0%	2.0%	2.0%

Adj. ROAA	0.9%	1.7%	2.1%	2.5%	2.9%	2.8%	2.7%	2.5%	2.5%	2.5%	2.5%
Adj. ROATCE	5.1%	9.1%	12.0%	15.1%	17.9%	16.4%	14.6%	12.9%	12.1%	11.3%	10.5%
[1]	Diluted share count of 12.209 million was used for purposes of the foregoing unaudited prospective financial data.
The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with accounting principles generally accepted in the United States of America, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The independent registered public accountant reports incorporated by reference into this proxy statement relate to the Company’s historical financial information. They do not extend to the unaudited prospective financial information and should not be read to do so.
In light of the foregoing, and considering that the special meeting will be held after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Company shareholders are cautioned not to place unwarranted reliance on such information, and the Company urges all Company shareholders to review the Company’s most recent SEC filings for a description of the Company’s reported financial results. See “Where You Can Find More Information.”
Opinion of J.P. Morgan Securities LLC
Pursuant to an engagement letter, the Company retained J.P. Morgan as its financial advisor in connection with the proposed merger.
At the meeting of the board of directors of the Company on April 18, 2021, J.P. Morgan rendered its oral opinion, subsequently confirmed in J.P. Morgan’s written opinion dated as of April 18, 2021, to the board of directors of the Company that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration of $23.50 per share in cash (which we refer to as the “Consideration”) to be paid to the holders of the Company common stock in the proposed merger was fair, from a financial point of view, to such shareholders.
The full text of the written opinion of J.P. Morgan dated April 18, 2021, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the board of directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the Consideration to be paid to holders of Company common stock in the merger and did not address any other aspect of the merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the propsoed merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by Company to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any shareholder of the Company as to how such stockholder should vote with respect to the proposed merger or any other matter.
In arriving at its opinion, J.P. Morgan, among other things:
•	reviewed the merger agreement;
•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;
•
compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•
compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and
•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.
In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the merger, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify (and did not assume responsibility or liability for independently verifying) any such information or its accuracy or completeness and, pursuant to its engagement letter with the Company, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan’s opinion noted that it understood that in connection with the merger, the Company will effect the De-Banking and that the Consideration will be subject to adjustment as provided in the merger agreement, based on the excess, if any, of Covered Costs related to the De-Banking over the Threshold (in each case of the Covered Costs, De-Banking and Threshold, as defined in the merger agreement). At the Company’s direction, J.P. Morgan assumed that the amount of Covered Costs will result in an adjustment of zero, with no adjustment to the Consideration. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by the Company, Parent or Merger Sub in the merger agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained, and that the De-Banking and related transactions will be consummated, in each case without any adverse effect on the Company or on the contemplated benefits of the merger.
The projections furnished to J.P. Morgan were prepared by the Company’s management. The Company does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the Company’s management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to the section entitled “The Merger – Unaudited Prospective Financial Information” beginning on page 38 of this proxy statement.
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to holders of the Company common stock in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of the Company or the underlying decision by the Company to engage in the merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed merger, or any class of such persons relative to the Consideration in the proposed merger or with respect to the fairness of any such compensation.
The terms of the merger agreement, including the Consideration, were determined through arm’s length negotiations between the Company and Parent and Merger Sub, and the Company’s decision to enter into the merger agreement was solely that of the Company’s board of directors. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Company’s board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Company’s board of directors or management with respect to the proposed merger or the Consideration.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Company’s board of directors on April 18, 2021, and contained in the presentation delivered to the Company’s board of directors on such date in connection with the rendering of such opinion and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.
Public Trading Multiples Analysis
Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which, for purposes of its analysis, J.P. Morgan judged to be sufficiently analogous to the Company. The companies selected by J.P. Morgan were:
Commercial-focused National Banks:
•	Western Alliance Bancorporation; and
•	Pacific Western Bank.

Specialty Finance-focused Banks:
•	Ally Financial;
•	Sallie Mae; and
•	LendingClub.
These companies were selected by J.P. Morgan because of similarities to the Company in their commercial or specialty finance focus, and, in certain cases, similarities to the Company based on certain operational characteristics and/or certain financial metrics. However, none of the companies selected is identical or directly comparable to the Company, and certain of the companies may have characteristics that are materially different from those of the Company. Accordingly, a complete analysis of the results of the following calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial and operating characteristics of the selected companies compared to the Company and other factors that could affect the public trading value of the selected companies and the Company.
In all instances, multiples were based on the closing stock price on April 16, 2021. For each of the following analyses performed by J.P. Morgan, financial and market data and earnings per share estimates for the selected companies were based on the selected companies’ public filings and information J.P. Morgan obtained from SNL Financial and FactSet Research Systems. The multiples and ratios for each of the selected companies were based on the most recent publicly available information as of the date of J.P. Morgan’s fairness opinion.
With respect to the selected companies, the information J.P. Morgan considered included:
•	multiple of price to estimated earnings per share for the fiscal year 2021 (Price/2021E EPS) and the fiscal year 2022 (Price/2022E EPS);
•	multiple of price to tangible book value per share (P/TBVPS); and
•	the 2022 estimated return on average tangible common equity (2022E ROATCE).
J.P. Morgan also performed a public trading analysis based on a regression analysis with respect to the selected companies identified above, to review the relationship between (i) the multiple of price to tangible book value per share, or P/TBVPS and (ii) the 2022E ROATCE based on available estimates obtained from public filings, SNL Financial and FactSet Research Systems (as to the Company only) and the Company’s management projections. Based on this analysis, J.P. Morgan derived a reference range for the implied P/TBVPS multiple of the Company’s common stock of 0.30x to 0.79x.
Based on the above analysis, and such other factors as J.P. Morgan considered appropriate, J.P Morgan then applied a multiple reference range of 8.5x to 14.0x for Price/2021E EPS, 8.0x to 12.5x for Price/2022E EPS and 0.30x to 0.79x for P/TBV to the Company’s management forecasts for the Company’s earnings for the fiscal year 2021 and 2022 and the Company’s tangible book value as of December 31, 2020, respectively. The analysis indicated the following equity values per share of the Company common stock, rounded to the nearest $0.25, which may be compared to the closing price of the Company common stock of $14.24 on April 16, 2021 and the merger consideration of $23.50 per share of the Company’s common stock.
Equity Value Per Share
Price/2021E EPS	$6.25 - $10.25
Price/2022E EPS	$11.00 - $17.25
P/TBVPS	$4.75 - $12.50
Company Dividend Discount Analysis
J.P. Morgan calculated a range of implied values for the Company common stock by discounting to present value estimates of the Company’s future dividend stream and terminal value. In performing its analysis, J.P. Morgan utilized, among others, the following assumptions, which were reviewed and approved by the Company’s management:
•	a December 31, 2020 valuation date;
•	a ten-year dividend discount model;

•	financial forecasts prepared by management for 2021 through 2031 as described in the section “Unaudited Prospective Financial Information”;
•	a terminal value based on 2031 estimated net income set forth in management’s financial forecasts and a multiple range of 9.0x to 11.0x;
•	cost of equity range of 13.0% - 14.0%;
•	common equity tier 1 target of 22.5% in 2021-2022, 20% in 2023-2025, 17.5% in 2026-2028 and 15.0% target thereafter as provided by Company management;
•	cost of excess capital of 1.00% (pre-tax) as provided by Company management;
•	25.0% marginal tax rate as provided by Company management; and
•	mid-year discounting convention.
These calculations resulted in a range of implied values of $21.30 to $25.11 per share of the Company’s common stock, which may be compared to the closing price of the Company common stock of $14.24 on April 16, 2021 and the merger consideration of $23.50 per share of the Company common stock, as illustrated by the following table:
Discount Rate	Terminal Multiple
	9.0x	10.0x	11.0x
13.0%	$22.77	$23.94	$25.11
13.5%	$22.02	$23.14	$24.26
14.0%	$21.30	$22.37	$23.44
Other Information
J.P. Morgan also reviewed other information, solely for informational purposes, including:
•	historical trading prices of the Company common stock since January 1, 2020;
•	historical trading prices of the Company common stock and common stock of selected companies for the last three years, indexed to 0% as of April 16, 2018;
•	historical trading multiples of the Company common stock and common stock of selected companies for the last three years, as of April 16, 2018;
•
selected transaction analysis involving target companies in the commercial finance industry, including, among other things; (i) the price to earnings ratio for the most recently ended twelve months prior to the announcement of such selected transaction; (ii) the price to earnings ratio for the twelve months following the announcement of such selected transaction; (iii) price to book value; and (iv) price to tangible book value; and

•	median all-cash control premiums in public company transactions for the years 2011 through 2020.
Miscellaneous
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary are identical to the Company, and none of the selected transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the merger.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.
For services rendered in connection with the proposed merger, the Company has agreed to pay J.P. Morgan an estimated fee of approximately $8.66 million, $2 million of which became payable upon the delivery of J.P. Morgan’s opinion and the remainder of which will become payable upon consummation of the merger. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.
During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have not had any other material financial advisory or other material commercial or investment banking relationships with the Company, its significant shareholder Red Mountain, Parent or Parent’s affiliate HPS. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had and continue to have commercial or investment banking relationships with certain of HPS’s affiliates, for which J.P. Morgan and such affiliates have received or will receive customary compensation. Such services during such period have included acting as joint lead bookrunner on offerings of equity securities of certain affiliates of HPS in February 2021 and March 2021. J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock (or comparable equity securities) of each of the Company, its significant shareholder Red Mountain, Parent, HPS and certain of its affiliates. During the two-year period preceding delivery of its opinion, the aggregate fees recognized by J.P. Morgan from the Company were less than $50,000, from Red Mountain Capital Partners, LLC were less than $50,000, from Parent were $0, and from HPS and certain of its affiliates were approximately $3.6 million. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company and certain of Parent and HPS’s affiliates for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.
Financing of the Merger
The obligations of Parent and Merger Sub to complete the merger are not contingent upon the receipt of any financing.
Financing
European Asset Value Offshore Fund II, L.P., European Asset Value Offshore Fund (USD) II, L.P., European Asset Valued Fund (USD) II, L.P. and European Asset Value Irish Fund II, funds managed by HPS (which we refer to collectively as the “Guarantors”), Parent and Merger Sub have entered into an equity commitment letter, dated as of April 18, 2021 (which we refer to as the “equity commitment letter”), pursuant to which the Guarantors (severally and not jointly) committed to purchase securities of Parent for $250 million in cash substantially contemporaneously with the consummation of the merger, subject to the terms and conditions of the equity commitment letter.
The Guarantors’ obligation to make the investment pursuant to the equity commitment letter is subject to (a) the valid execution and delivery of the merger agreement by all parties to the merger agreement and the merger agreement not having been terminated, (b) the satisfaction, or waiver by Parent, of each of the conditions to Parent’s obligations to consummate the transactions contemplated by the merger agreement set forth in the merger agreement, (c) the substantially contemporaneous receipt of the proceeds of the debt financing, and (d) the substantially contemporaneous consummation of the merger in accordance with the terms of the merger agreement.
The equity commitment letter will terminate upon, among other events, the closing of the merger, valid termination of the merger agreement, or the Company’s bringing certain legal proceedings against Guarantors or certain of their affiliates and representatives other than (a) claims by the Company against Parent and Merger Sub under the merger agreement, (b) an exercise by the Company of its rights as a third party beneficiary under the equity commitment letter to specifically enforce Parent’s right to cause the Guarantors to fund their equity commitment under the equity commitment letter, (c) claims by the Company against the Guarantors under the limited guarantee and (d) claims by the Company against HPS Investment Partners, LLC under its confidentiality agreement with the Company (which we refer to as, collectively, the “retained claims”).
The equity commitment letter provides, among other things, that if the Company becomes entitled to specific performance under the merger agreement to cause Parent to obtain the equity financing, then the Company is an express third party beneficiary of Parent’s rights under the equity commitment letter solely for the purpose of causing the investment to be made pursuant to its terms. In addition, the merger agreement provides that Parent and Merger Sub will maintain in effect the equity commitment letter in accordance with its terms and subject to its conditions, or on such other terms as are permitted by the merger agreement or agreed to in writing by the Company.
Parent also plans to finance a portion of the amounts required to complete the merger through a debt financing in the amount of $700 million (which we refer to as the “debt financing”). Subject to customary terms, the Company has agreed to, and to cause its subsidiaries to, to use commercially reasonable efforts to provide Parent with customary cooperation as reasonably requested by Parent or Merger Sub to assist them in arranging such debt financing.
In the merger agreement, Parent and Merger Sub have represented that the equity financing and debt financing, together with cash on hand, will provide Parent with funds sufficient to satisfy, or cause to be satisfied, the payment of, among other things, the aggregate merger consideration and the other payments contemplated by the merger agreement.
Limited Guarantee
To induce the Company to enter into the merger agreement, the Guarantors executed the limited guarantee, dated as of April 18, 2021, in favor of the Company (which we refer to as the “limited guarantee”). Pursuant to the limited guarantee, the Guarantors (severally and not jointly) have guaranteed the due and punctual payment, if due, of the termination fee payable by Parent under the merger agreement and certain other payments as set forth in the limited guarantee, subject to the terms and conditions of the limited guarantee and a maximum liability equal to $21,655,372.
The limited guarantee terminates upon the earliest to occur of (a) the effective time, (b) the date on which the Company bringing legal proceedings against Guarantors or certain of their affiliates and representatives other than retained claims, (c) receipt by the Company of payment in full of the obligations guaranteed under the limited guarantee and (d) the three-month anniversary of the valid termination of the merger agreement in accordance with its terms unless the Company has made a claim under the limited guaranty prior to such date, in which case the limited guarantee will not terminate until such claim is finally settled or otherwise resolved either in a final judicial determination or by agreement of the Company and the Guarantors (or their permitted assignees) and the obligations under the limited guarantee finally determined or agreed to be owed by the Guarantors are satisfied in full.

Interests of the Company’s Executive Officers and Directors in the Merger
In considering the recommendation of the Company board with respect to the merger, you should be aware that the Company’s directors and executive officers have certain interests in the merger that may be different from, or in addition to, the interests of the other Company shareholders. The Company board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in determining to recommend to Company shareholders that they vote for the merger proposal and thereby approve the transactions contemplated by the merger agreement, including the merger. These interests are described below.
The amounts described below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before the consummation of the merger. As a result, the actual amounts, if any, to be received by the executive officers and non-employee directors may materially differ from the amounts set forth below. All dollar amounts have been rounded to the nearest whole dollar.
Treatment of Company Equity Awards
The Company restricted shares, Company RSUs, Company PSUs, and Company options (which we collectively refer to as the “Company equity awards”) held by the Company’s employees, including the Company’s executive officers, and by directors of the Company immediately prior to the effective time will be cancelled in exchange for a cash payment in the same manner as those Company equity awards held by other employees of the Company. As described further in the section titled “The Merger Agreement—Treatment of Company Equity Awards,” such awards will be subject to the following treatment:
•
Restricted Shares. At the effective time, with respect to each outstanding Company restricted share, the vesting, forfeiture, repurchase or other lapse restriction will lapse and such restricted share will be fully vested and will be converted into the right to receive the merger consideration.

•
Restricted Stock Units. At the effective time, each outstanding Company RSU will fully vest and will be cancelled and converted into the right to receive the merger consideration in respect of each share of Company common stock underlying such Company RSU. The cash amount will be paid as soon as reasonably practicable (but no later than the next regularly scheduled payroll date) after the effective time unless later payment is required by Section 409A of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”).

•
Performance Stock Units. At the effective time, each outstanding Company PSU (i) will, if it was awarded during December 2020, vest and be deemed satisfied based on actual performance determined as of the effective time in accordance with the terms of the Company PSU, and (ii) will, if it was awarded other than during December 2020, fully vest and be deemed satisfied at the target level of one hundred percent (100%). Each Company PSU will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the merger consideration in respect of each share of Company common stock underlying such Company PSU. The cash amount will be paid as soon as reasonably practicable (but no later than the next regularly scheduled payroll date) after the effective time, unless later payment is required by Section 409A of the Code.

•
Stock Options. At the effective time, each outstanding Company option, whether vested or unvested, that has an exercise price per share that is less than the merger consideration will fully vest and will be cancelled and converted into the right to receive, an amount in cash, without interest, equal to the product of (i) the amount by which the merger consideration exceeds the exercise price per share of such stock option and (ii) the total number of shares of Company common stock subject to such stock option. The cash amount will be paid as soon as reasonably practicable (but no later than three business days) after the effective time, unless later payment is required by Section 409A of the Code. Any stock option that has an exercise price per share that is greater than or equal to the merger consideration will be cancelled at the effective time for no consideration or payment.

All stock options held by the Company’s named executive officers, other executive officers and directors that are vested or are scheduled to be vested or accelerated in connection with the merger as of the date of this proxy statement have an exercise price greater than $23.50 per share and, therefore, no named executive officers, other executive officers or directors will receive compensation for their stock options in connection with the merger. Further information regarding the named executive officers may be found in “—Golden Parachute Compensation” beginning on page 49.
The table below sets forth certain information (without subtraction of applicable withholding taxes) of the Company restricted shares, Company RSUs and Company PSUs held by the Company’s executive officers and directors for which vesting will be accelerated in connection with the merger, assuming a merger closing date of July 1, 2021.
	Aggregate Number of Company Restricted Shares	Aggregate Number of Shares Subject to Company RSUs/PSUs (#)	Cash Value (Assuming No Adjustment) ($) (1)
Named Executive Officers
Jeffrey A. Hilzinger	0	241,728	5,680,608
Michael R. Bogansky	0	86,499	2,032,727
Louis E. Maslowe	0	44,892	1,054,962
Aswin Rajappa	0	45,176	1,061,636
Gregory L. Sting	0	29,819	700,747

Other Executive Officers
Laura C. Anger	0	34,784	817,424
Ryan S. Melcher	0	19,868	466,898
James Sherlock	0	25,465	598,428

Non-employee Directors
John J. Calamari	22,503	0	528,821
Lawrence J. DeAngelo	22,503	0	528,821
Scott A. Heimes	22,503	0	528,821
Matthew J. Sullivan	22,503	0	528,821
J. Christopher Teets	22,503	0	528,821
James W. Wert	22,503	0	528,821
(1)
Calculated by multiplying the aggregate number of Company restricted shares and shares issuable upon settlement of Company RSUs/PSUs by $23.50 and then rounded to the nearest whole dollar. This calculation assumes that the $23.50 per share price will not be adjusted as described in other sections of this proxy statement.

Parent’s Arrangements with the Company’s Executive Officers
As of the date of this proxy statement, none of the Company’s executive officers has entered into any agreement with Parent or any of Parent’s affiliates regarding employment with, or the right to purchase the equity of, the surviving corporation or one or more of its affiliates. However, it is possible that Parent may enter into employment, consulting or retention arrangements with certain executive officers upon the consummation of the merger.
In addition, the merger agreement provides that following the effective time and until the first anniversary of the merger (which we refer to as the “continuation period”), Parent shall provide, or shall cause the surviving corporation to provide, the individuals who are employed by the Company or any of its subsidiaries immediately before the effective time and who continue employment during such time period with (i) annual base compensation no less than the annual base compensation provided to such Company employees immediately prior to the effective time, (ii) annual target cash incentive amounts that are no less than the annual target cash incentive amounts provided to such Company employees immediately prior to the effective time, (iii) severance benefits that are no less favorable than the severance benefits provided to such Company employees immediately prior to the effective time and (iv) other employee benefits that are substantially comparable in the aggregate to the employee benefits provided to such Company employees immediately prior to the effective time. For more information, see “The Merger Agreement—Employee Matters” on page 72.

The Company’s Severance Pay Plan for Senior Management
Subject to the terms and conditions of the Company’s Severance Pay Plan for Senior Executives, if an eligible executive’s employment is terminated either (a) (i) by the Company for any reason other than on account of cause (as defined in the plan) or the executive’s death or disability, or (ii) with respect to only an eligible executive who is designated as Tier I participant or Tier II participant, by such eligible executive on account of a good reason (as defined in the plan); (b) the eligible executive’s employment termination date does not occur at any time between the date a change of control occurs and the second anniversary of the change of control of the Company; (c) the eligible executive has executed the participation agreement required under the plan; and (d) the eligible executive signs and does not revoke the release required under the plan within the time period required for such release, then the eligible executive will be entitled to the following severance benefits:
•
Salary Continuation. A continuation of the eligible executive’s annual base salary for a severance period of 18 months for a Tier I executive, 12 months for a Tier II executive, and six months for a Tier III executive;

•
Annual Incentive Bonuses. Pro rata annual incentive bonus for the fiscal year in which the eligible executive’s employment termination date occurred, which pro-ration will be determined by multiplying (x) a fraction, (A) the numerator of which is the number of days the eligible executive worked for the Company during such fiscal year (as measured to the employment termination date) and (B) the denominator of which is 365, by (y) the annual incentive bonus, if any, that would be payable to the eligible executive based on the actual performance for such fiscal year, as determined in accordance with the terms set for such annual incentive bonus; and

•
Health Benefits Continuation. For the shorter of (i) the severance period and (ii) the 18- month period following the eligible executive’s employment termination date, a continuation of the eligible executive’s eligibility to participate in the Company’s medical, dental, vision and prescription drug plans in which the eligible executive was participating (along with the eligible executive’s spouse and eligible dependents) immediately prior to the eligible executive’s employment termination date.

If an eligible executive’s employment is terminated under the foregoing circumstances within two years following a change of control, the eligible executive shall be entitled to salary continuation as described above with a change of control multiplier of 2.0 for a Tier I executive, 1.5 for a Tier II executive and 0.75 for a Tier III executive, as well as the executive’s target cash incentive payment for the year of termination and health benefits continuation for a period of 18 months for a Tier I or Tier II executive and 9 months for a Tier III executive.
Golden Parachute Compensation
This section sets forth information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of the Company that is based on or otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to our named executive officers. The merger-related compensation payable to these individuals is the subject of a non-binding, advisory vote of the Company shareholders, as described below in the section “Proposal 2—Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers.”
The estimated value of the payments and benefits that the Company’s named executive officers will receive in connection with the merger is quantified below in accordance with Item 402(t) of Regulation S-K. The estimated values are based on (i) an assumption that the consummation of the merger occurs on July 1, 2021 (the latest practicable date determined in accordance with Item 402(t) of Regulation S-K); (ii) the merger consideration; (iii) salary levels as of the date of this proxy statement; (iv) the number of unvested Company equity awards held by the named executive officers as of the date of this proxy statement, assuming a merger closing date of July 1, 2021; and (v) termination of each named executive officer’s employment by the Company without “cause” or by the named executive officer for “good reason” (as defined the Company’s severance pay plan for senior executives) immediately after the consummation of the merger.
Depending on when the merger occurs, certain Company equity awards that would be unvested as of July 1, 2021 and included in the table below may vest independently of the merger pursuant to their terms based on continued service with the Company. In addition, the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect any compensation actions that may occur before the consummation of the merger. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. All dollar amounts have been rounded to the nearest whole dollar.
The table below quantifies the estimated value of the accelerated vesting of the Company equity awards held by each named executive officer based on an assumed merger closing date of July 1, 2021 and the value of the cash severance that would be payable to each named executive officer assuming each individual's employment is terminated by the Company without cause or by the individual for good reason immediately following the consummation of the merger and on the assumed merger closing date of July 1, 2021.
Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Jeffrey A. Hilzinger	1,614,340	5,680,608	23,014	7,317,962
Michael R. Bogansky	743,077	2,032,727	30,191	2,805,995
Louis E. Maslowe	716,459	1,054,962	23,014	1,794,435
Aswin Rajappa	585,731	1,061,636	0	1,647,367
Gregory L. Sting	591,938	700,747	22,148	1,314,833
(1)
These payments are “double-trigger” (i.e., they are triggered by a change in control and are conditioned on the termination of the named executive officer’s employment by the Company without cause or by the named executive officer for good reason, in either case during the 24-month period following the change in control) and consist of the following: a lump sum amount equal to the sum of (i) the executive’s annual base salary, multiplied by 2.0 for Mr. Hilzinger and 1.5 for Messrs. Bogansky, Maslowe, Rajappa and Sting and (ii) the executive’s target cash incentive payment for the year of termination.

(2)
The equity amounts consist of the “Total Cash Value” of accelerated vesting of restricted shares and Company RSUs/PSUs described above in the section entitled “—Treatment of Company Equity Awards” and set forth in the tables presented therein (assuming (i) the target level of performance has been achieved for Company RSUs/PSUs other than PSUs granted in December 2020 and (ii) actual performance determined as of the effective time in accordance with the terms of the Company PSUs granted in December 2020). These amounts are based on the merger consideration of $23.50 and payments are “single-trigger” (i.e., they are triggered by the occurrence of a change in control alone). This calculation assumes that the $23.50 per share price will not be adjusted as described in other sections of this proxy statement.

(3)
These payments are “double-trigger” and represent the payments by the Company for 18 months of health insurance premiums following the consummation of the merger and a subsequent termination of the named executive officer's employment for one of the reasons described above.

Director and Officer Indemnification and Insurance
The merger agreement provides that Parent will cause the surviving corporation to indemnify and hold harmless each present and former director and officer of the Company and its subsidiaries to the fullest extent permitted by applicable law from and against any costs or expenses incurred in connection with any suit, action, claim, arbitration, mediation or legal, arbitral, administrative or other proceeding arising out of or pertaining to matters existing or occurring at or prior to the effective time relating to such person’s service with, at the request of or for the benefit of the Company or its subsidiaries, including the transactions contemplated by the merger agreement, and will cause the surviving corporation to also advance expenses to such persons to the fullest extent permitted by applicable law, provided that such person provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.
The merger agreement also provides that, from and after the effective time, Parent will cause the surviving corporation to honor the provisions, to the extent they are enforceable under applicable law, regarding exculpation of directors, limitation of liability of directors and officers and advancement of expenses contained in the Company’s articles of incorporation, bylaws, the comparable organizational documents of any of the Company’s subsidiaries or any indemnification contract between the applicable indemnified party and the Company or any of its subsidiaries immediately prior to the effective time.
Subject to certain limitations, the merger agreement also requires Parent to cause the surviving corporation to maintain, for a period of six years following the effective time, directors’ and officers’ liability insurance and fiduciary liability insurance policies from an insurer with the same or better credit rating as the Company’s current insurance carrier with benefits, levels of coverage and terms and conditions that are at least as favorable as the Company’s policies existing immediately prior to the effective time with respect to matters existing or occurring at or prior to the effective time, including acts or omissions in connection with the merger agreement and the consummation of the transactions contemplated by the merger agreement. The surviving corporation will not, however, be required to spend annually an amount greater than 300% of the annual premium paid by the Company as of the date of the merger agreement (which we refer to as the “maximum annual premium”). The Company may in its sole discretion obtain but following consultation with Parent, prior to the effective time, a six-year prepaid “tail” policy at an aggregate cost no greater than the maximum annual premium, providing coverage not less favorable than the Company’s policies existing immediately prior to the effective time. For additional information, see the section of this proxy statement entitled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance.”

Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders and Non-U.S. holders (each as defined below) whose shares of Company common stock are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to the Company shareholders. This discussion does not address the consequences of the merger to Company shareholders who receive cash pursuant to the exercise of dissenters’ rights. This discussion applies to a Company shareholder only if the shareholder holds shares of Company common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) for U.S. federal income tax purposes, and does not apply to Company shareholders that are members of a special class of persons subject to special rules, including but not limited to:
•	Dealers in securities;
•	Traders in securities that elect to use a mark-to-market method of accounting for securities holdings;
•	Tax-exempt organizations;
•	Life insurance companies;
•	Financial institutions;
•	Regulated investment companies;
•	Real estate investment trusts;
•	Partnerships (or entities or arrangements taxable as partnerships for U.S. federal income tax purposes);
•	Company shareholders that use shares of Company common stock as part of a straddle or a hedging or conversion transaction;
•	Company shareholders that have a functional currency other than the U.S. dollar;
•	Company shareholders that acquired shares of Company common stock upon the exercise of stock options or otherwise as compensation;
•	Company shareholders that hold an equity interest, actually or constructively, in Parent; or
•	Company shareholders that own, or have owned in the last five years, actually or constructively, five percent or more of the Company common stock.
This discussion is based on the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), its legislative history, final, temporary and proposed U.S. Treasury Regulations, published rulings and administrative guidance from the Internal Revenue Service (which we refer to as the “IRS”) and court decisions, all as in effect as of the date of this proxy statement. These laws and other authorities are subject to change, possibly on a retroactive basis. Any such change could affect the accuracy of the statements and conclusions set forth in this proxy statement. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the merger.
This discussion addresses only U.S. federal income taxation and does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a Company shareholder. This discussion does not address all U.S. federal income tax consequences relevant to a Company shareholder’s particular circumstances, including the impact of taxes under the Foreign Account Tax Compliance Act.
This discussion is intended to provide only a general summary of the material U.S. federal income tax consequences of the merger to U.S. holders of shares of Company common stock. The Company does not intend for this discussion to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretations. Accordingly, the IRS may not agree with the tax consequences described in this proxy statement.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partner and the partnership. A partner of a partnership holding shares of Company common stock should consult the partner’s tax advisor regarding the U.S. federal income tax consequences of the merger to the partner.
Each Company shareholder is urged to consult with the Company shareholder’s own tax advisor as to the tax consequences of the merger in the Company shareholder’s particular circumstances, including the applicability and effect of U.S. federal (including the alternative minimum tax), state, local and foreign tax laws and of changes in those laws.
Certain U.S. Federal Income Tax Consequences to U.S. Holders
For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of Company common stock that is, for U.S. federal income tax purposes:
•	An individual who is a citizen or resident of the United States;
•	A corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;
•
A trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	An estate that is subject to U.S. federal income tax on the estate’s income regardless of its source.
The exchange of shares of Company common stock for cash in the merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Company common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the amount of cash received with respect to such shares, determined before the deduction of any applicable withholding taxes, as described below under “—Backup Withholding and Information Reporting” and (ii) the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally equals the price the U.S. holder paid for its shares of Company common stock less any distributions received that were in excess of the Company’s current and accumulated earnings and profits (but not reduced below zero). Gain or loss will be determined separately for each block of shares of Company common stock (i.e., shares acquired at the same cost in a single transaction). Such capital gain or loss will be long-term capital gain or loss, provided that the U.S. holder’s holding period for each such block of shares of Company common stock exceeds one year at the effective time, and otherwise will be short-term capital gain or loss. Long-term capital gains of non-corporate U.S. holders are generally eligible for reduced rates of U.S. federal income taxation. There are limitations on the deductibility of capital losses.
Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders
For purposes of this discussion, the term “Non-U.S. holder” means a beneficial owner of shares of Company common stock that is neither a U.S. holder nor an entity that is treated as a partnership for U.S. federal income tax purposes.
Subject to the discussion below in “—Backup Withholding and Information Reporting,” any gain realized by a Non-U.S. holder resulting from the merger generally will not be subject to U.S. federal income or withholding tax unless:
•
the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. holder in the United States); or

•	the Non-U.S. holder is an individual present in the United States for 183 days or more during the taxable year of the merger, and certain other requirements are met.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses of the Non-U.S. holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. holders are urged to consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Medicare Tax
U.S. holders that are individuals, estates or trusts that do not fall into a special class of trusts that is exempt from such tax are generally subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally includes capital gain recognized on the exchange of shares of Company common stock for cash in the merger, unless such capital gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). There are limitations on deducting capital losses in calculating a U.S. holder’s net investment income. U.S. holders are urged to consult their own tax advisors regarding the applicability of the Medicare tax to gain recognized on the exchange of shares of Company common stock for cash in the merger.
Backup Withholding and Information Reporting
Under certain circumstances, a U.S. holder or Non-U.S. holder may be subject to information reporting and backup withholding (currently at a rate of 24%) with respect to the merger consideration. Backup withholding generally will not apply to: (i) a U.S. holder who properly establishes an exemption or provides the U.S. holder’s correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules, or (ii) a Non-U.S. holder who provides a certification of such holder’s non-U.S. status on the applicable IRS Form W-8 or otherwise establishes a basis for exemption from backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a U.S. holder’s or Non-U.S. holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.
The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each Company shareholder should consult the Company shareholder’s own tax advisor regarding the applicability of the rules discussed above to the Company shareholder and the particular tax effects to the Company shareholder of the merger in light of the Company shareholder’s particular circumstances and the application of state, local and foreign tax laws.
Regulatory Approvals Required for the Merger
Subject to the terms and conditions of the merger agreement, the parties have agreed to cooperate and use their reasonable best efforts to promptly prepare and file all necessary documentation and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to consummate the merger or any of the other transactions contemplated by the merger agreement. These approvals include clearance under the HSR Act, as described further below. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement.
Antitrust Clearance
The consummation of the merger is subject to the expiration or early termination of the waiting period applicable to the consummation of the merger under the HSR Act. Under the HSR Act, and the rules promulgated thereunder, the merger cannot be consummated until the parties to the merger agreement have given notification and furnished information to the Federal Trade Commission and the Department of Justice and until the applicable 30-day waiting period has expired or has been terminated. On June 16, 2021, the Company and HPS each filed a premerger notification and report form under the HSR Act, and the waiting period is scheduled to expire on July 16, 2021. The parties requested early termination of the 30-day waiting period under the HSR Act.
De-Banking
The consummation of the merger is conditioned on the Company effectively ceasing operations as a bank prior to the effective time and consummating a “De-Banking”, which under the terms of the merger agreement requires that the Company effect a transaction or a series of transactions which results in (i) (A) the Company having divested its entire ownership interest in MBB or (B) (1) the Company having submitted a letter to the Commissioner of the Utah Department of Financial Institutions (which we refer to as the “Utah DFI”) surrendering the license and authority to conduct the business of banking held by MBB, (2) the Federal Deposit Insurance Corporation (which we refer to as the “FDIC”) having issued an order terminating MBB’s deposit insurance from the FDIC and (3) MBB having no remaining deposits and (ii) if the merger were consummated, none of Parent, Merger Sub, or their respective affiliates, directors, officers, principals or limited partners being subject to any burdensome condition or burdensome requirement imposed by any banking regulator or banking law.
In order for the Company to execute the De-Banking, the Company must file a plan of liquidation with the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of San Francisco, the Utah DFI and the FDIC, each of which must approve such plan of liquidation before the De-Banking may be consummated. Under the terms of the merger agreement, the Company must file the plan of liquidation and all any other related and required applications with all such regulators no later than June 2, 2021. The Company made the applicable filings on June 2, 2021. On June 25, 2021, the Company received the requisite non-objections to the Company’s plan of liquidation and has begun implementing the plan.
Subject to the terms and conditions set forth in the merger agreement, the parties are required to use reasonable best efforts to take or cause to be taken all reasonable actions, and do or cause to be done all things, reasonably necessary or advisable to effect the De-Banking as soon as reasonably practicable after the date of the merger agreement, and Parent and Merger Sub are required to use reasonable best efforts to provide all cooperation reasonably requested by the Company in connection with the De-Banking, except that nothing under the merger agreement requires that Parent or Merger Sub to take any action that would require them or any of their respective affiliates, certain representatives or limited partners to become party to any application, notice or filing with respect to the De-Banking or become subject to any burdensome condition or burdensome requirement imposed by any banking regulator or banking law.
Litigation Relating to the Merger
As of the date of this proxy statement, three complaints have been filed by purported holders of Company common stock. On June 18, 2021, a purported holder of Company common stock filed a complaint against the Company and the members of the Company board in the United States District Court for the Southern District of New York captioned Stein v. Marlin Business Services Corp. et al, No. 1:21-cv-05384 (which we refer to as the “Stein Complaint”). On June 28, 2021, a purported holder of Company common stock filed a complaint against the Company and the members of the Company board in the United States District Court for the Eastern District of New York captioned Gibson v. Marlin Business Services Corp. et al, No. 1:21-cv-03626 (which we refer to as the “Gibson Complaint”). On June 28, 2021, a purported holder of Company common stock filed a complaint against the Company and the members of the Company board in the United States District Court for the Southern District of New York captioned Ciccotelli v. Marlin Business Services Corp. et al, No. 1:21-cv-05608 (which we refer to as the “Ciccotelli Complaint,” and collectively with the Stein Complaint and the Gibson Complaint, the “Complaints”).
The Complaints assert, among other things, claims under Section 14(a) and Section 20(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder, for allegedly causing a materially incomplete and misleading preliminary proxy statement to be filed with the SEC and disseminated to the Company’s shareholders. Among other remedies, the Complaints seek to enjoin the defendants from proceeding with, consummating or closing the merger unless and until the allegedly materially incomplete and misleading information is disclosed to Company shareholders.
The Company believes that the Complaints are without merit. If these cases are not resolved, the lawsuit(s) could prevent or delay completion of the merger and result in costs to the Company. There can be no assurances that additional complaints or demands will not be filed or made with respect to the merger. If additional similar complaints or demands are filed or made, absent new or different allegations that are material, the Company will not necessarily publicly disclose them.

THE MERGER AGREEMENT
The following discussion contains certain information about the merger. The discussion is subject to, and qualified in its entirety by reference to, the merger agreement attached as Annex A to this proxy statement and incorporated herein by reference. We urge you to read carefully this entire proxy statement, including the merger agreement attached as Annex A, for a more complete understanding of the merger.
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary of terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about the Company contained in this proxy statement or in the public reports of the Company filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The merger agreement contains representations and warranties by Parent and Merger Sub, on the one hand, and the Company, on the other hand. The representations, warranties and covenants made in the merger agreement by the Company, Parent and Merger Sub were qualified and subject to important limitations that were negotiated and agreed to by the Company, on the one hand, and Parent and Merger Sub, on the other hand. In particular, in your review of the representations and warranties contained in the merger agreement, and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally relevant to investors or applicable to reports and documents filed with the SEC, and some were qualified by certain confidential disclosures made by the Company, Parent and Merger Sub in connection with the merger agreement and certain public filings made by the Company with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement.
For the foregoing reasons, the representations and warranties, or any descriptions of those provisions, should not be read alone or relied upon as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in, or incorporated by reference into, this proxy statement. See “Where You Can Find More Information.” The Company will provide additional disclosures in its public reports to the extent it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the merger agreement and will update such disclosure as required by federal securities laws.
Effects of the Merger; Directors and Officers
The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement and in accordance with the Pennsylvania Business Corporation Law of 1988 (which we refer to as the “PBCL”). At the effective time, the separate corporate existence of Merger Sub will cease. As the surviving corporation, the Company will continue to exist following the merger. As a result of the merger, the surviving corporation will be a wholly owned subsidiary of Parent.
The directors of Merger Sub immediately prior to the effective time will, from and after the effective time, be the directors of the surviving corporation, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the surviving corporation’s articles of incorporation and bylaws. The officers of Merger Sub immediately prior to the effective time will, from and after the effective time, be the officers of the surviving corporation, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the surviving corporation’s articles of incorporation and bylaws.
Closing and Effective Time of the Merger
The merger agreement provides that the closing for the merger (the “closing”) will take place as soon as practicable (but in any event within five business days) following the first day on which all of the conditions to the closing (described in “—Conditions to the Merger” beginning on page 77 of this proxy statement) have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at the closing), or at such other time as the Company and Parent may agree in writing. The merger agreement provides that the closing will not occur prior to the date that is eight months from the date of the merger agreement, which would be December 18, 2021 (unless waived by Parent).
The effective time will occur when the statement of merger has been duly filed with the Secretary of State of the Commonwealth of Pennsylvania (or at such later time as the Company and Parent may agree in writing and specify in the statement of merger).
Merger Consideration
In the merger, each share of Company common stock issued and outstanding immediately prior to the effective time (except for excluded shares) will be converted into the right to receive the merger consideration of $23.50 in cash without interest, subject to adjustment as described below. Excluded shares include (i) shares that are owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent or owned by the Company or any wholly owned subsidiary of the Company and (ii) shares that are held by any record holder who has not voted in favor of the adoption of the merger agreement or consented thereto in writing and who has properly exercised dissenters’ rights with respect to such shares in accordance with Subchapter 15D of the PBCL).
The merger consideration is subject to potential downward adjustment equal to (a) the amount, if any, by which “Covered Costs” exceed $8.0 million divided by (b) the number of “Fully Diluted Shares.” For purposes of the merger agreement, “Covered Costs” means (i) the fees and expenses of legal and other third party advisors and (ii) any costs and expenses associated with the payoff or settlement of a deposit of Marlin Business Bank (which we refer to as “MBB”) to the extent in excess of the par value of such deposit or solely attributable to accrued interest with respect to such deposit, in each case, incurred by the Company after the date of the merger agreement solely in connection with the De-Banking. “Fully Diluted Shares” means all issued and outstanding shares of Company common stock, together with all such shares that the Company would be required to issue assuming the conversion or exchange of any then-outstanding warrants, options, benefit plans or obligations, securities or instruments convertible or exchangeable into, or rights exercisable for, such securities, but only to the extent so exercisable, convertible or exchangeable prior to consummation of the merger or exercisable, convertible or exchangeable as a result of the consummation of the merger.
At the effective time, cancelled shares will automatically cease to be outstanding, will be cancelled and will cease to exist. For information on the treatment of dissenting shares in the merger, see the section below entitled “—Dissenters’ Rights” beginning on page 59 of this proxy statement and the section entitled “Dissenters’ Rights” beginning on page 86 of this proxy statement.
Treatment of Company Equity Awards
Restricted Shares
At the effective time, with respect to each outstanding share that is subject to any vesting, forfeiture, repurchase or other lapse restriction under the Company stock plans (each a “Company restricted share”) and outstanding immediately prior to the effective time, such vesting, forfeiture, repurchase or other lapse restriction will lapse and such restricted share will be fully vested and will be converted into the right to receive the merger consideration.
Restricted Stock Units
At the effective time, each outstanding restricted stock unit in respect of shares granted under the Company stock plans that is outstanding immediately prior to the effective time (each, a “Company RSU”) will fully vest and will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the merger consideration in respect of each share of Company common stock underlying such Company RSU. The cash amount will be paid as soon as reasonably practicable (but no later than the next regularly scheduled payroll date) after the effective time, unless later payment is required by Section 409A of the Code.
Performance Stock Units
At the effective time, each restricted stock unit in respect of shares granted under the Company stock plans that is outstanding immediately prior to the effective time and that vests, in whole or in part, based on the achievement of a specified level of performance (which we refer to as a “Company PSU”) (i) will, if it was awarded during December 2020, vest and be deemed satisfied based on actual performance determined as of the effective time in accordance with the terms of the Company PSU, and (ii) will, if it was awarded other than during December 2020, fully vest and be deemed satisfied at the target level of one hundred percent (100%). Each Company PSU will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the merger consideration in respect of each share of Company common stock underlying such Company PSU. The cash amount will be paid as soon as reasonably practicable (but no later than the next regularly scheduled payroll date) after the effective time, unless later payment is required by Section 409A of the Code.
Stock Options
At the effective time, each stock option granted under the Company stock plans that is outstanding immediately prior to the effective time (each, a “Company option”), whether vested or unvested, that has an exercise price per share that is less than the merger consideration will fully vest and will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the amount by which the merger consideration exceeds the exercise price per share of such stock option and (ii) the total number of shares of Company common stock subject to such stock option. The cash amount will be paid as soon as reasonably practicable (but no later than three business days) after the effective time, unless later payment is required by Section 409A of the Code. At the effective time, each Company option that has an exercise price per share that is greater than or equal to the merger consideration will be cancelled for no consideration or payment, and will cease to exist, and the holder of such Company option shall not be entitled to payment of any consideration therefor.
Exchange and Payment Procedures
Prior to the effective time, Parent will select and enter into an agreement with a paying agent. Under the agreement with the paying agent, the paying agent will act as agent for the Company shareholders in connection with the merger and receive payment of the aggregate merger consideration to which the Company shareholders are entitled pursuant to the merger agreement. At or prior to the effective time, Parent will deposit or cause to be deposited with the paying agent cash in immediately available funds in an amount sufficient to fund the aggregate merger consideration payable to the Company shareholders pursuant to the merger agreement.
Promptly after the effective time, and in any event within two business days thereafter, Parent will cause the paying agent to mail or otherwise provide to each holder of record of shares of Company common stock (other than holders of excluded shares) the following:
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transmittal materials, including a letter of transmittal, specifying that delivery of shares of Company common stock will be effected only upon delivery of the certificate representing shares of Company common stock (or affidavits of loss in lieu thereof) or book-entry shares to the paying agent; and

•	instructions for use in effecting the surrendering of the certificate representing shares of Company common stock (or affidavits of loss in lieu thereof) or book-entry shares to the paying agent.
Upon surrender of a certificate representing shares of Company common stock (or affidavits of loss in lieu thereof) or book-entry shares to the paying agent together with the properly completed and validly executed transmittal materials and any other documents reasonably required by the transmittal material instructions or by the paying agent (collectively, the “required transmittal materials”), the holder of a certificate representing shares of Company common stock (or affidavits of loss in lieu thereof) or book-entry shares will be entitled to receive, and Parent will cause the paying agent to pay and deliver promptly after the effective time, a cash amount equal to the product of the number of shares of Company common stock represented by the holder’s certificates and book-entry shares multiplied by the merger consideration. No interest will be paid or accrued on any amount payable upon due surrender of a certificate representing shares of Company common stock (or affidavits of loss in lieu thereof) or book-entry shares.
Until surrendered in the manner contemplated above, each share of Company common stock will be deemed to represent at any time after the effective time only the right to receive upon such surrender (together with the transmittal materials, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to the transmittal material instructions or by the paying agent) the merger consideration pursuant to the merger agreement.
Any merger consideration deposited with the paying agent (including the proceeds of any investment thereof) that remains undistributed six months after the effective time will be delivered to Parent or the surviving corporation upon demand by Parent. Thereafter, any former holders of shares of Company common stock (other than excluded shares) will be entitled to look only to Parent and the surviving corporation for payment of the merger consideration upon surrender of their certificates representing shares of Company common stock (or affidavits of loss in lieu thereof) or book-entry shares in accordance with the procedures for surrender set forth above, and Parent and the surviving corporation will remain liable (subject to applicable abandoned property, escheat or other similar law) for payment of claims for the merger consideration payable upon due surrender of such certificates representing shares of Company common stock (or affidavits of loss in lieu thereof) or book-entry shares.
From and after the effective time, the stock transfer books of the Company will be closed and there will be no transfers on the stock transfer books of the Company of the shares of Company common stock that were outstanding immediately prior to the effective time.
If any certificate representing shares of Company common stock has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate representing shares of Company common stock to be lost, stolen or destroyed and, if required by the paying agent, the surviving corporation or Parent, the posting by such person of a bond in a reasonable amount as the paying agent or Parent may direct as indemnity against any claim that may be made against it with respect to such certificate representing shares of Company common stock, the paying agent will pay and deliver promptly after the effective time in exchange for such certificate representing shares of Company common stock a cash amount equal to the product of the number of shares of Company common stock represented by the lost, stolen or destroyed certificate representing shares of Company common stock multiplied by the merger consideration, without interest.
The paying agent, Parent and the surviving corporation will be entitled to deduct and withhold any applicable taxes from the consideration otherwise payable pursuant to the merger agreement to any holder of shares of Company common stock, Company restricted stock, Company RSUs, Company PSUs or Company stock options, and pay over such withheld amount to the appropriate governmental entity. Any amount so withheld will be promptly remitted to the applicable governmental entity and be treated for all purposes under the merger agreement as having been paid to the person in respect of whom such deduction and withholding was made.
Dissenters’ Rights
Shares that are held by any record holder who has not voted in favor of the adoption of the merger agreement or consented thereto in writing and who has properly exercised dissenters’ rights with respect to such shares in accordance with Subchapter 15D of the PBCL (which we refer to as the “Dissenting Shares”) shall not be converted into the right to receive the merger consideration payable pursuant to the merger agreement, but instead at the effective time shall become entitled to only such rights as are granted by Subchapter 15D of the PBCL and, at the effective time, all such Dissenting Shares shall cease to be outstanding and shall automatically be canceled and cease to exist, and the holder of such Dissenting Shares shall cease to have any rights with respect thereto, except as set forth in the merger agreement and the PBCL.
Notwithstanding the immediately preceding sentence, if any such holder fails to perfect or otherwise waives, withdraws or loses the rights granted under Subchapter 15D of the PBCL or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Subchapter 15D of the PBCL, then the such holder’s rights under Subchapter 15D of the PBCL shall be forfeited and cease, and each of such holder’s Dissenting Shares shall be deemed to have been converted at the effective time into, and shall have become, the right to receive the merger consideration, without interest thereon.
Adjustments to Prevent Dilution
If the number of shares of Company common stock or securities convertible or exchangeable into or exercisable for shares of Company common stock issued and outstanding after the date of signing the merger agreement and prior to the effective time are changed into a different number of shares of Company common stock or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the merger consideration will be equitably adjusted, without duplication, to provide the holders of shares of Company common stock the same economic effect contemplated by the merger agreement prior to such change.

Representations and Warranties
Representations and Warranties of the Company
The merger agreement contains customary representations and warranties made by the Company to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, in the Company disclosure letter or in certain SEC reports filed by the Company. In particular, certain of these representations and warranties are subject to materiality or “material adverse effect” qualifications (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a material adverse effect on the Company, as further described in the section entitled “—Material Adverse Effect” beginning on page 61 of this proxy statement). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of the Company did not have actual knowledge.
In the merger agreement, the Company made representations and warranties to Parent and Merger Sub regarding, among other things:
•	the Company’s due organization, valid existence, good standing and authority to carry on its businesses;
•	ownership of the Company’s subsidiaries;
•	the Company’s capitalization, including the number of shares of Company common stock and equity-based awards outstanding;
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the Company’s corporate power and authority to execute and deliver, and perform its obligations under, the merger agreement and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against the Company;

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the Company board’s determination that the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of the Company and the Company shareholders, approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement, direction that the adoption of the merger agreement be submitted to a vote at a meeting of the Company shareholders, and recommendation that the Company shareholders adopt the merger agreement, which we refer to collectively as the “Company board recommendation”;

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the absence of violations of, or conflicts with, the Company’s or its subsidiaries’ governing documents, governmental orders, applicable law and certain agreements as a result of the Company entering into and performing under the merger agreement;

•	the governmental consents, approvals, notices and filings required in connection with the transactions contemplated by the merger agreement;
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the proper filing of documents by the Company with the SEC, the Federal Reserve Board and the Utah Department of Financial Institutions and the accuracy of the information contained in those documents;

•	the conformity with generally accepted accounting principles of the Company’s financial statements filed with the SEC and the absence of certain undisclosed liabilities;
•	internal controls over financial reporting and disclosure controls and procedures;
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the Company’s and its subsidiaries’ conduct of business, in all material respects, in the ordinary course of business (except for certain actions take with respect to COVID-19) since January 1, 2021, and the absence of a material adverse effect or certain other changes since such date;

•	the absence of certain legal proceedings, investigations and governmental orders against the Company or its subsidiaries;
•	compliance with certain material contracts;
•	compliance with applicable laws and the existence, effectiveness and status of necessary licenses and permits;
•	certain labor and employment matters;

•	certain employee benefits matters, including matters related to Company benefit plans;
•	certain tax matters;
•	the accuracy of information in this proxy statement relating to the Company and its subsidiaries;
•	matters relating to the Company’s insurance policies;
•	matters relating to the Company’s leased real property;
•	matters relating to the Company’s intellectual property;
•	the required shareholder vote for adoption of the merger agreement;
•	the required vote of the Company shareholders to adopt the merger agreement;
•	the absence of any undisclosed broker’s or finder’s fees;
•	the receipt of fairness opinion from J.P. Morgan;
•	the inapplicability of any anti-takeover law or anti-takeover provision of the Company’s articles of incorporation or bylaws to the merger.
•	compliance with privacy laws relating to personal data; and
•	the origination and administration of loans and leases in accordance with the Company’s credit and collections policies.
The representations and warranties in the merger agreement of the Company will not survive the effective time.
Material Adverse Effect
Many of the Company’s representations and warranties in the merger agreement are qualified by, among other things, exceptions relating to the absence of a “material adverse effect”, which means any change, effect, event, occurrence or development (each of which we refer to as a “Change”) that (i) would prevent or materially impair or materially delay the consummation of the transactions contemplated by the merger agreement or (ii) individually or in the aggregate, has a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, except that no Change arising out of or resulting from any of the following will, either alone or in combination, constitute or contribute to a material adverse effect:
•	Changes in the economy in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions;
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Changes that affect any of the industries in which the Company or any of its subsidiaries do business or in which the products or services of the Company or any of its subsidiaries are used or distributed;

•	Changes in the financial, debt, capital, credit or securities markets generally in the United States or elsewhere in the world, including changes in interest rates;
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Any Change in the stock price, trading volume or credit rating of the Company or any of its subsidiaries or any failure by the Company to meet published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations for any period, except that the Changes underlying any such Change or failure that are not otherwise excluded from the definition of material adverse effect may be considered in determining whether there has been a material adverse effect;

•	Changes in any applicable law;
•	Changes in generally accepted accounting principles;
•	Changes in any principles or interpretations of generally accepted accounting principles;

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An act of terrorism or an outbreak or escalation of hostilities or war (whether declared or not declared) or any weather-related events or other force majeure events or natural or man-made disasters or a national or international calamity or crisis or worsening of a public health event;

•	Any new public health event measure such as a quarantine, shelter-in-place, work-from-home or similar order;
•	The execution and delivery of the merger agreement or the public announcement or pendency of the merger or any of the other transactions contemplated by the merger agreement;
•	The performance by the Company of the merger agreement and the transactions contemplated by the merger agreement;
•	Any matter disclosed in the Company disclosure letter; and
•	Changes arising as a result of or in connection with the De-Banking;
except, with respect to the first, second, third, seventh, eighth and ninth bullets above, in the case of Changes that disproportionally adversely affect the Company and its subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which the Company and its subsidiaries conduct their respective operations, then the extent of such disproportionate impact will not be excluded and may be considered in determining whether there has been a material adverse effect.
Representations and Warranties of Parent and Merger Sub
The merger agreement also contains customary representations and warranties made by Parent and Merger Sub to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the Parent disclosure letter. In particular, certain of these representations and warranties are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of Parent did not have actual knowledge. The representations and warranties of Parent and Merger Sub relate to, among other things:
•	their due organization, valid existence, good standing (where recognized under applicable law) and authority to carry on their businesses;
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their power and authority to execute and deliver, and perform their obligations under, the merger agreement and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against them;

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the absence of violations of, or conflicts with, Parent’s or its subsidiaries’ governing documents, governmental orders, applicable law and certain agreements as a result of entering into and performing under the merger agreement;

•	the absence of certain legal proceedings, investigations and governmental orders against Parent and Merger Sub;
•	the absence of any undisclosed broker’s or finder’s fees;
•	the capitalization, ownership and operations of Merger Sub;
•	the lack of ownership of any of the Company’s securities by Parent, Merger Sub or any of their respective subsidiaries;
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the validity and enforceability of the equity commitment letter Parent entered into in connection with the execution of the merger agreement, the limited guarantee from the Guarantors and the debt commitment letter between HPS and Bank of America, N.A. and BNP Paribas (which we refer to as the “debt financing commitment”), and the sufficiency of such financing and available cash held by the Company and its subsidiaries to pay the merger consideration and the fees and other expenses for the other transactions contemplated by the merger agreement;

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their independent investigation of the Company and its business and the absence of reliance by them on any representation, warranty or other statement by any person on behalf of the Company or any of its subsidiaries other than the representations and warranties expressly set forth in the merger agreement;

•	the solvency of Parent, Merger Sub and the surviving corporation on a consolidated basis immediately after the effective time; and
•	the accuracy of information supplied by Parent to the Company to be included in this proxy statement.
The representations and warranties in the merger agreement of each of Parent and Merger Sub will not survive the effective time.
Conduct of the Company’s Business Pending the Merger
Under the merger agreement, the Company has agreed to certain restrictions on the operation of its business until the earlier of the effective time and the termination of the merger agreement. In general, except for actions reasonably taken in connection with the De-Banking, the Company will use commercially reasonable efforts to carry on business in the ordinary course of business of the Company and its subsidiaries consistent with past practice, as such practice may have been reasonably affected public health events or public health event measures, in all material respects. In addition, except as specifically disclosed in the Company disclosure letter, as required by applicable law or with the written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), the Company will not, and will not permit its subsidiaries to:
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declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends or distributions by a subsidiary of the Company or regular quarterly cash dividends in an amount not to exceed $0.14 per quarter;

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split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, other than transactions solely between or among the Company and its subsidiaries;

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purchase, redeem or otherwise acquire any shares of its or its subsidiaries’ capital stock or other securities or any rights, warrants or options to acquire any such shares or other securities, other than (i) the withholding of shares of Company common stock in the ordinary course of business consistent with past practice, as such practice may have been reasonably affected public health events or public health event measures (which we refer to as the “ordinary course of business”), to satisfy tax obligations or the exercise price with respect to awards granted pursuant to the Company stock plans and (ii) the acquisition by the Company in the ordinary course of business of awards granted pursuant to the Company stock plans in connection with the forfeiture of such awards or rights, in each case, with respect to awards that are outstanding as of the date of signing the merger agreement and in accordance with their terms as of the date of signing the merger agreement or granted after the date of signing the merger agreement in accordance with the merger agreement;

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issue, deliver, sell, pledge, dispose of, encumber or subject to any lien any shares of its capital stock, ownership interests, any other voting securities (other than the issuance of shares by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company), or any securities convertible into, exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares, ownership interests, voting securities or convertible securities or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than upon the vesting or settlement of restricted shares, Company RSUs, Company PSUs and stock options granted under the Company stock plans that are outstanding as of the date of signing the merger agreement or granted after the date of signing the merger agreement in accordance with the merger agreement, in each case, vested or settled in accordance with their terms;

•	amend the Company’s articles of incorporation or bylaws or comparable organizational documents of any subsidiary of the Company, in each case except for ministerial changes;
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acquire any business, whether by merger, consolidation, purchase of property or assets (including equity interests) or otherwise, with a value in excess of $2,000,000 in the aggregate, other than transactions solely between or among the Company and its wholly owned subsidiaries;

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sell, license, lease, transfer, assign, divest, cancel, abandon or otherwise dispose of, or permit a lien (other than certain permitted liens) to be placed upon, any of its properties, rights or assets with a value in excess of $2,000,000 in the aggregate, other than (A) sales, licenses or other dispositions of assets in the ordinary course of business (including any sales or other transactions contemplated by the

Company’s business plan for fiscal year 2021, which was provided to Parent prior to the date of the merger agreement), (B) sales, transfers and dispositions of obsolete, non-operating or worthless assets or properties and (C) sales, leases, transfers or other dispositions made in connection with any transaction among the Company and its wholly owned subsidiaries or among its subsidiaries, so long as such sales, leases, transfers or other dispositions are made on arm’s length and commercially reasonable terms;
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incur, create, assume, redeem, prepay, defease, cancel, or, in any material respect, modify any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee, assume or endorse or otherwise as an accommodation become responsible for any such indebtedness or any debt securities or other financial obligations of another person or enter into any “keep well” or other agreement to maintain any financial statement condition of another person (which we refer to as “indebtedness”), other than (A) the incurrence, redemption, prepayment, defeasance, cancellation or modification of indebtedness (1) in the ordinary course of business (including interest rate swaps on customary commercial terms consistent with past practice) or (2) by the Company or a wholly owned subsidiary of the Company to the Company or a wholly owned subsidiary of the Company or (B) certain De-Banking related financings;

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other than respect to any transaction litigation, settle any claim, investigation, proceeding or litigation with a governmental entity or third party, in each case, threatened, made or pending against the Company or any of its subsidiaries, in excess of $3,000,000 in the aggregate (excluding any amounts that are covered by any insurance policies of the Company or its subsidiaries, as applicable); provided, however, that in no event may the Company or any of its subsidiaries settle any proceeding or investigation if such settlement involves injunctive relief against the Company or any of its subsidiaries or restricts the conduct of the Company’s business following the eﬀective time;

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except as required pursuant to the terms of any Company benefit plan or other written agreement disclosed to Parent in the Company disclosure letter, in each case, in effect on the date of the merger agreement, (A) grant to any director or executive officer or employee any increase in compensation or pay, or award any bonuses or incentive compensation, (B) grant to any current or former director, executive officer or employee any increase in severance, retention, change of control or termination pay, (C) grant or amend any equity awards, (D) enter into any new, or modify any existing, employment, consulting, severance, retention or termination agreement with any current or former director, executive officer, employee or individual consultant pursuant to which the annual base salary of such individual under such agreement exceeds $250,000, (E) establish, adopt, enter into, or terminate or waive, or amend in any respect any collective bargaining agreement or Company benefit plan or (F) take any action to accelerate any rights or benefits under any Company benefit plan; provided, however, that the foregoing does not restrict the Company or any of its subsidiaries from entering into or making available to newly hired employees or to employees in the context of promotions based on job performance or workplace requirements, in each case, in the ordinary course of business, plans, agreements, benefits and compensation arrangements (including incentive grants, but excluding any individual severance arrangements or any options or other equity awards) that have a value that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees in similar positions;

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other than as required (A) by generally accepted accounting principles (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization or (B) by law, including pursuant to SEC rule or policy, make any change in accounting methods, principles or practices affecting the consolidated assets, liabilities or results of operations of the Company where such change would reasonably be expected to be material to the Company and its subsidiaries, taken as a whole;

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other than in the ordinary course of business, (A) make, change or rescind any material tax election, (B) settle or compromise any material tax liability or consent to any claim or assessment relating to a material amount of taxes, (C) file any material amended tax return, (D) enter into any closing agreement relating to a material amount of taxes, (E) change an annual tax accounting period or adopt or change any material tax accounting method, or (F) surrender any right to claim a refund of a material amount of taxes;
•	enter into or terminate, or materially amend or modify, or waive any material rights under, any material contract;
•	grant any material forbearance or payment holiday under any contract (other than in the ordinary course of business);
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adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than the merger and any other mergers, consolidations, restructurings, recapitalizations or other reorganizations solely among the Company and its wholly owned subsidiaries or among its wholly owned subsidiaries;

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other than in the ordinary course of business or as contemplated by the Company’s business plan for fiscal year 2021 (which was provided to Parent prior to the date of the merger agreement), make capital expenditures in excess of $250,000;

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other than in the ordinary course of business, make any loans or advances of cash or assets to (or take any similar action with respect to) any third party or permit the Company or any of its subsidiaries to grant forbearance with respect to any loan or advance;

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fail to keep in force any insurance policy or comparable replacement or revised provisions providing insurance coverage with respect to assets, operations and activities of the Company and its subsidiaries as are currently in effect; or

•	authorize any of, or commit or agree to take any of, the foregoing actions.
From the date of signing the merger agreement until the earlier of the effective time and the termination of the merger agreement, except as expressly permitted by the merger agreement, Parent will not take or permit its subsidiaries to take any action that is reasonably likely to prevent, or materially impair or delay, the consummation of the merger.
The merger agreement is not intended to give any of the parties to the merger agreement, directly or indirectly, the right to control or direct another party’s operations prior to the effective time. Prior to the effective time, each party will exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision over its operations.
Non-Solicitation of Acquisition Proposals
Non-Solicitation of Acquisition Proposals
From the date of signing the merger agreement until the earlier of the effective time and the termination of the merger agreement, the Company is subject to restrictions on its ability to solicit third-party proposals relating to alternative transactions or to provide information to and engage in discussions or negotiations with a third party in relation to an alternative transaction (subject to certain exceptions prior to the time the Company shareholder approval is obtained as described further below). Specifically, the Company, its subsidiaries, and any officers, directors and management-level employees of it and its subsidiaries may not, and the Company must instruct and use its reasonable best efforts to cause its and its subsidiaries other employees, investment bankers, attorneys, accountants and other advisors or representatives (which we refer to as “representatives”) not to, directly or indirectly:
•
initiate, solicit or knowingly take any action to facilitate, solicit or encourage any acquisition proposal (as defined below) or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

•
participate in any discussions or negotiations regarding, or furnish or provide any non-public information to any person in connection with, any acquisition proposal, or afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort relating to an acquisition proposal by, any person that is seeking to make, or has made, an acquisition proposal;

•
except as required by applicable law, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries; or

•	enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal.
Under the merger agreement, an acquisition proposal means any inquiry, proposal or offer from any person or group of persons (other than Parent, Merger Sub or their respective affiliates) relating to (i) any acquisition or purchase directly or indirectly, in a single transaction or series of transactions, of a business that constitutes more than 15% of the net revenues, net income or consolidated assets of the Company and its subsidiaries, taken as a whole, or more than 15% of the total voting power of the equity securities of the Company, (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning more than 15% of the total voting power of the equity securities of the Company, or (iii) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, joint venture, partnership, dissolution or similar transaction involving directly or indirectly, in a single transaction or series of transactions, the Company (or any subsidiary or subsidiaries of the Company whose business constitutes more than 15% of the net revenues, net income or consolidated assets of the Company and its subsidiaries, taken as a whole). “Acquisition Proposal” does not include any transaction or series of transactions undertaken in connection with the De-Banking or any inquiry, proposal or offer solely with respect to any such transaction or series of transactions.
Existing Discussions
Except as permitted under the merger agreement, the Company agreed, upon execution of the merger agreement, to immediately cease any solicitation, discussions, or negotiations with any person (other than Parent, Parent’s affiliates and their respective representatives) with respect to any acquisition proposal or other proposal that could reasonably be expected to lead to an acquisition proposal that existed on or prior to the date of signing the merger agreement. The Company agreed that it would promptly request the return or destruction of all non-public information furnished by or on behalf of the Company to any person and its representatives (other than Parent, Parent’s affiliates and their respective representatives) with respect to any acquisition proposal prior to the date of signing the merger agreement. Any breach of the non-solicitation obligations described above by any subsidiary of the Company or any Company representative will be deemed a breach by the Company.
Notice
The Company must promptly (and, in any event, within 48 hours after receipt) notify Parent in writing of receipt by the Company of any acquisition proposal or any request for non-public information or inquiry relating to any acquisition proposal indicating the identity of the person making such acquisition proposal or request for non-public information or inquiry and the material terms and conditions of such acquisition proposal or request for non-public information or inquiry and copies of any documents evidencing or delivered in connection with any such acquisition proposal, request for non-public information or inquiry. The Company will keep Parent reasonably informed, on a prompt basis (but in any event within one business day of any such event), of any material developments, negotiations, communications, discussions or modifications to the terms of any such acquisition proposal or request for non-public information or inquiry.
Fiduciary Exception
Notwithstanding the foregoing restrictions, prior to the time the Company shareholder approval is obtained, in the event that the Company, any of its subsidiaries or its or their representatives receive from any person, after the date of the merger agreement, an unsolicited, bona fide written acquisition proposal that did not result from a breach of the non-solicitation provisions described above, and that the Company board determines in good faith, after consultation with its financial advisors and outside legal counsel, is, or is reasonably likely to lead to, a superior proposal, the Company may:
•
furnish or provide information to the person making such acquisition proposal and its representatives pursuant to an executed confidentiality agreement on terms not less favorable in the aggregate to the Company than the those contained in the confidentiality agreement between the Company and Parent that does not include any provisions requiring exclusive negotiations or any standstill provisions; provided, that the Company will as promptly as is reasonably practicable (and in any event within one business day) make available to Parent and Merger Sub any written material non-public information concerning the Company or its subsidiaries that is provided to any person pursuant to this provision, to the extent such information was not previously made available to Parent, Merger Sub or their representatives; and
•	engage in discussions and negotiations with such person and its representatives with respect to such acquisition proposal;
Under the merger agreement, a superior proposal means a bona fide, unsolicited written acquisition proposal that did not result from a breach of the non-solicitation provisions described above and relating to any direct or indirect acquisition or purchase of (i) assets that generate more than 50% of the consolidated total revenues or operating income of the Company and its subsidiaries, taken as a whole, (ii) assets that constitute more than 50% of the consolidated total assets of the Company and its subsidiaries, taken as a whole or (iii) more than 50% of the total voting power of the equity securities of the Company, in each case, that the Company board determines in good faith (x) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and (y) if consummated, would result in a transaction more favorable to the Company shareholders from a financial point of view than the merger.
No Change in Board Recommendation; No Entry into Alternative Transactions
No Change in Board Recommendation; No Entry into Alternative Transactions
In the merger agreement, the Company board agreed to make the Company board recommendation to the Company shareholders. Subject to certain exceptions described below, the Company board and each committee of the Company board may not:
•	withdraw, fail to make or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the Company board recommendation;
•	fail to include the Company board recommendation in this proxy statement;
•	approve, adopt or recommend, or propose to approve, adopt or recommend, any acquisition proposal;
•
fail to recommend against any acquisition proposal subject to Regulation 14D promulgated under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within ten business days after Parent so requests in writing;

•	agree or resolve to take any of the foregoing prohibited actions (we refer to each of the above actions as a “Change of Recommendation”); or
•
authorize, cause or permit the Company or any of its affiliates to enter into any letter of intent, memorandum of understanding, agreement in principle, agreement, commitment or definitive agreement with respect to an acquisition proposal (other than a confidentiality agreement meeting the requirements described in the section above entitled “—Non-Solicitation of Acquisition Proposals; Fiduciary Exception” beginning on page 66 of this proxy statement).

Fiduciary Exception
Notwithstanding any of the foregoing restrictions, prior to the time the Company shareholder approval is obtained, if the Company board determines in good faith, after consultation with its financial advisor and outside legal counsel, that an unsolicited, bona fide written acquisition proposal, received from any person after the date of the merger agreement that did not result from a breach of the non-solicitation provisions described above, constitutes a superior proposal, the Company board may, in response to such superior proposal, effect a Company adverse recommendation change or terminate the merger agreement (as described in the section below entitled “—Termination” beginning on page 79 of this proxy statement); provided, however, that, prior to taking any such actions, and as a condition precedent to taking any such actions:
•
the Company provides Parent with at least four business days’ prior written notice of the Company board’s intention to effect a Company adverse recommendation change or terminate the merger agreement, specifying in such notice the reasons underlying such intention and including an unredacted copy of any relevant proposed transaction agreements, the identity of the party making the superior proposal and the material terms of such superior proposal;

•
during the four-business-day-period following Parent’s receipt of such notice, Parent may propose revisions to the terms of the transactions contemplated by the merger agreement (it being understood that any change to the financing terms or any other material terms of the applicable superior proposal triggers an extension to the notice period to ensure that at least two business days remain in the notice period following any such change);

•
the Company board will discuss and negotiate, and will cause its representatives to discuss and negotiate, in good faith with Parent during the notice period to the extent Parent reasonably desires to discuss and negotiate; and

•
at or after 5:00 p.m. Eastern Time on the final day of the notice period, the Company board has considered in good faith the effect of any offer proposed by Parent to amend the terms of the merger agreement (which we refer to as an “offered amendment”) and has determined, after consideration and consultation with its financial advisors and outside legal counsel, and taking into consideration any offered amendment from Parent, that the applicable acquisition proposal continues to constitute a superior proposal and that the failure of the Company board to effect a Company adverse recommendation change or terminate the merger agreement would be inconsistent with the Company board’s fiduciary duties under applicable law.

The Company board may also effect a Company adverse recommendation change, prior to the time the Company shareholder approval is obtained, in response to an intervening event (as defined below) if the Company board determines in good faith, in consultation with its financial advisor and outside legal counsel, that the failure to effect a Company adverse recommendation change would be inconsistent with the Company board’s fiduciary duties under applicable law. However, the Company board may not take any such actions unless:
•
the Company provides Parent with at least four business days’ prior written notice of the Company board’s intention to effect a Company adverse recommendation change, specifying in such notice the reasons underlying such intention and including a reasonably detailed description of the intervening event, and during the four-business-day-period following Parent’s receipt of such notice, Parent may propose revisions to the terms of the transactions contemplated by the merger agreement;

•
the Company board will discuss and negotiate, and will cause its representatives to discuss and negotiate, in good faith with Parent during the four-business-day notice period to the extent Parent reasonably desires to discuss and negotiate; and

•
at or after 5:00 p.m. Eastern Time on the final day of the four-business-day notice period, the Company board has considered in good faith the effect of any offered amendment in consultation with its financial advisors and outside legal counsel, and determines after such consideration and consultation that taking into consideration any offered amendment from Parent, that the failure of the Company board to effect a Company adverse recommendation change would continue to be inconsistent with the Company board’s fiduciary duties under applicable law.

Under the merger agreement, an intervening event means any material fact or Change affecting the Company or any of its subsidiaries that only becomes known to the Company board after the date of the merger agreement (or if known as of or prior to the date of the merger agreement, the consequences of which were not known or reasonably foreseeable to the Company board as of the date of the merger agreement), except that in no event does the receipt, existence or terms of an acquisition proposal or any matter relating thereto or consequence thereof constitute an intervening event or be taken into account in determining whether an intervening event has occurred or would reasonably be expected to result.
Certain Permitted Disclosure
Nothing in the merger agreement will prevent the Company or any of its subsidiaries from (i) complying with its disclosure obligations under U.S. federal or state law with regard to an acquisition proposal or (ii) making any disclosure to its shareholders, in each case, if the Company board or any of its subsidiaries determines in good faith (after consultation with and receiving advice of its outside legal counsel) that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law.

Company Shareholders Meeting
The Company has agreed to hold a special meeting (which we refer to as the “Company shareholders meeting”) as promptly as practicable after clearance of this proxy statement by the SEC (and, in any event, within 45 days thereof) to consider and vote upon the adoption of the merger agreement. Subject to the provisions of the merger agreement discussed above under “—No Change in Board Recommendation; No Entry into Alternative Transactions” beginning on page 67 of this proxy statement, the Company board has agreed to recommend that the Company shareholders adopt the merger agreement in this proxy statement and take all lawful action to solicit such adoption of the merger agreement.
Filings; Other Actions; Notification
General Obligations
As a general matter, the Company, Parent and Merger Sub must (and must cause their respective subsidiaries to) cooperate and use their respective reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things reasonably necessary, proper or advisable to consummate and make effective the merger and the other transactions contemplated by the merger agreement as soon as practicable, including (i) promptly making any required submissions and filings under applicable law or to governmental entities with respect to the merger and the other transactions contemplated by the merger agreement, (ii) promptly furnishing information requested in connection with such submissions and filings to such governmental entities or under such applicable law, (iii) keeping the other parties reasonably informed with respect to the status of any such submissions and filings to such governmental entities or under such applicable law, including with respect to: (A) the occurrence or receipt of any consents, approvals, clearances, authorizations under such applicable law, (B) the expiration or termination of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under such applicable law, and (D) the nature and status of any objections raised or proposed or threatened to be raised under such applicable law with respect to the merger or the other transactions contemplated by the merger agreement and (iv) obtaining all consents, approvals, clearances, authorizations and permits from any governmental entity necessary, proper or advisable to consummate the transactions contemplated by the merger agreement as soon as practicable. Parent will (x) be responsible for all fees associated with obtaining all consents, approvals, clearances, authorizations and permits pursuant to this provision of the merger agreement and (y) from time to time, promptly upon request by the Company, reimburse the Company and each of its subsidiaries for any and all reasonable, documented out-of-pocket fees, costs and expenses (including the reasonable fees, costs and expenses of counsel, accountants and other advisors) incurred by any of them in connection with the filing of any notices, reports and other filings, or obtaining all such consents, approvals, clearances, authorizations and permits.
The provisions in the merger agreement described under this “Filings; Other Actions; Notifications” section do not apply to the De-Banking.
Efforts to Complete the Merger
The Company and Parent have agreed to cooperate with each other, to the extent not prohibited by applicable law and under the terms and subject to the conditions contained in the merger agreement, in connection with the obtaining the regulatory approvals described below, including by:
•
promptly notifying the other of, and, if in writing, furnishing the other with copies of any communications from any governmental entity regarding the filings and submissions described above and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the others in relation to) any proposed written response to any communication from a governmental entity regarding such filings and submissions;

•
keep the other parties reasonably informed of any developments, meetings or discussions with any governmental entity in respect of any filings, submissions, investigations, or inquiries concerning the transactions contemplated by the merger agreement; and

•
not independently participate in any meeting or discussion with a governmental entity in respect of any filings, submissions, investigations or inquiries concerning the transactions contemplated by the merger agreement without giving the other party or parties hereto prior notice of such meeting or discussions and, unless prohibited by such governmental entity, the opportunity to attend or participate; provided, however, that the Company, Parent and Merger Sub are permitted to redact any correspondence, filing, submission or communication prior to furnishing it to the other parties to the extent such correspondence, filing, submission or communication contains competitively or commercially sensitive information, including information relating to the valuation of the transactions contemplated by the merger agreement.
Parent and Merger Sub have agreed to take promptly any and all steps necessary to avoid, eliminate or resolve each and every impediment to and obtain all consents, approvals, clearances and authorizations under applicable laws that may be required by any governmental entity, so as to enable the parties to consummate the merger and the other transactions contemplated by the merger agreement as soon as practicable, including committing to and effecting, by consent decree, hold separate orders, trust, or otherwise, (i) selling, licensing, holding separate or otherwise disposing of assets or businesses of Parent or the Company or any of their respective subsidiaries, (ii) terminating, relinquishing, modifying, or waiving existing relationships, ventures, contractual rights, obligations or other arrangements of Parent or the Company or any of their respective subsidiaries and (iii) creating any relationships, ventures, contractual rights, obligations or other arrangements of Parent or the Company or any of their respective subsidiaries (which we refer to as a “remedial action”), provided that any remedial action will be conditioned upon consummation of the transactions contemplated by the merger agreement.
Antitrust Approval
The Company and Parent have agreed to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the merger agreement as promptly as reasonably practicable following the date of the merger agreement, (ii) furnish as soon as practicable any additional information and documentary material that may be required or requested pursuant to the HSR Act and (iii) use its reasonable best efforts to take, or cause to be taken, all other actions consistent with their obligations under the foregoing provisions of the merger agreement necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act (including any extensions thereof) as soon as practicable.
Litigation Challenging the Merger
In the event that any litigation or other administrative or judicial action or proceeding is commenced, threatened or is reasonably foreseeable challenging any of the transactions contemplated by the merger agreement and such litigation, action or proceeding seeks, or would reasonably be expected to seek, to prevent, materially impede or materially delay the consummation of such transactions, Parent shall take or cause to be taken any and all action, including a remedial action, to avoid or resolve any such litigation, action or proceeding as promptly as practicable. In addition, each of the Company, Parent and Merger Sub will cooperate with each other and use its respective reasonable best efforts to contest, defend and resist any such litigation, action or proceeding and to have vacated, lifted, reversed or overturned any order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, delays, interferes with or restricts consummation of the transactions contemplated by the merger agreement as promptly as practicable.
Financing
The obligation of Parent and Merger Sub to effect the merger and the other transactions contemplated by the merger agreement is not contingent upon the receipt by Parent of any financing.
Debt Financing
Parent and Merger Sub agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange, consummate and obtain the debt financing on the terms and conditions described in the debt financing commitment, including using reasonable best efforts to (i) maintain in effect the debt financing commitment, (ii) negotiate definitive agreements with respect thereto on terms and conditions contemplated by the debt financing commitment and execute and deliver to the Company a copy of any material definitive agreements promptly following such execution, (iii) promptly pay all commitment or other fees and amounts that become due and payable under or with respect to the debt financing commitment as they become due and payable, (iv) satisfy on a timely basis (or obtain a waiver of) all conditions to funding applicable to Parent and Merger Sub under the debt financing commitment, (v) consummate the debt financing contemplated by the debt financing commitment at or prior to the closing of the merger on the terms and conditions set forth in the debt financing commitment and (vi) enforce their rights under the debt financing commitment, including seeking specific performance of the parties thereunder. Parent and Merger Sub have agreed that they will not, without the prior written consent of the Company (which may be withheld in its sole and absolute discretion), consent or agree to any amendment, supplement or modification to or assignment of, or any waiver of any provision under, the debt financing commitment or the definitive agreements relating to the debt financing. Parent and Merger Sub agreed to use their respective reasonable best efforts to refrain from taking, directly or indirectly, any action that could reasonably be expected to result in a failure of any of the conditions contained in the debt financing commitment or in any definitive agreement related to the debt financing. Parent has agreed to keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the debt financing.
If any portion of the debt financing becomes unavailable or Parent or Merger Sub becomes aware of any event or circumstance that makes any portion of the debt financing unavailable on the terms and conditions contemplated in the debt financing commitment, Parent has agreed to promptly notify the Company (but in any event not later than twenty-four hours after such occurrence) and Parent and Merger Sub have agreed to use their respective reasonable best efforts to arrange and obtain alternative financing (which we refer to as the “alternative financing”) in an amount, when added with Parent and Merger Sub’s existing cash on hand, sufficient to consummate the transactions contemplated by the merger agreement as promptly as practicable following the occurrence of such event. Parent has agreed to deliver to the Company true, correct and complete copies of all agreements entered into with any such alternative source in connection with the alternative financing promptly following the execution thereof, although Parent is permitted to redact fee amounts from any fee letters required to be delivered pursuant to this sentence.
Parent has agreed to give the Company prompt oral and written notice (but in any event not later than twenty-four hours after such occurrence) if (i) to the knowledge of Parent, there exists any actual or anticipatory breach or default by any party to the debt financing commitment (or any circumstance or event that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any such breach or default) or any condition which would reasonably be expected not to be satisfied, or any termination of the debt financing commitment, (ii) Parent or Merger Sub receives any notice or other communication from any financing source under the debt financing commitment with respect to any actual or anticipatory breach, or any default, termination or repudiation by any party to the debt financing commitment or definitive agreements related to the debt financing of any provisions of the debt financing commitment or definitive agreements related to the debt financing, and (iii) at any time for any reason Parent believes in good faith that it will not be able to obtain all or any portion of the debt financing on the terms and conditions, in the manner or from the sources contemplated by the debt financing commitment or definitive agreements related to the debt financing. As soon as reasonably practicable, but in any event within twenty-four hours of the delivery by the Company to Parent of a written request therefor, Parent has agreed to provide any information reasonably requested by the Company relating to any circumstance referred to in clause (i), (ii) or (iii) of the immediately preceding sentence.
Prior to the closing of the merger, Parent has agree not to (and not to permit any of its affiliates or representatives to) take any action, or enter into any transaction, or any agreement to effect any transaction that could reasonably be expected to (i) delay or impair the availability of the debt financing at closing or impede the satisfaction of the conditions to obtaining the debt financing at the closing or (ii) otherwise adversely impact the ability of Parent (or, if applicable, the Company) to enforce its rights against the other parties to the debt financing commitment or the definitive agreements with respect thereto.
Prior to the closing of the merger, the Company has agreed to use its commercially reasonable efforts to provide to Parent such cooperation as reasonably requested by Parent that is customary in connection with arranging and obtaining the debt financing as contemplated by the debt financing commitment, but unless expressly required in the merger agreement, the Company and its subsidiaries and their respective affiliates and representatives are not required to (i) provide any cooperation to the extent it would interfere unreasonably with the business or operations of the Company, any of its subsidiaries or any of their respective affiliates or representatives, (ii) pay any commitment or similar fee in connection with such financing, (iii) enter into any agreement, document or instrument in connection with any financing, (iv) provide any cooperation, or take any action, that, in the reasonable judgment of the Company, could cause the Company, any of its subsidiaries or any of their respective affiliates or representatives to incur any actual or potential liability, (v) provide any cooperation, or take any action, that, in the reasonable judgment of the Company, would result in a violation of any confidentiality arrangement or material agreement or the loss of any attorney-client or other similar privilege, (vi) make any representation or warranty in connection with the debt financing or the marketing or arrangement thereof, (vii) prepare or deliver any financial statements or other financial information, (viii) provide any cooperation, or take any action, that would cause any representation or warranty in the merger agreement to be breached or any condition to the closing set forth in the merger agreement to fail to be satisfied, (ix) cause any member of the board of directors (or similar governing body) of the Company, any of its subsidiaries or any of their respective affiliates or representatives to adopt or approve any written consent, resolution or similar approval in respect of the debt financing or any agreements or instruments entered into in connection therewith or (x) provide any cooperation, or take any action, following the closing of the merger.
Equity Financing
Parent and Merger Sub have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange, consummate and obtain the equity financing on the terms and conditions described in the equity financing commitment, including taking all actions necessary to (i) maintain in effect the debt financing commitment, (ii) consummate the equity financing contemplated by the equity financing commitment at or prior to the closing of the merger on the terms and conditions set forth in the equity financing commitment and (iii) enforce their rights under the equity financing commitment, including seeking specific performance of the parties’ funding obligations thereunder. Parent and Merger Sub have agreed not to, without the prior written consent of the Company (which may be withheld in its sole and absolute discretion), consent or agree to any amendment, supplement or modification to or assignment of, or any waiver of any provision under, the equity financing commitment if such amendment, supplement or modification to or assignment of, or any waiver of any provision under, would, or would reasonably be expected to (x) reduce the aggregate amount of the equity financing commitment or (y) impose new or additional conditions to the receipt of the financing under the equity financing commitment. Parent and Merger Sub have agreed to use their respective reasonable best efforts to refrain from taking, directly or indirectly, any action that could reasonably be expected to result in a failure of any of the conditions contained in the equity financing commitment. Parent has agreed to keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the equity financing.
Parent has agreed to give the Company prompt oral and written notice (but in any event not later than twenty-four hours after such occurrence) if (i) to the knowledge of Parent, there exists any actual or anticipatory breach or default by any party to the equity financing commitment (or any circumstance or event that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any such breach or default) or any condition which would reasonably be expected not to be satisfied, or any termination of the equity financing commitment, (ii) Parent or Merger Sub receives any notice or other communication from any financing source under the equity financing commitment with respect to any actual or anticipatory breach, or any default, termination or repudiation by any party to the equity financing commitment of any provisions of the debt financing commitment, and (iii) at any time for any reason Parent believes in good faith that it will not be able to obtain all or any portion of the equity financing on the terms and conditions, in the manner or from the sources contemplated by the equity financing commitment. As soon as reasonably practicable, but in any event within twenty-four hours of the delivery by the Company to Parent of a written request therefor, Parent has agreed to provide any information reasonably requested by the Company relating to any circumstance referred to in clause (i), (ii) or (iii) of the immediately preceding sentence.
Employee Matters
Following the effective time and until the first anniversary of the date of the closing (which we refer to as the “continuation period”), Parent has agreed to provide, or cause the surviving corporation to provide, the individuals who are employed by the Company or any of its subsidiaries immediately before the effective time (which we refer to as the “Company employees”) and who continue employment during such time period with (i) annual base compensation no less than the annual base compensation provided to such Company employees immediately prior to the effective time, (ii) annual target cash incentive amounts that are no less than the annual target cash incentive amounts provided to such Company employees immediately prior to the effective time,

(iii) severance benefits that are no less favorable than the severance benefits provided to such Company employees immediately prior to the effective time and (iv) other employee benefits that are substantially comparable in the aggregate to the employee benefits provided to such Company employees immediately prior to the effective time.
From and after the effective time, Parent has agreed to, or cause the surviving corporation to, assume, honor and continue during the continuation period or, if later, until all obligations thereunder have been satisfied, all of the Company’s employment, severance, retention, termination and change in control plans, policies, programs, agreements and arrangements maintained by the Company or any of its subsidiaries, in each case, as in effect at the effective time, including with respect to any payments, benefits or rights arising as a result of the transactions contemplated by the merger agreement (either alone or in combination with any other event), without any amendment or modification, other than any amendment or modification required to comply with applicable law.
With respect to all plans maintained by Parent, the surviving corporation or their respective subsidiaries in which the Company employees are eligible to participate after the date of the closing (including any vacation, paid time-off and severance plans) for purposes of determining eligibility to participate, level of benefits and vesting, each Company employee’s service with the Company or any of its subsidiaries (as well as service with any predecessor employer of the Company or any such subsidiary, to the extent service with the predecessor employer is recognized by the Company or such subsidiary) will be treated as service with Parent, the surviving corporation or any of their respective subsidiaries, in each case, to the extent such service would have been recognized by the Company or its subsidiaries under analogous Company benefit plans prior to the effective time; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service.
Parent has agreed to, or cause the surviving corporation to, waive any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent, the surviving corporation or any of their respective subsidiaries in which Company employees (and their eligible dependents) will be eligible to participate from and after the effective time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company benefit plan immediately prior to the effective time. Parent has agreed to, or cause the surviving corporation to, recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each Company employee (and his or her eligible dependents) during the calendar year in which the effective time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the effective time.
Shareholder Litigation
The Company has agreed to promptly notify Parent of, and give Parent the opportunity to participate in, subject to a customary joint defense agreement, but not control the defense, settlement and/or prosecution of, any legal proceeding (including derivative claims) brought by any shareholders of the Company against the Company and/or members of the Company board relating to the merger or the other transactions contemplated by the merger agreement (which we refer to as “transaction litigation”). The Company has agreed to keep Parent reasonably informed with respect to the status of any transaction litigation brought against the Company and not to compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any transaction litigation, or consent to the same, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).
Indemnification; Directors’ and Officers’ Insurance
From and after the effective time, Parent has agreed to cause the surviving corporation to indemnify and hold harmless, to the fullest extent permitted under applicable law, each present and former director and officer of the Company and its subsidiaries (in each case, solely when acting in such capacity) (which we refer to as the “indemnified parties”) from and against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (which we refer to as “costs”) incurred in connection with any legal proceeding, claim or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time relating to the indemnified party’s service with, at the request of or for the benefit of the Company or any of its subsidiaries, including the transactions contemplated by the merger agreement. From and after the effective time, Parent has agreed to cause the surviving corporation to advance expenses to any indemnified party claiming indemnification pursuant to this provision as incurred to the fullest extent permitted under applicable law so long as such indemnified party provides a written undertaking to repay such advances if it is ultimately determined that such indemnified party is not entitled to indemnification.
From and after the effective time, Parent has agreed to cause the surviving corporation to honor the provisions, to the extent they are enforceable under applicable law, regarding (i) exculpation of directors, (ii) limitation of liability of directors and officers and (iii) advancement of expenses, in each case, contained in the Company’s articles of incorporation, bylaws, the comparable organizational documents of any of the Company’s subsidiaries or any indemnification agreement between the applicable indemnified party and the Company or any of its subsidiaries as of immediately prior to the effective time.
From and after the effective time, Parent has agreed to cause the surviving corporation to maintain for a period of at least six years following the effective time directors’ and officers’ liability insurance and fiduciary liability insurance policies (which we refer to as “D&O insurance”) from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with benefits, levels of coverage and terms and conditions at least as favorable as the Company’s D&O insurance existing immediately prior to the effective time with respect to matters existing or occurring at or prior to the effective time, including for acts or omissions in connection with the merger agreement and the consummation of the transactions contemplated by the merger agreement. Notwithstanding the foregoing, in no event will Parent or the surviving corporation be required to expend for such D&O insurance coverage an annual premium amount greater than 300% of the annual premiums currently paid by the Company for D&O insurance as of the date of the merger agreement (we refer to such amount as the “maximum annual premium”). If such D&O insurance is not reasonably available or the annual premium of such D&O insurance exceeds the maximum annual premium, Parent has agreed to cause the surviving corporation to obtain D&O insurance with the greatest coverage available for an annual premium not exceeding the maximum annual premium.
The Company may, in its sole discretion but following consultation with Parent, prior to the effective time, purchase six-year pre-paid and non-cancellable “tail” insurance coverage (which we refer to as “tail D&O insurance”) at an aggregate cost no greater than the maximum annual premium, providing for D&O insurance not less favorable than that described in the paragraph above. Any such tail D&O insurance must expressly cover Parent and the surviving corporation as successors in interest. If the Company has obtained such tail D&O insurance pursuant, Parent will cause the tail D&O insurance to be maintained in full force and effect for its full term and cause all obligations thereunder to be honored by the surviving corporation.
Expenses
Subject to certain exceptions, all costs and expenses incurred in connection with the merger agreement and the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such expenses, whether or not the merger is consummated.
De-Banking Matters
Subject to the terms and conditions set forth in the merger agreement, the Company has agreed to, and to cause each of its subsidiaries to, use reasonable best efforts to take or cause to be taken all reasonable actions, and do or cause to be done all things, reasonably necessary or advisable to effect the De-Banking as soon as reasonably practicable, including (i) promptly making any submissions and filings required under applicable law in order to effect the De-Banking, (ii) promptly furnishing information requested in connection with such submissions and filings under such applicable law, (iii) keeping Parent and Merger Sub reasonably informed with respect to the status of any such submissions and filings under such applicable law and (iv) obtaining all consents, approvals, clearances, authorizations and permits from any governmental entity necessary to effect the De-Banking as soon as reasonably practicable. The Company has agreed to file or cause to be filed the plan of liquidation with respect to the De-Banking and any other related applications as be required (which we refer to as the “plan”) with the Federal Reserve Board, the Federal Reserve Bank of San Francisco, the Utah Department of Financial Institutions and the Federal Deposit Insurance Corporation (which we refer to as the “FDIC”) no later than forty-five days following the date of the merger agreement. The Company made the applicable filings on June 2, 2021. On June 25, 2021, the Company received the requisite non-objections to the Company’s plan of liquidation and has begun implementing the plan. For the avoidance of doubt, the Company may incur, in its sole and absolute discretion, any amount of Covered Costs in connection with the De-Banking and its effectuation thereof, including any Covered Costs in excess of $8,000,000.
De-Banking means a transaction or a series of transactions which results in (i) (A) the Company having divested its entire ownership interest in MBB or (B) (1) the Company having submitted a letter to the Commissioner of the Utah Department of Financial Institutions surrendering the license and authority to conduct the business of banking held by MBB, (2) the FDIC having issued an order terminating MBB’s deposit insurance from the FDIC and (3) MBB having no remaining deposits and (ii) if the merger were consummated, none of Parent, Merger Sub, or their respective affiliates, directors, officers, principals or limited partners being subject to any burdensome condition or burdensome requirement imposed by any banking regulator or banking law (this clause (ii) is not intended to apply to the Company or any of its subsidiaries so that this clause (ii) shall not be deemed unsatisfied on account of the Company or any of its subsidiaries being subject to any burdensome condition or burdensome requirement imposed by any banking regulator or banking law).
The Company has agreed that it shall not, and that it shall cause its subsidiaries not to, renew any deposits that would mature between the date that is eight months after the date of the merger agreement and the effective time. In connection with the De-Banking, the Company has agreed that it shall and shall cause its subsidiaries to use reasonable best efforts to (i) allow all deposit insurance from the FDIC with respect to any deposits lapse or otherwise terminate to the extent permitted under the terms of any agreements applicable to such deposits and applicable law and (ii) payoff or settle the deposits at par value plus any interest accrued thereon.
The Company has agreed that it shall cause all loans, leases and equipment owned by MBB or in which it has an interests, together will all security interests, guarantees, insurance and other agreements and obligations supporting such loans and leases or insuring such equipment, all financing statements related thereto, all collection accounts on which payments thereon are made, and all records, computer files and other data relating thereto (which we refer to as the “assets”) to be transferred to a subsidiary of the Company prior to the De-Banking, and use reasonable best efforts to cause such transfers to occur on terms and conditions that (i) comply with applicable law and (ii) are consistent with the intended use of such assets as collateral for the interim De-Banking financing and the Parent De-Banking financing described below. The Company has agreed to provide reasonable notice to Parent, Merger Sub and their counsel in advance of such transfers and shall work in good faith with Parent, Merger Sub and their counsel to cause such transfers to be on commercially reasonable terms and consistent with the plan and the debt financing commitment and to be executed in compliance with applicable law in all material respects.
Parent and Merger Sub have agreed to use reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary or advisable to effect the De-Banking as soon as reasonably practicable and to provide all cooperation reasonably requested by the Company in connection with the De-Banking. None of Parent, Merger Sub, or their respective affiliates, directors, officers, principals or limited partners are required to make, or become party to, any application, notice or filing with, or to agree to or accept the imposition of any burdensome condition or burdensome requirement imposed by any banking regulator or banking law in connection with the De-Banking, the Company’s ownership, control or winding down of MBB, or the Company’s depository institution business (this sentence is not intended to apply to the Company or any of its subsidiaries such that this sentence shall not be deemed breached on account of the Company or any of its subsidiaries being subject to any burdensome condition or burdensome requirement imposed by any such banking regulator or any such banking law).
Each of Parent and the Company have acknowledged and agreed that (i) the Company will require interim debt financing in connection with the De-Banking (which we refer to as the “interim De-Banking financing”), (ii) the Company may potentially obtain interim De-Banking financing from the financing sources for the merger consideration on terms and conditions substantially similar to those set forth in the debt financing commitment (which we refer to as the “Parent De-Banking financing”) and (iii) subject to the terms of the merger agreement, the Company may, in its sole discretion, elect to arrange for, consummate and obtain interim De-Banking financing from a third party in lieu of any Parent De-Banking financing. Prior to executing any commitment letter with respect to any interim De-Banking financing that is not Parent De-Banking financing, the Company has agreed to provide Parent with at least ten business days’ prior written notice of the Company’s intention to take such action (which notice must include a reasonably detailed description of the terms of such interim De-Banking financing) during which period Parent and the financing sources may propose revisions to the terms of the Parent De-Banking financing. If following such ten business day period, (A) Parent and the financing sources shall have irrevocably revised the terms of the Parent De-Banking financing such that they are no less favorable or more favorable than the terms of such interim De-Banking financing, then the Company has agreed to arrange for, consummate and obtain such Parent De-Banking financing and not such interim De-Banking financing and Parent has agreed to cause the financing sources to (1) provide the Company the Parent De-Banking financing (reflecting any revised terms proposed by Parent and the financing sources) as promptly as practicable thereafter and (2) execute and deliver a debt financing commitment letter with respect to such Parent De-Banking financing no later than two business days prior to the date on which the Company is required under the terms of the merger agreement to first file the plan in accordance with the De-Banking provisions of the merger agreement or (B) if the terms of such interim De-Banking financing remain more favorable than the terms of such Parent De-Banking financing (taking into consideration any revised terms proposed by Parent and the financing sources), as reasonably determined by the Company, then the Company may arrange for, consummate and obtain such interim De-Banking financing in its discretion. If at any time the Company determines to arrange for, consummate and obtain the Parent De-Banking financing in lieu of any other interim De-Banking financing, Parent has agreed to cause the financing sources to (x) provide the Company the Parent De-Banking financing (reflecting any revised terms proposed by Parent and the financing sources) as promptly as practicable thereafter and (y) execute and deliver a debt financing commitment letter with respect to such Parent De-Banking financing no later than two business days prior to the date on which the Company is required under the terms of the merger agreement to first file the plan. The Company has agreed not to obtain any interim De-Banking financing with terms reflecting any prepayment fee or penalty in excess of $1,000,000, or which cannot be prepaid with full release of liens at closing of the merger, or that would otherwise interfere with the ability of Parent and Merger Sub to consummate the debt financing commitment, in each case without Parent’s prior written consent (which consent not to be unreasonably withheld, conditioned or delayed).
State Licenses
The Company agreed to use its reasonable best efforts to provide such cooperation as reasonably requested by Parent in connection with Parent obtaining the permits necessary, following the closing, for the Company and its subsidiaries to own, lease and operate their properties and assets and to carry on their businesses, including for compliance with laws applicable to a non-bank entity in connection therewith relating to the origination, servicing, disclosures, unfair and deceptive acts and practices, debt collection, credit and financial services (which we refer to as “state licenses”) on behalf of the Company and its subsidiaries at or prior to the closing, which cooperation shall include submitting or making, on Parent’s behalf, with the applicable governmental entities any filings or applications with respect to obtaining the state licenses prepared by Parent and its representatives. Unless required in the merger agreement, the Company and its subsidiaries and of their respective affiliates and representatives are not required to (i) provide any cooperation to the extent it would interfere unreasonably with the business or operations of the Company, any of its subsidiaries or any of their respective affiliates or representatives, (ii) provide any cooperation, or take any action, that, in the reasonable judgment of the Company, would reasonably be expected to cause the Company, any of its subsidiaries or any of their respective affiliates or representatives to incur any actual or potential liability, (iii) provide any cooperation, or take any action, that, in the reasonable judgment of the Company, would result in a violation of any confidentiality arrangement or material agreement or the loss of any attorney-client or other similar privilege, or (iv) provide any cooperation, or take any action, that would cause any representation or warranty in the merger agreement to be breached or any condition to the closing set forth in the merger agreement to fail to be satisfied unless Parent agrees in writing to waive any such breach of representation or warranty or to deem any such condition to the closing satisfied in order to obtain one or more state licenses.
Parent agreed to pay all costs and fees associated with obtaining the state licenses. Parent agreed to indemnify the Company, each of its subsidiaries and each of their respective affiliates and representatives against, be liable to such person for and hold each such person harmless from, any and all costs incurred or suffered by any such person under or in connection with obtaining the state licenses or any of their cooperation or assistance with respect to obtaining the state licenses or the provision of any information utilized in connection therewith or otherwise arising from obtaining the state licenses, in each case only to the extent arising as of or following the date of the merger agreement and not relating to actions prior to the date of the merger agreement. Parent must from time to time, promptly upon request by the Company, reimburse the Company, each of its subsidiaries and each of their respective affiliates and representatives for any and all reasonable, documented out-of-pocket fees, costs or expenses (including reasonable fees, costs and expenses of counsel, accountants and other advisors)

incurred by any of them in connection with any of their cooperation or assistance with respect to the state licenses. The Company agreed to keep Parent reasonably apprised, on a monthly basis, as to the amount of any such costs or expenses that have been incurred as of such date.
Unless required in the merger agreement, Parent, Merger Sub, and their respective affiliates, directors, officers, principals or limited partners are not required to (i) make, or become party to, any application, notice or filing with respect to any state license or provide any guarantee or, directly or indirectly, accept any fine or penalty in connection therewith or (ii) agree to, or accept the imposition of, any changes arising directly as a result obtaining the state licenses that would have, in the aggregate, a material adverse effect on the Company and its subsidiaries (other than MBB), taken as a whole.
Other Agreements
The merger agreement contains certain other covenants and agreements between the Company, Parent and Merger Sub, including covenants and agreements relating to:
•	cooperation by the Company with Parent to use its reasonable best efforts to delist the Company common stock from Nasdaq and to deregister the Company common stock under the Exchange Act;
•	cooperation between the Company and Parent in connection with public announcements relating to the merger or the other transactions contemplated by the merger agreement;
•
the Company’s agreement to take the steps reasonably necessary or advisable to cause any dispositions of the Company’s equity securities (including derivative securities) pursuant to the transactions contemplated by the merger agreement by each individual subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•	Parent’s agreement to provide to the other parties a written consent adopting the merger agreement;
•
Parent’s agreement to cause Merger Sub and the surviving corporation to comply with their obligations under the merger agreement and Merger Sub’s agreement not to engage in any activities except as provided in or contemplated by the merger agreement;

•
the agreement that the Company, Parent, Merger Sub and their respective boards of directors will, if any takeover statute is or may be applicable to the merger or the other transactions contemplated by the merger agreement, grant approvals and take actions as are necessary to consummate, as promptly as practicable, the transactions contemplated by the merger agreement and will otherwise act to eliminate or minimize the effects of any takeover statute or regulations on the transactions contemplated by the merger agreement;

•
the resignation of certain of the Company’s and its subsidiaries’ directors and officers as requested by Parent that will be effective on or before the effective time, except that the Company’s failure to obtain any such resignation shall not be a breach of such covenant if Parent will have the power, directly or indirectly, to remove any such person from his or her position as a director or officer without cause or cost immediately after the effective time;

•	the Company’s agreement to cooperate as reasonably requested by Parent in connection with Parent obtaining certain state lending licenses; and
•
Parent’s agreement to obtain transition services in any jurisdictions requiring certain licenses that have not yet been obtained for existing, pending and future ordinary course transactions entered into by the Company.

Conditions to the Merger
Each of the Company’s, Parent’s and Merger Sub’s obligation to effect the merger is subject to the satisfaction or (to the extent permitted by law) waiver at or prior to the closing of each of the following conditions:
•
the merger agreement having been duly adopted by the affirmative vote of holders of at least a majority of the votes cast by all holders of the shares of Company common stock entitled to vote thereon at the special meeting (which we refer to as the “Company requisite vote”);

•
no governmental entity of competent jurisdiction shall have enacted, entered, promulgated or enforced any law, statute, regulation, rule, ordinance, judgment, order, injunction or decree, executive order, ruling, injunction or other order (whether temporary, preliminary or permanent) that is in effect and retrains, enjoins or otherwise prohibits the consummation of the merger;

•	the expiration or early termination of the waiting period applicable to the consummation of the merger under the HSR Act (or any extension thereof); and
•	the Company shall have effected the De-Banking.
The obligations of Parent and Merger Sub to effect the merger are further subject to the satisfaction or (to the extent permitted by law) waiver at or prior to the closing of each of the following conditions:
•
the representations and warranties of the Company relating to corporate power and authority, its ownership of its subsidiaries, the absence of undisclosed subscriptions, options, warrants, calls, rights, convertible or exchangeable securities stock-based performance units or other similar rights and brokers and other advisors being true and correct in all material respects (disregarding all qualifications or limitations as to “materiality”, “material adverse effect” and words of similar import set forth therein) as of the date of signing the merger agreement and as of the date of the closing as though made on and as of the date of the closing (except to the extent the representation or warranty is made as of a specific date (including the date of signing the merger agreement) in which case the representation and warranty must be true and correct only as of that specific date);

•
the representations and warranties of the Company relating to its capital structure being true and correct in all respects (other than for de minimis inaccuracies) as of the date of signing the merger agreement and as of the date of the closing as though made on and as of such date (except to the extent the representation or warranty is expressly made as of a specific date (including the date of signing the merger agreement) in which case the representation and warranty must be true and correct only as of that specific date);

•
each of the representations and warranties of the Company other than those referred to in the first two bullets above being true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “material adverse effect” and words of similar import set forth therein) as of the date of signing the merger agreement and as of the date of the closing as though made on and as of such date (except to the extent the representation or warranty is expressly made as of a specific date (including the date of signing the merger agreement) in which case the representation and warranty must be true and correct only as of that specific date), except where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•	the Company having performed in all material respects all of its obligations under the merger agreement on or prior to the date of the closing;
•
since the date of the merger agreement, there has not been any change, effect, event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect; and

•
Parent having received a certificate of the chief executive officer or the chief financial officer of the Company, certifying that the conditions set forth in the first through fourth bullets above have been satisfied.

The obligations of the Company to effect the merger are further subject to the satisfaction or (to the extent permitted by law) waiver at or prior to the closing of each of the following conditions:
•
the representations and warranties of Parent and Merger Sub being true and correct in all material respects as of the date of signing the merger agreement and as of the date of the closing as though made on and as of such date (except to the extent the representation or warranty is made as of a specific date (including the date of signing the merger agreement) in which case the representation and warranty must be true and correct in all material respects only as of that specific date);

•	Parent and Merger Sub having performed in all material respects all of their obligations under the merger agreement on or prior to the date of the closing; and
•
the Company having received a certificate of the chief executive officer or the chief financial officer (or comparable officer) of Parent, certifying that the conditions set forth in the preceding two bullets have been satisfied.

Termination
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, whether before or after (except as set forth below) the Company shareholders’ approval, under the following circumstances:
•	by mutual written consent of Parent and the Company;
•	by either Parent or the Company:
•
if the merger shall not have been consummated on or before the date that is fifteen months following the date of the merger agreement, which would be July 18, 2022, except that this right to terminate the merger agreement will not be available to Parent or the Company if either party (including, in the case of Parent, Merger Sub) has breached in any material respect its obligations under the merger agreement if such breach was the principal cause of or resulted in the failure of a condition to either such party’s obligation to effect the merger (we refer to such date as the “outside date” and a termination of the merger agreement for this reason as an “outside date termination”);

•
if at the shareholders meeting (or any adjournment or postponement thereof), a proposal to adopt the merger agreement shall have been voted upon by the holders of shares of Company common stock and the Company requisite vote shall not have been obtained (which we refer to as a “Company shareholder no-vote termination”); or

•
if any statute, regulation, rule, ordinance, judgment, order, injunction or decree of any governmental entity, executive order, ruling, injunction or other order permanently restraining, enjoining or otherwise prohibiting consummation of the merger shall have become final and non-appealable, except that a party may not terminate the merger agreement pursuant to this provision if such party (or, in the case of Parent, Merger Sub) has not complied in all material respects with its obligations under the provisions of the merger agreement described under “—Filings; Other Actions; Notification” on page 69 above.

•	by the Company:
•
prior to the time the Company requisite vote is obtained and subject to the Company being in compliance with its obligations describe under “—No Change in Board Recommendation; No Entry into Alternative Transactions” on page 67 above, in order to accept a superior proposal and enter into an alternative acquisition agreement with respect to such superior proposal (which we refer to as a “superior proposal termination”);

•
if Parent or Merger Sub shall have breached any of their respective representations or warranties or failed to perform any of their respective covenants or other agreements contained in the merger agreement, where such breach or failure to perform would give rise to the failure of a condition to closing by the Company and is not cured prior to the earlier of the 45th day after written notice thereof is given by the Company to Parent and the outside date, except that the Company does not have the right to terminate the merger agreement pursuant to this provision if the Company is then in material breach of the merger agreement such that any of the conditions to closing by Parent and Merger Sub related to the accuracy of the Company’s representations and warranties and compliance with its covenants would not be satisfied; or

•
if the conditions to closing set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing) have been satisfied or waived in accordance with the merger agreement, and Parent and Merger Sub fail to consummate the merger on the date on which the closing should have occurred pursuant to the merger agreement. We refer to a termination pursuant to this bullet and the immediately prior bullet as a “Parent/Merger Sub breach termination”;
•	by Parent:
•	if, prior to the time the Company requisite vote is obtained, the Company board shall have effected a change of recommendation (which we refer to as a “change of recommendation termination”); or
•
if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in the merger agreement, where such breach or failure to perform would give rise to the failure of a condition to closing by the Company and is not cured prior to the earlier of the 45th day after written notice thereof is given by Parent to the Company and the outside date, except that Parent does not have the right to terminate the merger agreement pursuant to this provision if Parent or Merger Sub is then in material breach of the merger agreement such that any of the conditions to closing by the Company related to the accuracy of Parent’s and Merger Sub’s representations and warranties and compliance with their covenants would not be satisfied.

Termination Fee
The Company will be required to pay Parent a termination fee equal to $10,325,000 if:
•	a superior proposal termination has occurred;
•
after the date of signing the merger agreement and prior to the date of the Company shareholders meeting (or the date of postponement or adjournment thereof, if applicable), a bona fide acquisition proposal (which, for purposes of this provision, shall replace 50% instead of 15% in all provisions of the definition of acquisition proposal) is publicly announced or otherwise publicly disclosed and not withdrawn prior to the date of the Company shareholders meeting (or the date of postponement or adjournment thereof, if applicable) and thereafter a Company shareholder no-vote termination occurs and within one year after such termination, the Company enters into a definitive agreement to consummate such acquisition proposal; or

•	a change of recommendation termination has occurred.
If the merger agreement is terminated pursuant to the first bullet above, the termination fee must be paid on the date of termination. If the merger agreement is terminated pursuant to the second bullet above, the termination fee must be paid on the date a definitive agreement for the acquisition proposal is executed. If the merger agreement is terminated pursuant to the third bullet above, the termination fee must be paid within two business days of the date of termination. The Company will not be required under any circumstances to pay the termination fee on more than one occasion.
Parent will be required to pay the Company a Parent termination fee equal to $20,650,000 if:
•	a Parent/Merger Sub breach termination occurs; or
•	an outside date termination occurs, and as of the time of such termination the Company was entitled to terminate the merger agreement as described in the preceding bullet.
If the merger agreement is terminated pursuant to any of the two bullets above, the Parent termination fee must be paid within two business days of termination. Parent will not be required under any circumstances to pay the Parent termination fee on more than one occasion.
Remedies
The Company, Parent and Merger Sub have agreed that each party to the merger agreement are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which it is entitled at law or in equity. Each of the parties further agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided in the merger agreement on the basis that (A) the other party has an adequate remedy at law or (B) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party to the merger agreement seeking an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement are not be required to provide any bond or other security in connection with any such order or injunction.
Parent and Merger Sub have acknowledged that the Company is a third party beneficiary of the equity financing commitment and that, pursuant to the terms thereof, the Company is entitled to seek specific performance of Parent’s and the Guarantors’ obligations to cause the equity financing to be funded in connection with the consummation of the transactions contemplated by the merger agreement, but only in the event, that (1) all of the conditions to closing set forth in the merger agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at the closing); (2) Parent and Merger Sub fail to complete the closing in accordance with the provisions of the merger agreement; (3) the Company has irrevocably confirmed in a written notice to Parent and Merger Sub that if specific performance is granted and each of the equity financing and the debt financing (or the alternative financing) is funded, then the Company would take such actions that are required of it by the merger agreement to cause the closing to occur; and (4) the debt financing (or the alternative financing, as the case may be) has been funded (or will be funded at the closing if the equity financing is funded at the closing).
While a party to the merger agreement may concurrently seek (x) specific performance or other equitable relief to consummate the transactions contemplated by the merger agreement, and (y) payment of any of a termination fee if, as and when required pursuant to the merger agreement, under no circumstances will such party receive both the relief contemplated by the foregoing clause (x) and the foregoing clause (y).
Aside from the equitable relief described above, the Company’s sole and exclusive remedy under the merger agreement is the right to receive the Parent termination fee. If the Company has received the Parent termination fee and the reimbursement of the costs and expenses contemplated by the merger agreement and the limited guarantee, then none of Parent, Merger Sub or any of their affiliates shall have any liability or obligation with respect to any losses or damages suffered by the Company or any of its affiliates in connection with the merger or the merger agreement.
Amendment and Waiver
Subject to applicable law, the merger agreement may be amended or modified by the Company, Parent or Merger Sub at any time prior to the effective time (in the case of the Company or Merger Sub, by action of their respective board of directors to the extent required by law) by written agreement, executed and delivered by duly authorized officers of the Company, Parent and Merger Sub, provided that certain provisions of the merger agreement may not be modified or waived in a manner adverse to an equity or debt financing related party without the prior written consent of the related debt financing source.
At any time prior to the effective time, the Company, Parent or Merger Sub may: extend the time for the performance of any of the obligations or other acts of the other parties; to the extent permitted by law, waive any inaccuracies in the representations and warranties of the other parties in the merger agreement or in any other document delivered pursuant thereto; and, subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained in the merger agreement, except that neither Parent nor Merger Sub may perform any of the actions described above with respect to Merger Sub or Parent, respectively. Such extensions or waivers will only be valid if set forth in a writing signed by the party or parties to be bound thereby and specifically referencing the merger agreement. The failure of the Company, Parent or Merger Sub to assert any of their respective rights or remedies will not constitute a waiver of such rights or remedies.

THE VOTING AGREEMENT
On April 18, 2021, in connection with the execution of the merger agreement, Parent entered into the voting agreement with the RM Parties. The following is a summary of selected material provisions of the voting agreement. The discussion is subject to, and qualified in its entirety by reference to, the voting agreement attached as Annex D to this proxy statement and incorporated herein by reference. We urge you to read carefully this entire proxy statement, including the voting agreement attached as Annex D, for a more complete understanding of the merger.
Generally
In order to induce Parent to enter into the merger agreement, concurrently with the execution and delivery of the merger agreement on April 18, 2021, the RM Parties entered into the voting agreement with Parent. Based solely on a Schedule 13D/A jointly filed on April 21, 2021 by the RM Parties and certain of its related persons, the RM Parties beneficially owned 2,956,925 shares of Company common stock, representing approximately 24.57% of the total outstanding shares of Company common stock as of the June 25, 2021 record date for the special meeting.
Agreement to Vote
Pursuant to the voting agreement, the RM Parties have agreed, among other things, that with respect to all of their subject shares: (a) when a meeting of the Company shareholders is held, they will appear at such meeting or otherwise cause their subject shares to be counted as present for the purpose of establishing a quorum and (b) they will vote or cause to be voted at any such meeting all of their subject shares (i) in favor of adopting the merger agreement and any other actions contemplated by the merger agreement in respect of which the approval of the Company shareholders is requested, (ii) in favor of adopting of any proposal in respect of which the Company board has (A) determined is reasonably necessary to facilitate any of the transactions contemplated by the merger agreement, (B) disclosed the determination described in the foregoing clause (A) in the proxy statement or other written materials disseminated to the holders of shares of Company common stock and (C) recommended to be adopted or approved by the holders of shares of Company common stock, and (iii) against (A) any acquisition proposal, whether or not constituting a superior proposal, and (B) any action, proposal, transaction or agreement that would reasonably be expected to prevent, impair, delay or otherwise interfere with the consummation of the merger or the other transactions contemplated by the merger agreement.
Transfer and Non-Solicitation Restrictions
The RM Parties have agreed to not to, directly or indirectly (a) (i) transfer, or enter into any contract, option or other arrangement or understanding with respect to the transfer of, any subject shares to any person or entity, or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, or grant a proxy or power of attorney with respect to any subject shares, or deposit any subject shares into a voting trust, or (b) (i) initiate, solicit or knowingly take any action to facilitate, solicit or encourage any acquisition proposal or the making of any proposal that would reasonably be expected to lead to an acquisition proposal or (ii) participate in any discussions or negotiations regarding, or furnish or provide any non-public information to any person or entity in connection with, any acquisition proposal; provided, that in the event a person or entity submits an acquisition proposal to the Company, such holder and its representatives may hold discussions with such person or entity solely with respect to the terms of a proposed voting agreement with respect to the transaction contemplated by such acquisition proposal following such time as the Company determines that the Company board may, subject to the terms of the merger agreement, accept a superior proposal or make a change of recommendation in response to a superior proposal or intervening event.
Termination
The voting agreement terminates automatically upon the first to occur of (a) the conclusion of the special meeting (giving effect to any postponement or adjournment thereof), (b) the termination of the merger agreement in accordance with its terms, (c) with respect to an RM Party, the disposition of all of its subject shares as permitted by the voting agreement, (d) the date of approval by the Company of any modification, amendment or waiver of or to the merger agreement as in effect as of the date of the voting agreement which the RM Parties believe has a material adverse effect on the consideration payable to the Company shareholders upon the consummation of the Merger, (e) the occurrence of a change of recommendation as permitted under the terms of the merger agreement or (f) with respect to any RM Party, the mutual written agreement of such RM Party and Parent.
Governing Law
The voting agreement is governed by Delaware law.

PROPOSAL 1—VOTE ON ADOPTION OF THE MERGER AGREEMENT
As discussed elsewhere in this proxy statement, at the special meeting Company shareholders will consider and vote on a proposal to adopt the merger agreement. You should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement, the merger and the other transactions contemplated by the merger agreement. In particular, you should read in its entirety the merger agreement, which is attached as Annex A to this proxy statement. For more information, please see the discussion in the sections entitled “The Merger” beginning on page 22 and “The Merger Agreement” beginning on page 56 in this proxy statement.
The Company board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement.
If you submit your proxy, but do not indicate instructions to vote your shares of Company common stock for, against or abstain on the merger proposal, your shares will be voted “FOR” the proposal to adopt the merger agreement.
The proposal to adopt the merger agreement requires the affirmative vote at the virtual special meeting or by proxy of holders of at least a majority of the votes cast by all holders of the shares of Company common stock entitled to vote thereon at the special meeting.

PROPOSAL 2—ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS
Merger-Related Compensation Proposal
Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, the Company is seeking a non-binding, advisory shareholder approval of the compensation of the Company’s named executive officers that is based on or otherwise relates to the merger as disclosed in this proxy statement in the section entitled “The Merger—Interests of the Company’s Executive Officers and Directors in the Merger—Golden Parachute Compensation.” The proposal gives the Company shareholders the opportunity to express their views on the merger-related compensation of the Company’s named executive officers.
Accordingly, the Company is requesting shareholders to adopt the following resolution, on a non-binding, advisory basis:
“RESOLVED, that the compensation that will or may be paid or become payable to the Company’s named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled ‘The Merger—Interests of the Company’s Executive Officers and Directors in the Merger—Golden Parachute Compensation,’ are hereby APPROVED.”
Approval of this proposal is not a condition to the consummation of the merger, and the vote with respect to this proposal is advisory only and will not be binding on the Company or Parent. If the merger is consummated, the merger-related compensation may be paid to the Company’s named executive officers to the extent payable in accordance with the terms of the employment arrangements even if the Company shareholders fail to approve the advisory vote regarding merger-related compensation.
The Company board unanimously recommends that you vote “FOR” the compensation proposal.
If you submit your proxy, but do not indicate instructions to vote your shares of Company common stock for, against or abstain on the compensation proposal, your shares will be voted “FOR” the compensation proposal.
Approval, on a non-binding, advisory basis, of the compensation proposal requires the affirmative vote of holders of at least a majority of the votes cast by all holders of the shares of Company common stock entitled to vote thereon at the special meeting.

PROPOSAL 3—VOTE ON ONE OR MORE ADJOURNMENTS OF THE
SPECIAL MEETING, IF NECESSARY OR ADVISABLE
If, at the special meeting, the number of shares of Company common stock present or represented by proxy and voting in favor of the merger proposal is insufficient to approve the merger proposal, the Company intends to ask its shareholders to vote to adjourn the special meeting to another time or place to allow for the solicitation of additional proxies to approve the merger proposal. In this event, the Company will request that the shareholders vote on the adjournment proposal and not the merger proposal. The Company does not intend to call a vote on the adjournment proposal if the merger proposal has been approved at the special meeting.
Accordingly, the Company is asking its shareholders to authorize the holder of any proxy solicited by the Company board, and each of them individually, to vote in favor of adjourning the special meeting to another time and place for the purpose of soliciting additional proxies. If the Company requests a vote on the adjournment proposal and the Company shareholders approve this proposal, the Company could adjourn the special meeting and use this additional time to solicit proxies from its shareholders, including those shareholders who have previously voted.
The Company board unanimously recommends that you vote “FOR” the adjournment proposal.
If you submit your proxy, but do not indicate instructions to vote your shares of Company common stock for, against or abstain on the adjournment proposal, your shares will be voted “FOR” the adjournment proposal.
Approval of the adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast by all holders of the shares of Company common stock entitled to vote thereon at the special meeting.

DISSENTERS’ RIGHTS
For purposes of this section, the term “Company” will be deemed to refer also to the surviving corporation with respect to actions taken after the effective time. Pursuant to the merger agreement and the PBCL, the owners of Company common stock will have dissenters’ rights in connection with the merger under Sections 1571 through 1580 of Subchapter 15D of the PBCL (which we refer to as “Subchapter 15D”), a copy of which (as well as a copy of 15Pa.C.S. Section 333(d)) is included in this proxy statement as Annex C, and may object to the merger agreement and demand in writing that the Company pay the fair value of their Common Stock. Holders of Company common stock may request a copy of the Company’s articles of incorporation and bylaws in accordance with Section 321(b) of the PBCL.
If any holders of Company common stock properly exercise dissenters’ rights in connection with the merger under Subchapter 15D (which we refer to as a “Dissenting Shareholder”), any shares held by such holders will not be converted into the right to receive the merger consideration, but instead will be converted into the right to receive the “fair value” of such shares pursuant to Subchapter 15D.
THE FOLLOWING SUMMARY OF THE PROVISIONS OF SUBCHAPTER 15D IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUBCHAPTER 15D, A COPY OF WHICH (AS WELL AS A COPY OF 15PA.C.S. SECTION 333(d)) IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX C AND INCORPORATED HEREIN BY REFERENCE.
The Company will not give any notice of the following requirements other than as described in this proxy statement and as required by the PBCL.
General
Any holder of Company common stock who has duly demanded the payment of the fair value of his or her shares under Subchapter 15D will not, after the effective time, be a shareholder of the Company for any purpose or be entitled to the payment of dividends or other distributions on any such common stock; moreover, the Company common stock of any Dissenting Shareholder will be converted into the right to receive either (i) the fair value of such common stock, determined in accordance with Subchapter 15D, or (ii) the right to receive the merger consideration, if any Dissenting Shareholder effectively withdraws his or her demand for appraisal rights.
SHAREHOLDERS OF THE COMPANY SHOULD NOTE THAT, UNLESS ALL THE REQUIRED PROCEDURES FOR CLAIMING DISSENTERS’ RIGHTS ARE FOLLOWED WITH PARTICULARITY, DISSENTERS’ RIGHTS WILL BE LOST. VOTING AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, WHETHER IN PERSON OR BY PROXY, IS NOT SUFFICIENT NOTICE TO PERFECT DISSENTERS’ RIGHTS.
Filing Notice of Intention to Demand Fair Value
Before any shareholder vote is taken on the merger agreement, a Dissenting Shareholder must deliver to the Company a written notice of his or her intention to demand the fair value of his or her Company common stock if the merger is effected. Such written notice may be sent to the Corporate Secretary of the Company at the Company's address set forth on Page 21 of this proxy statement. Neither the return of a proxy by the Dissenting Shareholder with instructions to vote the Company common stock represented thereby against the adoption of the merger agreement nor a vote against the adoption of the merger agreement or an abstention from voting on the adoption of the merger agreement is sufficient to satisfy the requirement of delivering a written notice to the Company.
In addition, the Dissenting Shareholder must not effect any change in the beneficial ownership of his or her Company common stock from the date of filing the notice with the Company through the effective time, and the Dissenting Shareholder must not vote his or her Company common stock for which payment of fair value is sought in favor of the adoption of the merger agreement. The submission of a signed blank proxy will serve to waive appraisal rights if not revoked, but a failure to vote, a vote against or an abstention from voting on the adoption of the merger agreement will not waive such rights. Proper revocation of a signed blank proxy or a signed proxy instructing a vote for adoption of the merger agreement will also preserve dissenters’ rights under the PBCL.

Failure by a Dissenting Shareholder to comply with any of the foregoing will result in such Dissenting Shareholder's forfeiting any right to payment of the fair value of such Dissenting Shareholder's common stock.
Record and Beneficial Owners
A record holder of Company common stock may assert dissenters’ rights as to fewer than all the Company common stock of the same class or series registered in his or her name only if the holder dissents with respect to all the Company common stock beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he or she dissents.
A beneficial owner of Company common stock who is not the record holder may assert dissenters’ rights with respect to Company common stock held on his or her behalf if such Dissenting Shareholder submits to the Company the written consent of the record holder not later than the time of assertion of dissenters’ rights. The beneficial owner may not dissent with respect to less than all the Company common stock he or she beneficially owns, whether or not such Company common stock is registered in the beneficial owner’s name.
Notice to Demand Payment
If the merger is adopted by the requisite vote at the special meeting, the Company will mail to all Dissenting Shareholders who gave due notice of their intention to demand payment of fair value and who refrained from voting in favor of the merger a notice stating where and when a demand for payment must be sent, and stock certificates representing the Company common stock held by the Dissenting Shareholder must be deposited to obtain payment.
The notice will be accompanied by a copy of Subchapter 15D of the PBCL and include a form for demanding payment, which form will have a request for certification of the date that beneficial ownership of the Company common stock was acquired by the Dissenting Shareholder or the person on whose behalf the Dissenting Shareholder dissents. The time set for the receipt of a demand and the Dissenting Shareholder’s stock certificates will not be less than 30 days from the mailing of the notice. Failure by a Dissenting Shareholder to timely demand payment and deposit the stock certificates pursuant to such notice will cause such Dissenting Shareholder to lose all right to receive payment of the fair value of his or her Company common stock.
All mailings to the Company are at the risk of the Dissenting Shareholder. However, the Company recommends that the notice of intention to dissent, the demand form and the holder’s stock certificates be sent by certified mail. If the merger has not been effected within 60 days after the date set for demanding payment and depositing stock certificates, the Company will return any stock certificates that have been deposited. The Company, however, may at any later time send a new notice regarding demand for payment and deposit of stock certificates with like effect.
Payment of Fair Value of Common Stock.
Promptly after the effective time, or upon timely receipt of demand for payment if the merger has already been effected, the Company will either remit to Dissenting Shareholders who have made demand and deposited their stock certificates the amount the Company estimates to be the fair value of the Company common stock or give written notice that no remittance will be made under Section 1577 of the PBCL. Such remittance or notice will be accompanied by: (i) the Company’s closing balance sheet and statement of income for a fiscal year ending not more than 16 months prior to the date of remittance or notice, together with the latest available interim financial statements; (ii) a statement of the Company’s estimate of the fair value of the Company common stock; and (iii) a notice of the right of a Dissenting Shareholder to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter 15D.
If the Company does not remit the amount of its estimate of the fair value of the Company common stock, it will return all stock certificates that have been deposited and may make a notation thereon that a demand for payment has been made. If shares carrying such notation are thereafter transferred, each new stock certificate issued therefor will bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares will not acquire by such transfer any rights in the Company other than those which the original dissenter had after making demand for payment of their fair value.
Estimate by Dissenting Shareholder of Fair Value of Common Stock
If a Dissenting Shareholder believes that the amount estimated or paid by the Company for his or her Company common stock is less than their fair value, the Dissenting Shareholder may send to the Company his or her own estimate of the fair value, which shall be deemed a demand for payment of the amount of the deficiency. If the Dissenting Shareholder does not file his or her own estimate of the fair value within 30 days after such remittance or notice has been mailed by the Company, the Dissenting Shareholder will be entitled to no more than the amount estimated in the notice or remitted by the Company.
Valuation Proceedings
Within 60 days after the latest of (i) the effective time, (ii) timely receipt of any demands for payment or (iii) timely receipt of any Dissenting Shareholder estimates of fair value, if any demands for payment remain unsettled, the Company may file in court an application for relief requesting that the fair value of the Company common stock be determined by the court. Each Dissenting Shareholder whose demands have not been settled will be made a party to the proceeding and will be entitled to recover the amount by which the fair value of such Dissenting Shareholder’s common stock is found to exceed the amount, if any, previously remitted. Such Dissenting Shareholder will also be entitled to interest on such amount from the effective time until the date of payment. There is no assurance, however, that the Company will file such an application.
If the Company fails to file an application within the 60-day period, any Dissenting Shareholder who has not settled his or her claim may do so in the Company’s name within 30 days after the expiration of the 60-day period. If no Dissenting Shareholder files an application within such 30-day period, each Dissenting Shareholder who has not settled his or her claim will be paid no more than the Company’s estimate of the fair value of the Company common stock and may bring an action to recover any amount not previously remitted.
Costs and Expenses of Valuation Proceedings
The costs and expenses of any valuation proceeding, including the reasonable compensation and expenses of any appraiser appointed by the court, will be determined by the court and assessed against the Company, except that any part of such costs and expenses may be assessed as the court deems appropriate against all or some of the Dissenting Shareholders whose action in demanding supplemental payment is found by the court to be dilatory, obdurate, arbitrary, vexatious or in bad faith. The court may also assess the fees and expenses of counsel and experts for any or all of the Dissenting Shareholders against the Company if it fails to comply substantially with Subchapter 15D or acts in a dilatory, obdurate, arbitrary or vexatious manner or in bad faith.
The court can also assess any such fees or expenses incurred by the Company against any Dissenting Shareholder if such Dissenting Shareholder is found to have acted in a dilatory, obdurate, arbitrary or vexatious manner or in bad faith. If the court finds that the services of counsel for any Dissenting Shareholder were of substantial benefit to the other Dissenting Shareholders and should not be assessed against the Company, it may award to such counsel reasonable fees to be paid out of the amounts awarded to the Dissenting Shareholders who were benefited.
Under the PBCL, a shareholder of the Company has no right to obtain, in the absence of fraud or fundamental unfairness, an injunction against the merger, nor any right to valuation and payment of the fair value of the holder’s shares because of the merger, except to the extent provided by the dissenters’ rights provisions of Subchapter 15D.
The PBCL also provides that absent fraud or fundamental unfairness, the rights and remedies provided by Subchapter 15D are exclusive.
The foregoing description of the rights of dissenters under Subchapter 15D should be read in conjunction with Annex C to this proxy statement, and is qualified in its entirety by reference to the provisions of Subchapter 15D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of Company common stock as of April 1, 2021, by:
•	each person or entity known by us to beneficially own more than 5% of Company common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
As of June 25, 2021, there were 12,030,269 shares of Company common stock issued and outstanding. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities for which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be the beneficial owner of securities as to which such person has no economic interest.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Named Executive Officers and Directors
Jeffrey A. Hilzinger(1)	120,689	1.00
Michael R. Bogansky	7,878	*
Louis E. Maslowe(2)	27,091	*
Aswin Rajappa(3)	5,824	*
Gregory L. Sting(4)	28,381	*
John J. Calamari(5)	55,040	*
Lawrence J. DeAngelo(6)	311,497	2.59
Scott A. Heimes(7)	22,503	*
Matthew J. Sullivan(8)	297,575	2.47
J. Christopher Teets(9)	40,056	*
James W. Wert(10)	83,334	*
All current executive officers and current directors as a group (14 persons)(11)	1,011,439	8.41
Beneficial Owners of More Than 5% of Common Stock
Red Mountain Capital Partners LLC(12) 1999 Avenue of the Stars, Ste 1100 Los Angeles, CA 90067	2,956,925	24.57
Broad Run Investment Management, LLC(13) 1530 Wilson Blvd, Suite 530 Arlington, VA 22209	1,169,695	9.72
Basswood Capital Management, L.L.C.(14) 64 Madison Avenue, 10th Floor New York, NY 10022	951,223	7.91
Dimensional Fund Advisors LP(15) Building One 6300 Bee Cave Road Austin, TX 78746	896,819	7.45
BlackRock Inc.(16) 55 East 52nd Street New York, NY 10055	727,437	6.05
*	Represents less than 1%.
(1)	Represents 73,380 shares of Company common stock held directly by Mr. Hilzinger and 47,309 shares of Company common stock underlying stock options that are currently exercisable.

(2)	Represents 8,896 shares of Company common stock held directly by Mr. Maslowe and 18,195 shares of Company common stock underlying stock options that are currently exercisable.
(3)	Represents 2,357 shares of Company common stock held directly by Mr. Rajappa and 3,467 shares of Company common stock underlying stock options that are currently exercisable.
(4)	Represents 17,464 shares of Company common stock held directly by Mr. Sting and 10,917 shares of Company common stock underlying stock options that are currently exercisable.
(5)
Represents 32,537 shares of Company common stock held directly by Mr. Calamari, 16,218 shares for which Mr. Calamari has shared voting and dispositive power. Also represents 22,503 shares of Company restricted shares held by Mr. Calamari.

(6)
Represents 288,994 shares of Company common stock held directly by Mr. DeAngelo, 264,879 shares for which Mr. DeAngelo has shared voting and dispositive power. Also represents 22,503 Company restricted shares held by Mr. DeAngelo.

(7)	Represents 22,503 Company restricted shares held by Mr. Heimes.
(8)
Represents 40,589 shares of Company common stock held directly by Mr. Sullivan and 22,503 Company restricted shares. Also includes 234,483 reported shares owned by Peachtree CIP, L.P., whose general partner is Peachtree Equity Management, LLC (the “General Partner”). Mr. Sullivan is the Managing Director of the General Partner and could be deemed to be an indirect holder of the shares. Mr. Sullivan disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(9)
Represents 17,533 shares of Company common stock held directly by Mr. Teets and 22,503 Company restricted shares. The information for Mr. Teets does not include shares beneficially owned by Red Mountain Capital Partners LLC (“Red Mountain”), as described in footnote 12 below. Mr. Teets, a Partner of Red Mountain, disclaims beneficial ownership of the shares of the Company beneficially owned by Red Mountain.

(10)	Represents 60,831 shares of Company common stock held directly by Mr. Wert and 22,503 Company restricted shares.
(11)
Also includes 11,571 shares of Company common stock held directly, and 10,744 shares of Company common stock underlying stock options that are currently exercisable, by Laura Anger, Ryan Melcher and Jim Sherlock, who are current executive officers but not named executive officers.

(12)
The shares reported as beneficially owned by Red Mountain are reported as of April 18, 2021, based solely on a Schedule 13D/A jointly filed on April 21, 2021 by Red Mountain and certain of its related persons. Mr. Teets, a Partner of Red Mountain, disclaims beneficial ownership of all shares of the Company beneficially owned by Red Mountain.

(13)
The shares reported as beneficially owned by Broad Run Investment Management, LLC (“Broad Run”) are reported as of December 31, 2020, based solely on a Schedule 13G/A filed by Broad Run on February 16, 2021. Broad Run reported that it possessed sole voting power over 1,158,721 shares and sole dispositive power over 1,169,695 shares. Broad Run also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned. Broad Run reported that as of December 31, 2020, Hennessy Focus Fund, a series of The Hennessy Funds Trust, an investment company registered under the Investment Company Act of 1940, may be deemed to beneficially own 5% or more of the total shares reported by Broad Run.

(14)
The shares reported as beneficially owned by Basswood Capital Management, L.L.C. (“Basswood”) are reported as of December 31, 2020, based solely on a Schedule 13G/A filed by Basswood on February 12, 2021. Basswood reported that it possessed shared voting and shared dispositive power over 951,223 shares. Basswood also reported it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(15)
The shares reported as beneficially owned by Dimensional Fund Advisors LP (“Dimensional”) are reported as of December 31, 2020, based solely on a Schedule 13G/A filed by Dimensional on February 12, 2021. Dimensional reported that it possessed sole voting power over 857,454 shares and sole dispositive power over 896,819 shares. Dimensional also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned. Dimensional disclaims beneficial ownership of the shares reported.

(16)
The shares reported as beneficially owned by BlackRock, Inc. (“BlackRock”) are reported as of December 31, 2020, based solely on a Schedule 13G/A filed by BlackRock on January 29, 2021. BlackRock reported that it possessed sole voting power over 718,436 shares and sole dispositive power over 727,437 shares. BlackRock also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

DELISTING AND DEREGISTRATION OF COMPANY COMMON STOCK
Company common stock is currently listed on Nasdaq under the symbol “MRLN.” If the merger is consummated, Company common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of Company common stock. The Company will cease to be an independent public company and will become a wholly owned subsidiary of Parent. You will no longer have any ownership interest in the Company.
OTHER MATTERS
The Company does not know of any business to be presented for action at the special meeting other than those items referred to in this proxy statement. If any other matters properly come before the special meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof by and at the discretion of the persons named as proxies on the proxy card.
IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS
The SEC has adopted rules that permit companies and intermediaries (such as banks, brokers and other holders of record) to satisfy the delivery requirement for proxy materials with respect to two or more shareholders sharing the same address by delivering a single copy of the proxy materials addressed to all shareholders at that address, unless one or more of the affected shareholder has provided contrary instructions to such company or intermediary, as applicable. This process is commonly known as “householding.” To conserve resources and reduce expenses, we consolidate materials under these rules when possible.
Certain brokerage firms, banks or similar entities holding shares of Company common stock for their customers may household notices or proxy materials. Shareholders sharing an address whose shares of Company common stock are held in “street name” should contact their bank, broker or other holder of record if they wish to receive separate copies of these materials in the future or if they are receiving multiple copies and wish to receive only one copy per household in the future. The Company will also promptly deliver a separate copy of the notice or proxy materials to Company shareholders at a shared address to which a single copy of the documents was delivered, and Company shareholders can notify the Company that they wish to receive separate materials in the future, upon written or oral request at the following address or telephone number: Marlin Business Services Corp., Attn: Investor Relations, 300 Fellowship Road, Mount Laurel, New Jersey 08054, telephone number 888-479-9111.
SHAREHOLDER PROPOSALS
If the merger is consummated, we will not have public shareholders and there will be no public participation in any future meeting of shareholders. However, if the merger is not consummated prior to our 2022 annual meeting of shareholders, we expect to hold a 2022 annual meeting and will provide notice of or otherwise publicly disclose the date on which such meeting will be held.
In order to be considered for inclusion in the Company’s proxy statement for the annual meeting of shareholders to be held in 2022, all shareholder proposals must be delivered to or mailed and received by the Corporate Secretary at the Company’s office, 300 Fellowship Road, Mount Laurel, New Jersey, 08054 on or before December 29, 2021. We suggest that you send any such proposals by certified mail. The Company board has the right to review shareholder proposals to determine if they meet the SEC requirements for being included in the proxy statement.
Shareholders may submit director nominations for consideration at the 2022 annual meeting if they meet the requirements set forth in the Company’s bylaws. Notice of such nominations to the Corporate Secretary of the Company must delivered to or mailed and received at the principal executive offices of the Company not later than March 4, 2022, provided, however, that in the event that the 2022 annual meeting is called for a date that is not within thirty (30) days before or after June 2, 2022, then to be timely notice by the shareholder must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the 2022 annual meeting is mailed or such public disclosure of the date of the 2022 annual meeting is made, whichever first occurs.
In addition, our bylaws provide for proxy access for properly nominated directors under certain circumstances. An eligible shareholder, or a group of up to 20 eligible shareholders, may nominate and include in the

Company’s 2022 annual meeting proxy materials director nominees in a number up to 25 percent of the number of members of the Company board in office as of December 29, 2021. To use the proxy access provision, a notice of proxy access nomination and information required by the bylaws, which must include certain representations and agreements by the shareholder, must be received no earlier than November 29, 2021, and no later than December 29, 2021; provided, however, that in the event that the 2022 annual meeting is not scheduled to be held within a period that commences May 3, 2022, and ends August 1, 2022, then the proxy access notice must be so delivered to, and received by, the Corporate Secretary of the Company no earlier than 180 days and no later than the tenth day following the date the 2022 annual meeting is first publicly announced or disclosed.
WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet website maintained by the SEC is https://www.sec.gov. You may also retrieve the Company’s SEC filings at its Internet website at marlincapitalsolutions.com the heading “Investor Relations” and then under the heading “SEC Filings” in the “Additional Info” drop down menu. The information contained on our Internet website, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference into this proxy statement.
Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC’s rules allow the Company to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement from the date those documents are filed, except for any information superseded by information contained directly in this proxy statement. The Company has filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):
•	Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 3, 2021;
•	Definitive Proxy Statement for the 2021 Annual Meeting of Shareholders, filed on April 28, 2021;
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on April 30, 2021; and
•	Current Reports on Form 8-K filed with the SEC on April 20, 2021 and June 3, 2021.
All documents that the Company files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date on which the special meeting is held, including any adjournments or postponements (other than information in such documents that is furnished and not deemed to be filed) shall also be deemed to be incorporated by reference into this proxy statement from the date of filing of those documents.
You may obtain any of the documents incorporated by reference from the SEC’s Internet website described above. Documents incorporated by reference into this proxy statement are also available from the Company without charge, excluding all exhibits unless specifically incorporated by reference into such documents. Shareholders may obtain any and all documents incorporated by reference into this proxy statement, including documents filed subsequent to the date of this proxy statement up to the date that we respond to your request, without charge, by requesting them in writing or by telephone from the Company at the following address and telephone number:
Marlin Business Services Corp.
Attention: Corporate Secretary
300 Fellowship Road
Mount Laurel, New Jersey 08054
Telephone: 888-479-9111

If you would like to request documents, please do so by July 28, 2021 to receive them before the special meeting. If you request any incorporated documents, the Company undertakes to mail them to you by first-class mail, or another equally prompt means, within one business day of receipt of your request.
You should rely only on the information contained in this proxy statement, including the annexes attached hereto or the information incorporated by reference herein, to vote your shares of Company common stock at the special meeting. The Company has not authorized anyone to provide you with information that differs from that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement is dated June 30, 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders will not create any implication to the contrary.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING.

ANNEX A
AGREEMENT AND PLAN OF MERGER

by and among

MADEIRA HOLDINGS, LLC,

MADEIRA MERGER SUBSIDIARY, INC.

and

MARLIN BUSINESS SERVICES CORP.

Dated as of April 18, 2021

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of April 18, 2021 (this “Agreement”), is entered into by and among Madeira Holdings, LLC, a Delaware limited liability company (“Parent”), Madeira Merger Subsidiary, Inc., a Pennsylvania corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Marlin Business Services Corp., a Pennsylvania corporation (the “Company”).
RECITALS
WHEREAS, the parties hereto intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation in the Merger;
WHEREAS, the board of directors of the Company (the “Company Board”) has (a) determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and the shareholders of the Company, (b) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (c) resolved to recommend that the shareholders of the Company adopt this Agreement;
WHEREAS, the board of directors of Merger Sub has (a) determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of Merger Sub and the sole shareholder of Merger Sub, (b) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (c) resolved to recommend that the sole shareholder of Merger Sub adopt this Agreement;
WHEREAS, the manager of Parent has approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, European Asset Value Offshore Fund II, L.P., European Asset Value Offshore Fund (USD) II, L.P., European Asset Value Fund (USD) II, L.P. and European Asset Value Irish Fund II (together, the “Guarantor”) has entered into a limited guarantee in favor of the Company (the “Limited Guarantee”) pursuant to which the Guarantor is guaranteeing certain obligations of each of Parent and Merger Sub under this Agreement.
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:
Article I

THE MERGER
SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Pennsylvania Business Corporation Law of 1988 (the “PBCL”) and the Pennsylvania Entity Transactions Law (the “Entity Transactions Law”), at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned Subsidiary of Parent. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the PBCL and the Entity Transactions Law.
SECTION 1.02. Closing. The closing for the Merger (the “Closing”) shall take place remotely at 10:00 a.m., Eastern time, as soon as practicable (but in any event within five (5) Business Days) after the day on which all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) have been satisfied or waived in accordance with this Agreement, or at such other time and place as the Company and Parent may agree in writing; provided, however, that the Closing shall not occur prior to the date that is eight (8) months after the date of this Agreement (it being understood that Parent may, in its sole discretion, waive the terms set forth in this proviso pursuant to a written waiver delivered in accordance with Section 9.03). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
SECTION 1.03. Effective Time. As soon as practicable following the Closing, the Company and Parent will cause the Merger to become effective by filing a statement of merger (the “Statement of Merger”) with the

Department of State of the Commonwealth of Pennsylvania (the “Department of State”), to be executed and filed in accordance with the applicable provisions of the PBCL and the Entity Transactions Law. The Merger shall become effective at the time when the Statement of Merger has been duly filed with the Department of State or at such later time as may be agreed by Parent and the Company in writing and specified in the Statement of Merger (the “Effective Time”).
SECTION 1.04. Articles of Incorporation; Bylaws.
(a) At the Effective Time, by virtue of the Merger and without any further action on the part of the Company, Parent or Merger Sub, the articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety in the Merger to the form attached hereto as Exhibit A, and as so amended, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law (but subject to the applicable terms of this Agreement).
(b) At the Effective Time, by virtue of the Merger and without any further action on the part of the Company, Parent or Merger Sub, the bylaws of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety in the Merger to the form attached hereto as Exhibit B, and as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law (but subject to the applicable terms of this Agreement).
SECTION 1.05. Directors and Officers.
(a) The directors of Merger Sub as of immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation.
(b) The officers of the Company as of immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation.
Article II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS
SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares of capital stock of the Company, Parent or Merger Sub:
(a) Merger Consideration. Each share of common stock, par value $0.01 per share, of the Company (each, a “Share”) issued and outstanding immediately prior to the Effective Time (including any Restricted Shares that fully vest pursuant to Section 2.02(a)), other than (i) the Cancelled Shares, which shall be treated in accordance with Section 2.01(b), and (ii) the Dissenting Shares, which shall be treated in accordance with Section 2.05, shall be converted into the right to receive $23.50 per Share in cash (minus the Final Adjustment Amount, if any), without interest thereon (the “Merger Consideration”). At the Effective Time, all such Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each such Share, whether represented by a certificate (“Certificate”) or in non-certificated form and represented by book-entry (“Book-Entry Shares”), shall thereafter represent only the right to receive the Merger Consideration in accordance with this Article II.
(b) Cancellation of Cancelled Shares. Each Share owned by Parent, Merger Sub or any other wholly owned Subsidiary of Parent and each Share owned by the Company or any wholly owned Subsidiary of the Company (collectively, the “Cancelled Shares”) shall cease to be outstanding, be cancelled without payment of any consideration therefor and cease to exist.

(c) Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and all such shares together shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
SECTION 2.02. Treatment of Company Equity Awards.
(a) Treatment of Restricted Shares. With respect to each Share that is subject to any vesting, forfeiture, repurchase or other lapse restriction under any Company Equity Award Plan (each a “Restricted Share”) and outstanding as of immediately prior to the Effective Time, such vesting, forfeiture, repurchase or other lapse restriction shall lapse as of the Effective Time and such Restricted Share shall be fully vested and shall be converted into the right to receive the Merger Consideration as provided in Section 2.01(a).
(b) Treatment of Restricted Stock Units. At the Effective Time, each restricted stock unit award in respect of Shares granted under a Company Equity Award Plan that is outstanding immediately prior to the Effective Time (a “Company RSU”) shall fully vest and shall be cancelled and converted automatically into the right to receive, as soon as reasonably practicable (but no later than the next regularly scheduled payroll date) after the Effective Time, an amount in cash, without interest, equal to the Merger Consideration in respect of each Share underlying such Company RSU.
(c) Treatment of Performance Stock Units. At the Effective Time, each restricted stock unit award in respect of Shares granted under a Company Equity Award Plan that is outstanding immediately prior to the Effective Time and that vests, in whole or in part, based on the achievement of a specified level of performance (a “Company PSU”) (i) shall, if it was awarded during December 2020, vest and be deemed satisfied based on actual performance determined as of the Effective Time in accordance with the terms of the Company PSU, and (ii) shall, if it was awarded other than during December 2020, fully vest and be deemed satisfied at the target level of one hundred percent (100%). Each Company PSU shall be cancelled and converted automatically into the right to receive, as soon as reasonably practicable (but no later than the next regularly scheduled payroll date) after the Effective Time, an amount in cash, without interest, equal to the Merger Consideration in respect of each Share underlying such Company PSU, as determined pursuant to this Section 2.02(c).
(d) Treatment of Company Options. At the Effective Time, each option award in respect of Shares granted under a Company Equity Award Plan that is outstanding immediately prior to the Effective Time (a “Company Option”), whether vested or unvested, and has an exercise price per Share that is less than the Merger Consideration shall fully vest and shall be cancelled and converted automatically into the right to receive, as soon as reasonably practicable (but no later than three (3) Business Days) after the Effective Time, an amount in cash, without interest, equal to the product of (i) the amount by which the Merger Consideration exceeds the exercise price per Share of such Company Option and (ii) the total number of Shares subject to such Company Option. At the Effective Time, each Company Option that has an exercise price per Share that is greater than or equal to the Merger Consideration shall cease to be outstanding, be cancelled and cease to exist and the holder of any such Company Option shall not be entitled to payment of any consideration therefor. From and after the Effective Time, there shall be no outstanding Company Options.
(e) Corporate Actions. At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of Section 2.02(a) through Section 2.02(d). The Company shall take all actions necessary to ensure that, from and after the Effective Time, neither Parent nor the Surviving Corporation will be required to deliver Shares or other capital stock of the Company to any Person pursuant to or in settlement of Restricted Shares, Company RSUs, Company PSUs, Company Options or any other awards under any Company Equity Award Plan.
(f) Funding. At the Effective Time, Parent shall make, or cause to be made, a cash contribution to the Surviving Corporation in immediately available funds to permit the Surviving Corporation to make the payments required under Section 2.02(a) through Section 2.02(d) to the extent, if any, the Surviving Corporation does not otherwise have sufficient funds to make such payments.

(g) 409A. Notwithstanding the foregoing, in the case of any Restricted Shares, Company RSUs, Company PSUs or Company Options or any other awards under any Company Equity Award Plan that is subject to Section 409A of the Code, all payments with respect to such award shall be made in accordance with the requirements of Section 409A of the Code and nothing herein is intended or shall be construed to change the payment timing with respect to any such award in violation of Section 409A of the Code.
SECTION 2.03. Surrender of Shares.
(a) Paying Agent. Prior to the Effective Time, Parent shall select a paying agent (the “Paying Agent”), with the Company’s prior approval (such approval not to be unreasonably withheld, conditioned or delayed), and enter into an agreement with such Paying Agent in form and substance reasonably acceptable to the Company wherein the Paying Agent will act as agent for the shareholders of the Company in connection with the Merger and receive payment of the aggregate Merger Consideration to which the shareholders of the Company shall become entitled pursuant to Section 2.01(a). At the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent, in trust for the benefit of the holders of Shares, a cash amount in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments required pursuant to Section 2.01(a) upon due surrender of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in accordance with Section 2.03(b) (such cash amount being hereinafter referred to as the “Exchange Fund”). The Paying Agent shall invest the Exchange Fund as directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months. Subject to Section 2.03(c), to the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the aggregate Merger Consideration as contemplated by Section 2.01(a), Parent shall promptly replace or restore the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all applicable times maintained at a level sufficient to make such payments. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 2.01(a) shall be promptly returned to Parent or the Surviving Corporation, as requested by Parent. The funds deposited with the Paying Agent pursuant to this Section 2.03(a) shall not be used for any purpose other than as contemplated by this Section 2.03(a); provided, further, that Parent may also direct that the Exchange Fund be invested in a non-interest bearing account.
(b) Exchange Procedures.
(i) Transmittal Materials. Promptly after the Effective Time (and in any event within two (2) Business Days thereafter), Parent shall cause the Paying Agent to mail or otherwise provide to each holder of record of Shares (other than holders of Cancelled Shares and Dissenting Shares) (A) transmittal materials, including a letter of transmittal, specifying that delivery of Shares shall be effected, and risk of loss and title with respect to Shares shall pass, only upon delivery of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent, such transmittal materials to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (B) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent.
(ii) Payment of Merger Consideration. Upon surrender of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent together with the transmittal materials, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions or by the Paying Agent, the holder of such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares shall be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver promptly after the Effective Time, a cash amount in immediately available funds equal to the product of (A) the number of Shares represented by such holder’s properly surrendered Certificates (or affidavits of loss in lieu thereof) and Book-Entry Shares and (B) the Merger Consideration, without any interest thereon. No interest shall be paid or accrued on any amount payable upon due surrender of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares.
(iii) Unrecorded Transfers; Other Payments. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company or if payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, a check for any cash to be exchanged upon due surrender of the Certificate or Book-Entry Share may be issued to such transferee or other Person if the Certificate or Book-Entry Share formerly representing such Shares is presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer or other similar Taxes have been paid or are not applicable.
(iv) Rights of Holders of Shares; Expenses. Until surrendered as contemplated by this Section 2.03(b), each Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (together with the transmittal materials, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions or by the Paying Agent) the Merger Consideration as contemplated by Section 2.01(a).
(c) Termination of the Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investment thereof) that remains undistributed six (6) months after the Effective Time shall be delivered to Parent or the Surviving Corporation, upon demand by Parent. Any former holders of Shares (other than Cancelled Shares or Dissenting Shares) who have not theretofore complied with this Article II shall thereafter be entitled to look only to Parent and the Surviving Corporation for payment of the Merger Consideration upon surrender of their Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in accordance with the provisions set forth in Section 2.03(b), and Parent and the Surviving Corporation shall remain liable for (subject to applicable abandoned property, escheat or other similar Law) payment of their claims for the Merger Consideration payable upon due surrender of their Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Company, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or other similar Law.
(d) Transfers. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, acceptable evidence of a Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, the holder of such Shares shall be given a copy of the transmittal materials referred to in Section 2.03(b)(i) and instructed to comply with the instructions thereto in order to receive the cash amount to which such holder is entitled pursuant to Section 2.01(a).
(e) Lost Certificates. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent or Parent, the posting by such Person of a bond in a reasonable amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay and deliver in exchange for such Certificate a cash amount equal to the product of (i) the number of Shares represented by such Certificate and (ii) the Merger Consideration, without any interest thereon.
SECTION 2.04. Withholding Rights. Each of Parent, the Paying Agent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Restricted Shares, Company RSUs, Company PSUs or Company Options such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law, taking into account any applicable exemption under such Law. To the extent that amounts are so withheld by the Surviving Corporation, the Paying Agent or Parent, as the case may be, such withheld amounts (i) shall be promptly remitted by Parent, the Paying Agent or the Surviving

Corporation, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding were made by the Surviving Corporation or Parent, as the case may be. The parties shall cooperate in good faith to obtain exemption from or to otherwise reduce or eliminate any such Tax to the extent legally permissible.
SECTION 2.05. Dissenters’ Rights. Notwithstanding anything in this Agreement to the contrary, Shares that are held by any record holder who has not voted in favor of the adoption of this Agreement or consented thereto in writing and who has properly exercised dissenters’ rights with respect to such Shares in accordance with Subchapter 15D of the PBCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration payable pursuant to Section 2.01(a), but instead at the Effective Time shall become entitled to only such rights as are granted by Subchapter 15D of the PBCL and, at the Effective Time, all such Dissenting Shares shall cease to be outstanding and shall automatically be canceled and cease to exist, and the holder of such Dissenting Shares shall cease to have any rights with respect thereto, except as set forth in this Section 2.05 and the PBCL. Notwithstanding the immediately preceding sentence, if any such holder fails to perfect or otherwise waives, withdraws or loses the rights granted under Subchapter 15D of the PBCL or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Subchapter 15D of the PBCL, then the such holder’s rights under Subchapter 15D of the PBCL shall be forfeited and cease, and each of such holder’s Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration, without interest thereon. The Company shall deliver prompt notice to Parent of any demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments delivered to the Company pursuant to the PBCL with respect to such a demand, and shall provide Parent with the opportunity to participate in all negotiations and proceedings with respect to any such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to take any such action.
SECTION 2.06. Adjustments to Prevent Dilution. In the event that the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding after the date hereof and prior to the Effective Time shall have been changed into a different number of Shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted, without duplication, to provide the holders thereof the same economic effect contemplated by this Agreement prior to such change; provided, however, that nothing in this Section 2.06 shall be construed to permit the Company, any Subsidiary of the Company or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.
Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (x) as disclosed in the SEC Reports filed with or furnished to the SEC since January 1, 2019 and publicly available at least twenty-four (24) hours prior to the date of this Agreement (and only as and to the extent disclosed therein), other than any disclosures in any such SEC Reports contained under the captions “Risk Factors,” “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” thereof to the extent the disclosure is a cautionary, forward-looking or predictive statement, (y) for actions reasonably taken in connection with the De-Banking (so long as done in accordance with Section 6.18) and the effects or consequences thereof or (z) as set forth in the Company Disclosure Letter (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on its face and that such information is relevant to such other sections or subsections), the Company represents and warrants to Parent and Merger Sub as follows:
SECTION 3.01. Organization, Standing and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the Law of the Commonwealth of Pennsylvania and is a bank holding company duly registered under the BHC Act that has elected to be treated as a financial holding company under the BHC Act. The Company has all requisite corporate power and authority to carry on its business as presently conducted and is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Law of its jurisdiction of organization and has all requisite corporate or similar power and authority to carry on its business as presently conducted and each of the Company’s Subsidiaries is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has made available to Parent prior to the execution of this Agreement a true and complete copy of the Amended and Restated Articles of Incorporation of the Company (the “Company Articles of Incorporation”) and the Amended and Restated Bylaws of the Company (the “Company Bylaws”). The Company is not in material violation of any of the provisions of the Company Articles of Incorporation or the Company Bylaws.
SECTION 3.02. Subsidiaries. Section 3.02 of the Company Disclosure Letter sets forth a complete and correct list of each Subsidiary of the Company and the jurisdiction of organization of each such Subsidiary. All of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have, in all cases, been duly authorized and validly issued and are fully paid, nonassessable and not subject to preemptive rights, rights of first refusal, option or similar rights, and are wholly owned, directly or indirectly, by the Company free and clear of all pledges, liens, charges, mortgages, encumbrances, adverse claims and interests, or security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act, the “blue sky” Laws of the various States of the United States or similar Law of other applicable jurisdictions) (collectively, “Liens”), other than Permitted Liens. Except for its interests in its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity interests in, any Person.
SECTION 3.03. Capital Structure.
(a) The authorized capital stock of the Company consists of 75,000,000 Shares and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). At the close of business on April 15, 2021, there were (i)(A) 12,013,245 Shares issued and outstanding (which number includes 147,362 Restricted Shares) and (B) no Shares held by the Company in its treasury, (ii) 140,408 Shares underlying the outstanding Company RSUs, (iii) 572,368 Shares underlying the outstanding Company PSUs (assuming target performance), (iv) 113,787 Shares subject to outstanding Company Options and (v) no shares of Company Preferred Stock issued or outstanding. Except as set forth in the immediately preceding sentence, at the close of business on April 15, 2021, no shares of capital stock or other voting securities of the Company were issued or outstanding. Since April 15, 2021 to the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock or other voting securities of the Company other than pursuant to the exercise of Company Options or the vesting of Company RSUs or Company PSUs, in each case, outstanding as of April 15, 2021, and (y) there have been no issuances by the Company of options, warrants, other rights to acquire shares of capital stock of the Company or other rights that give the holder thereof any economic interest of a nature accruing to the holders of Shares. All outstanding Shares are, and all Shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, rights of first refusal, option or similar rights.
(b) No Subsidiary of the Company owns any shares of capital stock of the Company. There are no bonds, debentures, obligations, notes or other indebtedness of the Company that give the holders thereof the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Shares or security holders of the Company’s Subsidiaries may vote (“Voting Company Debt”). Except for any obligations pursuant to this Agreement or as otherwise set forth above, as of April 15, 2021, there are no subscriptions, options, warrants, calls, rights (including preemptive, conversion, stock appreciation, redemption or repurchase rights), convertible or exchangeable securities, stock-based performance units or other similar rights, Contracts or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound (i) obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of, or equity interests in, or any security convertible or exchangeable for any capital stock or other security of, or equity interest in, the Company or any of its Subsidiaries or any Voting Company Debt, (ii) obligating the Company or any of its Subsidiaries to issue, grant or enter into any such subscription, option, warrant, call, right, security, unit or other similar rights, Contract or undertaking or (iii) that give any Person the right to subscribe for or acquire any securities of the Company or any of its Subsidiaries, or to receive any economic interest of a nature accruing to the holders of Shares or otherwise based on the performance or value of shares of capital stock of the Company or any of its Subsidiaries. As of the date of this Agreement, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other equity or voting interests of the Company or any of its Subsidiaries, other than pursuant to the Company Equity Award Plans. There are no stockholder agreements, registration rights agreements, voting trusts, voting agreements or proxies (other than customary revocable proxies solicited by the Company for any meeting of the holders of Shares) to which the Company or any of its Subsidiaries is a party with respect to equity interests in the Company.
SECTION 3.04. Authority; Noncontravention.
(a) The Company has all requisite corporate power and authority to execute and deliver, and perform its obligations under, this Agreement and to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger only, to receipt of the Company Requisite Vote. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Requisite Vote. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Law of general applicability relating to or affecting creditors’ rights and to general equity principles. The Company Board duly and validly adopted resolutions (i) determining that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and the shareholders of the Company, (ii) approving this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) directing that the adoption of this Agreement be submitted to a vote at a meeting of the shareholders of the Company and (iv) recommending that the shareholders of the Company adopt this Agreement (the “Company Board Recommendation”), which resolutions, as of the date of this Agreement, have not been rescinded, modified or withdrawn in any way.
(b) The execution, delivery and performance by the Company of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to any right or obligation (including a right of termination, modification, cancellation or acceleration of any right or obligation or any right of first refusal, participation or similar right) under, or cause the loss of any benefit under, or require consent under, or result in the creation of any Lien (other than Permitted Liens and Liens created in connection with any action taken by Parent or Merger Sub or any of their respective Affiliates) upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Company Articles of Incorporation, the Company Bylaws or the comparable organizational documents of any of the Company’s Subsidiaries or (ii) subject to the filings and other matters referred to in the immediately following sentence, (A) any Material Contract or Permit to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, or (B) any Law, in each case applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of the foregoing clause (ii), any such conflicts, violations, defaults, rights, losses or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the HSR Act, and any other filings required or advisable under any applicable non-United States antitrust or competition Law, (2) the filing of the Plan with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Reserve Bank of San Francisco (the “SF FRB”), the Utah Department of Financial Institutions (the “Utah DFI”), the Federal Deposit Insurance Corporation (the “FDIC”) and the approval of the Plan by each of the foregoing Governmental Entities, (3) the issuance of an Order by the FDIC under Section 9(p) of the Federal Deposit Insurance Act of 1950 terminating deposit insurance, (4) the filing of an application (Form FR 2086) with the SF FRB cancelling the Company’s Federal Reserve Bank stock, (5) filing notice with the Federal Reserve Board in connection with the deregistration of the Company as a bank holding company, (6) the surrender by Marlin Business Bank (“MBB”) of the license and authority to conduct the business of banking to the Commissioner of the Utah DFI, (7) the filing with the SEC of such reports and other documents under the Exchange Act and the rules and regulations promulgated thereunder as may be required in connection with this Agreement and the transactions contemplated by this Agreement (including the filing of the Proxy Statement), and state securities, takeover and “blue sky” Laws, (8) the filing of the Statement of Merger with the Department of State, (9) any filings required under the rules and regulations of NASDAQ and (10) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to prevent the receipt of the approvals identified in Sections 3.04(b)(2) through (6) so as to facilitate timely completion of the De-Banking and the transactions contemplated herein.
SECTION 3.05. Reports; Financial Statements; Undisclosed Liabilities.
(a) The Company has timely filed or furnished, as applicable, (i) all SEC Reports required to be filed or furnished by it with the SEC since January 1, 2019 (such SEC Reports, the “Applicable SEC Reports”) and (ii) all reports, registrations and statements required to be filed or furnished by it to the Federal Reserve Board and the Utah DFI since January 1, 2019 (such reports, registrations and statements, the “Applicable Regulatory Reports”). As of their respective dates of filing, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, (x) the Applicable SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes Oxley Act of 2002, as amended, as the case may be, and the applicable rules and regulations promulgated thereunder and (y) the Applicable Regulatory Reports complied in all material respects with the requirements of applicable Law, in each case as such Laws were in effect on the date of any such filing or effectiveness. As of the time of effectiveness, filing with, or furnishing to, the SEC (or, if amended prior to the date of this Agreement, as of the date of such amendment), none of the Applicable SEC Reports so filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the information in such Applicable SEC Reports has been amended or superseded by a later Applicable SEC Report. The Company has made available to Parent true and complete copies of all material correspondence between the SEC, on one hand, and the Company and any of its Subsidiaries, on the other hand, occurring since January 1, 2019, and prior to the date hereof. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Applicable SEC Reports, and to the Knowledge of the Company, none of the Applicable SEC Reports is the subject of ongoing SEC review. As of the date hereof, none of the Company’s Subsidiaries is subject to the reporting requirements of Section 13(a) or Section 15(d) under the Exchange Act.
(b) As of their respective dates, the audited and unaudited consolidated financial statements of the Company (including any related notes thereto) included in the Applicable SEC Reports (A) have been prepared in all material respects (except, as applicable, as permitted by Form 10-Q of the SEC or other applicable rules and regulations of the SEC) in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof (taking into account the notes thereto) and the consolidated results of their operations and cash flows for the periods indicated (taking into account the notes thereto) and subject, in the case of unaudited financial statements, to normal year-end adjustments and

(B) have been prepared from, and in accordance with, the books and records of the Company and its Subsidiaries, in all material respects. Since January 1, 2019, the Company has not received any written advice or written notification from its independent certified public accountants that it has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the financial statements or in the books and records of the Company and its Subsidiaries, any properties, assets, liabilities, revenues or expenses in any material respect, or that have identified any “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information. Except as described in the Applicable SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or has any commitment to become a party to any “off balance sheet arrangements” (as defined under the Exchange Act).
(c) The Company maintains disclosure controls and procedures required by Rule 13a-15(e) or Rule 15d-15(e) under the Exchange Act. The Company has established and maintains a system of internal controls over financial reporting required by Rule 13a-15(f) or Rule 15d-15(f) under the Exchange Act. Since January 1, 2019, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Company Board (A) any known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (B) any known fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(d) There are no liabilities or obligations, whether accrued or unaccrued, known or unknown, or matured or unmatured, of the Company or any of its Subsidiaries of a nature that would be required under GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries, other than (i) liabilities or obligations reflected or reserved against in the Company’s audited consolidated balance sheet as of December 31, 2020 (or the notes thereto) included in the Company’s Annual Report on Form 10-K filed with the SEC on March 5, 2021, (ii) liabilities or obligations incurred in the Ordinary Course of Business since January 1, 2021, (iii) liabilities or obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement and (iv) liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
SECTION 3.06. Absence of Certain Changes or Events. From January 1, 2021 until the date of this Agreement, except for actions taken in good faith in response to Public Health Event Measures, (a) there have not been any changes, effects, events, occurrences or developments (changes, effects, events, occurrences and developments being collectively referred to as “Changes”) that have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) except as contemplated or required by this Agreement, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the Ordinary Course of Business.
SECTION 3.07. Litigation. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, as of the date hereof, (a) there is no suit, action, claim, arbitration, mediation or legal, arbitral, administrative or other proceeding (a “Proceeding”) pending or, to the Knowledge of the Company, threatened against, or any pending or, to the Knowledge of the Company, threatened material governmental or regulatory investigation of, the Company or any of its Subsidiaries and (b) there is no injunction, order, judgment, ruling, decree or writ of any Governmental Entity outstanding or, to the Knowledge of the Company, threatened to be imposed, against the Company or any of its Subsidiaries.
SECTION 3.08. Contracts. Section 3.08 of the Company Disclosure Letter sets forth a correct and complete list of the following Contracts (excluding in each case any Company Benefit Plan) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is otherwise bound, in each case, as of the date of this Agreement:
(a) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(b) any Contract that (i) restricts the ability of the Company or any of its Subsidiaries in any material respect to compete with any other Person or acquire or dispose of the securities of another Person and (ii) is material to the Company and its Subsidiaries, taken as a whole;
(c) any Contract that contains a “most favored nation”, exclusivity or geographic restriction or any similar term for the benefit of a third party that restricts the business of the Company or any of its Subsidiaries in a material manner;
(d) any Contract that is related to the governance or operation of any joint venture, partnership or similar arrangement, other than any such Contract solely between or among any of the Company and any of its Subsidiaries;
(e) any material Contract that includes any Affiliate of the Company (other than a Subsidiary of the Company) as a counterparty or third party beneficiary;
(f) any Contract (i) creating or evidencing any indebtedness for borrowed money of the Company or any of its Subsidiaries, in each case, having an outstanding amount in excess of $1,000,000, other than any Contract between or among the Company and its Subsidiaries, or (ii) constituting a guaranty by the Company or any of its Subsidiaries of indebtedness of any third party;
(g) any Contract that by its terms calls for aggregate payments, commitments or expenditure by the Company or any of its Subsidiaries of more than $750,000 in any fiscal year period or $2,500,000 in the aggregate over the term of such Contract;
(h) any Contract that involves, or is reasonably expected in the future to involve, annual loan and lease generation volume of $7,500,000 or more;
(i) any Contract of employment, consulting, separation, or other similar agreement (in each case with respect to which the Company or any of its Subsidiaries has a continuing obligation on or after the date hereof) with any current or former employee, consultant or individual who is an independent contractor providing for total annual compensation from the Company or any of its Subsidiaries in excess of $200,000;
(j) any Contract that contains any standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire any of the assets or securities of any Person;
(k) any Contract that grants any right of first refusal, right of first negotiation, right of first offer, or similar right to any Person with respect to the sale, transfer, or other disposition of any business or line of business or any material asset, rights or properties of the Company or any of its Subsidiaries; and
(l) any Contract between the Company and its Subsidiaries, on the one hand, and a shareholders of the Company beneficially owning five percent (5%) or more of the outstanding shares of common stock of the Company or such shareholder’s Affiliate, on the other hand, other than Contracts entered into in the Ordinary Course of Business.
Each such Contract described in the foregoing clauses (a) through (l) is referred to herein as a “Material Contract”. Each of the Material Contracts is valid and binding on the Company or the Subsidiary of the Company party thereto and, to the Knowledge of the Company as of the date hereof, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no breach or default under any Material Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company as of the date hereof, by any other party thereto, in each case except for such breaches or defaults that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Prior to the date hereof, the Company has made available to Parent a true, complete and correct copy of each Material Contract, including all amendments, modifications or supplements thereto.
SECTION 3.09. Compliance with Law; Permits. The Company and each of its Subsidiaries are, and since January 1, 2019, have at all times been, in compliance with and are not in default under or in violation of any applicable Law, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2019, neither the Company nor any of its Subsidiaries has provided or received any written notice to or from any Governmental

Entity regarding any violation of, or failure to comply with, any Law, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders of all Governmental Entities and have filed all tariffs, reports, notices, and other documents with all Governmental Entities necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as presently conducted (collectively, “Permits”), except where the failure to have any of the Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Permits are valid and in full force and effect and are not subject to any administrative or judicial proceeding that would reasonably be expected to result in modification, termination or revocation thereof, except where the failure to be in full force and effect or any modification, termination or revocation thereof has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is, and each of its Subsidiaries is, in compliance with the terms and requirements of such Permits, except where the failure to be in compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
SECTION 3.10. Labor and Employment Matters.
(a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other similar agreement with a labor union or similar organization. To the Knowledge of the Company, as of the date hereof, (i) there are no union organizing activities occurring concerning any employees of the Company or any of its Subsidiaries and (ii) there are no labor strikes, slowdowns, work stoppages or lockouts pending or threatened in writing against the Company or any of its Subsidiaries, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b) The Company and its Subsidiaries are in compliance with all applicable Law respecting labor, employment, discrimination in employment, terms and conditions of employment, payroll, worker classification, wages, hours and occupational safety and health and employment practices, other than instances of noncompliance that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
SECTION 3.11. Employee Benefit Matters.
(a) Section 3.11(a) of the Company Disclosure Letter sets forth a complete and accurate list of each material Company Benefit Plan (other than any retention plan, program, agreement, policy or arrangement executed or otherwise put in place prior to October 1, 2020) in effect as of the date of this Agreement. True and complete copies (or summaries for any Company Benefit Plan for which a separate document does not exist) of all Company Benefit Plans listed on Section 3.11(a) of the Company Disclosure Letter have been made available to Parent, including, where applicable, the most recent actuarial report or financial statements, the most recent summary plan description and all material modifications thereto, the most recent annual report and accompanying schedule, the most recent determination letter or opinion letter and copies of any material written correspondence with a Governmental Entity relating to a Company Benefit Plan since January 1, 2019.
(b) Except for instances that would not be material to the Company and its Subsidiaries, taken as a whole, (i) each Company Benefit Plan (and any related trust or other funding vehicle) has been established, operated and administered in accordance with its terms and is in compliance with ERISA, the Code and all other applicable Law, (ii) all contributions or other amounts payable by the Company or any of its Subsidiaries with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP, (iii) each of the Company and its Subsidiaries is in compliance with ERISA, the Code and all other Laws, in each case, applicable to Company Benefit Plans and (iv) each Company Benefit Plan (and any related trust) that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter, or has pending or has time remaining in which to file an application for such determination or opinion from the Internal Revenue Service.
(c) As of the date hereof, except as would not be material to the Company and its Subsidiaries, taken as a whole (i) no Proceedings (other than routine claims for benefits in the Ordinary Course of Business) are pending or, to the Knowledge of the Company, threatened relating to or otherwise in connection with any Company Benefit Plan or the assets thereof and (ii) there are no pending or, to the Knowledge of the Company, threatened material administrative investigations, audits or other administrative proceedings by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or other Governmental Entity relating to any Company Benefit Plan.
(d) None of the Company or any of its Subsidiaries has, within the past six (6) years, sponsored, maintained, contributed to or been required to maintain or contribute to, or has any liability under, any employee benefit plan (within the meaning of Section 3(3) of ERISA) that is (and no Company Benefit Plan is) subject to Section 302 or Title IV of ERISA or Sections 412 or 4971 of the Code, or is otherwise a defined benefit plan (as defined in Section 4001 of ERISA).
(e) None of the Company, any of its Subsidiaries or any Commonly Controlled Entity of the Company has any liability for providing health, medical or life insurance or other welfare benefits after retirement or other termination of employment (other than for continuation coverage required under Section 4980(B)(f) of the Code or other similar applicable Law).
(f) None of the execution and delivery of this Agreement, the obtaining of the Company Requisite Vote or the consummation of the Merger (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) would reasonably be expected to (i) entitle any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries to any compensation or material benefit, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or material benefits or trigger any other material obligation under any Company Benefit Plan, (iii) result in any material breach or violation of, or material default under, or limit the Company’s right to amend, modify, terminate or transfer the assets of, any Company Benefit Plan or (iv) directly or indirectly cause the Company to transfer or set aside any assets to fund any benefits, or otherwise give rise to any material liability, under any Company Benefit Plan.
SECTION 3.12. Taxes. (a) All material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are correct and complete in all material respects, (b) all Taxes of the Company and its Subsidiaries that are required to be paid or discharged, other than Taxes being contested in good faith by appropriate Proceedings and for which adequate reserves have been established and maintained on the financial statements of the Company and its Subsidiaries in accordance with GAAP, have been timely paid and discharged, (c) there are no Tax Liens, other than Permitted Liens, on any asset of the Company or any of its Subsidiaries, (d) neither the Company nor any of its Subsidiaries has executed any outstanding waiver of any statute of limitations for the assessment or collection of any Tax and (e) no audit or other examination or Proceeding of, or with respect to, any Tax Return or Taxes of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened. The Company and each of its Subsidiaries has withheld and paid or remitted material Taxes required by applicable Law to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, non-resident or other Person.
SECTION 3.13. Information in the Proxy Statement. The information relating to the Company and its Subsidiaries that is provided by the Company or its representatives for inclusion in the Proxy Statement, on the date it (or any amendment or supplement thereto) is first mailed to holders of Shares or at the time of the Shareholders Meeting, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement relating to the Company and its Subsidiaries and other portions within the reasonable control of the Company and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding anything in this Section 3.13, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of Parent or its Subsidiaries for inclusion in the Proxy Statement.
SECTION 3.14. Insurance. The Company and its Subsidiaries maintain, or are entitled to the benefits of, insurance in such amounts and against such risks as are customary for companies of a comparable size in the industries in which the Company and its Subsidiaries operate. All material insurance policies (“Insurance Policies”) carried by or covering the Company and its Subsidiaries with respect to their business, assets and properties are in full force and effect, with all premiums having been timely paid, and, to the Knowledge of the

Company, no notice of cancellation has been given with respect to any such policy. As of the date of this Agreement, (i) there is no claim pending under any insurance policies maintained by the Company or its Subsidiaries as to which coverage has been questioned, denied or disputed in writing by the underwriters of such policies, and (ii) the Company and its Subsidiaries are in compliance with the terms of each such insurance policy.
SECTION 3.15. Real Property.
(a) Subject, as to enforceability, to bankruptcy, insolvency and other Law of general applicability relating to or affecting creditors’ rights and to general equity principles, each Contract under which the Company or any Subsidiary thereof is the tenant, subtenant or occupant (each, a “Company Real Property Lease”) with respect to material real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any of its Subsidiaries (collectively, including the improvements thereon, the “Company Leased Real Property”) is valid and binding on the Company or the Subsidiary of the Company party thereto, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has made available to Parent a true and complete copy of each Company Real Property Lease (including all exhibits, schedules and amendments and extensions thereto). There is no uncured default of any material provision of any Company Real Property Lease by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would reasonably be expected to constitute a default thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, in each case except for such defaults and events that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b) Neither the Company not any of its Subsidiaries owns any real property.
SECTION 3.16. Intellectual Property. The Company and its Subsidiaries own or have the right to use all material Intellectual Property necessary for the operation of the business of the Company and its Subsidiaries. To the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries does not infringe upon or misappropriate any Intellectual Property of any other Person as of the date of this Agreement, except for such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have taken all commercially reasonable precautions to protect the secrecy and confidentiality of the trade secrets and other confidential information owned by the Company and its Subsidiaries.
SECTION 3.17. Voting Requirements. Assuming the accuracy of the representations and warranties set forth in Section 4.06, the affirmative vote of holders of at least a majority of the votes cast by all holders of Shares entitled to vote thereon at the Shareholders Meeting or any adjournment or postponement thereof to adopt this Agreement (the “Company Requisite Vote”) is the only vote of the holders of any class or series of capital stock of the Company necessary for the Company to adopt this Agreement and approve and consummate the Merger and the other transactions contemplated by this Agreement.
SECTION 3.18. Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person, other than J.P. Morgan Securities LLC, is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.
SECTION 3.19. Opinion of Financial Advisor. The Company Board has received the written opinion (or oral opinion to be confirmed in writing) of J.P. Morgan Securities LLC to the effect that, as of the date of such opinion and based on and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders of Shares (other than Cancelled Shares and Dissenting Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders.
SECTION 3.20. State Takeover Statutes. The Company Board has taken all action necessary to render inapplicable to this Agreement and the transactions contemplated by this Agreement all potentially applicable state anti-takeover statutes or regulations (including the applicable provisions of Subchapter D, Subchapter E, Subchapter F, Subchapter G, Subchapter H and Subchapter I of Chapter 25 of the PBCL) and any similar provisions in the Company Articles of Incorporation and the Company Bylaws. Assuming the accuracy of the representations and warranties set forth in Section 4.06, as of the date of this Agreement, no “fair price”, “business combination”, “moratorium”, “control share acquisition” or other state takeover Law or similar Law (collectively, “Takeover Statutes”) enacted by any state will prohibit or impair the consummation of the Merger or the other transactions contemplated by this Agreement.
SECTION 3.21. Privacy and Data Protection. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Company and each of its Subsidiaries has complied at all times since January 1, 2019 with all applicable privacy Laws relating to personal data, (b) the Company and each of its Subsidiaries have policies, programs and procedures that are in compliance with all applicable privacy Laws, and (c) since January 1, 2019, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written claim, complaint, inquiry, or notice from any Person related to the Company’s or such Subsidiary’s collection, processing, use, storage, security, and/or disclosure of personal data, alleging that any of these activities are in violation of any privacy Law.
SECTION 3.22. Data Tape. The loans and leases included on the indicative data tape, dated December 31, 2020, set forth in Section 3.22 of the Company Disclosure Letter (the “Data Tape”) were originated and have, at all times, been administered (including as to any modification, waiver or rescheduling) in accordance with the written credit and collections policies of the Company and its Subsidiaries and have been originated in accordance with applicable Law. Each credit and collection policy of the Company and its Subsidiaries under which such loans and leases have been originated and serviced is consistent with Good Policy. The Company and its Subsidiaries have good and marketable title to, and are the sole owners of, legal title of the loans, leases and equipment leased by the Company or any of its Subsidiaries (and have valid Liens on any equipment owned by borrowers that are subject to loans) reflected on the Data Tape. The Data Tape is true and correct in all material respects as of December 31, 2020.
SECTION 3.23. No Other Representations or Warranties. Except for the representations and warranties contained in Article IV, the Company acknowledges that neither Parent, Merger Sub nor any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company.
Article IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in the Parent Disclosure Letter (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on its face and that such information is relevant to such other sections or subsections), Parent and Merger Sub each represent and warrant to the Company as follows:
SECTION 4.01. Organization, Standing and Power. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Law of its respective jurisdiction of organization and has all requisite power and authority to carry on its business as presently conducted and is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. Parent has made available to the Company prior to the execution of this Agreement a true and complete copy of the organizational documents of Parent (the “Parent Organizational Documents”), and the comparable organizational documents of Merger Sub, in each case as amended and in effect as of the date of this Agreement.
SECTION 4.02. Authority; Noncontravention; Approvals.
(a) Each of Parent and Merger Sub has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement and to consummate the transactions contemplated by this

Agreement, subject, in the case of the Merger, to the delivery by Parent of the written consent, as sole shareholder of Merger Sub, referenced in Section 6.12. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of each of Parent and Merger Sub, subject, in the case of the Merger, to the delivery by Parent of the written consent, as sole shareholder of Merger Sub, referenced in Section 6.12. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Law of general applicability relating to or affecting creditors’ rights and to general equity principles. The manager of Parent duly and validly adopted resolutions determining that this Agreement and the transactions contemplated by this Agreement, including the Merger, and the board of directors of Merger Sub duly and validly adopted resolutions (i) determining that it is in the best interests of Merger Sub and its shareholder that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (ii) approving this Agreement and the transactions contemplated by this Agreement, including the Merger and (iii) recommending that the sole shareholder of Merger Sub adopt this Agreement, which resolutions of Parent and Merger Sub, in each case, have not been rescinded, modified or withdrawn in any way.
(b) The execution, delivery and performance by Parent and Merger Sub of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to any right (including a right of termination, cancellation or acceleration of any obligation or any right of first refusal, participation or similar right) under, or cause the loss of any benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub or any of their respective Subsidiaries under, any provision of (i) the Parent Organizational Documents or the comparable organizational documents of any of Parent’s Subsidiaries, including Merger Sub, (ii) subject to the filings and other matters referred to in the immediately following sentence, (A) any material Contract to which Parent or Merger Sub or any of their respective Subsidiaries is a party or by which any of their respective properties or assets are bound or (B) any Law applicable to Parent or Merger Sub or any of their respective Subsidiaries or any of their respective properties or assets, other than, in the case of foregoing clause (ii), any such conflicts, violations, defaults, rights, losses or Liens that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to Parent or Merger Sub or any of their respective Subsidiaries in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by Parent and Merger Sub under the HSR Act and any other filings required or advisable under any applicable non-United States antitrust or competition Law, (2) the filing with the SEC of such reports under the Exchange Act and the rules and regulations promulgated thereunder as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing of the Statement of Merger with the Department of State and (4) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.
SECTION 4.03. Litigation. Except as has not prevented, materially delayed or impaired, and would not reasonably be expected to prevent, materially delay or impair, the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement, as of the date hereof, (a) there is no Proceeding pending or, to the Knowledge of Parent, threatened against, or to the Knowledge of Parent, any pending or threatened material governmental or regulatory investigation of, Parent or any of its Subsidiaries and (b) there is no injunction, order, judgment, ruling, decree or writ of any Governmental Entity outstanding or, to the Knowledge of Parent, threatened to be imposed, against Parent or any of its Subsidiaries.
SECTION 4.04. Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.
SECTION 4.05. Ownership and Operation of Merger Sub. The authorized capital stock of Merger Sub consists solely of 1000 shares of common stock, par value $0.01 per share, 100 of which are validly issued and outstanding as of the date hereof. All of the issued and outstanding capital stock of Merger Sub is, and at and immediately prior to the Effective Time will be, owned by Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and prior to the Effective Time will have engaged in no other business activities and will have no assets, liabilities or obligations of any nature other than those incident to its formation pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.
SECTION 4.06. Ownership of Shares and Derivatives. None of Parent, Merger Sub or any of their Subsidiaries beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Shares or any securities that are convertible into or exchangeable or exercisable for Shares, or holds any rights to acquire or vote any Shares, or any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that provides Parent, Merger Sub, or any of their respective Subsidiaries with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Shares or a value determined in whole or part with reference to, or derived in whole or part from, the value of the Shares, in any case without regard to whether (a) such derivative conveys any voting rights in such securities to such Person, (b) such derivative is required to be, or capable of being, settled through delivery of securities or (c) such Person may have entered into other transactions that hedge the economic effect of such derivative. None of Parent, Merger Sub or any of their respective “affiliates” or “associates” (as such terms are defined in Section 2552 of the PBCL) has beneficially owned during the three (3) years immediately preceding the date of this Agreement a number of Shares that would make it an “interested shareholder” (as such term is defined in Section 2553 of the PBCL) of the Company.
SECTION 4.07. Financing; Limited Guarantee.
(a) Parent has delivered to the Company true and complete copies of (i) the letter agreement, dated as of April 18, 2021, among HPS Investment Partners, LLC and Bank of America, N.A. and BNP Paribas (the “Lenders”) (together with all exhibits, annexes, schedules, term sheets and agreements and the fee letter (which may be redacted to omit fee amounts attached thereto or contemplated thereby), the “Debt Financing Commitment”), pursuant to which the Lenders have committed, subject to the terms and conditions set forth therein, to lend the amounts set forth therein (the “Debt Financing”) and (ii) the letter agreement, dated as of the date hereof, among Parent, Merger Sub, European Asset Value Offshore Fund II, L.P., European Asset Value Offshore Fund (USD) II, L.P., European Asset Value Fund (USD) II, L.P. and European Asset Value Irish Fund II (together with all exhibits, annexes, schedules, term sheets and agreements attached thereto or contemplated thereby, the “Equity Financing Commitment” and, together with the Debt Financing Commitment, the “Financing Commitments”), pursuant to which Guarantor has committed, subject to the terms and conditions set forth therein, to the equity financing contemplated thereby (the “Equity Financing” and, together with the Debt Financing, the “Financing”), in each case for the purposes of funding the transactions contemplated by this Agreement and related fees and expenses. Parent has delivered to the Company a true and complete copy of the Limited Guarantee. Each of the Financing Commitments and the Limited Guarantee have been duly executed and validly delivered by the parties thereto. The Equity Financing Commitment provides, and will continue to provide, that the Company is a third party beneficiary thereof.
(b) None of the Financing Commitments or the Limited Guarantee have been amended, modified or supplemented in any way prior to the date of this Agreement. As of the date of this Agreement, no such amendment, modification or supplement is contemplated and none of the obligations and commitments contained in the Financing Commitments and the Limited Guarantee have been withdrawn, terminated or rescinded in any respect. Except for the Financing Commitments, as of the date of this Agreement, there are no Contracts or other agreements, arrangements or understandings (whether oral or written) or commitments to enter into agreements, arrangements or understandings (whether oral or written) to which Parent or any of its Affiliates is a party related to the Financing other than as expressly contained in the Financing Commitments. Any and all commitment fees or other fees in connection with the Debt Financing Commitment that are payable on or prior to the date of this Agreement have been paid by or on behalf of Parent or Merger Sub on or prior to the date of this Agreement. The net proceeds contemplated by the Financing Commitments, together with available cash held by the Company and its Subsidiaries, will in the aggregate be sufficient for Parent, Merger Sub and the Surviving Corporation to pay the aggregate Merger Consideration to holders of Shares pursuant to Section 2.01(a), all amounts payable to holders of Company RSUs, Company PSUs and Company Options pursuant to Section 2.02, any repayment or refinancing of Indebtedness of the Company required in connection with the Merger or otherwise contemplated by this Agreement or the Financing Commitments, and all fees and expenses of Parent, Merger Sub and the Surviving Corporation in connection with the Merger, the transactions contemplated by this Agreement and the Financing.
(c) Each of the Financing Commitments and the Limited Guarantee is (i) the legal, valid and binding obligation of Parent, Merger Sub and, to the knowledge of Parent and Merger Sub, each of the other parties thereto, (ii) enforceable in accordance with its terms against Parent, Merger Sub and, to the knowledge of Parent and Merger Sub, each of the other parties thereto and (iii) in full force and effect. As of the date of this Agreement, to the knowledge of Parent and Merger Sub, (A) no event has occurred that, with or without notice, lapse of time, or both, would or would reasonably be expected to (1) constitute a default or breach under any of the Financing Commitments or the Limited Guarantee on the part of Parent, Merger Sub or any other Person, (2) result in the failure of any condition precedent under any of the Financing Commitments to be satisfied or (3) make any of the representations, warranties or statements set forth in any of the Financing Commitments or the Limited Guarantee inaccurate in any material respect, (B) none of the Financing Commitments have been withdrawn, terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such withdrawal, termination, repudiation, rescission, amendment, supplement or modification is contemplated and (C) neither Parent nor Merger Sub has any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be made available to Parent or Merger Sub on the Closing Date; provided, however, the knowledge qualifiers set forth in the foregoing clauses (i), (ii) and (iii) shall only apply to the Debt Financing Commitment and the Limited Guarantee (other than with respect to Parent, Merger Sub and Guarantor).
(d) As of the date of this Agreement, none of Parent, Merger Sub or any of their respective Affiliates has received any notice or other communication from the Lenders or Guarantor with respect to (i) any actual or potential breach or default by Parent, the Lenders or Guarantor under any of the Financing Commitments or the Limited Guarantee, (ii) any actual or potential failure by Parent, Merger Sub or any such Affiliate to satisfy any condition precedent or other contingency to be satisfied by Parent, Merger Sub or any such Affiliate set forth in any of the Financing Commitments or the Limited Guarantee or (iii) any intention of the Lenders or Guarantor to terminate any of the Financing Commitments or the Limited Guarantee, as applicable, or to not provide all or any portion of the Financing. As of the date hereof, Parent and Merger Sub are not aware of any fact, circumstance or event that would reasonably be expected to prevent, delay or otherwise pose a potential impediment to the funding of any of the payment obligations of Parent under this Agreement.
(e) There are no, and there will not be any, conditions precedent or other contingencies related to the obligation of any party under the Financing Commitments or the Limited Guarantee other than as expressly set forth in the Financing Commitments and the Limited Guarantee, each as in effect on the date hereof (the “Disclosed Conditions”). Other than the Disclosed Conditions, none of the Lenders, Guarantor or any other Person has any right to impose, and none of the Lenders, Guarantor, Parent, Merger Sub, the Company or any Subsidiary obligor have any obligation to accept, any condition precedent to (i) in the case of the Financing Commitments, any funding of all or any portion of the Financing or any reduction to the aggregate amount available under the Financing Commitments (or any term or condition which would have the effect of reducing the aggregate amount available under the Financing Commitments) or (ii) in the case of the Limited Guarantee, guaranteeing any of the guaranteed obligations under the Limited Guarantee.

Other than the Financing Commitments, there are no agreements, side letters or any other arrangements or understandings (in each case, whether written or oral) with the Lenders, Guarantor or any other Person relating to the Financing or any other financing or funding Parent’s payment obligations under this Agreement.
SECTION 4.08. Access to Information. Each of Parent and Merger Sub has conducted its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition and prospects of the Company and its Subsidiaries and it and its Representatives have received access to such books, records and facilities, equipment, Contracts and other assets of the Company and its subsidiaries that it and its Representatives have requested for such purposes and that it and its Representatives have had the opportunity to meet with management of the Company to discuss the foregoing, and it and its Representatives have not relied on any representation, warranty, or any other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties expressly set forth in Article III.
SECTION 4.09. Solvency. After giving effect to the transactions contemplated by this Agreement and payment of all fees and expenses of, and any other amounts payable by, Parent, Merger Sub and the Surviving Corporation in connection with the Merger and the transactions contemplated by this Agreement, and assuming that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects, Parent, the Surviving Corporation and the Subsidiaries of the Surviving Corporation on a consolidated basis will be Solvent as of and immediately after the Effective Time.
SECTION 4.10. Information in the Proxy Statement. The information relating to the Parent and Merger Sub that is provided by Parent or its representatives for inclusion in the Proxy Statement, on the date it (or any amendment or supplement thereto) is first mailed to holders of Shares or at the time of the Shareholders Meeting, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement relating to Parent and Merger Sub will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding anything in this Section 4.10, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of the Company or its Subsidiaries for inclusion in the Proxy Statement.
SECTION 4.11. No Other Representations or Warranties. Except for the representations and warranties contained in Article III, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub or their Representatives in any virtual data room maintained by or on behalf of the Company or any confidential information package or management presentations in expectation of the transactions contemplated by this Agreement, including with respect to the completeness, accuracy or currency of any such information.
Article V

COVENANTS RELATING TO CONDUCT OF BUSINESS
SECTION 5.01. Conduct of Business Pending the Merger. From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, except (v) for actions reasonably taken in connection with the De-Banking (so long as done in accordance with Section 6.18) or as otherwise expressly contemplated by this Agreement, (w) as set forth in Section 5.01 of the Company Disclosure Letter, (x) as required by applicable Law, (y) as required or prohibited by any Public Health Event Measure or as may be reasonably taken in good faith in response to a new or worsening Public Health Event or (z) as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed):
(a) the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to carry on its business in the Ordinary Course of Business in all material respects; provided, however, that, for purposes of this Section 5.01(a), no action by the Company or its Subsidiaries with respect to matters expressly permitted by any provision of clauses (i) through (xix) of Section 5.01(b) shall be deemed a breach of this Section 5.01(a); and

(b) the Company shall not, and shall not permit any of its Subsidiaries to:
(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than (A) dividends or distributions by a Subsidiary of the Company and (B) regular quarterly cash dividends in an amount not to exceed $0.14 per quarter;
(ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, other than transactions solely between or among the Company and its Subsidiaries;
(iii) purchase, redeem or otherwise acquire any shares of its or its Subsidiaries’ capital stock or other securities or any rights, warrants or options to acquire any such shares or other securities, other than (A) the withholding of Shares in the Ordinary Course of Business to satisfy Tax obligations or the exercise price with respect to awards granted pursuant to the Company Equity Award Plans and (B) the acquisition by the Company in the Ordinary Course of Business of awards granted pursuant to the Company Equity Award Plans in connection with the forfeiture of such awards or rights, in each case, with respect to awards that are outstanding as of the date hereof and in accordance with their terms as of the date hereof or granted after the date hereof in accordance with this Agreement;
(iv) issue, deliver, sell, pledge, dispose of, encumber or subject to any Lien any shares of its capital stock, ownership interests, any other voting securities (other than the issuance of shares by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company), or any securities convertible into, exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares, ownership interests, voting securities or convertible securities or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than upon the vesting or settlement of Restricted Shares, Company RSUs, Company PSUs and Company Options granted under the Company Equity Award Plans that are outstanding as of the date hereof or granted after the date hereof in accordance with this Agreement, in each case, vested or settled in accordance with their terms;
(v) amend (A) the Company Articles of Incorporation or the Company Bylaws or (B) the comparable organizational documents of any Subsidiary of the Company, in each case, except for ministerial changes;
(vi) acquire any business, whether by merger, consolidation, purchase of property or assets (including equity interests) or otherwise, with a value in excess of $2,000,000 in the aggregate, other than transactions solely between or among the Company and its wholly owned Subsidiaries;
(vii) sell, license, lease, transfer, assign, divest, cancel, abandon or otherwise dispose of, or permit a Lien (other than a Permitted Lien) to be placed upon, any of its properties, rights or assets with a value in excess of $2,000,000 in the aggregate, other than (A) sales, licenses or other dispositions of assets in the Ordinary Course of Business (including any sales or other transactions contemplated by the Company’s business plan for fiscal year 2021, which was provided to Parent prior to the date hereof), (B) sales, transfers and dispositions of obsolete, non-operating or worthless assets or properties and (C) sales, leases, transfers or other dispositions made in connection with any transaction among the Company and its wholly owned Subsidiaries or among its Subsidiaries, so long as such sales, leases, transfers or other dispositions are made on arm’s length and commercially reasonable terms;
(viii) incur, create, assume, redeem, prepay, defease, cancel, or, in any material respect, modify any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee, assume or endorse or otherwise as an accommodation become responsible for any such indebtedness or any debt securities or other financial obligations of another Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person (collectively, “Indebtedness”), other than (A) the incurrence, redemption, prepayment, defeasance, cancellation or modification of Indebtedness

(1) in the Ordinary Course of Business (including interest rate swaps on customary commercial terms consistent with past practice) or (2) by the Company or a wholly owned Subsidiary of the Company to the Company or a wholly owned Subsidiary of the Company or (B) the Parent De-Banking Financing or any Interim De-Banking Financing;
(ix) other than respect to any Transaction Litigation, which shall be exclusively governed by Section 6.17, settle any claim, investigation, Proceeding or litigation with a Governmental Entity or third party, in each case, threatened, made or pending against the Company or any of its Subsidiaries, in excess of $3,000,000 in the aggregate (excluding any amounts that are covered by any insurance policies of the Company or its Subsidiaries, as applicable); provided, however, that in no event shall the Company or any of its Subsidiaries settle any Proceeding or investigation if such settlement involves injunctive relief against the Company or any of its Subsidiaries or restricts the conduct of the Company’s business following the Effective Time;
(x) except as required pursuant to the terms of any Company Benefit Plan or other written agreement disclosed to Parent in the Company Disclosure Letter, in each case, in effect on the date hereof, (A) grant to any director or executive officer or employee any increase in compensation or pay, or award any bonuses or incentive compensation, (B) grant to any current or former director, executive officer or employee any increase in severance, retention, change of control or termination pay, (C) grant or amend any equity awards, (D) enter into any new, or modify any existing, employment, consulting, severance, retention or termination agreement with any current or former director, executive officer, employee or individual consultant pursuant to which the annual base salary of such individual under such agreement exceeds $250,000, (E) establish, adopt, enter into, or terminate or waive, or amend in any respect any collective bargaining agreement or Company Benefit Plan or (F) take any action to accelerate any rights or benefits under any Company Benefit Plan; provided, however, that the foregoing shall not restrict the Company or any of its Subsidiaries from entering into or making available to newly hired employees or to employees in the context of promotions based on job performance or workplace requirements, in each case, in the Ordinary Course of Business, plans, agreements, benefits and compensation arrangements (including incentive grants, but excluding any individual severance arrangements or any options or other equity awards) that have a value that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees in similar positions;
(xi) other than as required (A) by GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization or (B) by Law, including pursuant to SEC rule or policy, make any change in accounting methods, principles or practices affecting the consolidated assets, liabilities or results of operations of the Company where such change would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;
(xii) other than in the Ordinary Course of Business, (A) make, change or rescind any material Tax election, (B) settle or compromise any material Tax liability or consent to any claim or assessment relating to a material amount of Taxes, (C) file any material amended Tax Return, (D) enter into any closing agreement relating to a material amount of Taxes, (E) change an annual Tax accounting period or adopt or change any material Tax accounting method, or (F) surrender any right to claim a refund of a material amount of Taxes;
(xiii) enter into or terminate, or materially amend or modify, or waive any material rights under, any Material Contract;
(xiv) grant any material forbearance or payment holiday under any Contract (other than in the Ordinary Course of Business);
(xv) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than the Merger and any other mergers, consolidations, restructurings, recapitalizations or other reorganizations solely among the Company and its wholly owned Subsidiaries or among its wholly owned Subsidiaries;

(xvi) other than in the Ordinary Course of Business or as contemplated by the Company’s business plan for fiscal year 2021 (which was provided to Parent prior to the date hereof), make capital expenditures in excess of $250,000;
(xvii) other than in the Ordinary Course of Business, make any loans or advances of cash or assets to (or take any similar action with respect to) any third party or permit the Company or any of its Subsidiaries to grant forbearance with respect to any loan or advance, including any loan on the Data Tape;
(xviii) fail to keep in force any Insurance Policy or comparable replacement or revised provisions providing insurance coverage with respect to assets, operations and activities of the Company and its Subsidiaries as are currently in effect; or
(xix) authorize any of, or commit or agree to take any of, the foregoing actions prohibited pursuant to clauses (i) through (xviii) of this Section 5.01(b).
(c) From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, and except as otherwise permitted by this Agreement, Parent shall not take or permit any of its Subsidiaries to take any action that is reasonably likely to prevent, or materially impair or delay, the consummation of the Merger.
SECTION 5.02. Acquisition Proposals.
(a) No Solicitation or Negotiation. The Company agrees that, except as permitted by this Section 5.02, neither it nor any of its Subsidiaries nor any of the officers, directors and management-level employees of it or its Subsidiaries shall, and it shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ other employees, investment bankers, attorneys, accountants and other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit or knowingly take any action to facilitate, solicit or encourage any Acquisition Proposal or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish or provide any non-public information to any Person in connection with, any Acquisition Proposal, or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort relating to an Acquisition Proposal by, any Person that is seeking to make, or has made, an Acquisition Proposal, (iii) except as required by applicable Law, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries or (iv) enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal. In furtherance of the foregoing, except as permitted by this Section 5.02, the Company shall, and shall cause its Subsidiaries and its and its Subsidiaries’ respective officers, directors and employees to, and shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ respective other Representatives to, immediately cease any solicitation, discussions, or negotiations with any Person (other than Parent, Parent’s Affiliates and their respective Representatives) with respect to any Acquisition Proposal or other proposal that could reasonably be expected to lead to an Acquisition Proposal that existed on or prior to the date hereof. The Company shall promptly request the return or destruction of all non-public information furnished by or on its behalf to any Person and its Representatives (other than Parent, Parent’s Affiliates and their respective Representatives) with respect to any Acquisition Proposal prior to the date hereof. It is understood that any violation of the restrictions on the Company set forth in this Section 5.02 by any Subsidiary of the Company, by any director, officer or management-level employee of the Company or any of its Subsidiaries or any of the Company’s Representatives shall be deemed a breach of this Section 5.02 by the Company.
(b) Notice. Until the Effective Time, the Company shall promptly (but in any event within forty-eight (48) hours) notify Parent in writing of the receipt of any Acquisition Proposal or any request for non-public information or inquiry relating to any Acquisition Proposal, indicating (i) the identity of the Person making such Acquisition Proposal or request for non-public information or inquiry and (ii) the material terms and conditions of such Acquisition Proposal or request for non-public information or inquiry, and copies of any documents evidencing or delivered in connection therewith. With respect to any Acquisition Proposal or request for non-public information or inquiry described in the immediately preceding sentence, the Company shall keep Parent reasonably informed, on a prompt basis (but in any event within one (1) Business Day of any such event), of any material developments, negotiations, communications, discussions or modifications to the terms of any such Acquisition Proposal or request for non-public information or inquiry.
(c) Information Exchange; Discussions or Negotiation. Notwithstanding anything to the contrary contained in Section 5.02(a), prior to obtaining the Company Requisite Vote, in the event that the Company, any of its Subsidiaries or its or their Representatives receive from any Person, after the date of this Agreement, an unsolicited, bona fide written Acquisition Proposal that did not result from a breach of this Section 5.02, and that the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, is, or is reasonably likely to lead to, a Superior Proposal, the Company may (i) furnish or provide information to the Person making such Acquisition Proposal and its Representatives pursuant to an Acceptable Confidentiality Agreement; provided, however, that the Company shall as promptly as is reasonably practicable (and in any event within one (1) Business Day) make available to Parent and Merger Sub any written material non-public information concerning the Company or its Subsidiaries that is provided to any Person pursuant to this Section 5.02(c)(i), to the extent such information was not previously made available to Parent, Merger Sub or their Representatives, and (ii) engage in discussions and negotiations with such Person and its Representatives with respect to such Acquisition Proposal.
(d) No Change in Recommendation; Exceptions.
(i) Except as set forth in this Section 5.02(d), the Company Board (including any committee thereof) shall not (A) (1) withdraw, fail to make or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (2) fail to include the Company Board Recommendation in the Proxy Statement, (3) approve, adopt or recommend, or propose to approve, adopt or recommend, any Acquisition Proposal, (4) fail to recommend against any Acquisition Proposal subject to Regulation 14D promulgated under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within ten (10) Business Days after Parent so requests in writing or (5) agree or resolve to take any action set forth in the foregoing clauses (1) through (4) (any action set forth in this Section 5.02(d)(i), a “Change of Recommendation”) or (B) authorize, cause or permit the Company or any of its Affiliates to enter into any letter of intent, memorandum of understanding, agreement in principle, agreement, commitment or definitive agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (an “Alternative Acquisition Agreement”).
(ii) Notwithstanding anything in this Section 5.02 to the contrary, at any time prior to obtaining the Company Requisite Vote, if the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that an unsolicited, bona fide written Acquisition Proposal, received from any Person after the date of this Agreement that did not result from a breach of this Section 5.02, constitutes a Superior Proposal, the Company Board may, in response to such Superior Proposal, effect a Change of Recommendation or terminate this Agreement pursuant to Section 8.01(c)(i); provided, however, that, prior to taking any of the actions permitted by this Section 5.02(d)(ii), and as a condition precedent to taking any such actions, (A) the Company shall provide Parent with at least four (4) Business Days’ prior written notice of the Company Board’s intention to take such action (which notice shall specify the reasons therefor and include an unredacted copy of any relevant proposed transaction agreements, the identity of the party making such Superior Proposal and the material terms thereof) during which period Parent may propose revisions to the terms of the transactions contemplated by this Agreement (it being understood that, in the event of any change to the financing terms or any other material terms of any such Superior Proposal, such notice period shall be extended to ensure that at least two (2) Business Days remain in such notice period following any such change), (B) the Company Board shall have discussed and negotiated, and shall have caused its Representatives to discuss and negotiate, in good faith with Parent during such notice period to the extent Parent reasonably desires to discuss and negotiate and (C) the Company Board, at or after 5:00 p.m. Eastern Time on the final day of such notice period, shall have considered in good faith the effect of any offer proposed by Parent to amend the terms of this Agreement (such amendment, the “Offered Amendment”) and shall have determined, after consideration and consultation with its financial advisors and outside legal counsel, and taking into consideration such Offered Amendment, that any such Acquisition Proposal continues to constitute a Superior Proposal and that the failure to take such action would be inconsistent with the Company Board’s fiduciary duties under applicable Law.
(iii) Notwithstanding anything in this Section 5.02 to the contrary and other than in connection with any Acquisition Proposal, at any time prior to obtaining the Company Requisite Vote, if an Intervening Event occurs and the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to effect a Change of Recommendation would be inconsistent with the Company Board’s fiduciary duties under applicable Law, the Company Board may, in response to such Intervening Event, effect a Change of Recommendation; provided, however, that, prior to taking any of the actions permitted by this Section 5.02(d)(iii), (A) the Company shall provide Parent with at least four (4) Business Days’ prior written notice of the Company Board’s intention to take such action (which notice shall specify the reasons therefor and include a reasonably detailed description of the Intervening Event) during which period Parent may propose revisions to the terms of the transactions contemplated by this Agreement, (B) the Company Board shall have discussed and negotiated, and shall have caused its Representatives to discuss and negotiate, in good faith with Parent during such notice period to the extent Parent reasonably desires to discuss and negotiate and (C) the Company Board, at or after 5:00 p.m. Eastern Time on the final day of such notice period shall have considered in good faith the effect of any Offered Amendment in consultation with its financial advisors and outside legal counsel, and shall have determined after such consideration and consultation that taking into consideration such Offered Amendment, that a failure to take such action would continue to be inconsistent with the Company Board’s fiduciary duties under applicable Law.
(e) Certain Permitted Disclosure. Nothing contained in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company or any of its Subsidiaries from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal or (ii) making any disclosure to its shareholders, in each case, if the Company Board or any of its Subsidiaries determines in good faith (after consultation with and receiving advice of its outside legal counsel) that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.
Article VI

ADDITIONAL AGREEMENTS
SECTION 6.01. Proxy Statement; Shareholders Meeting.
(a) The Company shall prepare and file with the SEC, as promptly as practicable after the date of this Agreement (and in any event within twenty-five (25) Business Days), a proxy statement, in preliminary form, relating to the Shareholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company agrees that the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The fees and expenses incurred in connection with the filing, printing and mailing of the Proxy Statement shall be paid by the Company. As promptly as practicable after the date of this Agreement, Parent will furnish or cause to be furnished to the Company the information relating to Parent and its Subsidiaries to be set forth in the Proxy Statement and otherwise cooperate with the Company in the preparation of the Proxy Statement. Without limiting the foregoing, the Company shall not file the Proxy Statement (or any amendment or supplement thereto) without first providing Parent a reasonable opportunity to review and propose comments thereon (which comments shall be considered in good faith by the Company). Each of the Company and Parent agree to correct any information provided by it for inclusion in the Proxy Statement it becomes aware was when provided, or shall have become, false or misleading.
(b) The Company shall promptly notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, relating to the Proxy Statement (or any amendments or supplements thereto). The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement from the SEC, and the Company shall use its reasonable best efforts to cause the definitive Proxy

Statement to be cleared by the SEC and mailed as promptly as possible after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.
(c) The Company will take, in accordance with applicable Law, the Company Articles of Incorporation and the Company Bylaws, all action necessary to duly call and convene a meeting of holders of Shares (the “Shareholders Meeting”) as promptly as practicable after the clearance of the Proxy Statement by the SEC (and in any event within 45 days thereof), to consider and vote upon the adoption of this Agreement. Subject to Section 5.02, the Company Board shall recommend such adoption in the Proxy Statement and shall take all lawful action to solicit such adoption of this Agreement.
SECTION 6.02. Filings; Other Actions; Notification.
(a) Subject to the terms and conditions set forth in this Agreement, each of the Company, Parent and Merger Sub shall (and shall cause its Subsidiaries to) cooperate and use its respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including (i) promptly making any required submissions and filings under applicable Law or to Governmental Entities with respect to the Merger and the other transactions contemplated by this Agreement, (ii) promptly furnishing information requested in connection with such submissions and filings to such Governmental Entities or under such applicable Law, (iii) keeping the other parties reasonably informed with respect to the status of any such submissions and filings to such Governmental Entities or under such applicable Law, including with respect to: (A) the occurrence or receipt of any consents, approvals, clearances, authorizations under such applicable Law, (B) the expiration or termination of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under such applicable Law, and (D) the nature and status of any objections raised or proposed or threatened to be raised under such applicable Law with respect to the Merger or the other transactions contemplated by this Agreement and (iv) obtaining all consents, approvals, clearances, authorizations and Permits from any Governmental Entity necessary, proper or advisable to consummate the transactions contemplated by this Agreement as soon as practicable. Parent shall (x) be responsible for all fees associated with obtaining all consents, approvals, clearances, authorizations and Permits pursuant to this Section 6.02 and (y) from time to time, promptly upon request by the Company, reimburse the Company and each of its Subsidiaries for any and all reasonable, documented out-of-pocket fees, costs and expenses (including the reasonable fees, costs and expenses of counsel, accountants and other advisors) incurred by any of them in connection with the filing of any notices, reports and other filings, or obtaining all such consents, approvals, clearances, authorizations and Permits.
(b) In furtherance and not in limitation of the foregoing: each of the Company, Parent and Merger Sub shall (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as reasonably practicable following the date of this Agreement, (ii) furnish as soon as practicable any additional information and documentary material that may be required or requested pursuant to the HSR Act and (iii) use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 6.02 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act (including any extensions thereof) as soon as practicable.
(c) The Company, Parent and Merger Sub shall, subject to applicable Law relating to the exchange of information: (i) promptly notify the other parties of (and if in writing, furnish the other parties with copies of) any communication to such Person from a Governmental Entity regarding the filings and submissions described in this Section 6.02 and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the others in relation to) any proposed written response to any communication from a Governmental Entity regarding such filings and submissions, (ii) keep the other parties reasonably informed of any developments, meetings or discussions with any Governmental Entity in respect of any filings, submissions, investigations, or inquiries concerning the transactions contemplated by this Agreement and (iii) not independently participate in any meeting or discussion with a Governmental Entity in respect of any filings, submissions, investigations or inquiries concerning the transactions contemplated by this Agreement without giving the other party or parties hereto prior notice of such meeting or discussions and, unless prohibited by such Governmental Entity, the opportunity to attend or participate;

provided, however, that the Company, Parent and Merger Sub shall be permitted to redact any correspondence, filing, submission or communication prior to furnishing it to the other parties to the extent such correspondence, filing, submission or communication contains competitively or commercially sensitive information, including information relating to the valuation of the transactions contemplated by this Agreement.
(d) In furtherance and not in limitation of the foregoing, but subject to the other terms and conditions of this Section 6.02, Parent and Merger Sub agree to take promptly any and all steps necessary to avoid, eliminate or resolve each and every impediment to and obtain all consents, approvals, clearances and authorizations under applicable Laws that may be required by any Governmental Entity, so as to enable the parties to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable, including committing to and effecting, by consent decree, hold separate orders, trust, or otherwise, (i) selling, licensing, holding separate or otherwise disposing of assets or businesses of Parent or the Company or any of their respective Subsidiaries, (ii) terminating, relinquishing, modifying, or waiving existing relationships, ventures, contractual rights, obligations or other arrangements of Parent or the Company or any of their respective Subsidiaries and (iii) creating any relationships, ventures, contractual rights, obligations or other arrangements of Parent or the Company or any of their respective Subsidiaries (each, a “Remedial Action”); provided, however, that any Remedial Action shall be conditioned upon consummation of the transactions contemplated by this Agreement.
(e) In furtherance and not in limitation of the foregoing, but subject to the other terms and conditions of this Section 6.02, in the event that any litigation or other administrative or judicial action or proceeding is commenced, threatened or is reasonably foreseeable challenging any of the transactions contemplated by this Agreement and such litigation, action or proceeding seeks, or would reasonably be expected to seek, to prevent, materially impede or materially delay the consummation of such transactions, Parent shall take or cause to be taken any and all action, including a Remedial Action, to avoid or resolve any such litigation, action or proceeding as promptly as practicable. In addition, each of the Company, Parent and Merger Sub shall cooperate with each other and use its respective reasonable best efforts to contest, defend and resist any such litigation, action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, delays, interferes with or restricts consummation of the transactions contemplated by this Agreement as promptly as practicable.
(f) From the date hereof until the earlier of the Effective Time and the date this Agreement is terminated pursuant to Article VII, neither Parent nor Merger Sub shall, nor shall they permit their respective Subsidiaries to, acquire or agree to acquire any rights, assets, business, Person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition would reasonably be expected to materially increase the risk of not obtaining, or would reasonably be expected to prevent or prohibit, or materially impede, interfere with or delay, obtaining, any applicable consents, approvals, clearances or authorizations under applicable Laws with respect to the transactions contemplated by this Agreement.
(g) None of the covenants set forth in this Section 6.02 shall apply to the De-Banking, which shall be governed solely by Section 6.18.
SECTION 6.03. Access and Reports; Confidentiality.
(a) Subject to applicable Law (including Public Health Event Measures), upon reasonable advance written notice, the Company shall (and shall cause its Subsidiaries to) afford Parent’s officers and other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its employees, properties, books, contracts and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested by such Persons; provided, however, that no investigation, access or disclosure pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made by the Company herein; provided, further, that the foregoing shall not require the Company to (i) permit any inspection or disclosure of any information that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its confidentiality obligations to a third party, (ii) disclose any attorney-client privileged information of the Company or any of its Subsidiaries, (iii) take or allow any action that would unreasonably interfere with the Company’s or any of its Subsidiaries’ business or operations, (iv) provide any access or make any disclosure of any information relating to the matters contemplated by Section 5.02 (in which case, for the avoidance of doubt, the terms of Section 5.02 would apply), (v) provide any access or make any disclosure of any information to the extent such access or information is reasonably pertinent to any Proceeding where the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties or (vi) in light of any Public Health Event or any Public Health Event Measures, take any action that could jeopardize the health and safety of any officer or employee of the Company or any of its Subsidiaries; provided, however, that, in the case of the foregoing clauses (i) through (vi), the Company shall use its reasonable best efforts to remove any such restriction by making appropriate substitute disclosure or providing appropriate substitute access, or otherwise agreeing with Parent to an alternative arrangement to permit such access. Parent shall use its commercially reasonable efforts to minimize any interference or disruption to the Company’s or any of its Subsidiaries’ business or operations arising as a result of being provided any access contemplated by this Section 6.03(a). All requests for information made pursuant to this Section 6.03 shall be directed to the executive officer or other Person designated by the Company.
(b) Each of Parent and Merger Sub will comply with the terms and conditions of that certain letter agreement, dated January 15, 2020, between HPS Investment Partners, LLC and the Company (as may be amended from time to time, the “Confidentiality Agreement”), and will hold and treat, and will cause their respective Representatives to hold and treat, in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement (including pursuant to Section 6.03(a)) in accordance with the Confidentiality Agreement, which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.
SECTION 6.04. Stock Exchange Delisting. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of NASDAQ to enable the delisting by the Surviving Corporation of the Shares from NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.
SECTION 6.05. Publicity. Except for with respect to any action taken pursuant to Section 5.02 or Section 8.01, the Company and Parent each shall consult with each other prior to issuing any news releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity.
SECTION 6.06. Employee Matters.
(a) Following the Effective Time and until the first (1st) anniversary of the Closing Date (the “Continuation Period”), Parent shall provide, or shall cause the Surviving Corporation to provide, the individuals who are employed by the Company or any of its Subsidiaries immediately before the Effective Time (the “Company Employees”) and who continue employment during such time period with (i) annual base compensation no less than the annual base compensation provided to such Company Employees immediately prior to the Effective Time, (ii) annual target cash incentive amounts that are no less than the annual target cash incentive amounts provided to such Company Employees immediately prior to the Effective Time, (iii) severance benefits that are no less favorable than the severance benefits provided to such Company Employees immediately prior to the Effective Time and (iv) other employee benefits that are substantially comparable in the aggregate to the employee benefits provided to such Company Employees immediately prior to the Effective Time.
(b) Without limiting the generality of Section 6.06(a), from and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, assume, honor and continue during the Continuation Period or, if later, until all obligations thereunder have been satisfied, all of the Company’s employment, severance, retention, termination and change in control plans, policies, programs, agreements and arrangements maintained by the Company or any of its Subsidiaries, in each case, as in effect at the Effective Time, including with respect to any payments, benefits or rights arising as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event), without any amendment or modification, other than any amendment or modification required to comply with applicable Law.
(c) With respect to all plans maintained by Parent, the Surviving Corporation or their respective Subsidiaries in which the Company Employees are eligible to participate after the Closing Date (including any vacation, paid time-off and severance plans) for purposes of determining eligibility to participate, level of benefits and vesting, each Company Employee’s service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer is recognized by the Company or such Subsidiary) shall be treated as service with Parent, the Surviving Corporation or any of their respective Subsidiaries, in each case, to the extent such service would have been recognized by the Company or its Subsidiaries under analogous Company Benefit Plans prior to the Effective Time; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service.
(d) Without limiting the generality of Section 6.06(a), Parent shall, or shall cause the Surviving Corporation to, waive any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent, the Surviving Corporation or any of their respective Subsidiaries in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan immediately prior to the Effective Time. Parent shall, or shall cause the Surviving Corporation to, recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each Company Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.
(e) For the avoidance of doubt and notwithstanding anything to the contrary herein, for purposes of any Company Benefit Plan containing a definition of “change in control” or “change of control”, the Closing shall be deemed to constitute a “change in control” or “change of control” (except as would result in the imposition of “additional Taxes” under Section 409A of the Code).
(f) The provisions of this Section 6.06 are solely for the benefit of the parties to this Agreement, and no other Person (including any Company Employee or any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Section 6.06, and no provision of this Section 6.06 shall create such rights in any such Persons. No provision of this Agreement shall be construed (i) as a guarantee of continued employment of any Company Employee, (ii) to prohibit Parent or the Surviving Corporation from having the right to terminate the employment of any Company Employee, (iii) to prevent the amendment, modification or termination of any Company Benefit Plan after the Closing (in each case in accordance with the terms of the applicable Company Benefit Plan) or (iv) as an amendment or modification of the terms of any Company Benefit Plan.
SECTION 6.07. Expenses. Except as otherwise provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expenses.
SECTION 6.08. Indemnification; Directors’ and Officers’ Insurance.
(a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless, to the fullest extent permitted under applicable Law, each present and former director and officer of the Company and its Subsidiaries (in each case, solely when acting in such capacity) (collectively, the “Indemnified Parties”) from and against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any Proceeding, claim or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time relating to the Indemnified Party’s service with, at the request of or for the benefit of the Company or any of its Subsidiaries, including the transactions contemplated by this Agreement. From and after the Effective Time, Parent shall cause the

Surviving Corporation to advance expenses to any Indemnified Party claiming indemnification pursuant to this Section 6.08 as incurred to the fullest extent permitted under applicable Law; provided, however, that such Indemnified Party provides a written undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification.
(b) From and after the Effective Time, Parent shall cause the Surviving Corporation to honor the provisions, to the extent they are enforceable under applicable Law, regarding (i) exculpation of directors, (ii) limitation of liability of directors and officers and (iii) advancement of expenses, in each case, contained in the Company Articles of Incorporation, Company Bylaws, the comparable organizational documents of any of the Company’s Subsidiaries or any indemnification Contract between the applicable Indemnified Party and the Company or any of its Subsidiaries as of immediately prior to the Effective Time.
(c) From and after the Effective Time, Parent shall cause the Surviving Corporation to maintain for a period of at least six (6) years following the Effective Time directors’ and officers’ liability insurance and fiduciary liability insurance policies (collectively, “D&O Insurance”) from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with benefits, levels of coverage and terms and conditions at least as favorable as the Company’s D&O Insurance existing immediately prior to the Effective Time with respect to matters existing or occurring at or prior to the Effective Time, including for acts or omissions in connection with this Agreement and the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, in no event shall Parent or the Surviving Corporation be required to expend for such D&O Insurance coverage an annual premium amount greater than 300% of the annual premiums currently paid by the Company for D&O Insurance as of the date hereof (such amount, the “Maximum Annual Premium”). The Company represents and warrants that the annual premium paid by the Company for D&O Insurance for the fiscal year immediately prior to the Effective Time is set forth in Section 6.08(c) of the Company Disclosure Letter. If such D&O Insurance is not reasonably available or the annual premium of such D&O Insurance exceeds the Maximum Annual Premium, Parent shall cause the Surviving Corporation to obtain D&O Insurance with the greatest coverage available for an annual premium not exceeding the Maximum Annual Premium.
(d) Notwithstanding Section 6.08(c), the Company may, in its sole discretion but following consultation with Parent, prior to the Effective Time, purchase six (6) year pre-paid and non-cancellable “tail” insurance coverage (“Tail D&O Insurance”) at an aggregate cost no greater than the Maximum Annual Premium, providing for D&O Insurance not less favorable than that described in Section 6.08(c). Any such D&O Tail Insurance shall expressly cover Parent and the Surviving Corporation as successors in interest. If the Company has obtained such Tail D&O Insurance pursuant to this Section 6.08(d), Parent will cause the Tail D&O Insurance to be maintained in full force and effect for its full term and cause all obligations thereunder to be honored by the Surviving Corporation, and Parent and the Surviving Corporation will have no further obligation to purchase, pay for or maintain insurance pursuant to Section 6.08.
(e) If the Surviving Corporation or any of its successors or assigns (i) consolidates or merges with or into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume and comply with all of the obligations set forth in this Section 6.08.
(f) The provisions of this Section 6.08 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties. The obligations of Parent and the Surviving Corporation in this Section 6.08 will not be terminated or modified in any manner which could adversely affect any Indemnified Party without the consent of such Indemnified Party. Parent will cause the Surviving Corporation and its Subsidiaries and successors to honor and comply with, the covenants contained in this Section 6.08. Parent will pay all reasonable expenses that may be incurred by an Indemnified Party in enforcing the indemnity and other obligations set forth in this Section 6.08.
(g) The rights of the Indemnified Parties under this Section 6.08 shall be in addition to, and not in limitation of, any rights such Indemnified Parties may have under the Company Articles of Incorporation, the Company Bylaws or any of the comparable organizational documents of any of the Company’s Subsidiaries, or under any applicable Contracts or Law.

SECTION 6.09. Debt Financing.
(a) Parent and Merger Sub shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange, consummate and obtain the Debt Financing on the terms and conditions described in the Debt Financing Commitment, including using reasonable best efforts to (i) maintain in effect the Debt Financing Commitment, (ii) negotiate definitive agreements with respect thereto on terms and conditions contemplated by the Debt Financing Commitment and execute and deliver to the Company a copy of any material definitive agreements promptly following such execution, (iii) promptly pay all commitment or other fees and amounts that become due and payable under or with respect to the Debt Financing Commitment as they become due and payable, (iv) satisfy on a timely basis (or obtain a waiver of) all conditions to funding applicable to Parent and Merger Sub under the Debt Financing Commitment, (v) consummate the Debt Financing contemplated by the Debt Financing Commitment at or prior to the Closing on the terms and conditions set forth in the Debt Financing Commitment and (vi) enforce their rights under the Debt Financing Commitment, including seeking specific performance of the parties thereunder. Parent and Merger Sub shall not, without the prior written consent of the Company (which may be withheld in its sole and absolute discretion), consent or agree to any amendment, supplement or modification to or assignment of, or any waiver of any provision under, the Debt Financing Commitment or the definitive agreements relating to the Debt Financing. Parent and Merger Sub shall use their respective reasonable best efforts to refrain from taking, directly or indirectly, any action that could reasonably be expected to result in a failure of any of the conditions contained in the Debt Financing Commitment or in any definitive agreement related to the Debt Financing. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Debt Financing.
(b) If any portion of the Debt Financing becomes unavailable or Parent or Merger Sub becomes aware of any event or circumstance that makes any portion of the Debt Financing unavailable on the terms and conditions contemplated in the Debt Financing Commitment, Parent shall promptly notify the Company (but in any event not later than twenty-four (24) hours after such occurrence) and Parent and Merger Sub shall use their respective reasonable best efforts to arrange and obtain alternative financing (the “Alternative Financing”) in an amount, when added with Parent and Merger Sub’s existing cash on hand, sufficient to consummate the transactions contemplated by this Agreement as promptly as practicable following the occurrence of such event. Parent shall deliver to the Company true, correct and complete copies of all agreements entered into with any such alternative source in connection with the Alternative Financing promptly following the execution thereof; provided, however, that Parent shall be permitted to redact fee amounts from any fee letters required to be delivered pursuant to this sentence.
(c) Without limiting the generality of the obligations contained in Section 6.09(a) and Section 6.09(b), Parent shall give the Company prompt oral and written notice (but in any event not later than twenty-four (24) hours after such occurrence) if (i) to the Knowledge of Parent, there exists any actual or anticipatory breach or default by any party to the Debt Financing Commitment (or any circumstance or event that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any such breach or default) or any condition which would reasonably be expected not to be satisfied, or any termination of the Debt Financing Commitment, (ii) Parent or Merger Sub receives any notice or other communication from any financing source under the Debt Financing Commitment with respect to any actual or anticipatory breach, or any default, termination or repudiation by any party to the Debt Financing Commitment or definitive agreements related to the Debt Financing of any provisions of the Debt Financing Commitment or definitive agreements related to the Debt Financing, and (iii) at any time for any reason Parent believes in good faith that it will not be able to obtain all or any portion of the Debt Financing on the terms and conditions, in the manner or from the sources contemplated by the Debt Financing Commitment or definitive agreements related to the Debt Financing. As soon as reasonably practicable, but in any event within twenty-four (24) hours of the delivery by the Company to Parent of a written request therefor, Parent shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (i), (ii) or (iii) of the immediately preceding sentence.
(d) If the Debt Financing Commitment is amended, replaced, supplemented or otherwise modified, including as a result of obtaining Alternative Financing in accordance with Section 6.09(b), or if Parent substitutes other financing for all or a portion of the Debt Financing, Parent and Merger Sub shall comply with their respective covenants in Section 6.09(a), Section 6.09(b) and Section 6.09(c) with respect to the Debt Financing Commitment as so amended, replaced, supplemented or otherwise modified and with respect to such other financing to the same extent that Parent and Merger Sub would have been obligated to comply with respect to the Debt Financing.
(e) Prior to the Closing, Parent shall not (and shall not permit any of its Affiliates or Representatives to) take any action, or enter into any transaction, or any agreement to effect any transaction that could reasonably be expected to (i) delay or impair the availability of the Debt Financing at Closing or impede the satisfaction of the conditions to obtaining the Debt Financing at the Closing or (ii) otherwise adversely impact the ability of Parent (or, if applicable, the Company) to enforce its rights against the other parties to the Debt Financing Commitment or the definitive agreements with respect thereto.
(f) Prior to the Closing, the Company shall use its commercially reasonable efforts to provide to Parent such cooperation as reasonably requested by Parent that is customary in connection with arranging and obtaining the Debt Financing as contemplated by the Debt Financing Commitment. Notwithstanding the foregoing, but except as otherwise expressly required by Section 6.18(c), nothing in this Section 6.09(f) shall require the Company, any of its Subsidiaries or any of their respective Affiliates or Representatives to (i) provide any cooperation to the extent it would interfere unreasonably with the business or operations of the Company, any of its Subsidiaries or any of their respective Affiliates or Representatives, (ii) pay any commitment or similar fee in connection with such financing, (iii) enter into any agreement, document or instrument in connection with any financing, (iv) provide any cooperation, or take any action, that, in the reasonable judgment of the Company, could cause the Company, any of its Subsidiaries or any of their respective Affiliates or Representatives to incur any actual or potential liability, (v) provide any cooperation, or take any action, that, in the reasonable judgment of the Company, would result in a violation of any confidentiality arrangement or material agreement or the loss of any attorney-client or other similar privilege, (vi) make any representation or warranty in connection with the Debt Financing or the marketing or arrangement thereof, (vii) prepare or deliver any financial statements or other financial information, (viii) provide any cooperation, or take any action, that would cause any representation or warranty in this Agreement to be breached or any condition to the Closing set forth in this Agreement to fail to be satisfied, (ix) cause any member of the board of directors (or similar governing body) of the Company, any of its Subsidiaries or any of their respective Affiliates or Representatives to adopt or approve any written consent, resolution or similar approval in respect of the Debt Financing or any agreements or instruments entered into in connection therewith or (x) provide any cooperation, or take any action, following the Closing. The parties hereto acknowledge and agree that the condition set forth in Section 7.02(b), as it applies to the Company’s obligations under this Section 6.09(f), shall be deemed satisfied unless the Company commits a Willful Breach of its obligations under this Section 6.09(f). Parent shall indemnify the Company, each of its Subsidiaries and each of their respective Affiliates and Representatives against, be liable to such Person for and hold each such Person harmless from, any and all Costs incurred or suffered by any such Person under or in connection with the Debt Financing or any of their cooperation or assistance with respect to the Debt Financing or the provision of any information utilized in connection therewith or otherwise arising from the Debt Financing. Parent shall from time to time, promptly upon request by the Company, reimburse the Company, each of its Subsidiaries and each of their respective Affiliates and Representatives for any and all reasonable, documented out-of-pocket fees, costs or expenses (including reasonable fees, costs and expenses of counsel, accountants and other advisors) incurred by any of them in connection with any of their cooperation or assistance with respect to the Debt Financing or the provision of any information utilized in connection therewith or otherwise arising from the Debt Financing.
(g) Parent and Merger Sub acknowledge and agree that the obtaining of the Debt Financing, any Alternative Financing or other financing is not a condition to the Closing.
SECTION 6.10. Equity Financing.
(a) Parent and Merger Sub shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange, consummate and obtain the Equity Financing on the terms and conditions described in the Equity Financing Commitment, including taking all actions necessary to (i) maintain in effect the Debt Financing Commitment, (ii) consummate the Equity Financing contemplated by the Equity Financing Commitment at or prior to the Closing on the terms and conditions set forth in the Equity Financing Commitment and

(iii) enforce their rights under the Equity Financing Commitment, including seeking specific performance of the parties’ funding obligations thereunder. Parent and Merger Sub shall not, without the prior written consent of the Company (which may be withheld in its sole and absolute discretion), consent or agree to any amendment, supplement or modification to or assignment of, or any waiver of any provision under, the Equity Financing Commitment if such amendment, supplement or modification to or assignment of, or any waiver of any provision under, would, or would reasonably be expected to (x) reduce the aggregate amount of the Equity Financing Commitment or (y) impose new or additional conditions to the receipt of the financing under the Equity Financing Commitment. Parent and Merger Sub shall use their respective reasonable best efforts to refrain from taking, directly or indirectly, any action that could reasonably be expected to result in a failure of any of the conditions contained in the Equity Financing Commitment. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Equity Financing.
(b) Without limiting the generality of the obligations contained in Section 6.09(a), Parent shall give the Company prompt oral and written notice (but in any event not later than twenty-four (24) hours after such occurrence) if (i) to the Knowledge of Parent, there exists any actual or anticipatory breach or default by any party to the Equity Financing Commitment (or any circumstance or event that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any such breach or default) or any condition which would reasonably be expected not to be satisfied, or any termination of the Equity Financing Commitment, (ii) Parent or Merger Sub receives any notice or other communication from any financing source under the Equity Financing Commitment with respect to any actual or anticipatory breach, or any default, termination or repudiation by any party to the Equity Financing Commitment of any provisions of the Debt Financing Commitment, and (iii) at any time for any reason Parent believes in good faith that it will not be able to obtain all or any portion of the Equity Financing on the terms and conditions, in the manner or from the sources contemplated by the Equity Financing Commitment. As soon as reasonably practicable, but in any event within twenty-four (24) hours of the delivery by the Company to Parent of a written request therefor, Parent shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (i), (ii) or (iii) of the immediately preceding sentence.
(c) Parent and Merger Sub acknowledge and agree that the obtaining of the Equity Financing or any other financing is not a condition to the Closing.
SECTION 6.11. Rule 16b-3. Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
SECTION 6.12. Parent Consent. Immediately following the execution of this Agreement, Parent shall (a) execute and deliver, in its capacity as the sole shareholder of Merger Sub, a written consent adopting this Agreement and (b) deliver a copy of such written consent promptly following the execution and delivery of this Agreement by the parties hereto.
SECTION 6.13. Merger Sub and Surviving Corporation Compliance. Parent shall cause Merger Sub or the Surviving Corporation, as applicable, to comply with all of its respective obligations under this Agreement, and Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.
SECTION 6.14. Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, Parent and Merger Sub and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.
SECTION 6.15. Control of Operations. Without limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (a) nothing contained in this Agreement will give any party hereto, directly or indirectly, the right to control, direct or influence any other party’s operations prior to the Effective Time and (b) prior to the Effective Time, each party will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.
SECTION 6.16. Resignation of Directors and Officers. The Company will cause each of the directors and officers of the Company and its Subsidiaries set forth in Section 6.15 of the Company Disclosure Letter to submit at the Closing a letter of resignation in form reasonably satisfactory to Parent and effective on or before the Effective Time. Notwithstanding the foregoing, the Company will not be in breach of this Section 6.16 if it fails to obtain the resignation of any director or officer set forth in Section 6.16 of the Company Disclosure Letter if Parent will have the power, directly or indirectly, to remove any such Person from his or her position as a director or officer without cause or cost immediately after the Effective Time.
SECTION 6.17. Transaction Litigation. The Company shall promptly notify Parent of, and shall give Parent the opportunity to participate in, subject to a customary joint defense agreement, but not control the defense, settlement and/or prosecution of, any Proceeding (including derivative claims) brought by any shareholders of the Company against the Company and/or members of the Company Board relating to the Merger or the other transactions contemplated by this Agreement (collectively, “Transaction Litigation”). The Company shall keep Parent reasonably informed with respect to the status of any Transaction Litigation brought against the Company and shall not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation, or consent to the same, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).
SECTION 6.18. De-Banking Matters.
(a) Subject to the terms and conditions set forth in this Agreement, the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to take or cause to be taken all reasonable actions, and do or cause to be done all things, reasonably necessary or advisable to effect the De-Banking as soon as reasonably practicable, including (i) promptly making any submissions and filings required under applicable Law in order to effect the De-Banking, (ii) promptly furnishing information requested in connection with such submissions and filings under such applicable Law, (iii) keeping Parent and Merger Sub reasonably informed with respect to the status of any such submissions and filings under such applicable Law and (iv) obtaining all consents, approvals, clearances, authorizations and Permits from any Governmental Entity necessary to effect the De-Banking as soon as reasonably practicable. In furtherance and not in limitation of the foregoing, the Company shall file or cause to be filed the plan of liquidation with respect to the De-Banking and any other related applications as be required (the “Plan”) with the Federal Reserve Board, the SF FRB, the Utah DFI and the FDIC no later than forty-five (45) days following the date hereof. For the avoidance of doubt, the Company may incur, in its sole and absolute discretion, any amount of Covered Costs in connection with the De-Banking and its effectuation thereof, including any Covered Costs in excess of the Threshold.
(b) The Company agrees that it shall not, and that it shall cause its Subsidiaries not to, renew any Deposits that would mature between the date that is eight (8) months after the date hereof and the Effective Time. In connection with the De-Banking, the Company agrees that it shall and shall cause its Subsidiaries to use reasonable best efforts to (i) allow all deposit insurance from the FDIC with respect to any Deposits lapse or otherwise terminate to the extent permitted under the terms of any agreements applicable to such Deposits and applicable Law and (ii) payoff or settle the Deposits at par value plus any interest accrued thereon.
(c) The Company agrees that it shall cause all loans, leases and equipment owned by MBB or in which it has an interests, together will all security interests, guarantees, insurance and other agreements and obligations supporting such loans and leases or insuring such equipment, all financing statements related thereto, all collection accounts on which payments thereon are made, and all records, computer files and other data relating thereto (collectively, the “Assets”) to be transferred to a Subsidiary of the Company prior to the De-Banking, and shall use reasonable best efforts to cause such transfers to occur on terms and conditions that (i) comply with applicable Law and (ii) are consistent with the intended use of such Assets as collateral for the Interim De-Banking Financing and the Parent De-Banking Financing. The Company shall provide reasonable notice to Parent, Merger Sub and their counsel in advance of such transfers and shall work in good faith with Parent, Merger Sub and their counsel to cause such transfers to be on commercially reasonable terms and consistent with the Plan and the Debt Financing Commitment and to be executed in compliance with applicable Law in all material respects.
(d) Parent and Merger Sub agree to use reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary or advisable to effect the De-Banking as soon as reasonably practicable and to provide all cooperation reasonably requested by the Company in connection with the De-Banking. Notwithstanding anything herein to the contrary, none of Parent, Merger Sub, or their respective Affiliates, directors, officers, principals or limited partners shall be required to make, or become party to, any application, notice or filing with, or to agree to or accept the imposition of any burdensome condition or burdensome requirement imposed by any banking regulator or banking Law in connection with the De-Banking, the Company’s ownership, control or winding down of MBB, or the Company’s depository institution business (it being understood and agreed this sentence is not intended to apply to the Company or any of its Subsidiaries such that this sentence shall not be deemed breached on account of the Company or any of its Subsidiaries being subject to any burdensome condition or burdensome requirement imposed by any such banking regulator or any such banking Law).
(e) Each of Parent and the Company acknowledge and agree that (i) the Company will require interim debt financing in connection with the De-Banking (“Interim De-Banking Financing”), (ii) the Company may potentially obtain Interim De-Banking Financing from the Financing Sources on terms and conditions substantially similar to those set forth in the Debt Financing Commitment (the “Parent De-Banking Financing”) and (iii) subject to the terms of this Section 6.18(e), the Company may, in its sole discretion, elect to arrange for, consummate and obtain Interim De-Banking Financing from a third party in lieu of any Parent De-Banking Financing. Prior to executing any commitment letter with respect to any Interim De-Banking Financing that is not Parent De-Banking Financing, the Company shall provide Parent with at least ten (10) Business Days’ prior written notice of the Company’s intention to take such action (which notice shall include a reasonably detailed description of the terms of such Interim De-Banking Financing) during which period Parent and the Financing Sources may propose revisions to the terms of the Parent De-Banking Financing. If following such ten (10) Business Day period, (A) Parent and the Financing Sources shall have irrevocably revised the terms of the Parent De-Banking Financing such that they are no less favorable or more favorable than the terms of such Interim De-Banking Financing, then the Company shall arrange for, consummate and obtain such Parent De-Banking Financing and not such Interim De-Banking financing and Parent shall cause the Financing Sources to (1) provide the Company the Parent De-Banking Financing (reflecting any revised terms proposed by Parent and the Financing Sources) as promptly as practicable thereafter and (2) execute and deliver a debt financing commitment letter with respect to such Parent De-Banking Financing no later than two (2) Business Days prior to the date on which the Company is required under the terms of this Agreement to first file the Plan in accordance with Section 6.18(a) or (B) the terms of such Interim De-Banking Financing remain more favorable than the terms of such Interim De-Banking Financing (taking into consideration any revised terms proposed by Parent and the Financing Sources), as reasonably determined by the Company, then the Company may arrange for, consummate and obtain such Interim De-Banking Financing in its discretion. If at any time the Company determines to arrange for, consummate and obtain the Parent De-Banking Financing in lieu of any other Interim De-Banking Financing, Parent shall cause the Financing Sources to (x) provide the Company the Parent De-Banking Financing (reflecting any revised terms proposed by Parent and the Financing Sources) as promptly as practicable thereafter and (y) execute and deliver a debt financing commitment letter with respect to such Parent De-Banking Financing no later than two (2) Business Days prior to the date on which the Company is required under the terms of this Agreement to first file the Plan in accordance with Section 6.18(a). Notwithstanding anything in this Section 6.18(e) to the contrary, the Company shall not obtain any Interim De-Banking Financing with terms reflecting any prepayment fee or penalty in excess of $1,000,000, or which cannot be prepaid with full release of Liens at Closing, or that would otherwise interfere with the ability of Parent and Merger Sub to consummate the Debt Financing Commitment, in each case without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).
(f) As promptly as is reasonably practicable following the satisfaction of the closing condition set forth in Section 7.01(d) (and in no event later than four (4) Business Days prior to the Closing Date), the Company shall deliver to Parent a statement setting forth the calculation of the Adjustment Amount, which

(i) calculation shall be reasonably detailed and (ii) statement shall include documentary evidence supporting such calculation (including any applicable invoices) (the “Adjustment Statement”). Prior to the Closing Date, Parent shall have an opportunity to provide comments to the Adjustment Statement, which the Company shall consider in good faith. For purposes of this Agreement, the calculation of the Adjustment Amount set forth in the Adjustment Statement, as revised to reflect Parent’s comments, shall be the “Final Adjustment Amount”.
SECTION 6.19. State Licenses.
(a) The Company shall use its reasonable best efforts to provide such cooperation as reasonably requested by Parent in connection with Parent obtaining the State Licenses on behalf of the Company and its Subsidiaries at or prior to the Closing, which cooperation shall include submitting or making, on Parent’s behalf, with the applicable Governmental Entities any filings or applications with respect to obtaining the State Licenses prepared by Parent and its Representatives. Notwithstanding the foregoing, nothing in this Section 6.19 shall require the Company, any of its Subsidiaries or any of their respective Affiliates or Representatives to (i) provide any cooperation to the extent it would interfere unreasonably with the business or operations of the Company, any of its Subsidiaries or any of their respective Affiliates or Representatives, (ii) provide any cooperation, or take any action, that, in the reasonable judgment of the Company, would reasonably be expected to cause the Company, any of its Subsidiaries or any of their respective Affiliates or Representatives to incur any actual or potential liability, (iii) provide any cooperation, or take any action, that, in the reasonable judgment of the Company, would result in a violation of any confidentiality arrangement or material agreement or the loss of any attorney-client or other similar privilege, or (iv) provide any cooperation, or take any action, that would cause any representation or warranty in this Agreement to be breached or any condition to the Closing set forth in this Agreement to fail to be satisfied unless Parent agrees in writing to waive any such breach of representation or warranty or to deem any such condition to the Closing satisfied in order to obtain one or more State Licenses.
(b) Parent shall pay all costs and fees associated with obtaining the State Licenses. Parent shall indemnify the Company, each of its Subsidiaries and each of their respective Affiliates and Representatives against, be liable to such Person for and hold each such Person harmless from, any and all Costs incurred or suffered by any such Person under or in connection with obtaining the State Licenses or any of their cooperation or assistance with respect to obtaining the State Licenses or the provision of any information utilized in connection therewith or otherwise arising from obtaining the State Licenses, in each case only to the extent arising as of or following the date of this Agreement and not relating to actions prior to the date of this Agreement. Parent shall from time to time, promptly upon request by the Company, reimburse the Company, each of its Subsidiaries and each of their respective Affiliates and Representatives for any and all reasonable, documented out-of-pocket fees, costs or expenses (including reasonable fees, costs and expenses of counsel, accountants and other advisors) incurred by any of them in connection with any of their cooperation or assistance with respect to the State Licenses. The Company shall keep Parent reasonably apprised, on a monthly basis, as to the amount of any such costs or expenses that have been incurred as of such date.
(c) Notwithstanding any of the foregoing, nothing in this Section 6.19 shall require Parent, Merger Sub, or their respective Affiliates, directors, officers, principals or limited partners to (i) make, or become party to, any application, notice or filing with respect to any State License or provide any guarantee or, directly or indirectly, accept any fine or penalty in connection therewith or (ii) agree to, or accept the imposition of, any Changes arising directly as a result obtaining the State Licenses that would have, in the aggregate, a material adverse effect on the Company and its Subsidiaries (other than MBB), taken as a whole.
SECTION 6.20. Transition Services Agreement. As soon as practicable following the date of this Agreement, Parent shall identify one or more suitable third party lenders/servicers and negotiate in good faith and agree on a form of transition services agreement with such third party lender/servicer with respect to existing, pending and future transactions entered into or to be entered into by the Company in the Ordinary Course of Business in jurisdictions subject to State Licenses, the approvals of which are still pending on the Closing Date. Such transitions services agreement shall become effective as of the Effective Time (or such other time and date as may be mutually agreed in writing by Parent and the Company). The terms of the transition services agreement shall be customary for transactions of this type, including services and funding arrangements reasonably required by the Company following the Closing Date to be performed by a licensed or exempt entity in the jurisdictions where the Company will be subject to State Licenses, and provided at a reasonable cost plus basis and for the time period reasonably required by the Company. To the extent requested by Parent, the Company shall reasonably cooperate with Parent in furtherance of the foregoing. Prior to the Effective Time, the Company may, in its sole discretion and in connection with the De-Banking, enter into an agreement with the third party lender/servicer selected by Parent on substantially identical terms as the transition services agreement agreed to by Parent and Parent shall reasonably cooperate with the Company in furtherance of the foregoing.
Article VII

CONDITIONS
SECTION 7.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party hereto to effect the Merger is subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Closing of each of the following conditions:
(a) Shareholder Approval. This Agreement shall have been duly adopted by holders of Shares constituting the Company Requisite Vote;
(b) Orders. No Governmental Entity of competent jurisdiction shall have enacted, entered, promulgated or enforced any Law, executive order, ruling, injunction or other order (whether temporary, preliminary or permanent) (collectively, “Orders”) that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger;
(c) HSR. The waiting period applicable to the consummation of the Merger under the HSR Act (or any extension thereof) shall have expired or early termination thereof shall have been granted; and
(d) De-Banking. The Company shall have effected the De-Banking.
SECTION 7.02. Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Closing of each of the following conditions:
(a) Representations and Warranties. Each of the representations and warranties of the Company set forth in (i) Sections 3.01, 3.02, 3.03(b), 3.04(a) and 3.18 shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), (ii) Section 3.03(a) shall be true and correct in all respects (other than for de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date) and (iii) Article III (other than those referenced in the foregoing clauses (i) and (ii)) shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date;
(c) No Material Adverse Effect. Since the date of this Agreement, there has not been any Change that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and
(d) Certificate. Parent shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company, certifying that the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied.

SECTION 7.03. Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver on or prior to the Closing of the following conditions:
(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article IV shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct in all material respects only as of such specified date);
(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and
(c) Certificate. The Company shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of Parent, certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.
Article VIII

TERMINATION
SECTION 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Requisite Vote is obtained:
(a) by mutual written consent of Parent and the Company;
(b) by either Parent or the Company:
(i) if the Merger shall not have been consummated on or before the date that is fifteen (15) months following the date of this Agreement (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to Parent or the Company if such party (including, in the case of Parent, Merger Sub) has breached in any material respect its obligations under this Agreement in any manner that shall have been the principal cause of or resulted in the failure of a condition to either such party’s obligation to effect the Merger;
(ii) if at the Shareholders Meeting (or any adjournment or postponement thereof), a proposal to adopt this Agreement shall have been voted upon by the holders of Shares and the Company Requisite Vote shall not have been obtained; or
(iii) if any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall have become final and non-appealable; provided, however, that a party may not terminate this Agreement pursuant to this Section 8.01(b)(iii) if such party (or, in the case of Parent, Merger Sub) has not complied in all material respects with its obligations under Section 6.02;
(c) by the Company:
(i) prior to the time the Company Requisite Vote is obtained and subject to the Company being in compliance with Section 5.02, in order to accept a Superior Proposal and enter into an Alternative Acquisition Agreement with respect to such Superior Proposal;
(ii) if Parent or Merger Sub shall have breached any of their respective representations or warranties or failed to perform any of their respective covenants or other agreements contained in this Agreement, where such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.03(a) or Section 7.03(b) and (B) is not cured prior to the earlier of (1) the forty-fifth (45th) day after written notice thereof is given by the Company to Parent and (2) the Termination Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(c)(ii) if the Company is then in material breach of this Agreement such that any of the conditions set forth in Section 7.02(a) or Section 7.02(b) would not be satisfied; or
(iii) if (A) the conditions set forth in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived in accordance with this Agreement, and (B) Parent and Merger Sub fail to consummate the Merger on the date on which the Closing should have occurred pursuant to Section 1.02;
(d) by Parent:
(i) if, prior to the time the Company Requisite Vote is obtained, the Company Board shall have effected a Change of Recommendation; or
(ii) if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, where such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.02(a) or Section 7.02(b) and (B) is not cured prior to the earlier of (1) the forty-fifth (45th) day after written notice thereof is given by Parent to the Company and (2) the Termination Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(d)(ii) if either Parent or Merger Sub is then in material breach of this Agreement such that any of the conditions set forth in Section 7.03(a) or Section 7.03(b) would not be satisfied.
SECTION 8.02. Effect of Termination and Abandonment.
(a) Except as provided in Section 8.02(b), in the event of this Agreement is terminated pursuant to this Article VIII, this Agreement shall forthwith become void and of no effect and there shall be no liability or obligation on the part of any party hereto (or of any of such party’s Representatives or Affiliates), except as provided in the provisions of Section 6.03(b) (Access and Reports; Confidentiality), Section 6.07 (Expenses), Section 6.09(f) (Debt Financing), this Section 8.02 and Article IX (Miscellaneous), which provisions shall survive such termination; provided, however, that subject to Section 8.02(e), no such termination shall relieve any party hereto of any liability for damages to any other party hereto resulting from any Willful Breach by such party prior to such termination, and the aggrieved party will be entitled to all rights and remedies available at law or in equity (including, in the case of a Willful Breach by Parent or Merger Sub (and irrespective of whether the Parent Termination Fee has been paid by Parent pursuant to Section 8.02(c))). The parties hereto acknowledge and agree that nothing in this Section 8.02 shall be deemed to affect their right to specific performance under Section 9.11.
(b) In the event that:
(i) this Agreement is terminated by the Company pursuant to Section 8.01(c)(i);
(ii) after the date of this Agreement and prior to the Shareholders Meeting, a bona fide Acquisition Proposal shall have been publicly announced or publicly disclosed and not have been withdrawn prior to the Shareholders Meeting and thereafter (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.01(b)(ii) and (B) within one (1) year after such termination, the Company enters into a definitive agreement to consummate such Acquisition Proposal; or
(iii) this Agreement is terminated by Parent pursuant to Section 8.01(d)(i);
then, in each case, the Company shall pay Parent an aggregate fee equal to $10,325,000 (the “Termination Fee”) by wire transfer of immediately available funds (x) in the case of a payment required by Section 8.02(b)(i), on the date of termination of this Agreement, (y) in the case of a payment required by Section 8.02(b)(ii) on the date a definitive agreement is executed with respect to such Acquisition Proposal and (z) in the case of a payment required by Section 8.02(b)(iii), within two (2) Business Days of the date of termination of this Agreement, it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion. Parent shall provide to the Company notice designating an account for purposes of payment of the Termination Fee within forty-eight (48) hours of a request by the Company to provide such information. For purposes of Section 8.02(b)(ii), the term “Acquisition Proposal” shall have the meaning assigned to such term in Annex I, except that all references to 15% therein shall be deemed to be references to 50%.
(c) In the event that:
(i) this Agreement is terminated by the Company pursuant to Section 8.01(c)(ii) or Section 8.01(c)(iii); or

(ii) this Agreement is terminated by Parent or the Company pursuant to Section 8.01(b)(i) under circumstances where the Company would have been entitled to terminate this Agreement pursuant to Section 8.01(c)(ii) or Section 8.01(c)(iii);
then, in each case, Parent shall pay the Company an aggregate fee equal to $20,650,000 (the “Parent Termination Fee”) within two (2) Business Days of the date of termination of this Agreement, in each case it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. The Company shall provide to Parent notice designating an account for purposes of payment of the applicable Parent Termination Fee within forty-eight (48) hours of a request by Parent to provide such information.
(d) Notwithstanding anything to the contrary in this Agreement, if (i) Parent receives the Termination Fee from the Company pursuant to Section 8.02(b), the Termination Fee shall be the sole and exclusive monetary remedy of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, equity holders, managers, members or Affiliates, and none of the Company, any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and (ii) the Company receives the Parent Termination Fee from Parent pursuant to Section 8.02(c), the Parent Termination Fee shall be the sole and exclusive remedy of the Company against Parent and its Subsidiaries and any of their respective former, current or future officers, directors, partners, equity holders, managers, members or Affiliates, and none of Parent, any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement, any agreement executed in connection herewith (including the Equity Financing Commitment and the Debt Financing Commitment) or the transactions contemplated hereby.
(e) Parent, Merger Sub and the Company acknowledge and agree that each of the Termination Fee and the Parent Termination Fee, as applicable, if, as and when required to be paid pursuant to this Section 8.02, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. Parent, Merger Sub and the Company acknowledge and agree that that the agreements contained in this Section 8.02 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties hereto would not enter into this Agreement. If the Company fails to timely pay the Termination Fee when due pursuant to Section 8.02(b), or Parent fails to timely pay the Parent Termination Fee when due pursuant to Section 8.02(c), and, in order to obtain such payment, the party entitled to receive such payment commences a suit that results in a judgment against the party required to make such payment for the amount of such payment or any portion thereof, the party required to make such payment shall pay to the receiving party the receiving party’s reasonable and documented out-of-pocket costs and expenses in connection with such suit, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment.
Article IX

MISCELLANEOUS
SECTION 9.01. Non-Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) those contained in this Article IX.

SECTION 9.02. Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the parties hereto (in the case of the Company or Merger Sub, by action of their respective boards of directors to the extent required by Law) may modify or amend this Agreement by written agreement, executed and delivered by duly authorized officers of the respective parties.
SECTION 9.03. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) to the extent permitted by Law, waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein; provided, however, that neither Parent nor Merger Sub may perform any of the actions set forth in the foregoing clauses (a), (b) and (c) with respect to Merger Sub or Parent, respectively. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby and specifically referencing this Agreement. The failure of any party hereto to assert any rights or remedies shall not constitute a waiver of such rights or remedies.
SECTION 9.04. Notices. All notices, consents, waivers, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given on the date of delivery if delivered personally, electronically mailed in portable document format (PDF) (with confirmation of transmission by the sender and a courtesy copy sent by another acceptable delivery method hereunder) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
if to Parent or Merger Sub, to:

c/o HPS Investment Partners, LLC
40 West 57th Street, 33rd Floor
New York, New York 10019
Attention:	Jon Ashley; Justin Staadecker
Email:	Jon.Ashley@hpspartners.com;

Justin.Staadecker@hpspartners.com with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:	Joseph A. Coco; Blair T. Thetford
Email:	joseph.coco@skadden.com; blair.thetford@skadden.com

if to the Company, to:

Marlin Business Services Corp. 300 Fellowship Road
Mount Laurel, New Jersey 08054
Attention:	Chief Financial Officer
General Counsel
Email:	mbogansky@marlincapitalsolutions.com
rmelcher@marlincapitalsolutions.com

with a copy to (which shall not constitute notice):

Mayer Brown LLP 71 South Wacker Drive
Chicago, Illinois 60606
Attention:	William R. Kucera
Email:	wkucera@mayerbrown.com
SECTION 9.05. Definitions. Capitalized terms used in this Agreement have the meanings specified in Annex I.

SECTION 9.06. Interpretation.
(a) When a reference is made in this Agreement to an Article, a Section or an Exhibit, such reference shall be to an Article or a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(b) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive and shall be deemed to mean “and/or”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.
(c) When a reference is made in this Agreement or the Company Disclosure Letter to information or documents being “provided”, “made available” or “disclosed” to Parent or its Affiliates, such information or documents shall include any information or documents (i) included in the SEC Reports filed with, or furnished to, the SEC by the Company and publicly available at least twenty-four (24) hours prior to the date of this Agreement, (ii) furnished at least twenty-four (24) hours prior to the date of this Agreement in the electronic “data room” maintained by the Company and to which access has been granted to Parent and its Representatives or (iii) otherwise provided in writing (including electronically) to Parent or any of its Affiliates or Representatives.
(d) All terms in this Agreement shall have the meanings set forth herein when used in any certificate or document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.
(e) Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, and all attachments thereto and instruments incorporated therein.
(f) References to a Person are also to its permitted successors and permitted assigns.
(g) Where this Agreement states that a party “shall”, “will” or “must” perform in some manner, it means that the party is legally obligated to do so under this Agreement.
(h) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
SECTION 9.07. Counterparts. This Agreement may be executed in two or more counterparts (including by attachment to electronic mail in portable document format (PDF)), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original but all of which taken together shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.
SECTION 9.08. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than (a) after the Effective Time, with respect to the provisions of Section 6.08 which shall inure to the benefit of the Persons benefiting therefrom who are intended to be third-party beneficiaries thereof, (b) after the Effective Time, the rights of the holders of Shares (including Restricted Shares) to receive the Merger Consideration in accordance with the terms and conditions of this Agreement, (c) after the Effective Time, the rights of the holders of Company RSUs, Company PSUs and Company Options to receive the payments contemplated by the applicable provisions of Section 2.02 and (d) the right of the Company to pursue the damages contemplated by the proviso in the first sentence of Section 8.02(a) on behalf of the holders of Shares and awards granted pursuant to the Company Equity Award Plans, in each case, in accordance with the terms and conditions of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of such parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.03 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
SECTION 9.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal Law and judicial decisions of the State of Delaware applicable to agreements executed and performed entirely within such State, regardless of the Law that might otherwise govern under applicable principles of conflicts of Law thereof (except that matters relating to the fiduciary duties of the Company Board shall be subject to the Laws of the Commonwealth of Pennsylvania).
SECTION 9.10. Entire Agreement; Assignment. This Agreement (including the Exhibits, the Company Disclosure Letter and the Parent Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties hereto. Any purported assignment in contravention of this Agreement is void. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. No assignment by any party shall relieve such party of any of its obligations hereunder.
SECTION 9.11. Specific Enforcement; Consent to Jurisdiction.
(a) The parties hereto agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that each party hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which it is entitled at law or in equity. Each of the parties hereto further agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (A) the other party has an adequate remedy at law or (B) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. Parent and Merger Sub acknowledge that the Company is a third party beneficiary of the Equity Financing Commitment and that, pursuant to the terms thereof, the Company is entitled to seek specific performance of Parent’s and Guarantor’s obligations to cause the Equity Financing to be funded in connection with the consummation of the transactions contemplated by this Agreement, but only in the event, that (1) all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing); (2) Parent and Merger Sub fail to complete the Closing in accordance with Section 1.02; (3) the Company has irrevocably confirmed in a written notice to Parent and Merger Sub that if specific performance is granted and each of the Equity Financing and the Debt Financing (or the Alternative Financing) is funded, then the Company would take such actions that are required of it by this Agreement to cause the Closing to occur; and (4) the Debt Financing (or the Alternative Financing, as the case may be) has been funded (or will be funded at the Closing if the Equity Financing is funded at the Closing). Notwithstanding anything else to the contrary in this Agreement, for the avoidance of doubt, while a party hereto may concurrently seek (x) specific performance or other equitable relief to consummate the transactions contemplated by this Agreement, subject in all respects to this

Section 9.11(a) and (y) payment of any of the Termination Fee or the Parent Termination Fee (as applicable) if, as and when required pursuant to this Agreement, under no circumstances will such party receive both the relief contemplated by the foregoing clause (x) and the foregoing clause (y).
(b) Each of the parties hereto irrevocably (i) submits itself to the personal jurisdiction of the state and federal courts located in State of Delaware and any appellate court therefrom, in connection with any matter based upon or arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof and thereof, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the state and federal courts located in the State of Delaware and (iv) consents to service being made through the notice procedures set forth in Section 9.04. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.04 shall be effective service of process for any Proceeding in connection with this Agreement or the transactions contemplated by this Agreement. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 9.11, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the Proceeding in any such court is brought in an inconvenient forum, that the venue of such Proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which any party is entitled pursuant to the final judgment of any court having jurisdiction. Each party hereto expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Law of the Commonwealth of Pennsylvania and of the United States of America; provided, however, that each such party’s consent to jurisdiction and service contained in this Section 9.11 is solely for the purpose referred to in this Section 9.11 and shall not be deemed to be a general submission to said courts or in the Commonwealth of Pennsylvania other than for such purpose. Notwithstanding anything in this Section 9.11(a) to the contrary, if any of the courts designated in the preceding sentences of this Section 9.11(a) are functionally unavailable as a result of any Public Health Event or any Public Health Event Measures, each party hereto agrees to submit to the jurisdiction of any federal court with jurisdiction over the parties hereto solely in respect of applications for temporary, status quo or interim injunctive relief.
SECTION 9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.12.
SECTION 9.13. Financing Sources. Notwithstanding anything in this Agreement to the contrary, each of the parties hereto on behalf of itself and each of its Affiliates hereby: (a) agrees that any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Sources, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court, (b) agrees that any such Proceeding shall be governed by the Laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), (c) agrees not to bring or support or permit any of its Affiliates to bring or support any Proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Source in any way arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (d) agrees that service of process upon such party in any such Proceeding or proceeding shall be effective if notice is given in accordance with Section 9.04, (e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court, (f) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any Proceeding brought against the Financing Sources in any way arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (g) agrees that none of the Financing Sources will have any liability to the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives any of their respective current, former or future officers, directors, employees, agents, representatives, stockholders, limited partners, managers, members or partners relating to or arising out of this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder and (h) agrees that the Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions in this Agreement reflecting the foregoing agreements in this Section 9.13 (and such provisions shall not be amended in any way material to the Financing Sources without the prior written consent of the any lenders providing such Debt Financing).
SECTION 9.14. Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.
SECTION 9.15. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other Taxes and fees (including penalties and interest) incurred as a result of the Merger shall be paid by Parent and Merger Sub when due.
[Remainder of page left intentionally blank. Signature pages follow.]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.
MARLIN BUSINESS SERVICES CORP.

By:	/s/ Jeffrey A. Hilzinger
Name:	Jeffrey A. Hilzinger
Title:	President and Chief Executive Officer
[Signature page to Agreement and Plan of Merger]

MADEIRA HOLDINGS, LLC

By:	HPS Investment Partners, LLC

By:	/s/ Jon Ashley
Name:	Jon Ashley
Title:	Authorized Person

MADEIRA MERGER SUBSIDIARY, INC.

By:	/s/ Jon Ashley
Name:	Jon Ashley
Title:	President
[Signature page to Agreement and Plan of Merger]

ANNEX I
DEFINITIONS
(a) The following terms have the following meanings:
“Acceptable Confidentiality Agreement” means a confidentiality agreement entered into by the Company (i) prior to the date hereof or (ii) having provisions as to confidential treatment of the Company’s information that are not less favorable in the aggregate to those contained in the Confidentiality Agreement; provided, that such confidentiality agreement shall not include any provisions requiring exclusive negotiations or any standstill provisions. The Company shall make available to Parent a copy of any Acceptable Confidentiality Agreement promptly after the execution thereof.
“Acquisition Proposal” means any inquiry, proposal or offer from any Person or group of Persons (other than Parent, Merger Sub or their respective Affiliates) relating to (i) any acquisition or purchase directly or indirectly, in a single transaction or series of transactions, of a business that constitutes more than 15% of the net revenues, net income or consolidated assets of the Company and its Subsidiaries, taken as a whole, or more than 15% of the total voting power of the equity securities of the Company, (ii) any tender offer or exchange offer that if consummated would result in any Person beneficially owning more than 15% of the total voting power of the equity securities of the Company or (iii) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, joint venture, partnership, dissolution or similar transaction involving directly or indirectly, in a single transaction or series of transactions, the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes more than 15% of the net revenues, net income or consolidated assets of the Company and its Subsidiaries, taken as a whole); provided, however, that “Acquisition Proposal” shall not include any transaction or series of transactions undertaken in connection with the De-Banking or any inquiry, proposal or offer solely with respect to any such transaction or series of transactions.
“Adjustment Amount” means an amount equal to (a) the amount, if any, by which the Covered Costs exceed the Threshold, divided by (b) the number of Fully Diluted Shares.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.
“BHC Act” means the Bank Holding Company Act of 1956, as amended.
“Business Day” means any day other than a Saturday or Sunday or a day on which banks in the City of New York are required or authorized to be closed.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commonly Controlled Entity” means, with respect to a Person, any other Person that, together with such first Person, is treated as a single employer under Section 414 of the Code.
“Company Benefit Plan” means any (i) “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) or post-retirement or employment profit-sharing, insurance, health, medical or fringe plan, program, policy or arrangement, (ii) “employee welfare benefit plan” (within the meaning of Section 3(3) of ERISA), (iii) bonus, incentive or deferred compensation or equity or equity-based compensation plan, program, policy or arrangement (including the Company Equity Award Plans), (iv) severance, change in control, employment, consulting, retirement, retention or termination plan, program, agreement, policy or arrangement or (v) other material compensation or benefit plan, program, agreement, policy, practice, contract, arrangement or other obligation, whether or not in writing and whether or not subject to ERISA, in each case, sponsored, maintained, contributed to or required to be maintained or contributed to by the Company, any of its Subsidiaries or any other Commonly Controlled Entity of the Company (A) for the benefit of any current or former director, officer or employee of the Company or any of its Subsidiaries or (B) under which the Company or any Commonly Controlled Entity of the Company had or has any present or future liability, other than any (x) “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or (y) plan, program, policy or arrangement mandated by applicable Law.
“Company Disclosure Letter” means the confidential disclosure letter dated as of the date of this Agreement delivered by the Company to Parent and Merger Sub.
“Company Equity Award Plans” means the Marlin 2003 Equity Compensation Plan, the Marlin 2014 Equity Compensation Plan and the Marlin 2019 Equity Compensation Plan.

“Contract” means a contract, arrangement, order, license, sublicense, lease, sublease, option, warrant, guaranty, indenture, note, bond, mortgage or other legally binding agreement or instrument, whether written or unwritten.
“Control” (including in the terms “controlling”, “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Covered Costs” means (i) the fees and expenses of legal and other third party advisors and (ii) any costs and expenses associated with the payoff or settlement of a Deposit to the extent in excess of the par value of such Deposit or solely attributable to accrued interest with respect to such Deposit, in each case, incurred by the Company after the date hereof solely in connection with the De-Banking. For the avoidance of doubt, “Covered Costs” shall not include (A) the payoff or settlement amount with respect to any Deposit to the extent such amount is less than or equal to the par value of such Deposit, (B) all Costs incurred by the Company or any of its Subsidiaries or paid to Parent or any of its Affiliates in connection with the Parent De-Banking Financing, including any interest payable thereon and (C) all Costs incurred by the Company or any of its Subsidiaries in connection with obtaining the State Licenses.
“COVID-19” means SARS-CoV-2 or COVID-19, and any variants, evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.
“De-Banking” means a transaction or a series of transactions which results in (i) (A) the Company having divested its entire ownership interest in MBB or (B) (1) the Company having submitted a letter to the Commissioner of the Utah DFI surrendering the license and authority to conduct the business of banking held by MBB, (2) the FDIC having issued an order terminating MBB’s deposit insurance from the FDIC and (3) MBB having no remaining Deposits and (ii) if the Merger were consummated, none of Parent, Merger Sub, or their respective Affiliates, directors, officers, principals or limited partners being subject to any burdensome condition or burdensome requirement imposed by any banking regulator or banking Law (it being understood and agreed this clause (ii) is not intended to apply to the Company or any of its Subsidiaries such that this clause (ii) shall not be deemed unsatisfied on account of the Company or any of its Subsidiaries being subject to any burdensome condition or burdensome requirement imposed by any banking regulator or banking Law).
“Deposits” means the deposits of MBB.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Financing Sources” means, collectively, any Person that provides, or has entered into, or in the future enters into, any Contract with Parent or any of its Affiliates to provide, any of the Debt Financing (or any other financing of all or a portion of the Merger Consideration), any of such Person’s Affiliates and any of such Person’s or any of its Affiliates’ respective current, former or future stockholders, limited partners, managers, members, partners or Representatives; provided that neither Parent nor any Affiliate of Parent shall be a Financing Source.
“Fully Diluted Shares” means, as of any particular time, all issued and outstanding Shares, together with all such Shares that the Company would be required to issue assuming the conversion or exchange of any then-outstanding warrants, options, benefit plans or obligations, securities or instruments convertible or exchangeable into, or rights exercisable for, such securities, but only to the extent so exercisable, convertible or exchangeable prior to consummation of the Merger or exercisable, convertible or exchangeable as a result of the consummation of the Merger.
“Good Policy” means, with respect to the Company, the credit granting and collecting policies commonly adhered to or approved by a significant portion of loan originators in the United States for similarly situated companies operating in the industries in which the Company is operating, or any of such policies, which, in the exercise of reasonable judgment in light of the facts known at the time a decision is made, would be expected to accomplish the desired result in a manner consistent with applicable Law and good business practices in such industries. “Good Policy” is not intended to be limited to the optimum policies, practices, methods or acts, to the exclusion of all others, but rather to include a spectrum of possible but reasonable policies, practices, methods or acts employed among competent owners of comparable similarly situated companies operating in the industries in which the Company is operating in light of the circumstances.
“Governmental Entity” means any federal, state, local, or non-United States government, any court or tribunal of competent jurisdiction, any administrative, regulatory (including any stock exchange) or other governmental or quasi-governmental agency, commission, branch or authority or other governmental entity or body.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Intellectual Property” means any of the following, as they exist anywhere in the world, whether registered or unregistered: (i) patents and patent applications, (ii) trademarks, service marks, trade dress, logos, Internet domain names, trade names and corporate names and the goodwill associated therewith, together with any registrations and applications for registration thereof, (iii) copyrights and rights under copyrights, whether registered or unregistered, and any registrations and applications for registration thereof, (iv) trade secrets and other rights in know-how and confidential or proprietary information, including any technical data, specifications, techniques, inventions and discoveries, in each case, to the extent that it qualifies as a trade secret under applicable Law, (v) software and (vi) all other intellectual property rights recognized by applicable Law.
“Intervening Event” means any material fact or Change affecting the Company or any of its Subsidiaries that only becomes known to the Company Board after the date of this Agreement (or if known as of or prior to the date of this Agreement, the consequences of which were not known or reasonably foreseeable to the Company Board as of the date of this Agreement); provided, however, that in no event will the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof, constitute an “Intervening Event” or be taken into account in determining whether an Intervening Event has occurred or would reasonably be expected to result.
“Knowledge” means (i) with respect to the Company, the actual knowledge of any of the Persons set forth in Section 9.05 of the Company Disclosure Letter and (ii) with respect to Parent or Merger Sub, the actual knowledge of any of the Persons set forth in Section 9.05 of the Parent Disclosure Letter.
“Law” means any federal, state, local or non-United States law, statute, regulation, rule, ordinance, judgment, order, injunction or decree of any Governmental Entity.
“Material Adverse Effect” means any Change that, (A) individually or in the aggregate with all other Changes, has a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that no Changes arising out of or resulting from any of the following shall, either alone or in combination, constitute or contribute to a Material Adverse Effect: (i) Changes in the economy in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions, (ii) Changes that affect any of the industries in which the Company or any of its Subsidiaries do business or in which the products or services of the Company or any of its Subsidiaries are used or distributed, (iii) Changes in the financial, debt, capital, credit or securities markets generally in the United States or elsewhere in the world, including changes in interest rates, (iv) any Change in the stock price, trading volume or credit rating of the Company or any of its Subsidiaries or any failure by the Company to meet published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations for any period (it being understood that the Changes underlying any such Change or failure described in this clause (iv) that are not otherwise excluded from the definition of a “Material Adverse Effect” may be considered in determining whether there has been a Material Adverse Effect), (v) Changes in applicable Law, (vi) Changes in applicable accounting regulations or principles or interpretations thereof, (vii) an act of terrorism or an outbreak or escalation of hostilities or war (whether declared or not declared) or any weather-related or other force majeure events or other natural or man-made disasters (including earthquakes, floods, hurricanes, tropical storms or other weather or climate conditions or fires) or any national or international calamity or crisis or any worsening Public Health Event, (viii) any Public Health Event Measures not in effect as of the date of this Agreement, (ix) the execution and delivery of this Agreement or the public announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement (it being understood and agreed that this clause (ix) shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery of this Agreement or the public announcement or the pendency of this Agreement), (x) the performance by the Company of this Agreement and the transactions contemplated by this Agreement, including compliance with the covenants set forth herein and any action taken or omitted to be taken by the Company at the written request or with the written consent of Parent or Merger Sub, (xi) any matter disclosed in the Company Disclosure Letter, (xii) any Transaction Litigation or (xiii) any Changes arising as a result of or in connection with the De-Banking; provided that, in the case of the foregoing clauses (i), (ii), (iii), (vii) or (viii), if such Change has a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies in the industries in with the Company and its Subsidiaries conduct their respective operations, then the extent of such disproportionate impact shall not be excluded from the definition of a “Material Adverse Effect” and may be considered in determining whether there has been a Material Adverse Effect or (B) would prevent or materially impair or materially delay the consummation of the transactions contemplated by this Agreement.
“NASDAQ” means the NASDAQ Stock Market LLC.
“Ordinary Course of Business” means the ordinary course of business of the Company and its Subsidiaries consistent with past practice, as such past practice may have been reasonably affected by any Public Health Event and any Public Health Event Measures.
“Parent Disclosure Letter” means the confidential disclosure letter dated as of the date of this Agreement delivered by Parent to the Company.
“Permitted Liens” means (i) mechanics’, materialmen’s, carriers’, workmen’s, repairmen’s, vendors’, operators’ or other like Liens, if any, that do not materially detract from the value of or materially interfere with the use of any of the assets of the Company and its Subsidiaries as presently conducted, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business, (iii) all covenants, conditions, restrictions (including any zoning, entitlement, conservation, restriction, and other land use and environmental regulations by Governmental Entities), easements, charges, rights-of-way, other Liens on the real property assets (other than those constituting Liens for the payment of Indebtedness) and other irregularities in title to real property assets (including leasehold title), if any, that do not or would not, individually or in the aggregate, impair in any material respect the use or occupancy of the assets of the Company and its Subsidiaries, taken as a whole, (iv) Liens for Taxes that are not yet due or payable or that may thereafter be paid without penalty, (v) Liens supporting surety bonds, performance bonds and similar obligations issued in connection with the businesses of the Company and its Subsidiaries, (vi) Liens not created by the Company or its Subsidiaries that affect the underlying fee interest of a Company Leased Real Property, (vii) Liens that are disclosed on the most recent consolidated balance sheet of the Company included in the SEC Reports or notes thereto or securing liabilities reflected on such balance sheet, (viii) Liens arising under or pursuant to the organizational documents of the Company or any of its Subsidiaries, (ix) grants to others of rights-of-way, surface leases or crossing rights and amendments, modifications, and releases of rights-of-way, surface leases or crossing rights in the Ordinary Course of Business, (x) with respect to rights-of-way, restrictions on the exercise of any of the rights under a granting instrument that are set forth therein or in another executed agreement, that is of public record or to which the Company or any of its Subsidiaries otherwise has access, between the parties thereto, (xi) Liens disclosed by a search of relevant public records, (xii) Liens resulting from any facts or circumstances relating to Parent or any of its Affiliates and (xiii) Liens that do not and would not reasonably be expected to materially impair the continued use of a Company Leased Real Property as presently operated.
“Person” means an individual, corporation (including not-for-profit), Governmental Entity, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, unincorporated organization, other entity of any kind or nature or group (as defined in Section 13(d)(3) of the Exchange Act).
“Public Health Event” means any disease outbreak, cluster, endemic, epidemic, outbreak or pandemic or plague, including COVID-19.
“Public Health Event Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guideline or recommendation promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to any Public Health Event.

“SEC” means the United States Securities and Exchange Commission.
“SEC Reports” means all forms, statements, certifications, reports and other documents required to be filed or furnished by the Company with the SEC, including (i) those filed or furnished subsequent to the date of this Agreement and (ii) all exhibits and other information incorporated therein and all amendments and supplements thereto.
“Securities Act” means the Securities Act of 1933, as amended.
“Solvent” means, when used with respect to any Person, as of any date of determination, (i) the amount of the fair saleable value of the assets of such Person will, as of such date, exceed the sum of (A) the value of all liabilities of such Person, including contingent and other liabilities, as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors and (B) the amount that will be required to pay the probable liabilities of such Person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (iii) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature.
“State Licenses” means the Permits necessary, following the Closing, for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses, including for compliance with Laws applicable to a non-bank entity in connection therewith relating to the origination, servicing, disclosures, unfair and deceptive acts and practices, debt collection, credit and financial services.
“Subsidiary” means, with respect to any Person, (i) any other Person (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of stock or other equity interests entitled to vote in the election of directors, managers or trustees is at the time of determination owned or controlled, directly or indirectly, by such first Person and (ii) any partnership, joint venture or limited liability company of which (A) more than 50% of the capital accounts, distribution rights, total equity or voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person, whether in the form of membership, general, special or limited partnership interests or otherwise or (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal that did not result from a breach of Section 5.02 and relating to any direct or indirect acquisition or purchase of (i) assets that generate more than 50% of the consolidated total revenues or operating income of the Company and its Subsidiaries, taken as a whole, (ii) assets that constitute more than 50% of the consolidated total assets of the Company and its Subsidiaries, taken as a whole or (iii) more than 50% of the total voting power of the equity securities of the Company, in each case, that the Company Board determines in good faith (x) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and (y) if consummated, would result in a transaction more favorable to the Company’s shareholders from a financial point of view than the Merger.
“Tax Return” means any return, declaration, report, election, claim for refund or information return or any other statement or form filed or required to be filed with any Governmental Entity relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Taxes” means all forms of taxes or duties imposed by any Governmental Entity, or required by any Governmental Entity to be collected or withheld, including charges, together with any related interest, penalties and other additional amounts.
“Threshold” means $ 8,000,000.
“Willful Breach” means, with respect to any breach or failure to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would result in or constitute a breach of this Agreement. For the avoidance of doubt, the failure of a party hereto to consummate the Closing when required pursuant to Section 1.02 shall be a Willful Breach of this Agreement (it being understood and agreed, for the avoidance of doubt, that the failure of the Closing to occur based solely on a failure of the Debt Financing (or the Alternative Financing, as the case may be) to be funded at or prior to the Closing shall not itself constitute a Willful Breach, but only so long as Parent and Merger Sub shall have complied with their obligations set forth in the first sentence of Section 6.09(a) and in Section 6.09(b)).
(b) Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Acquisition Proposal	8.02(b)(iii)
Adjustment Statement	6.18(f)
Agreement	Preamble
Alternative Acquisition Agreement	5.02(d)(i)
Alternative Financing	6.09(b)
Applicable Regulatory Reports	3.05(a)
Applicable SEC Reports	3.05(a)
Assets	6.18(c)
Book-Entry Shares	2.01(a)
Cancelled Shares	2.01(b)
Certificate	2.01(a)
Change of Recommendation	5.02(d)(i)
Changes	3.06
Closing	1.02
Closing Date	1.02
Company	Preamble
Company Articles of Incorporation	3.01
Company Board	Recitals
Company Board Recommendation	3.04(a)
Company Bylaws	3.01
Company Employees	6.06(a)
Company Leased Real Property	3.15(a)
Company Option	2.02(d)
Company Preferred Stock	3.03(a)
Company PSU	2.02(c)
Company Real Property Lease	3.15(a)
Company Requisite Vote	3.17
Company RSU	2.02(b)
Confidentiality Agreement	6.03(b)
Continuation Period	6.06(a)
Costs	6.08(a)
D&O Insurance	6.08(c)
Data Tape	3.22
Debt Financing	4.07(a)
Debt Financing Commitment	4.07(a)
Department of State	1.03
Disclosed Conditions	4.07(e)
Dissenting Shares	2.05
Effective Time	1.03
Entity Transactions Law	1.01
Equity Financing	4.07(a)
Equity Financing Commitment	4.07(a)
Exchange Fund	2.03(a)
FDIC	3.04(b)
Federal Reserve Board	3.04(b)
Final Adjustment Amount	6.18(f)

Term	Section
Financing	4.07(a)
Financing Commitments	4.07(a)
GAAP	3.05(b)
Guarantor	Recitals
Indebtedness	5.01(b)(viii)
Indemnified Parties	6.08(a)
Insurance Policies	3.14
Interim De-Banking Financing	6.18(e)
Lenders	4.07(a)
Liens	3.02
Limited Guarantee	Recitals
Material Contract	3.08(l)
Maximum Annual Premium	6.08(c)
MBB	3.04(b)
Merger	Recitals
Merger Consideration	2.01(a)
Merger Sub	Preamble
Offered Amendment	5.02(d)(ii)
Orders	7.01(b)
Parent	Preamble
Parent De-Banking Financing	6.18(e)
Parent Organizational Documents	4.01
Parent Termination Fee	8.02(c)(ii)
Paying Agent	2.03(a)
PBCL	1.01
Permits	3.09
Plan	6.18(a)
Proceeding	3.07
Proxy Statement	6.01(a)
Remedial Action	6.02(d)
Representatives	5.02(a)
Restricted Share	2.02(a)
SF FRB	3.04(b)
Share	2.01(a)
Shareholders Meeting	6.01(c)
Statement of Merger	1.03
Surviving Corporation	1.01
Tail D&O Insurance	6.08(d)
Takeover Statutes	3.20
Termination Date	8.01(b)(i)
Termination Fee	8.02(b)(iii)
Transaction Litigation	6.17
Utah DFI	3.04(b)
Voting Company Debt	3.03(b)

EXHIBIT A

FORM OF

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

MARLIN BUSINESS SERVICES, INC.

(A Pennsylvania Corporation)
The Articles of Incorporation of Marlin Business Services, Inc. are hereby amended and restated in their entirety to read as follows:
FIRST: Corporate Name. The name of the corporation shall be Marlin Business Services Corp. (hereinafter referred to as the “Corporation”).
SECOND: Registered Office. The location and post office address of the registered office of the Corporation in the Commonwealth of Pennsylvania is [ ].
THIRD: Original Incorporation. The Corporation was incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the “Pennsylvania BCL”), under the name Marlin Business Services, Inc. The date of its incorporation was August 5, 2003.
FOURTH: Method of Adoption. These Amended and Restated Articles of Incorporation were duly adopted by the vote of the sole shareholder of the Corporation in accordance with Sections 1914 and 1915 of the Pennsylvania BCL.
FIFTH: Corporate Purposes. The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the Pennsylvania BCL.
SIXTH: Corporate Existence. The term of existence of the Corporation is perpetual.
SEVENTH: Capital Stock. The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.01 per share (the “Common Stock”).
EIGHTH: Certificated and Uncertificated Shares. Any or all classes and series of shares, or any part thereof, may be represented by certificated or uncertificated shares, as provided under the Pennsylvania BCL.
NINTH: Personal Liability of Directors and Officers. To the fullest extent that the laws of the Commonwealth of Pennsylvania, as now in effect or as hereafter amended, permit elimination or limitation of the liability of directors, no director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. The provisions of this Article shall be deemed to be a contract with each director of the Corporation who serves as such at any time while this Article is in effect and each such director shall be deemed to be so serving in reliance on the provisions of this Article. Any amendment or repeal of this Article or adoption of any Bylaw or provision of the Articles of the Corporation which has the effect of increasing director liability shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by a director prior thereto.
TENTH: Indemnification of, and Advancement of Expenses. (a) Except as prohibited by law, every director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against expenses and any liabilities paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved in any manner, as a party, witness or otherwise, or is threatened to be made so involved, by reason of such person being or having been a director or officer of the Corporation or of a subsidiary of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another company, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an

“Action”) to the fullest extent permitted under the Pennsylvania BCL. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article is in effect. Any repeal or amendment of this Article shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time denominates any of such persons as entitled to the benefits of this Article. Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article shall extend to proceedings involving the negligence of such person. As used in this Article, “indemnitee” shall include each director and officer of the Corporation and each other person denominated by the Board of Directors as entitled to the benefits of this Article, “expenses” shall mean all expenses actually and reasonably incurred, including fees and expenses of counsel selected by an indemnitee, and “liabilities” shall mean amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement.
(b) Right to Advancement of Expenses. Every indemnitee shall be entitled as of right to have his or her expenses in investigating or defending any Action paid in advance by the Corporation prior to final disposition of such Action, provided that the Corporation receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for such expenses.
(c) Additional Rights. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Pennsylvania BCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or shareholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement, or otherwise.

EXHIBIT B

FORM OF

AMENDED AND RESTATED BYLAWS
OF
MARLIN BUSINESS SERVICES CORP.
(a Pennsylvania corporation)

Adopted as of [  ]
ARTICLE I

OFFICES AND FISCAL YEAR
Section 1.01 Registered Office. The registered office of the corporation in the Commonwealth of Pennsylvania shall be fixed in the articles of incorporation (the “Articles”) or by the board of directors, provided that a record of such change is filed with the Department of State of the Commonwealth of Pennsylvania (the “Department of State”) in the manner provided by the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”).
Section 1.02 Other Offices. The corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the board of directors may from time to time determine or the business of the corporation may require.
Section 1.03 Fiscal Year. Except as may be otherwise determined by the board of directors, the fiscal year of the corporation shall begin on the first day of January and end on the last day of December of each year.
ARTICLE II

NOTICE AND WAIVERS
Section 2.01 Manner of Giving Notice.
(a) General Rule. Any notice required to be given to any person under the provisions of the PBCL, the Articles or these bylaws shall be given to the person:
(1) By first class or express mail, postage prepaid, or courier service, charges prepaid, to his or her postal address appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for notice purposes. Notice pursuant to this clause (1) shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person; or
(2) By e-mail or other electronic communication to the person’s e-mail address or other electronic communications supplied by the person to the corporation for notice purposes. Notice given pursuant to this clause (2) shall be deemed to have been given to the person entitled thereto when sent.
(b) Adjourned Shareholder Meetings. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken; provided, however, if the board of directors fixes a new record date for the adjourned meeting, notice shall be given in accordance with Section 2.03.
Section 2.02 Notice of Meetings of Board of Directors. Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director at least 24 hours (in the case of notice by telephone, e-mail or other electronic communication) Every such notice shall state the time and place, if any, of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice of the meeting.
Section 2.03 Notice of Meetings of Shareholders.
(a) General Rule. Written notice of every meeting of shareholders shall be given by, or at the direction of, the secretary of the corporation or other authorized person to each shareholder of record entitled to vote at the meeting at least (1) ten days prior to the day named for a meeting (and, in the case of a meeting that will consider a merger, consolidation, share exchange or division, to each shareholder of record not entitled to vote at the meeting) that will consider a fundamental change under the PBCL, or (2) five days prior to the day named for the meeting in any other case. If the secretary of the corporation or other authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. A notice of meeting shall specify the day, hour and geographic location, if any, of the meeting and any other information required by any other provision of the PBCL, the Articles or these bylaws. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.
(b) Notice of Action by Shareholders on Bylaws. In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of these bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.
Section 2.04 Waiver of Notice.
(a) Written Waiver. Whenever any written notice is required to be given under the provisions of the PBCL, the Articles or these bylaws, a waiver thereof in writing (e-mail being sufficient), signed (including by means of electronic or conformed signature) by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting, including in the case of Section 2.03(b).
(b) Waiver by Attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.
Section 2.05 Modification of Proposal Contained in Notice. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the PBCL, the Articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.
Section 2.06 Exception to Requirement of Notice. Whenever any notice or communication is required to be given to any person under the provisions of the PBCL, the Articles, these bylaws, or the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.
ARTICLE III

SHAREHOLDERS
Section 3.01 Place of Meeting. Except as otherwise provided in this section, all meetings of shareholders of the corporation shall be held at the executive office of the corporation or such other geographic location, if any, as may be designated by the board of directors in the notice of a meeting. A meeting of shareholders may be held by means of the Internet or other electronic technology, provided that the shareholders have an opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors.
Section 3.02 Annual Meeting. The board of directors shall fix and designate the date and time of the annual meeting of shareholders. At the annual meeting, shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.
Section 3.03 Special Meetings.
(a) Call of Special Meetings. Special meetings of the shareholders may be called at any time by the (i) board of directors or (ii) any shareholder.
(b) Fixing of Time for Meeting. At any time, upon written request of any person who has called a special meeting, it shall be the duty of the secretary of the corporation to fix the time of the meeting which shall be held not more than 60 days after the receipt of the request. If the secretary of the corporation neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.
Section 3.04 Quorum and Adjournment.
(a) General Rule. A meeting of shareholders shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.
(b) Withdrawal of a Quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
(c) Adjournments Generally. Any meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized for lack of a quorum, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct, except that any meeting at which directors are to be elected shall be adjourned only from day to day or for such longer periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct.
(d) Electing Directors at Adjourned Meeting. Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.
(e) Other Action in Absence of Quorum. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting, provided that the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.
(f) Effect of Proxy on Quorum. If a proxy casts a vote on behalf of a shareholder on any issue other than a procedural motion considered at a meeting of shareholders, the shareholder shall be deemed to be present during the entire meeting for purposes of determining whether a quorum is present for consideration of any other issue.
Section 3.05 Action by Shareholders. Except as otherwise provided in the PBCL, the Articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.
Section 3.06 Conduct of Shareholders Meeting. At every meeting of the shareholders, the chairman of the board, if there is one, or, if none, one of the following persons present in the order stated: the vice chairman of the board, the president of the corporation, the vice presidents of the corporation in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as the presiding officer of the meeting. The secretary of the corporation or, in the absence of the secretary, an assistant secretary of the corporation, or, in the absence of both the secretary and assistant secretary, a person appointed by the presiding officer of the meeting, shall act as secretary of the meeting. Except as otherwise provided by prior action of the board of directors, the presiding officer of the meeting shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting.
Section 3.07 Voting Rights of Shareholders. Unless otherwise provided in the Articles, every shareholder shall be entitled to one vote for every share standing in the name of the shareholder on the books of the corporation.

Section 3.08 Voting and Other Action by Proxy.
(a) General. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for the shareholder by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of, the shareholder. Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.
(b) Execution and Filing. Every proxy shall be executed or authenticated by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with or transmitted to the secretary of the corporation or its designated agent. A shareholder or such shareholder’s duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for such shareholder by proxy. A telegram, cablegram, datagram, email, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic or similar reproduction of a writing executed by a shareholder or attorney-in-fact may be treated as properly executed or authenticated for purposes of this subsection if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.
(c) Revocation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation or its designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after three years from the date of its execution, authentication or transmission unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation or its designated agent.
(d) Expenses. The corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the board of directors or its nominees for election to the board of directors, including solicitation by professional proxy solicitors and otherwise.
Section 3.09 Voting by Corporations.
(a) Voting by Corporate Shareholders. Any corporation that is a shareholder of this corporation may vote at meetings of shareholders of the corporation (or express consent in lieu of a meeting) by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its Articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.
(b) Controlled Shares. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.
Section 3.10 Determination of Shareholders of Record.
(a) Fixing Record Date. The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.
(b) Determination When a Record Date is Not Fixed. If a record date is not fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. The record date for determining shareholders entitled to express consent or dissent to corporate action without a meeting, when prior action by the board of directors is not necessary, to call a special meeting of the shareholders, or to propose an amendment of the Articles, shall be the close of business on the day on which the first consent or dissent, request for a special meeting or petition proposing an amendment of the Articles is filed with the secretary of the corporation. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
Section 3.11 Consent of Shareholders in Lieu of Meeting. Any action required or permitted to be taken at a meeting of shareholders or of a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a written consent or consents thereto signed by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the secretary of the corporation. If action by written notice is by less than unanimous consent of the shareholders entitled to vote on the matter, the action shall not become effective until after at least 10 days’ notice of such action shall have been given to each shareholder entitled to vote thereon who has not consented thereto. The secretary of the corporation shall give notice of such action to each shareholder entitled to vote thereon, including those shareholders who consented thereto, within five days following the secretary’s receipt of such written consent or consents.
Section 3.12 Use of Conference Telephone or Other Technology. The presence or participation, including voting and taking other action, at a meeting of shareholders, or the expression of consent or dissent to corporate action, by a shareholder by conference telephone or other electronic means, including the Internet, shall constitute the presence of, or vote or action by, or consent or dissent of the shareholder for purposes of the PBCL, the Articles and these bylaws.
ARTICLE IV

BOARD OF DIRECTORS
Section 4.01 Powers; Personal Liability.
(a) General Rule. All powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.
(b) Personal Liability of Directors. A director shall not be personally liable, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under Subchapter 17B of the PBCL (or any successor provision), and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The foregoing shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or for the payment of taxes pursuant to local, state or federal law.
(c) Notation of Dissent. A director who is present at a meeting of the board of directors, or of a committee thereof, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy.

Section 4.02 Qualifications and Selection of Directors.
(a) Qualifications. Each director of the corporation shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the corporation.
(b) Power to Select Directors. Except as otherwise provided in these bylaws, directors of the corporation shall be elected by the shareholders.
(c) Election of Directors. In elections of directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for the election of directors begins. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.
Section 4.03 Number and Term of Office.
(a) Number. The board of directors shall consist of such number of directors as may be determined from time to time by resolution of the board of directors.
(b) Term of Office. Each director shall hold office for one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.
(c) Resignation. Any director may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.
Section 4.04 Vacancies.
(a) General Rule. Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board of directors though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.
(b) Action by Resigned Directors. When one or more directors resign from the board of directors effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.
Section 4.05 Removal of Directors.
(a) Removal by the Shareholders. The entire board of directors, any class of the board of directors, or any individual director may be removed from office by vote of the shareholders entitled to vote thereon without assigning any cause. In case the board of directors or a class of the board of directors or any one or more directors are so removed, new directors may be elected at the same meeting.
(b) Removal by the Board. The board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors.
Section 4.06 Place of Meetings. Meetings of the board of directors may be held at such place, if any, within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.
Section 4.07 Organization of Meetings. At every meeting of the board of directors, the chairman of the board, if there is one, or, if none, a person chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary of the corporation or, in the absence of the secretary of the corporation, an assistant secretary, or, in the absence of the secretary of the corporation and the assistant secretary, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 4.08 Regular Meetings. Regular meetings of the board of directors shall be held at such time and place, if any, as shall be designated from time to time by resolution of the board of directors.
Section 4.09 Special Meetings. Special meetings of the board of directors shall be held whenever called by the chairman of the board by two or more of the directors.
Section 4.10 Quorum of and Action by Directors; Consent.
(a) General Rule. A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.
(b) Action by Consent. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.
Section 4.11 Executive and Other Committees.
(a) Establishment and Powers. The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following:
(1) The submission to shareholders of any action requiring approval of shareholders under the PBCL;
(2) The creation or filling of vacancies in the board of directors;
(3) The adoption, amendment or repeal of these bylaws;
(4) The amendment or repeal of any resolution of the board of directors that by its terms is amendable or repealable only by the board; and
(5) Action on matters committed by a resolution of the board exclusively to another committee of the board of directors.
(b) Alternate Committee Members. The board of directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.
(c) Term. Each committee of the board of directors shall serve at the pleasure of the board of directors.
(d) Committee Procedures. The term “board of directors” or “board,” when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee thereof.
Section 4.12 Compensation. The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.
Section 4.13 Use of Conference Telephone or Other Technology. Any director may participate in any meeting of the board of directors by means of conference telephone or other electronic technology by means of which all persons participating in the meeting have an opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the directors and pose questions to the other directors. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

ARTICLE V

OFFICERS
Section 5.01 Officers Generally.
(a) Number, Qualifications and Designation. The officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03. Officers may but need not be directors or shareholders of the corporation. The president and secretary shall be natural persons of full age. The board of directors may elect from among the members of the board of directors a chairman of the board and a vice chairman of the board who shall be officers of the corporation. Any number of offices may be held by the same person.
(b) Bonding. The corporation may secure the fidelity of any or all of its officers by bond or otherwise.
(c) Standard of Care. In lieu of the standards of conduct otherwise provided by law, officers of the corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the corporation. An officer of the corporation shall not be personally liable, as such, to the corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under the Articles, these bylaws, or the applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.
Section 5.02 Election, Term of Office and Resignations.
(a) Election and Term of Office. The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. Election or appointment of an officer or agent shall not of itself create contract rights.
(b) Resignations. Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.
Section 5.03 Subordinate Officers, Committees and Agents. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require or the board of directors deems advisable, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.
Section 5.04 Removal of Officers and Agents. Any officer or agent of the corporation may be removed by the board of directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed.
Section 5.05 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.
Section 5.06 Authority.
(a) General Rule. All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

(b) Chief Executive Officer. The chairman of the board or the president, as designated from time to time by the board of directors, shall be the chief executive officer of the corporation.
Section 5.07 Chairman and Vice Chairman of the Board. The chairman of the board or in the absence of the chairman, the vice chairman of the board, or in the absence of a chairman or vice chairman of the Board, a chairman appointed at the meeting, shall preside at meetings of the board of directors, and shall perform such other duties as may from time to time be requested by the board of directors.
Section 5.08 President. The president of the corporation shall have general supervision over the business and operations of the corporation, subject however, to the control of the board of directors and, if the chairman of the board is the chief executive officer of the corporation, the chairman of the board. The president shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors and, if the chairman of the board is the chief executive officer of the corporation, the chairman of the board.
Section 5.09 Vice Presidents. The vice presidents of the corporation shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or the president.
Section 5.10 Secretary. The secretary or an assistant secretary of the corporation shall attend all meetings of the shareholders and of the board of directors and all committees thereof and shall record all the votes of the shareholders and of the directors and prepare the minutes of the meetings of the shareholders and of the board of directors and of committees thereof in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.
Section 5.11 Treasurer. The treasurer or an assistant treasurer of the corporation shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president.
Section 5.12 Compensation. The compensation of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board of directors. The compensation of any other officers, employees and other agents shall be fixed from time to time by the board of directors or by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03. No officer shall be prevented from receiving such compensation by reason of the fact that the officer is also a director of the corporation.
ARTICLE VI

CERTIFICATES OF STOCK, TRANSFER, ETC.
Section 6.01 Share Certificates.
(a) Form of Certificates. Shares of the corporation shall be uncertificated and shall not initially be represented by certificates, except to the extent as may be required by applicable law, as requested by a shareholder or as may otherwise be authorized by the Board of Directors. In the event shares of stock are represented by certificates, such share certificates shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. If the corporation is authorized to issue shares of more than one class or series, certificates representing shares of the corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation.
(b) Share Register. The share register or transfer books and blank share certificates shall be kept by the secretary of the corporation or by any transfer agent or registrar designated by the board of directors for that purpose.
Section 6.02 Issuance. Any share certificates of the corporation shall be numbered and registered in the share register or transfer books of the corporation as they are issued. They shall be executed in such manner as the board of directors shall determine.
Section 6.03 Transfer. Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. §§ 8101 et seq., and its amendments and supplements.
Section 6.04 Record Holder of Shares. The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.
Section 6.05 Lost, Destroyed or Mutilated Certificates. The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.
ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS
AND OTHER AUTHORIZED REPRESENTATIVES
Section 7.01 Scope of Indemnification.
(a) General Rule. The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except to the extent prohibited by applicable law.
(b) Partial Payment. If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.
(c) Presumption. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendre or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.
(d) Definitions. For purposes of this Article:
(1) “indemnified capacity” means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, manager, employee, agent, fiduciary or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise;

(2) “indemnified representative” means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation, as a director, officer, manager, employee, agent, fiduciary or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise);
(3) “liability” means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys’ fees and disbursements); and
(4) “proceeding” means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.
Section 7.02 Proceedings Initiated by Indemnified Representatives. Notwithstanding any other provision of this Article, the corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.
Section 7.03 Advancing Expenses. The corporation shall pay the expenses (including attorneys’ fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 7.01 or the initiation of or participation in which is authorized pursuant to Section 7.02 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 7.06 or otherwise that such person is not entitled to be indemnified by the corporation pursuant to this Article. Neither action by the board of directors nor confirmation of the financial ability of an indemnified representative to repay an advance shall be a prerequisite to the making of such advance.
Section 7.04 Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate. Absent fraud, the determination of the board of directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.
Section 7.05 Payment of Indemnification. An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the corporation.
Section 7.06 Contribution. If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.
Section 7.07 Mandatory Indemnification of Directors, Officers, etc. To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in PBCL or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith.
Section 7.08 Contract Rights, Amendment or Repeal. All rights under this Article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

Section 7.09 Scope of Article. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.
Section 7.10 Reliance on Provisions. Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article.
Section 7.11 Interpretation. The provisions of this Article are intended to constitute bylaws authorized by the PBCL.
ARTICLE VIII

MISCELLANEOUS
Section 8.01 Corporate Seal. The corporation may have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the corporation of any instrument or other document.
Section 8.02 Checks. All checks, notes, bills of exchange or other similar orders in writing shall be signed by such one or more officers or employees of the corporation as the board of directors may from time to time designate.
Section 8.03 Contracts.
(a) General Rule. Except as otherwise provided in the PBCL in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contact or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.
(b) Statutory Form of Execution of Instruments. Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the president or vice president and secretary or assistant secretary or treasurer or assistant treasurer of the corporation, shall be held to have been properly executed for and on behalf of the corporation, without prejudice to the rights of the corporation against any person who shall have executed the instrument in excess of his or her actual authority.
Section 8.04 Interested Directors or Officers; Quorum.
(a) General Rule. A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if: (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum; (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.
(b) Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in subsection (a).

Section 8.05 Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees of the corporation as the board of directors shall from time to time designate.
Section 8.06 Corporate Records.
(a) Required Records. The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at the registered office of the corporation in the Commonwealth of Pennsylvania, at its principal place of business wherever situated, at any actual business office of the corporation, or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.
(b) Right of Inspection by Shareholders. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in the Commonwealth of Pennsylvania, at its principal place of business wherever situated, or in care of the person in charge of an actual business office of the corporation.
(c) Examination by Directors. Any director shall have the right to examine the corporation’s share register, a list of its shareholders and its other books and records for a purpose reasonably related to the person’s position as a director.
(d) Examination Subject to Confidentiality. Any examination of the corporation’s share register, list of shareholders, books and records of account, and other records in accordance with subsections (b) and (c) above shall be subject to such reasonable conditions of confidentiality and other safeguards as shall be necessary or appropriate, in the judgment of the board of directors of the corporation, to protect the corporation’s proprietary, trade secret and other legally protectable information.
Section 8.07 Amendment of Bylaws. These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders or by consent in lieu thereof, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the board of directors in office at any regular or special meeting of directors or by consent in lieu thereof. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

ANNEX B
[J.P. Morgan letterhead]
April 18, 2021
The Board of Directors
Marlin Business Services Corp.
300 Fellowship Road
Mount Laurel, NJ 08054
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Marlin Business Services Corp. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Madeira Holdings, LLC (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated April 18, 2021 (the “Agreement”), among the Company, the Acquiror and its subsidiary, Madeira Merger Subsidiary, Inc., the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than Cancelled Shares (as defined in the Agreement) and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $23.50 per share in cash (the “Consideration”). We also understand that in connection with the Transaction, (i) the Company will effect the De-Banking (as defined in the Agreement); and (ii) that the Consideration will be subject to adjustment (the “Adjustment”) as provided in the Agreement based on the excess, if any, of Covered Costs (as defined in the Agreement) related to the De-Banking over the Threshold (as defined in the Agreement).
In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion. In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. At the Company’s direction, we have assumed that the amount of Covered Costs will result in an Adjustment of zero, with no adjustment to the Consideration. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further
B-1

assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained, and that the De-Banking and related transactions will be consummated, in each case without any adverse effect on the Company or on the contemplated benefits of the Transaction.
Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company, its significant shareholder Red Mountain Capital Partners, LLC, or the Acquiror. During the two years preceding the date of this letter, we and our affiliates have had and continue to have commercial or investment banking relationships with certain of the Acquiror’s affiliates, for which we and such of our affiliates have received or will receive customary compensation. Such services during such period have included acting as joint lead bookrunner on offerings of equity securities of certain affiliates of the Acquiror in February 2021 and March 2021. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company, its significant shareholder Red Mountain Capital Partners, LLC and the Acquiror and certain of its affiliates. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company and certain of the Acquiror’s affiliates for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.
The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,
J.P. MORGAN SECURITIES LLC
/s/ J.P. Morgan Securities LLC
J.P. Morgan Securities LLC
B-2

ANNEX C
SUBCHAPTER D OF
THE PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988
DISSENTERS RIGHTS
Sec.
1571. Application and effect of subchapter.
1572. Definitions.
1573. Record and beneficial holders and owners.
1574. Notice of intention to dissent.
1575. Notice to demand payment.
1576. Failure to comply with notice to demand payment, etc.
1577. Release of restrictions or payment for shares.
1578. Estimate by dissenter of fair value of shares.
1579. Valuation proceedings generally.
1580. Costs and expenses of valuation proceedings.
Cross References. Subchapter D is referred to in sections 102, 317, 321, 329, 333, 343, 353, 363, 1101, 1105, 1906, 1913, 1932, 2104, 2123, 2321, 2324, 2325, 2512, 2538, 2704, 2705, 2904, 2907, 7104 of this title.
1571. Application and effect of subchapter.
(a) General rule.—Except as otherwise provided in subsection (b), any shareholder (as defined in section 1572 (relating to definitions)) of a business corporation shall have the rights and remedies provided in this subchapter in connection with a transaction under this title only where this title expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:
Section 329(c) (relating to special treatment of interest holders).
Section 333 (relating to approval of merger).
Section 343 (relating to approval of interest exchange).
Section 353 (relating to approval of conversion).
Section 363 (relating to approval of division).
Section 1906(c) (relating to dissenters rights upon special treatment).
Section 1932(c) (relating to dissenters rights in asset transfers).
Section 2104(b) (relating to procedure).
Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
Section 2325(b) (relating to minimum vote requirement).
Section 2704(c) (relating to dissenters rights upon election).
Section 2705(d) (relating to dissenters rights upon renewal of election).
Section 2904(b) (relating to procedure).
Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
Section 7104(b)(3) (relating to procedure).
(b) Exceptions.—
(1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares shall not have the right to dissent and obtain payment of the fair value of the shares under this subchapter if, on the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 333, 343, 353, 363 or 1932(c) is to be voted on or on the date of the first public announcement that such a plan has been approved by the shareholders by consent without a meeting, the shares are either:
(i) listed on a national securities exchange registered under section 6 of the Exchange Act; or
(ii) held beneficially or of record by more than 2,000 persons.
(2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

(ii) Shares of any preferred or special class or series unless the articles, the plan or the terms of the transaction entitle all shareholders of the class or series to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class or series.
(iii) Shares entitled to dissenters rights under section 329(d) or 1906(c) (relating to dissenters rights upon special treatment).
(3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.
(c) Grant of optional dissenters rights.—The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights. See section 317 (relating to contractual dissenters rights in entity transactions).
(d) Notice of dissenters rights.—Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:
(1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and
(2) a copy of this subchapter.
(e) Other statutes.—The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.
(f) Certain provisions of articles ineffective.—This subchapter may not be relaxed by any provision of the articles.
(g) Computation of beneficial ownership.—For purposes of subsection (b)(1)(ii), shares that are held beneficially as joint tenants, tenants by the entireties, tenants in common or in trust by two or more persons, as fiduciaries or otherwise, shall be deemed to be held beneficially by one person.
(h) Cross references.—See:
Section 315 (relating to nature of transactions).
Section 1105 (relating to restriction on equitable relief).
Section 1763(c) (relating to determination of shareholders of record).
Section 2512 (relating to dissenters rights procedure).
(Dec. 19, 1990, P.L.834, No.198, eff. imd.; June 22, 2001, P.L.418, No.34, eff. 60 days; Oct. 22, 2014, P.L.2640, No.172, eff. July 1, 2015)
2014 Amendment. Act 172 amended subsecs. (a), (b), (c) and (h).
2001 Amendment. Act 34 amended subsecs. (a) and (b), amended and relettered subsec. (g) to subsec. (h) and added present subsec. (g).
1990 Amendment. Act 198 amended subsecs. (a), (b) and (e), relettered subsec. (f) to subsec. (g) and added present subsec. (f).
Cross References. Section 1571 is referred to in sections 317, 1103, 2537 of this title.

1572. Definitions.
The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:
“Corporation.” The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which one or more of the resulting corporations is the successor corporation for the purposes of this subchapter. The designated successor corporation or corporations in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.
“Dissenter.” A shareholder who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.
“Fair value.” The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.
“Interest.” Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.
“Shareholder.” A shareholder as defined in section 1103 (relating to definitions) or an ultimate beneficial owner of shares, including, without limitation, a holder of depository receipts, where the beneficial interest owned includes an interest in the assets of the corporation upon dissolution.
(Dec. 19, 1990, P.L.834, No.198, eff. imd.; June 22, 2001, P.L.418, No.34, eff. 60 days)
2001 Amendment. Act 34 amended the defs. of “corporation” and “dissenter” and added the def. of “shareholder.”
Cross References. Section 1572 is referred to in section 1571 of this title.
1573. Record and beneficial holders and owners.
(a) Record holders of shares.—A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.
(b) Beneficial owners of shares.—A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.
(Dec. 18, 1992, P.L.1333, No.169, eff. 60 days)
1992 Amendment. Act 169 amended subsec. (a).
1574. Notice of intention to dissent.
If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

1575. Notice to demand payment.
(a) General rule.—If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall deliver a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is approved by the shareholders by less than unanimous consent without a meeting or is taken without the need for approval by the shareholders, the corporation shall deliver to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:
(1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.
(2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.
(3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.
(4) Be accompanied by a copy of this subchapter.
(b) Time for receipt of demand for payment.—The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the delivery of the notice.
(July 9, 2013, P.L.476, No.67, eff. 60 days; Oct. 22, 2014, P.L.2640, No.172, eff. July 1, 2015)
2014 Amendment. Act 172 amended subsecs. (a) intro par. and (b).
Cross References. Section 1575 is referred to in sections 1576, 1577, 1579, 2512 of this title.
1576. Failure to comply with notice to demand payment, etc.
(a) Effect of failure of shareholder to act.—A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.
(b) Restriction on uncertificated shares.—If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).
(c) Rights retained by shareholder.—The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.
(Dec. 19, 1990, P.L.834, No.198, eff. imd.)
1990 Amendment. Act 198 amended subsec. (a).
1577. Release of restrictions or payment for shares.
(a) Failure to effectuate corporate action.—Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.
(b) Renewal of notice to demand payment.—When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.
(c) Payment of fair value of shares.—Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:
(1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.
(2) A statement of the corporation's estimate of the fair value of the shares.
(3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.
(d) Failure to make payment.—If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.
(Dec. 19, 1990, P.L.834, No.198, eff. imd.)
1990 Amendment. Act 198 amended subsecs. (c) and (d).
Cross References. Section 1577 is referred to in sections 1576, 1578, 2512 of this title.
1578. Estimate by dissenter of fair value of shares.
(a) General rule.—If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.
(b) Effect of failure to file estimate.—Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.
(Dec. 19, 1990, P.L.834, No.198, eff. imd.)
1990 Amendment. Act 198 amended subsec. (b).
Cross References. Section 1578 is referred to in sections 1579, 1580 of this title.
1579. Valuation proceedings generally.
(a) General rule.—Within 60 days after the latest of:
(1) effectuation of the proposed corporate action;
(2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or
(3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);
if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

(b) Mandatory joinder of dissenters.—All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).
(c) Jurisdiction of the court.—The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.
(d) Measure of recovery.—Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.
(e) Effect of corporation's failure to file application.—If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.
Cross References. Section 1579 is referred to in section 1580 of this title.
1580. Costs and expenses of valuation proceedings.
(a) General rule.—The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.
(b) Assessment of counsel fees and expert fees where lack of good faith appears.—Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.
(c) Award of fees for benefits to other dissenters.—If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
15 Pa.C.S. Section 333(d)
(d) Dissenters rights.—
(1) Except as provided in paragraph (2), if a shareholder of a domestic business corporation that is to be a merging association objects to the plan of merger and complies with Subchapter D of Chapter 15 (relating to dissenters rights),  2 the shareholder shall be entitled to dissenters rights to the extent provided in that subchapter.
(2) Except as provided under section 317 (relating to contractual dissenters rights in entity transactions), dissenters rights shall not be available to shareholders of a domestic business corporation that is a merging association in a merger described in section 321(d)(1)(i) or (4) (relating to approval by business corporation).
(3) If a shareholder of a domestic banking institution that is to be a merging association objects to the plan of merger and complies with section 1222 of the act of November 30, 1965 (P.L. 847, No. 356),   3 known as the Banking Code of 1965, the shareholder shall be entitled to the rights provided in that section.
(4) See section 329 (relating to special treatment of interest holders).

ANNEX D
VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”), dated as of April 18, 2021, is entered into by and among Madeira Holdings, LLC, a Delaware limited liability company (“Parent”), and the Persons executing this Agreement as “Holders” on the signature pages hereto (each a “Holder” and collectively, the “Holders”).
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Madeira Merger Subsidiary, Inc., a Pennsylvania corporation and wholly owned Subsidiary of Parent (“Merger Sub”), and Marlin Business Services Corp., a Pennsylvania corporation (the “Company”), are entering into an Agreement and Plan of Merger (as the same may be amended or supplemented from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving corporation in the Merger;
WHEREAS, as of the date hereof, each Holder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”)) of and is entitled to dispose of and vote the number of shares of common stock, par value $0.01 per share, of the Company (each, a “Share”) as set forth on Schedule A (with respect to such Holder, (a) the “Owned Shares” and (b) such Owned Shares, together with any Shares with respect to which such Holder becomes the “beneficial owner” after the date hereof and during the term of this Agreement, the “Subject Shares”); and
WHEREAS, in connection with the execution and delivery of the Merger Agreement, Parent and each Holder desire to enter into this Agreement.
NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:
Article I

DEFINITIONS; INTERPRETATION
SECTION 1.01. Definitions. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement.
SECTION 1.02. Interpretation.
(a) When a reference is made in this Agreement to a Schedule, such reference shall be to a Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to the corresponding Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors.
(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.
Article II

REPRESENTATIONS AND WARRANTIES OF EACH HOLDER
Each Holder hereby represents and warrants, severally and not jointly, to Parent that:
SECTION 2.01. Organization. Such Holder is duly incorporated or organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation or organization.
SECTION 2.02. Ownership of Owned Shares. Such Holder is the beneficial owner of, and has good and marketable title to, the Owned Shares, free and clear of all Liens, except for any Liens created by this Agreement and those imposed by applicable Laws. Such Holder does not beneficially own (within the meaning of Section 13 of the Exchange Act) any Shares or any other form of securities of the Company or any of its Subsidiaries other than the Owned Shares. Such Holder has the sole right to vote the Owned Shares, and, except as contemplated by this Agreement, none of the Owned Shares is subject to any voting trust or other agreement with respect to the voting of the Owned Shares. Such Holder has the sole right to dispose of the Owned Shares with no restrictions, subject to applicable Laws on its rights of disposition of the Owned Shares. Except as contemplated by this Agreement, (a) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Holder to sell, transfer, pledge, assign, exchange, lend, encumber or otherwise dispose of (collectively, “Transfer”) or cause to be Transferred any Owned Shares or otherwise relating to the Transfer of any Owned Shares and (b) no Person has any contractual or other right or, except as provided in the organizational documents of such Holder, obligation to purchase or otherwise acquire any of such Owned Shares.
SECTION 2.03. Authority; Execution and Delivery; Enforceability. Such Holder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution and delivery by such Holder of this Agreement and the performance by such Holder of its obligations hereunder have been duly authorized and approved by all requisite limited partnership or limited liability company action, and no other limited partnership or limited liability company action on the part of such Holder is necessary to authorize the execution and delivery of this Agreement or the performance by such Holder of its obligations hereunder. This Agreement has been duly executed and delivered by such Holder and, assuming due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Law of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).
SECTION 2.04. No Conflicts; Governmental Approvals.
(a) Neither the execution and delivery of this Agreement by such Holder, nor the performance or compliance by such Holder with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the organizational documents of such Holder or (ii)(x) assuming that the actions described in Section 2.04(b) have been completed prior to or promptly after the Effective Time, violate any Law applicable to such Holder, (y) violate or constitute a default (or an event which with notice or lapse of time or both would become a default) under any of the terms, conditions or provisions of any Contract to which such Holder is a party or accelerate such Holder’s obligations under any such Contract which, in any case, has had or would reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder or (z) except as contemplated by this Agreement, result in the creation of any Lien on any properties or assets of such Holder (including the Owned Shares).
(b) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by such Holder in connection with the execution, delivery and performance of this Agreement by such Holder, other than filings with the SEC under the Exchange Act and such reports under, and such other compliance with, the Exchange Act and other applicable securities Laws as may be required in connection with this Agreement and the transactions contemplated by this Agreement.

SECTION 2.05. Litigation. There is no pending or, to the knowledge of such Holder, threatened in writing, Proceeding or, to the knowledge of such Holder, investigation against such Holder, that, individually or in the aggregate, has had or would reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder. There is no outstanding injunction, order, judgment, ruling, decree or writ imposed upon such Holder that, individually or in the aggregate, has had or would reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder.
SECTION 2.06. Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Holder.
Article III

REPRESENTATIONS AND WARRANTIES OF PARENT
Parent hereby represents and warrants to the Holders that:
SECTION 3.01. Organization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of Delaware.
SECTION 3.02. Authority; Execution and Delivery; Enforceability. Parent has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the performance by Parent of its obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of Parent is necessary to authorize the execution and delivery of this Agreement or the performance by Parent of its obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by the Holders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability may be limited by and is subject to the Bankruptcy and Equity Exception.
SECTION 3.03. No Conflicts; Governmental Approvals.
(a) Neither the execution and delivery of this Agreement by Parent, nor the performance or compliance by Parent with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the organizational documents of Parent or (ii)(x) assuming that the actions described in Section 3.03(b) have been completed prior to or promptly after the Effective Time, violate any Law applicable to Parent, (y) violate or constitute a default (or an event which with notice or lapse of time or both would become a default) under any of the terms, conditions or provisions of any Contract to which Parent is a party or accelerate Parent’s obligations under any such Contract or (z) result in the creation of any Lien on any properties or assets of Parent.
(b) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement by Parent, other than filings with the SEC under the Exchange Act and such reports under, and such other compliance with, the Exchange Act and other applicable securities Laws as may be required in connection with this Agreement and the transactions contemplated by this Agreement.
Article IV

COVENANTS OF HOLDERS
SECTION 4.01. Agreement to Vote.
(a) Prior to the termination of this Agreement, each Holder agrees that at the Shareholders Meeting or at any other meeting of the holders of Shares at which a vote of such Holders contemplated below is taken: (i) when such a meeting of the holders of Shares is held, such Holder shall appear at such meeting or otherwise cause such Holder’s Subject Shares to be counted as present thereat for the purpose of establishing a quorum and (ii) such Holder shall vote or cause to be voted at any such meeting all of such Holder’s Subject Shares (A) in favor of adopting the Merger Agreement and any other actions contemplated by the Merger Agreement in respect of which the approval of the holders of Shares is requested; (B) in favor of adoption of any proposal in respect of which the Company Board has (1) determined is reasonably necessary to facilitate any of the transactions contemplated by the Merger Agreement, (2) disclosed the determination described in the foregoing clause (1) in the Proxy Statement or other written materials disseminated to the holders of Shares and (3) recommended to be adopted or approved by the holders of Shares; and (C) against (1) any Acquisition Proposal, whether or not constituting a Superior Proposal and (2) any action, proposal, transaction or agreement that would reasonably be expected to prevent, impair, delay or otherwise interfere with the consummation of the Merger or the other transactions contemplated by the Merger Agreement.
(b) For the avoidance of doubt, each Holder shall retain at all times for the duration of this Agreement the right to vote any Subject Shares in such Holder’s sole discretion, and without any other limitation, on any matters other than those explicitly set forth in this Section 4.01 that are at any time or from time to time presented for consideration to the holders of Shares.
(c) Prior to the termination of this Agreement, each Holder hereby covenants and agrees that it shall not enter into any agreement or undertaking, and shall not take any action or commit or agree to take any action, that would reasonably be expected to prevent, impair or interfere with such Holder’s ability to perform any of such Holder’s obligations pursuant to this Agreement.
(d) Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Holders.
SECTION 4.02. Transfer and Other Restrictions. Prior to the conclusion of the Shareholders Meeting (giving effect to any adjournment or postponement thereof) to consider and vote upon the adoption of the Merger Agreement or, if earlier, the termination of this Agreement, the Holders shall not, directly or indirectly, (a) Transfer, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of, any Subject Shares to any Person or (b) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, or grant a proxy or power of attorney with respect to any Subject Shares, or deposit any Subject Shares into a voting trust. Any attempted Transfer of, or other action with respect to, Subject Shares or any interest therein in violation of this Section 4.02 shall be null and void.
SECTION 4.03. No Solicitation. From the date hereof until the termination of this Agreement, subject to Section 4.08 below, the Holders shall not, and shall instruct and use their reasonable best efforts to cause their respective Representatives not to, directly or indirectly: (a) initiate, solicit or knowingly take any action to facilitate, solicit or encourage any Acquisition Proposal or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal or (b) participate in any discussions or negotiations regarding, or furnish or provide any non-public information to any Person in connection with, any Acquisition Proposal; provided, that in the event a Person submits an Acquisition Proposal to the Company, such Holder and its Representatives may hold discussions with such Person solely with respect to the terms of a proposed voting agreement with respect to the transaction contemplated by such Acquisition Proposal following such time as the Company determines that the Company Board may take any of the actions set forth in Section 5.02(d)(ii) or (iii) of the Merger Agreement.
SECTION 4.04. State Licenses. Prior to the termination of this Agreement, at Parent’s sole expense, each Holders shall use commercially reasonable efforts to cooperate with Parent, the Company and its Affiliates to provide any information with respect to such Holder reasonably requested in writing by the Company in connection with Section 6.19 of the Merger Agreement to the extent the provision of such information is reasonably necessary in order to fulfill the Company’s obligations under Section 6.19 of the Merger Agreement; provided, that Parent, the Company and its Affiliates shall use reasonable best efforts to minimize the information requested of each such Holder hereunder.
SECTION 4.05. Stock Dividends, etc. If between the date of this Agreement and the termination of this Agreement the issued and outstanding Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the terms “Owned Shares” and “Subject Shares” shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

SECTION 4.06. Waiver of Appraisal Rights. Each Holder hereby waives, and shall cause to be waived, any and all rights of appraisal or rights to dissent from the Merger or the other transactions contemplated by the Merger Agreement that such Holder may have under applicable Law.
SECTION 4.07. Disclosure. The Holders hereby authorize the Company, Parent and Merger Sub to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement and the filings required under applicable Law, each Holder’s identity and ownership of the Subject Shares and the nature of each Holder’s obligations under this Agreement. Parent hereby authorizes each Holder to disclose in any disclosure required by any Governmental Entity Parent’s identity and the nature of Parent’s obligations under this Agreement and to file a copy of this Agreement as an exhibit to any Schedule 13D filing by the Holders under applicable securities Laws.
SECTION 4.08. Fiduciary Responsibilities. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Holder solely in its capacity as a holder of Shares and not in any other capacity, and nothing in this Agreement shall limit, restrict or affect the rights and obligations any officer or director or designee of the Holders or their Affiliates serving on the Company Board from taking any action or failing to take any action in his or her capacity as a director of the Company or voting or providing written consent as a director of the Company in his or her sole discretion on any matter, whether in connection with the Merger Agreement or otherwise, and no action or omissions by any such Persons in his or her capacity as a director of the Company shall be deemed to constitute a breach of any provision of this Agreement.
SECTION 4.09. Additional Owned Shares. Each Holder shall provide as promptly as reasonably practicable written notice to Parent of additional Shares of which such Holder becomes the “beneficial owner” after the date hereof and during the term of this Agreement.
Article V

GENERAL PROVISIONS
SECTION 5.01. Notices. All notices, requests, claims, demands, and other communications hereunder must be in writing and must be given (and will be deemed to have been duly given): (a) when delivered, if delivered in person; (b) when sent, if sent by email; (c) three (3) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested); and (d) one (1) Business Day after sending, if sent by overnight courier, in each case, to the respective parties at the following addresses (or at such other address for a party as have been specified by like notice):
If to Parent, to:

c/o HPS Investment Partners, LLC
40 West 57th Street
33rd Floor
New York, NY 10019
Attn:	Jon Ashley; Justin Staadecker
Email:	Jon.Ashley@hpspartners.com; Justin.Staadecker@hpspartners.com with a copy (which will not constitute notice) to:

Skadden, Arps, Slate Meagher & Flom LLP
One Manhattan West
New York, New York, 10001
Attention:	Joseph A. Coco; Blair T. Thetford
Email:	Joseph.coco@skadden.com; blair.thetford@skadden.com

If to the Holders, to:

Red Mountain Capital Partners LLC
1999 Avenue of the Stars, Suite 1100 PMB #314
Los Angeles, California 90067
Attention:	Willem Mesdag
Email:	WMesdag@Redmtncap.com

with a copy (which will not constitute notice) to:

Munger, Tolles & Olson LLP
350 South Grand Avenue, 50th Floor
Los Angeles, California 90071
Attention:	Jennifer Broder; David Lee
Email:	jennifer.broder@mto.com; david.lee@mto.com
SECTION 5.02. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible in an acceptable manner so the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.
SECTION 5.03. Assignment. This Agreement may not be assigned by operation of law or otherwise (a) in the case of any assignment by Parent, without the prior written consent of a majority (in terms of aggregate voting power) of the Subject Shares or (b) in the case of any assignment by any Holders, without the prior written consent of Parent, other than an assignment to an Affiliate of such Holder who has signed a joinder to this Agreement in form reasonably acceptable to Parent.
SECTION 5.04. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.
SECTION 5.05. Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.
SECTION 5.06. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.
SECTION 5.07. Counterparts. This Agreement may be executed and delivered (including by facsimile or email transmission) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.
SECTION 5.08. Jurisdiction; Waiver of Jury Trial.
(a) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or, if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, in the event any dispute arises out of this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it shall not bring any action relating to this Agreement in any court other than the Court of Chancery of the State of Delaware or, if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided that each of the parties hereto has the right to bring any action or Proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction.
(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND

UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 5.09. Service of Process. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 5.08(a) in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 8.2. However, the foregoing will not limit the right of a party to effect service of process on the other party by any other legally available method.
SECTION 5.10. Specific Performance.
(a) The parties hereto acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm may occur that monetary damages could not make whole. It is accordingly agreed that each party hereto shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to seek to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking (it being understood and agreed that the other party shall not contest the seeking of such specific performance or the availability of specific performance as a remedy).
(b) Notwithstanding the parties’ rights to pursue specific performance pursuant to Section 5.10(a), each party may pursue any other remedy available to it at law or in equity, including monetary damages.
SECTION 5.11. Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto prior to the termination of this Agreement. The failure of any party to assert any rights or remedies under this Agreement will not constitute a waiver of such rights or remedies. Any extension or waiver with respect to this Agreement will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.
SECTION 5.12. Expenses. Except as set forth herein, each of the parties shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers and accountants) in connection with the entering into and performance under this Agreement and the consummation of the transactions contemplated hereby; provided that Parent shall be responsible for the fees and expenses of each Holder (including attorneys’ fees) in connection with the negotiation and execution of this Agreement.
SECTION 5.13. Termination. This Agreement and all obligations of the parties hereto hereunder shall automatically terminate, without further action by any party hereto, upon the earliest of (a) the conclusion of the Shareholders Meeting (giving effect to any adjournment or postponement thereof) to consider and vote upon the adoption of the Merger Agreement, (b) the termination of the Merger Agreement in accordance with its terms, (c) with respect to a Holder, the disposition of all Subject Shares by such Holder as permitted by this Agreement, (d) the date of approval by the Company of any modification, amendment or waiver of or to the Merger Agreement as in effect as of the date of this Agreement, which the Holders believe has an adverse effect on the consideration payable to stockholders of the Company upon consummation of the Merger, (e) the occurrence of a Change of Recommendation by the Company Board as permitted under Section 5.02(d)(iii) of the Merger Agreement and (f) with respect to any Holder, the mutual written agreement of such Holder and Parent. Notwithstanding anything in this Agreement to the contrary, in the event of any such termination of this Agreement, this Agreement shall forthwith become null and void and have no effect, without any liability or obligation on the part of Parent or the applicable Holders, other than liability for any Intentional Breach of this Agreement prior to such termination; provided that the provisions set forth in Article V shall survive the termination of this Agreement.
[Remainder of page left intentionally blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.
MADEIRA HOLDINGS, LLC

By:	/s/ Jon Ashley
Name:	Jon Ashley
Title:	Authorized Signatory
[Signature page to Voting Agreement]

HOLDERS:

RED MOUNTAIN PARTNERS, L.P.
by:	RMCP GP, LLC, its general partner

By:	/s/ Willem Mesdag
Name:	Willem Mesdag
Title:	Authorized Signatory
RED MOUNTAIN INVESTORS I LLC – SERIES A
by:	RMCP Manager LLC, its managing member

By:	/s/ Willem Mesdag
Name:	Willem Mesdag
Title:	Authorized Signatory
[Signature page to Voting Agreement]

SCHEDULE A
Holder	Shares
Red Mountain Partners, L.P.	2,092,583
Red Mountain Investors I LLC – Series A	839,927

MARLIN BUSINESS SERVICES CORP.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 08/03/2021 for shares held directly and by 11:59 P.M. ET on 08/01/2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MRLN2021SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 08/03/2021 for shares held directly and by 11:59 P.M. ET on 08/01/2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com

PROXY
MARLIN BUSINESS SERVICES CORP.
SPECIAL MEETING OF SHAREHOLDERS
AUGUST 4, 2021, 9:00 A.M., EDT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MARLIN BUSINESS SERVICES CORP.

I/We hereby appoint Jeffrey A. Hilzinger and Ryan Melcher and each of them (with full power to act alone), as proxyholders for me/us, and hereby authorize each of them (with full power to act alone) to represent me/us at the Special Meeting of Shareholders of Marlin Business Services Corp. (the "Company") to be held virtually via the internet at www.virtualshareholdermeeting.com/MRLN2021SM on August 4, 2021, at 9:00 a.m., EDT, and at any adjournment thereof, and at this meeting and any adjournment, to vote, as designated below, the same number of shares as I/we would be entitled to vote if then personally present.

THIS PROXY, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. NOTE: IN THE PROXYHOLDER'S DISCRETION, THE PROXYHOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

Continued and to be signed on reverse side

0000517977_2 R1.0.0.177